                                                               Exhibit (17)(vii)

                       BB&T Annual Report to Shareholders

September 30, 2006

                                                     (BB&T FUNDS LOGO)
                                           SENSIBLE INVESTING FOR GENERATIONS(R)

BB&T FUNDS

TABLE OF CONTENTS

MANAGEMENT DISCUSSION OF PERFORMANCE
   Letter from the President and the Investment Advisor ..................     1

FUND SUMMARY
   Large Cap Fund ........................................................     2
   Large Cap Growth Fund .................................................     4
   Mid Cap Value Fund ....................................................     6
   Mid Cap Growth Fund ...................................................     8
   Small Cap Fund ........................................................    10
   International Equity Fund .............................................    12
   Special Opportunities Equity Fund .....................................    14
   Equity Income Fund ....................................................    16
   Short U.S. Government Fund ............................................    18
   Intermediate U.S. Government Fund .....................................    20
   Total Return Bond Fund ................................................    22
   Kentucky Intermediate Tax-Free Fund ...................................    24
   Maryland Intermediate Tax-Free Fund ...................................    26
   North Carolina Intermediate Tax-Free Fund .............................    28
   South Carolina Intermediate Tax-Free Fund .............................    30
   Virginia Intermediate Tax-Free Fund ...................................    32
   West Virginia Intermediate Tax-Free Fund ..............................    34
   Prime Money Market Fund ...............................................    36
   U.S. Treasury Money Market Fund .......................................    37
   Capital Manager Conservative Growth Fund ..............................    39
   Capital Manager Moderate Growth Fund ..................................    40
   Capital Manager Growth Fund ...........................................    41
   Capital Manager Equity Fund ...........................................    42

SUMMARY OF PORTFOLIO HOLDINGS ............................................    43

EXPENSE EXAMPLE ..........................................................    46

SCHEDULES OF PORTFOLIO INVESTMENTS
   Large Cap Fund ........................................................    50
   Large Cap Growth Fund .................................................    51
   Mid Cap Value Fund ....................................................    52
   Mid Cap Growth Fund ...................................................    53
   Small Cap Fund ........................................................    54
   International Equity Fund .............................................    56
   Special Opportunities Equity Fund .....................................    59
   Equity Income Fund ....................................................    60
   Short U.S. Government Fund ............................................    61
   Intermediate U.S. Government Fund .....................................    62
   Total Return Bond Fund ................................................    63
   Kentucky Intermediate Tax-Free Fund ...................................    66
   Maryland Intermediate Tax-Free Fund ...................................    67
   North Carolina Intermediate Tax-Free Fund .............................    68
   South Carolina Intermediate Tax-Free Fund .............................    70
   Virginia Intermediate Tax-Free Fund ...................................    72
   West Virginia Intermediate Tax-Free Fund ..............................    74
   Prime Money Market Fund ...............................................    76
   U.S. Treasury Money Market Fund .......................................    79
   National Tax-Free Money Market Fund ...................................    80
   Capital Manager Conservative Growth Fund ..............................    82
   Capital Manager Moderate Growth Fund ..................................    83
   Capital Manager Growth Fund ...........................................    84
   Capital Manager Equity Fund ...........................................    85

FINANCIAL STATEMENTS .....................................................    88

NOTES TO FINANCIAL STATEMENTS ............................................   144

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ..................   158

OTHER INFORMATION ........................................................   161

LETTER FROM THE PRESIDENT AND THE INVESTMENT ADVISOR

DEAR SHAREHOLDERS:

We are pleased to present this annual report for the 12-month period ended September 30, 2006. The economy generated healthy growth during that time, despite a number of headwinds. Stocks overcame a spring correction to turn in solid returns, while the fixed-income markets posted small gains. The S&P 500 Index gained 10.79% during the period under review, while the Russell 2000 Index of small-cap stocks returned 9.92% and the Lehman Aggregate Bond Index gained 3.67%.

A RESILIENT ECONOMY

Solid consumer and corporate spending helped the economy generate healthy growth during the 12-month period as a whole, despite a number of negative factors.

The destruction wreaked by Gulf Coast hurricanes during August and September of 2005 contributed to a considerable slowdown in GDP(1) growth during the fourth quarter of 2005. The economy rebounded strongly in early 2006, however, due in part to a strong housing market. The housing sector subsequently slowed dramatically, weighing on the economy during the second half of the period.

High energy prices also dragged on the economy. The price of a barrel of crude oil climbed steeply to exceed $78 in July, marking an all-time high. Oil prices declined substantially during the final weeks of the period, to less than $60 per barrel.

The Federal Reserve raised the Fed funds rate six times, to 5.25%--a policy designed to forestall higher inflation by restraining economic growth.

STOCKS OVERCOME A SPRING SWOON

Equities performed well early in the period. Energy and materials stocks led a rally, as companies in those sectors benefited from rising commodity prices. Small caps and foreign stocks also generated strong returns, as investors favored stocks that were likely to benefit from strong global economic growth.

Stocks fell significantly between May and July. The market subsequently rebounded, however, led by shares of large, high-quality firms. Energy stocks fell precipitously after oil prices declined late in the period, causing the energy sector to lag the broad market for the 12-month period as a whole. Stocks in the telecommunications, technology, utilities, health care and financials sectors posted good returns after the spring downturn.

BOND YIELDS RISE, THEN FALL

Bonds generated slight gains during the fiscal year. Tightening by the Federal Reserve Board and concerns about higher inflation contributed to higher yields during the first three-quarters of the period. The Fed's inaction at its August and September meetings then allowed short-term bond yields to fall, as investors began to anticipate a cut in interest rates during 2007. Meanwhile, relatively benign inflationary data pushed down yields on the long end of the yield curve.

Corporate bonds modestly outperformed Treasury issues during the fiscal year as a whole. The spread between yields on Treasury and corporate securities widened modestly late in the period, however, as investors began to anticipate slower economic growth.

LOOKING AHEAD

We saw earlier in 2006 that inflation had peaked. We continue to witness further signs of reduced inflationary pressure, due primarily to lower oil prices and a slowing housing market. As a result, we think the Federal Reserve has finished raising interest rates for this cycle. We believe weakening consumer spending will cause the economy to slow during the coming months, although we expect GDP growth to remain positive.

That backdrop appears favorable for stocks, which we believe offer greater potential returns than bonds during the coming months. High-quality large cap stocks in particular appear attractively valued, especially multi-national companies that can benefit from a declining dollar. Valuation multiples are already expanding as the markets discount receding inflationary pressures and attendant lower interest rates.

Because of the slowing economy, led by the housing correction, we favor sectors and industries less dependent upon consumer discretionary income, such as consumer staples, pharmaceuticals and healthcare equipment. Business spending should remain healthier, so we like communications equipment, data processing, and energy producers and refiners.

We believe that continued weak economic data, lower inflation and eventually a more accommodative Federal Reserve policy will lead to a decline in bond yields and further gains in the bond market. Thus, we would tend to favor portfolio durations slightly above benchmarks for all fixed-income portfolios. In addition, we expect short-term rates to decline most when the Fed eases its policy, benefiting bonds in the two-to-five year maturity range.

Meanwhile, with the Federal Reserve on hold, there may be a period of relative stability in the bond market. Sectors such as mortgage-backed securities and agency bonds, which provide an income advantage over their benchmarks, may provide superior performance in such an environment.

The dynamic nature of the financial markets makes predicting future performance difficult, however. We therefore recommend maintaining well-balanced portfolios comprised of funds that invest in various types of stocks, bonds and cash investments. The BB&T Funds offer a wide variety of investment vehicles with which you can construct such portfolios. We encourage you to use them as part of a disciplined, long-term investment strategy designed to maximize your chances of reaching your unique financial objectives.

We encourage you to call us with any questions at 1-800-228-1872, and we thank you for your trust in the BB&T Funds.


/s/ Keith F. Karlawish
-------------------------------------
Keith F. Karlawish, CFA
President
BB&T Funds


/s/ Jeffrey J. Schappe
-------------------------------------
Jeffrey J. Schappe, CFA
Chief Investment Officer
BB&T Asset Management, Inc.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

(1) Gross Domestic Product ("GDP") measures the monetary value of all the goods and services produced by an economy over a specified period. It includes consumption, government purchases, investments, and exports minus imports.

THIS REPORT IS AUTHORIZED FOR DISTRIBUTION ONLY WHEN PRECEDED OR ACCOMPANIED BY A PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING OR SENDING MONEY. BB&T ASSET MANAGEMENT, INC., A WHOLLY OWNED SUBSIDIARY OF BB&T CORPORATION, SERVES AS INVESTMENT ADVISER TO THE BB&T FUNDS AND IS PAID A FEE FOR ITS SERVICES. SHARES OF THE BB&T FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, BRANCH BANKING AND TRUST COMPANY OR ITS AFFILIATES. THE FUNDS ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. THE FUNDS CURRENTLY ARE DISTRIBUTED BY BB&T FUNDS DISTRIBUTOR, INC. THE DISTRIBUTORS ARE NOT AFFILIATED WITH BRANCH BANKING AND TRUST COMPANY OR ITS AFFILIATES.

The foregoing information and opinions are for general information only. BB&T Asset Management, Inc. does not guarantee their accuracy or completeness, nor assume liability for any loss, which may result from the reliance by any person upon any such information or opinions. Such information and opinions are subject to change without notice, are for general information only and are not intended as an offer or solicitation with respect to the purchase or sale of any security or offering individual or personalized investment advice.

BB&T LARGE CAP FUND (FORMERLY THE LARGE COMPANY VALUE FUND)

PORTFOLIO MANAGER
Ronald T. Rimkus, CFA

     The BB&T Large Cap Fund is managed by Ronald T. Rimkus, a chartered financial analyst and Director of Core Equity at BB&T Asset Management, Inc. Mr. Rimkus has more than 13 years of investment experience, including hands on management of both growth and value equity portfolios. Most recently, he spent six years overseeing large-company core equity portfolios. Mr. Rimkus holds a BA from Brown University and an MBA from UCLA. He is supported by the BB&T Large Cap Core Equity Portfolio Management Team.

INVESTMENT CONCERNS

     Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 14.59% (Institutional Shares). That compared to a 10.79% return for its benchmark, the S&P 500 Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. This Fund seeks to invest in under valued shares of companies that have sustainable competitive advantages, good management and strong returns on invested capital. Those types of stocks performed well during this fiscal year, helping the Fund post strong absolute returns. In particular, the health of the global industrial economy and high commodity prices led to strong demand for industrial stocks, boosting the Fund's gain.(1)

The Fund's security-selection process helped it outperform its benchmark during this 12-month period. We held a relatively large position in health care stocks, and especially in shares of pharmaceutical companies. Shares in that industry were attractively valued following a long period of weak performance, making them compelling given the firms' strong businesses, healthy balance sheets and good cash flows. Large drug stocks performed very well during this period, boosting returns against the index.(1)

An overweight stake in information technology stocks also lifted relative performance, as strength in enterprise technology spending buoyed shares of a number of large software firms. Strong stock selection in the technology sector also helped the Fund's relative returns. For example, we bought shares of a large semiconductor maker after they posted large losses, and the Fund's relative gains benefited from that stock's rebound. (1)

An underweight position in materials stocks weighed on returns versus the Fund's benchmark. Few materials stocks met our selection criteria, but materials shares performed well during the period on the strength of high commodity prices. Selection among utilities stocks also dragged modestly on relative performance.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                             BB&T LARGE CAP FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                         Inception     1       5       10
September 30, 2006               Date      Year    Year    Year
------------------            ---------   -----   -----   -----
Class A Shares*                10/9/92     7.71%   6.31%   7.84%
Class B Shares**               1/1/96      9.45%   6.61%   7.80%
Class C Shares***             2/1/01(4)   13.42%   6.76%   8.01%
Institutional Shares           10/9/92    14.59%   7.84%   8.74%
S&P 500 Index                    N/A      10.79%   6.97%   8.59%
Russell 1000(R) Value Index      N/A      14.62%  10.73%  11.20%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares, but does not include the Class C Shares 12b-1 fees, which, if reflected, performance would have been lower.

Effective March 14, 2006, the standardized benchmark performance index for the Fund was changed from the Russell 1000(R) Value Index to the S&P 500 Index in order to better represent the Fund's investment strategies for comparison purposes. The Fund is measured against the S&P 500 Index. The S&P 500 Index is generally considered to be representative of the performance of the stock market as a whole. The Russell 1000(R) Value Index consists of 1,000 of the largest capitalized U.S. domiciled companies. Companies in this index generally have low price-to-book and price-to-earnings ratios, higher dividend yields, and lower forecasted growth values. These indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T LARGE CAP GROWTH FUND (FORMERLY THE LARGE COMPANY GROWTH FUND)

PORTFOLIO MANAGER
David P. Nolan

     The BB&T Large Cap Growth Fund is managed by David P. Nolan. A graduate of Wake Forest University, where he received a BS in Business, Mr. Nolan managed common and collective trust funds from 1985 to 1993. Mr. Nolan is supported by the BB&T Growth Equity Portfolio Management Team, which includes Brian Baker, Brandon Carl and Michele Holmes Van Dyke. The team brings to the Fund more than six decades of combined investment management experience, along with a broad range of growth-stock investing skills.

INVESTMENT CONCERNS

     Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund returned -0.10% (Institutional Shares). That compared to a 6.04% return for its benchmark, the Russell 1000(R) Growth Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. This Fund invests in stocks of fast-growing firms. Such stocks posted strong gains early in the period, but performed very poorly between May and September as investors fled from relatively volatile stocks amid concerns about slower economic growth. Losses during the second half of the period offset the Fund's earlier gains, leading to a virtually flat return for the fiscal year as a whole.(1)

The Fund's emphasis on fast-growing stocks was the primary reason it lagged its benchmark for the 12-month period. Investors favored defensive shares of slow-growing firms across the 10 economic sectors. We typically invest in many of the fastest-growing stocks in each sector, so such stocks' weak performance led to stock selection that weighed on relative returns.(1)

For example, the Fund had very little exposure to pharmaceutical stocks, because drug companies generally did not offer the revenue and earnings growth we seek. Many large pharmaceutical stocks performed extremely well during this period, however, causing the Fund's small weighting in that group to drag on relative returns. The Fund's selection within the information technology, industrials and energy sectors also weighed down performance versus the benchmark.(1)

We maintained an overweight position in the energy sector throughout the period. That weighting boosted relative returns during the first half of the period, as high energy prices led to strong gains by energy shares. Investor sentiment turned against the sector during the second half of the period, however, causing the Fund's relatively large energy stake to drag on performance against the benchmark for the fiscal year as a whole.(1)

Certain factors did boost returns relative to the large-cap growth index, despite investors' bias against fast-growing stocks. Selection among telecommunications services stocks helped the Fund's performance versus its benchmark, as did selection within consumer discretionary stocks.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                      BB&T LARGE CAP GROWTH FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                          Inception     1       5      Since
September 30, 2006                Date      Year   Year   Inception
------------------             ---------   -----   ----   ---------
Class A Shares*                10/3/97     -6.07%  0.74%    0.30%
Class B Shares**               10/3/97     -5.13%  0.95%    0.29%
Class C Shares***               2/1/01(2)  -1.18%  1.14%    0.23%
Institutional Shares           10/3/97     -0.10%  2.18%    1.20%
Russell 1000(R) Growth Index   10/3/97      6.04%  4.42%    2.29%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(2) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class B Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares.

The Fund is measured against the Russell 1000(R) Growth Index, an unmanaged index which is comprised of 1,000 of the largest capitalized U.S. domiciled companies with higher price-to-book ratios and higher forecasted growth values whose common stock is traded in the United States on the New York Stock Exchange, American Stock Exchange and NASDAQ. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total returns for the period would have been lower.

BB&T MID CAP VALUE FUND

PORTFOLIO MANAGER
Timothy P. Beyer, CFA

The BB&T Mid Cap Value Fund is managed by Timothy P. Beyer, CFA, portfolio manager for Sterling Capital Management LLC, sub-adviser to the Fund. Mr. Beyer, who joined Sterling in 2004, is a graduate of East Carolina University, where he received his BSBA in Finance, and has 16 years of investment management experience. Mr. Beyer is supported by Eduardo Brea, CFA; Robert Bridges, CFA; Lee D. Houser, CFA; Patrick W. Rau, CFA; and Brian Walton, CFA.

INVESTMENT CONCERNS

Mid-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund posted a return of 13.52% (Institutional Shares). That compared to a 12.27% return for its benchmark, the Russell Midcap(R) Value Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Both mid-cap value stocks in general and the Fund in particular generated strong performance during this period.

The Fund's focus on quality and valuation helped it outperform its benchmark. We held a relatively large position in financial services stocks, so strong performance from that sector boosted the Fund's returns against the index. Good stock selection in the financials sector also helped relative performance.(1)

The Fund maintained a significantly smaller position than the index in shares of utilities and Real Estate Investment Trusts (REITs), despite the high yields such shares offered. Those stocks sported very high valuations, in our estimation, as a result of investors' pursuit of yield rather than fundamental strength. The underweight position in utilities stocks added to the Fund's relative gains, but holding a smaller stake than the benchmark in REITs weighed on relative returns.(1)

We held a significantly underweight position in energy stocks throughout the period. We believe it is extremely difficult to create durable competitive advantages in the energy industry. Furthermore, the capital- and investment-intensive nature of the industry often results in low returns on investment and poor free cash flow. The Fund's small stake in energy weighed on relative returns early in the period, but significantly boosted performance against the benchmark during the second half of the fiscal year. The energy under-weight had little effect on relative returns for the period as a whole. We also maintained a much smaller position than the benchmark in commodities stocks, and that under-weighting boosted relative performance as shares in that sector posted weak returns.(1)

Stock selection in the producer durables and technology sectors also boosted performance against the benchmark. We increased the Fund's stakes in several technology stocks during the year, which added significantly to the funds returns. We were able to buy shares of what we consider to be high-quality technology companies with excellent free cash flow at extremely attractive prices.(1)

Shares of a particular auto-parts maker dragged on relative returns. The stock performed poorly as investors became concerned about a lack of liquidity and a generally difficult environment for the industry. We eliminated the Fund's position in that stock during the period.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.


(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                         BB&T MID CAP VALUE FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                           Inception     1       5       10
September 30, 2006                 Date      Year   Year     Year
------------------              ---------   -----   -----   -----
Class A Shares*                  8/1/96(3)   6.71%  11.31%  10.79%
Class B Shares**                7/25/01(3)   8.38%  11.71%  11.00%
Class C Shares***               7/25/01(3)  12.38%  11.83%  10.99%
Institutional Shares             8/1/96(3)  13.52%  12.94%  11.73%
Russell Midcap(R) Value Index    8/1/96     12.27%  16.63%  13.66%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(3) Performance shown for Class A and Institutional Shares includes the performance of the OVB Equity Income Portfolio for the periods prior to its consolidation with the BB&T Mid Cap Value Fund on 7/23/01. The performance shown reflects reinvestment of all dividend and capital gains distributions. Class B and C Shares were not in existence prior to 7/25/01. Performance for periods prior to 7/25/01 is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to Class B and C Shares, respectively, but such performance does not reflect Class B and C Shares' 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

The Fund is measured against the Russell Midcap(R) Value Index, an unmanaged index which measures the performance of those securities in the Russell 1000 with lower price-to-book ratios or lower forecasted growth values. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If fees had not been waived, the Fund's total return for the period would have been lower.

BB&T MID CAP GROWTH FUND

PORTFOLIO MANAGER
David P. Nolan

The BB&T Mid Cap Growth Fund is managed by David P. Nolan. A graduate of Wake Forest University, where he received a BS in Business, Mr. Nolan managed common and collective trust funds from 1985 to 1993 and has managed the Mid Cap Growth Fund since its inception in 1993. He is supported by the BB&T Growth Equity Portfolio Management Team, which includes Brian Baker, Brandon Carl and Michele Holmes Van Dyke. The team brings to the Fund six decades of combined investment management experience, along with a broad range of growth-stock investing skills.

INVESTMENT CONCERNS

Mid-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund posted a return of -0.15% (Institutional Shares). That compared to a 7.03% return for its benchmark, the Russell Midcap(R) Growth Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. We seek to invest in shares of firms that could potentially provide earnings growth of 20% per year or greater. Such stocks performed well early in this 12-month period, but then declined as investors concerned about slower economic growth rotated out of fast-growing stocks. That environment caused this Fund to post a loss for the period as a whole.(1)

During the second half of this period, stocks of firms with earnings-growth rates faster than 20% dramatically underperformed shares of companies with slower growth. In fact, stocks of medium-sized companies with the slowest earnings growth posted the best performance between April and September. The kinds of fast-growing stocks in which this Fund invests tend to experience relatively high volatility, so they typically lag their peers during periods such as this one when investors favor defensive stocks. The weak performance of stocks with rapid earnings growth was the primary reason that the Fund lagged its benchmark during this period.(1)

Investors' aversion to high-growth stocks was consistent across various types of stocks, causing the Fund's security selection to weigh on relative performance in most sectors. That dynamic was especially acute among information technology and consumer discretionary stocks. We typically hold a very small weighting in consumer staples stocks, because companies in that sector rarely produce the rapid earnings growth we seek. That underweight position also dragged on performance against the benchmark, as consumer staples stocks posted strong returns.(1)

The Fund's relative returns did benefit from stock selection in the energy sector. An overweight stake in telecommunications services shares also boosted returns as did selection within that sector. Likewise, an underweight position in consumer discretionary stocks helped the Fund's relative performance.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                        BB&T MID CAP GROWTH FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                  Inception      1       5      10
September 30, 2006        Date       Year    Year   Year
------------------     ---------    -----   -----   ----
Class A Shares*        12/30/93(3)  -6.23%   7.40%  7.64%
Class B Shares**        7/25/01(3)  -4.78%   7.73%  7.86%
Class C Shares***       7/25/01(3)  -1.15%   7.90%  7.87%
Institutional Shares    12/1/93(3)  -0.15%   8.99%  8.57%
Russell Midcap(R)
   Growth Index              N/A     7.03%  12.01%  8.20%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(3) Fund performance as shown for Class A and Institutional Shares includes the performance of the OVB Capital Appreciation Portfolio for the periods prior to its consolidation with the BB&T Mid Cap Growth Fund on 7/23/01. The performance shown reflects reinvestment of all dividend and capital gains distributions. The Class B and C Shares were not in existence prior to 7/25/01. Performance for periods prior to 7/25/01 is based on the historical performance of the Class A Shares and has been adjusted for the maximum CDSC applicable to Class B and C Shares, respectively, but such performance does not reflect Class B and C Shares' 12b-1 fees and expenses. With those adjustments, performance would be lower.

The Fund is measured against the Russell Midcap(R) Growth Index, an unmanaged index which measures the performance of those securities in the Russell 1000(R) Index with higher price-to-book ratios and lower forecasted growth values. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total returns for the period would have been lower.

BB&T SMALL CAP FUND (FORMERLY THE SMALL COMPANY VALUE FUND)

PORTFOLIO MANAGER
John T. Kvantas, CFA

The BB&T Small Cap Fund is managed by John T. Kvantas, CFA. A graduate of the University of Illinois Champaign-Urbana, where he received a BS in Accountancy, Mr. Kvantas also earned an MBA from the Fuqua School of Business at Duke University, and has been managing investors' money since 1995. He is supported by the BB&T Small Cap Portfolio Management Team, which includes Dan Kane and Brian Baker.

INVESTMENT CONCERNS

Small-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

Diversification does not guarantee a profit nor protect against a loss.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 7.23% (Institutional Shares). That compared to a 9.92% return for its benchmark, the Russell 2000(R) Index of small-cap stocks.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Small-cap stocks posted solid gains during the period, as strong returns during the first and third calendar quarters of 2006 more than offset a downturn in the spring. That environment allowed this Fund and its benchmark to post healthy returns for the 12-month period.(1)

Strong stock selection in the industrials sector boosted returns relative to the Fund's benchmark, as shares of particular firms in the machinery manufacturing, construction and engineering industries benefited from strong economic growth. Selection in the information technology sector lifted the Fund's relative returns as well, in part because two of the companies represented in the Fund's portfolio were acquired at substantial premiums to their market values. A significantly smaller weighting in health care stocks than the benchmark also contributed to relative gains, as shares of small health care firms lagged the index.(1)

The Fund's sector weightings as a whole dragged on performance versus the benchmark. An overweight position in shares of savings and loan and thrift stocks weighed on relative returns, as narrowing interest margins hurt profits at those firms. That said, our stock selection within those industries partially offset the negative effects of the Fund's overweight position. An underweight stake in telecommunications stocks also hurt relative performance. Small telecommunications companies typically do not offer the high-quality financial characteristics we seek. Shares of such firms performed well during the period, however.(1)

Finally, security selection within the consumer discretionary sector weighed on returns against the index, as certain of the Fund's holdings in the restaurant and clothing industries underperformed the benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                             BB&T SMALL CAP FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                         Inception     1       Since
September 30, 2006               Date      Year   Inception
------------------            ---------   -----   ---------
Class A Shares*                5/19/03     0.80%    17.73%
Class B Shares**               5/19/03     2.53%    18.30%
Class C Shares***              5/19/03     6.17%    18.87%
Institutional Shares           5/19/03     7.23%    20.08%
Russell 2000(R) Value Index    5/16/03    14.01%    22.11%
Russell 2000(R) Index          5/16/03     9.92%    19.41%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The benchmark index for the Fund has changed from the Russell 2000(R) Value Index to the Russell 2000(R) Index in order to provide a better comparison for the Fund's investment policies. The Russell 2000(R) Index is a widely recognized index of common stocks that measure the performance of small- to mid-sized companies. The Russell 2000(R) Value Index is comprised of the securities found in the Russell 2000(R) Index with lower price-to-book ratios and lower forecasted growth values. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T INTERNATIONAL EQUITY FUND

PORTFOLIO MANAGER
UBS Global Asset Management

The BB&T International Equity Fund is managed by a team of portfolio managers at UBS Global Asset Management, subadviser to the Fund. Thomas P. Madsen, CFA, Managing Director and Global Head of Equities is the lead portfolio manager. Mr. Madsen earned BBA and MS degrees from the University of Wisconsin-Madison and has 26 years experience. Mr. Madsen has access to certain members of the International Equity investment management team, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Madsen has responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies.

INVESTMENT CONCERNS

There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency and exchange rates.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 17.38% (Institutional Shares). That compared to a 19.65% return for its benchmark, the MSCI EAFE (Europe, Australasia and Far East) Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Stocks in markets outside of the United States posted strong returns during this 12-month period. Investors encouraged by stronger-than-expected economic growth in Europe and Japan bid foreign stocks higher, while U.S. investors also benefited from foreign currencies' appreciation against the dollar. Those dynamics helped this Fund and its benchmark generate strong gains for the fiscal year.

We employ a bottom-up approach to stock selection for this Fund, and do not base investment decisions based on top-down, macroeconomic factors. As a result, the Fund's geographic allocations reflect the areas where we find attractive investment opportunities.

The Fund held a larger position than the benchmark in bank stocks during this 12-month period. That relatively large allocation boosted performance against the index. Shares of banks, particularly those in Europe, had been depressed leading into this period, but they benefited during the fiscal year from better-than-expected earnings results. An overweight stake in insurance stocks also lifted the Fund's relative returns. Like banks, insurance companies posted stronger-than-expected earnings, due to strong management and better risk management by firms in that industry.(1)

Selection among pharmaceuticals stocks helped the Fund's relative performance as well. The Fund's pharmaceuticals holdings benefited from improving sentiment in that industry. Moreover, the Fund's returns benefited from consolidation in the industry, as one of the Fund's holdings was acquired by a large European drug-maker.(1)

The Fund's positions in Japanese consumer finance companies weighed on performance against the benchmark. Those stocks suffered after Japan enacted more stringent lending requirements. An underweight position in the metals and mining industry also weighed on relative returns, as those stocks benefited from high commodity prices. Selection among telecommunications stocks dragged on relative performance as well, as poor performance by two large telecommunications stocks more than offset strong returns among smaller holdings in that sector.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                  BB&T INTERNATIONAL EQUITY FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                  Inception      1       5       Since
September 30, 2006        Date       Year    Year   Inception
------------------     ---------    -----   -----   ---------
Class A Shares*          1/2/97     10.36%   7.91%    3.77%
Class B Shares**         1/2/97     12.27%   8.23%    3.77%
Class C Shares***        2/1/01(2)  16.26%   8.35%    3.64%
Institutional Shares     1/2/97     17.38%   9.40%    4.65%
MSCI EAFE Index        12/31/96     19.65%  14.70%    7.19%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(2) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class B Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares.

The Fund is measured against the Morgan Stanley Capital International ("MSCI") Europe, Australasia and Far East ("EAFE") Index, an unmanaged index which is generally representative of the performance of stock markets in that region. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T SPECIAL OPPORTUNITIES EQUITY FUND

PORTFOLIO MANAGER
George F. Shipp, CFA

The BB&T Special Opportunities Equity Fund is managed by George F. Shipp, CFA, chief investment officer of Scott & Stringfellow, Inc., subadvisor to the Fund. Mr. Shipp, who joined Scott & Stringfellow in 1982, holds a BA from the University of Virginia and an MBA from the Darden Graduate School of Business at the University of Virginia. Mr. Shipp is supported by an investment management team from Scott & Stringfellow, which includes Meghann A. Cohen; Joshua L. Haggarty, CFA; R. Griffith Jones, Jr.; and Farley C. Shiner, CPA. The team brings to the Fund more than four decades of combined investment management experience, along with a broad range of investing skills.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. A concentrated portfolio may add a measure of volatility to performance, as major fluctuations in any one holding will likely affect the fund more than a fund with greater diversification.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 11.50% (Institutional Shares). That compared to a 10.79% return for its benchmark, the S&P 500 Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Stocks posted solid gains during the 12-month period, helping this Fund generate a strong return. Double-digit corporate profit growth helped convince investors to buy equities despite a backdrop of global tensions, rising interest rates and uncertainty about the direction of the economy.(1)

The Fund held a total of 39 different stocks during the 12-month period. Of those stocks, 20 produced gains that exceeded those of the S&P 500, seven generated positive but market-lagging returns, and 12 posted losses.(1)

The largest contributor to the Fund's relative gains was favorable stock selection within the health care sector. Our investments in health care stocks fared well: Four of the Fund's six best-performing investments were health care stocks, with each posting returns of at least 30%. Those strong returns came even as the health care stocks in the benchmark lagged the broad market.(1)

The Fund held a larger position in energy stocks than did the benchmark index. The S&P energy sector as a whole gained only about 4% during the 12-month period, despite historically high commodity prices, so the Fund's overweight stake weighed on returns against the benchmark. We generally maintained the Fund's energy exposure, due to the industry's exceptional current cash flows and reasonable valuations that we believed offered the potential for merger or share-buyback activity.(1)

Late in the period we modestly reduced the Fund's exposure to sectors typically considered defensive, such as health care, financials and consumer staples, because rallies in those stocks left them with more-limited upside potential. We concurrently added positions in technology and industrials stocks, which offered valuations we found compelling. Such moves reflect the Fund's flexible, long-term strategy.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                          BB&T SPECIAL OPPORTUNITIES EQUITY FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                  Inception     1       Since
September 30, 2006        Date      Year   Inception
------------------     ---------   -----   ---------
Class A Shares*          6/2/03     4.77%    16.37%

Class B Shares**         6/2/03     6.35%    16.94%

Class C Shares***        6/2/03    10.34%    17.58%

Institutional Shares     6/2/03    11.50%    18.75%

S&P 500 Index           5/31/03    10.79%    12.30%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark and represents the reinvestment of dividends and capital gains.

The Fund is measured against the S&P 500 Index, an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T EQUITY INCOME FUND

PORTFOLIO MANAGER
George F. Shipp, CFA

The BB&T Equity Income Fund is managed by George F. Shipp, CFA, Chief Investment Officer of Scott & Stringfellow, Inc., subadvisor to the Fund. Mr. Shipp, who joined Scott & Stringfellow in 1982, holds a BA from the University of Virginia and an MBA from the Darden Graduate School of Business at the University of Virginia. Mr. Shipp is supported by an investment management team from Scott & Stringfellow, which includes Meghann A. Cohen; Joshua L. Haggarty, CFA; R. Griffith Jones, Jr.; and Farley C. Shiner, CPA. The team brings to the Fund more than four decades of combined investment management experience, along with a broad range of investing skills.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. A concentrated portfolio may add a measure of volatility to performance, as major fluctuations in any one holding will likely affect the fund more than a fund with greater diversification.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

The Fund gained 16.04% (Institutional Shares). That compared to a 10.79% return for its benchmark, the S&P 500 Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

Stocks posted solid gains during the 12-month period, and large-cap value stocks that pay high dividends performed particularly well. The BB&T Equity Income Fund seeks stocks with those characteristics, so strong performance by such stocks boosted the Fund's returns. An environment characterized by global tensions, rising interest rates, high energy prices and the prospect of a slowing economy led investors to prize shares of firms that offered reliable earnings growth and dividend payments. The Fund held a total of 40 stocks during this 12-month period, of which 31 posted gains. The Fund outperformed its benchmark largely on the strength of good stock selection across a variety of sectors. The Fund's top-five performing stocks included shares of firms in the telecommunications, health care, financial, consumer and energy sectors, highlighting the breadth of the Fund's positive contributors.(1)

The Fund held a substantially underweight position in information technology stocks during most of the period, largely because the majority of companies in that sector do not pay dividends. That relatively small technology stake proved fortuitous for the Fund's returns against its benchmark, as the S&P Technology sector gained less than 4% over the 12 months. The Fund tripled its exposure to technology stocks near the end of the period by purchasing shares of two well-established, debt-free industry leaders. We cannot know yet whether the Fund's new positions will prove profitable, but we are pleased to increase the portfolio's diversification while owning shares of companies that offer above-average yields, at valuations we believe to be favorable.(1)

The Fund also benefited from an emphasis on financial stocks, including a significant stake in Real Estate Investment Trusts. Such stocks offer relatively high dividend payments, which helped make them attractive to this income-oriented Fund. The S&P Financial sector appreciated by more than 21% during the 12-month period, so the Fund's overweight stake in financial stocks boosted its relative returns.(1)

The Fund's return exceeded that of its benchmark despite an overweight position in energy stocks, which weighed on relative performance. The S&P Energy sector gained less than 4% for the 12-month period, despite high commodity prices throughout the fiscal year.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                         BB&T EQUITY INCOME FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                  Inception     1       Since
September 30, 2006        Date      Year   Inception
------------------     ---------   -----   ---------
Class A Shares*         6/30/04     9.11%   14.46%
Class B Shares**        6/30/04    10.84%   15.52%
Class C Shares***       6/30/04    14.85%   16.62%
Institutional Shares    6/30/04    16.04%   17.79%
S&P 500 Index           6/30/04    10.79%    9.26%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the S&P 500 Index, an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T SHORT U.S. GOVERNMENT FUND

PORTFOLIO MANAGER
Kevin E. McNair, CFA

The BB&T Short U.S. Government Fund is managed by Kevin E. McNair, CFA. Mr. McNair received a BA in Economics from the University of North Carolina-Chapel Hill and a Master's of Economics from North Carolina State University, and has been managing investors' money since 1994. Mr. McNair is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad
D. Eppard, CFA; David T. Johnson; Robert F. Millikan, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 3.37% (Institutional Shares). That compared to a 3.70% return for its benchmark, the Merrill Lynch 1-5 Year U.S. Treasuries/Agencies Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Short-term bonds' yields rose during the 12-month period under review, causing their prices to fall. The Federal Reserve increased its target short-term interest rate six times, for a total increase of 1.50 percentage points. That development led to higher yields on short-term bonds during the first nine months of the period. Yields on short-term bonds fell between July and September, causing prices to rise.(1)

The Fund maintained a duration significantly shorterthanthatofthebenchmarkthroughout the 12-month period. That duration strategy helped the Fund post positive returns against the index during the first nine months of the period, because we were able to reinvest maturing bonds' principal more rapidly as interest rates increased. We lengthened the Fund's duration late in the period in order to capture additional yield, although we kept the duration shorter than the benchmark's. However, the Fund's relatively short duration weighed on relative performance during the last three months of the fiscal year.(1)

The Fund held an overweight position in agency bonds and mortgage-backed securities throughout the fiscal year. Low volatility in the fixed-income markets helped such issues outperform Treasury securities, so the Fund's investments in those sectors helped returns relative to the Treasury-heavy index.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                 BB&T SHORT U.S. GOVERNMENT FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                           Inception    1      5      10
September 30, 2006                 Date     Year   Year   Year
------------------              ---------   ----   ----   ----
Class A Shares*                  11/30/92   0.06%  1.64%  3.82%
Institutional Shares             11/30/92   3.37%  2.50%  4.39%
Merrill Lynch 1-5 Year U.S.
   Treasuries/Agencies Index          N/A   3.70%  3.18%  5.18%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the Merrill Lynch 1-5 Year U.S. Treasuries/Agencies Index an unmanaged index which includes U.S. government and agency bonds that have a minimum issue size of $150 million and is a widely-recognized, capitalization weighted (companies with larger market capitalizations have more influence than those with smaller market capitalizations) index of U.S. Treasury securities with maturities of 1 year or greater and no more than 5 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T INTERMEDIATE U.S. GOVERNMENT FUND

PORTFOLIO MANAGER
Brad D. Eppard, CFA

The BB&T Intermediate U.S. Government Fund is managed by Brad D. Eppard, CFA. Mr. Eppard received a BS in Business Administration/Accounting from Radford University and has been managing investors' money since 1986. Mr. Eppard is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; David T. Johnson; Kevin E. McNair, CFA; Robert F. Millikan, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 3.23% (Institutional Shares). That compared to a 3.74% return for its benchmark, the Lehman Brothers U.S. Government/Mortgage Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Investors concerned about the potential for higher inflation and further interest rate increases by the Federal Reserve demanded greater income payouts from new bonds during the first nine months of the period, causing bond yields to rise. Those rising yields pushed down prices on existing bonds. Bond yields declined during the last three months of the period, leading to higher prices on existing bonds. Bond prices fell for the period as a whole, however, causing the Fund to generate a total return that was lower than its average yield.(1)

The Fund held an average duration slightly longer than that of its benchmark throughout the 12-month period. That positioning weighed on returns against the benchmark while yields rose between October and June, and boosted relative returns when yields fell during the last three months of the period. The strong relative performance that duration strategy produced during the last quarter of the fiscal year offset the strategy's negative impact during the first nine months of the period.(1)

The Fund began the period with relatively large stakes in short- and long-term bonds and less exposure to intermediate-term bonds--a structure known as a "barbell". We increased the Fund's stake in intermediate-term bonds as the period progressed. That change weighed modestly on relative returns for the period as a whole, as intermediate-term bonds lagged bonds of other durations. The Fund held larger positions than the benchmark in government agency debt and mortgage-backed securities, and an underweight stake in Treasury securities. That positioning boosted the Fund's relative returns, because agency and mortgage issues generated greater total returns than Treasury securities during this period.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                          BB&T INTERMEDIATE U.S. GOVERNMENT FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                  Inception                      10
September 30, 2006        Date     1 Year   5 Year   Year
------------------     ---------   ------   ------   ----
Class A Shares*        10/9/92      -2.84%   2.32%   4.76%
Class B Shares**        1/1/96      -1.63%   2.60%   4.76%
Class C Shares***       2/1/01(4)    2.31%   2.77%   4.99%
Institutional Shares   10/9/92       3.23%   3.79%   5.65%
Lehman Brothers U.S.
Government/Mortgage        N/A       3.74%   4.42%   6.26%
Bond Index

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark and represents the reinvestment of dividends and capital gains.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, would have lowered performance.

The Fund is measured by the Lehman Brothers U.S. Government/Mortgage Bond Index, an unmanaged index which is widely used as a broad measure of the performance of U.S. Government bonds with maturities of less than 10 years, and agency mortgage backed securities. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T TOTAL RETURN BOND FUND

PORTFOLIO MANAGER
David M. Ralston

The BB&T Total Return Bond Fund is managed by David M. Ralston, portfolio manager for Sterling Capital Management LLC, sub-adviser to the Fund. Mr. Ralston co-founded Trinity Capital Advisors in 1989, which merged into Sterling Capital Management in 1991. He is a graduate of Appalachian State University where he received his BSBA in Finance and has 25 years of investment management experience. Mr. Ralston is supported by Hung Bui, CFA; Howard Buznitsky, CFA; Neil Grant, CFA; Mitchell Kaczmarek; Mark Montgomery, CFA; and Kevin Stoll, CFA.

INVESTMENT CONCERNS

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 3.30% (Institutional Shares). That compared to a 3.67% return for its benchmark, the Lehman Brothers U.S. Aggregate Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. The Federal Reserve raised its target short-term interest rate six times during the 12-month period, boosting the federal funds rate from 3.75% to 5.25%. The increase in interest rates led to higher bond yields, with the yield on the 10-year Treasury bond increasing from 4.33% to 4.63%. Rising yields led to lower bond prices, which caused the Fund to generate a total return lower than its yield.

We kept the Fund's duration shorter than that of its benchmark in order to help preserve shareholders' capital. That duration strategy helped the Fund's performance relative to the index, as yields across the yield curve rose between 25 and 50 basis points (0.25% and 0.50%) during the 12-month period. The Fund's relative returns also benefited from an overweight stake in floating-rate notes, which increased their yield payments as short-term interest rates rose.(1)

The bond market exhibited low volatility during this period. That trend benefited "spread products" such as asset-backed securities, mortgage-backed securities and commercial mortgage-backed securities, which typically outperform Treasury securities during periods of low volatility. The Fund held overweight positions in those bond sectors, thereby helping the Fund's portfolio generate a higher yield than the benchmark index. In addition, the Fund maintained an average credit quality slightly higher than that of the benchmark. This approach helped the Fund avoid problems related to leveraged transactions among a number of credit issues, and thus lifted the Fund's performance against the index.(1)

The Fund held an underweight position in corporate bonds, due to our concern about the risk leveraged buyout offers posed to corporate securities. The corporate debt sector as a whole modestly outperformed Treasury and agency securities for this period. As a result, this conservative underweight position in corporate issues dragged on performance relative to the benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                                     BB&T TOTAL RETURN BOND FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

                                  Inception      1       5      Since
As of September 30, 2006             Date       Year   Year   Inception
------------------------          ---------    -----   ----   ---------
Class A Shares*                    12/2/99     -2.97%  3.10%    4.71%
Class B Shares**                   12/2/99     -1.66%  3.36%    4.87%
Class C Shares***                   2/1/01(4)   2.18%  3.59%    4.88%
Institutional Shares               12/2/99      3.30%  4.58%    5.88%
Lehman Brothers U. S. Aggregate
   Bond Index                     11/30/99      3.67%  4.81%    6.35%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class B Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares.

The Fund is measured against the Lehman Brothers U.S. Aggregate Bond Index, an unmanaged index which is a market value-weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed, and mortgage-backed securities, with maturities of at least one year. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T KENTUCKY INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T Kentucky Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a BA in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in Kentucky municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of Kentucky municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 4.04% (Institutional Shares). That compared to a 3.81% return for the Lehman Brothers 7-Year Municipal Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. The Federal Reserve Board's interest rate increases boosted yields on short-term bonds, while expectations for low inflation depressed yields on long-term bonds. Those developments caused yields to fall for municipal securities with maturities of approximately eight years or longer, and to rise for municipal bonds with shorter maturities. Meanwhile, a combination of low supply and strong demand also pushed down municipal bond yields. Lower yields increased the prices of the longer-term securities in the Fund's portfolio. Those gains combined with the bonds' interest income to generate a strong total return for Fund shareholders.(1)

The Fund's benchmark holds municipal bonds with an average maturity of seven years. We kept the Fund's duration longer than that of its benchmark throughout the period in order to capture higher yield for shareholders. That strategy boosted the Fund's returns against its benchmark, as securities with longer durations experienced greater price increases and generated more interest income than shorter-term issues.(1)

The benchmark index also is restricted to municipal bonds with maturities of between six- and eight-years. The Fund's portfolio held a number of securities with maturities of longer than eight years, but also held bonds with maturities shorter than six years. Those shorter-term bonds performed poorly compared to the bonds represented in the benchmark, and weighed on relative returns as a result.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                        BB&T KENTUCKY INTERMEDIATE TAX-FREE FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

                                  Inception      1       Since
As of September 30, 2006             Date       Year   Inception
------------------------          ---------    -----   ---------
Class A Shares*                    2/24/03     0.57%     2.56%
Institutional Shares               2/24/03     4.04%     3.21%
Lehman Brothers 7-Year
   Municipal Bond Index            2/28/03     3.81%     3.45%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T MARYLAND INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T Maryland Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a BA in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in Maryland municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of Maryland municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 4.10% (Institutional Shares). That compared to a 3.81% return for the Lehman Brothers 7-Year Municipal Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Federal Reserve interest-rate increases boosted yields on short-term municipal bonds, while investors' expectations for low inflation depressed yields on long-term municipal bonds. Yields fell for municipal securities with maturities of longer than approximately eight years and rose for municipal bonds with shorter maturities, with the largest increases coming on securities at the short end of the yield curve. Low supply and strong demand for municipal bonds also pushed down yields.

Those developments caused prices to rise on the longer-term bonds in which this Fund invested. Rising prices and the bonds' interest income combined to generate a strong return for Fund shareholders.

The Fund's benchmark holds municipal bonds with maturities of between six- and eight-years, with an average maturity of seven years. We held the Fund's duration longer than that of its benchmark throughout the period in order to capture higher yield for shareholders. That strategy boosted the Fund's relative returns, as securities with longer durations generated more interest income and benefited more from higher prices.(1)

The Fund's portfolio held a number of securities with maturities of longer than eight years, but also held bonds with maturities of less than six years. Those shorter-term bonds, which are not represented in the benchmark, performed relatively poorly. As a result, the shorter-term bonds in the Fund's portfolio weighed on returns against the benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                        BB&T MARYLAND INTERMEDIATE TAX-FREE FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

                                  Inception      1       Since
As of September 30, 2006             Date       Year   Inception
------------------------          ---------    -----   ---------
Class A Shares*                    2/24/03     0.83%     2.16%
Institutional Shares               2/24/03     4.10%     3.10%
Lehman Brothers 7-Year
   Municipal Bond Index            2/28/03     3.81%     3.45%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T NORTH CAROLINA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T North Carolina Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a BA in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in North Carolina municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of North Carolina municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 3.84%. That compared to a 3.81% return for the Lehman Brothers 7-Year Municipal Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Yields fell for municipal securities with maturities of longer than eight years and rose for municipal bonds with shorter maturities, with larger yield increases coming on shorter-term securities. Those developments came about as a result of two primary factors: The Federal Reserve increased its target short-term interest rate, boosting yields on short-term municipal bonds, while investors expecting low inflation bought long-term municipal bonds. Low supply and strong demand for municipal bonds also pushed down yields on tax-free bonds.

This Fund maintained an average duration longer than that of the benchmark throughout the period. Lower yields increased the prices of the longer-term securities in the Fund's portfolio, and together with the bonds' interest income generated solid returns for Fund shareholders.(1)

The Fund's benchmark includes municipal bonds with maturities of between six- and eight-years, and an average maturity of seven years. The Fund's average maturity was longer than that of its benchmark throughout the period, as we sought to capture the higher yields offered by longer-term municipal bonds. That strategy boosted the Fund's relative return, as securities with longer durations generated more interest income and gained in price.(1)

Despite its relatively long duration, the Fund's portfolio held a number of securities with durations of less than six years. The benchmark does not include bonds with durations shorter than six years, so the relatively weak performance of those shorter-term municipal securities weighed on performance versus the benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                  BB&T NORTH CAROLINA INTERMEDIATE TAX-FREE FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                            Inception     1      5     10
September 30, 2006                  Date     Year   Year   Year
------------------               ---------   ----   ----   ----
Class A Shares*                   10/16/92   0.50%  2.88%  4.02%
Institutional Shares              10/16/92   3.84%  3.70%  4.50%
Lehman Brothers
   7-Year Municipal Bond Index         N/A   3.81%  4.55%  5.40%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T South Carolina Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a BA in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in South Carolina municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of South Carolina municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 3.66%. That compared to a 3.81% return for the Lehman Brothers 7-Year Municipal Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Interest-rate increases by the Federal Reserve supported higher yields on short-term municipal bonds, while investor expectations for low inflation pushed down yields on long-term municipal bonds. As a result, municipal securities with maturities of longer than approximately eight years experienced falling yields during the period under review, while yields rose on municipal bonds with maturities shorter than roughly eight years. Bonds with the shortest maturities generally experienced the largest yield increases. Meanwhile weak supplies and strong demand for municipal bonds pushed down yields on tax-free bonds.

That environment caused prices to rise for many of the securities in the Fund's portfolio. Higher prices combined with the bonds' interest income to produce solid absolute returns for Fund shareholders.

The Fund's benchmark index includes municipal bonds with maturities of between six- and eight-years, and an average maturity of seven years. The Fund's relative returns benefited from holding a duration longer than that of its benchmark, because municipal bonds with longer durations offered greater yield and price appreciation.(1)

Despite the Fund's long duration, however, its portfolio held a number of securities with maturities of less than six years--in part because low supply in the South Carolina market made it difficult to find as many longer-term municipal securities as we would have liked. The benchmark does not include bonds with maturities shorter than six years, so relatively weak performance by those shorter-term bonds pulled down the Fund's performance against its benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                  BB&T SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                            Inception     1      5      Since
September 30, 2006                  Date     Year   Year   Inception
------------------               ---------   ----   ----   ---------
Class A Shares*                   10/20/97   0.14%  3.00%    3.93%
Institutional Shares              10/20/97   3.66%  3.85%    4.46%
Lehman Brothers
   7-Year Municipal Bond Index    10/31/97   3.81%  4.55%    5.10%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T VIRGINIA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T Virginia Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a BA in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in Virginia municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of Virginia municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 3.49% (Institutional Shares). That compared to a 3.81% return for the Lehman Brothers 7-Year Municipal Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. The Federal Reserve increased its target short-term interest rate, which pushed up yields on short-term municipal bonds. Meanwhile investors expecting low inflation bought long-term municipal bonds, causing yields on those securities to fall. In that environment municipal bonds with longer maturities generated greater price appreciation and interest income than did shorter-term securities. Demand for municipal bond outstripped supplies during the period, which put downward pressure on yields across the tax-free bond market. Higher prices and the strong interest income from the longer-term municipal securities in the Fund's portfolio combined to produce a solid absolute return.

The Fund's benchmark index has an average maturity of seven years, and includes only municipal bonds with maturities of between six- and eight-years. We held the Fund's duration longer than that of the benchmark throughout the period. Municipal bonds with longer durations paid higher yields and experienced greater price appreciation, so our duration strategy boosted returns relative to the index.(1)

That said, the Fund's portfolio did include a number of securities with maturities shorter than six years. Those holdings in part reflected weak supplies of longer-term Virginia municipal bonds. The benchmark does not include any bonds with maturities shorter than six years, so relatively weak performance by the shorter-term bonds in the Fund's portfolio weighed on returns against its benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                        BB&T VIRGINIA INTERMEDIATE TAX-FREE FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                            Inception     1      5      Since
September 30, 2006                  Date     Year   Year   Inception
------------------               ---------   ----   ----   ---------
Class A Shares*                   5/17/99    0.10%  2.81%    3.79%
Institutional Shares              5/17/99    3.49%  3.63%    4.23%
Lehman Brothers
   7-Year Municipal Bond Index    5/31/99    3.81%  4.55%    5.06%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T WEST VIRGINIA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T West Virginia Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a BA in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Carrie R. Breswitz; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; Justin B. Nicholson; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in West Virginia municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of West Virginia municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

Q. HOW DID THE FUND PERFORM DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Fund gained 4.10% (Institutional Shares. That compared to a 3.81% return for the Lehman Brothers 7-Year Municipal Bond Index.

Q. WHAT FACTORS AFFECTED THE FUND'S PERFORMANCE?

A. Federal Reserve interest-rate increases supported higher yields on short-term municipal bonds, while investor expectations for low inflation pushed down yields on long-term municipal bonds. Yields rose furthest on securities with the shortest maturities, and yields fell on municipal bonds with maturities of approximately eight years or longer. Supply of municipal bonds was generally weak, while demand was strong. That supply-demand dynamic put downward pressure on yields of tax-free bonds.

The environment in the municipal bond market led to higher prices for the longer-term securities in the Fund's portfolio. Higher prices and the bonds' interest income combined to produce strong absolute returns for Fund shareholders.(1)

The Fund's benchmark index includes municipal bonds with maturities of between six- and eight-years, and an average maturity of seven years. We held the Fund's duration longer than that of the benchmark throughout the period. Municipal bonds with longer durations paid higher yields and experienced greater price appreciation than securities with shorter durations, so that duration strategy boosted returns relative to the index.(1)

Nevertheless, the Fund's portfolio included a number of securities with maturities of less than six years. The benchmark does not include any bonds with maturities shorter than six years, so relatively weak performance by those shorter-term bonds weighed on the Fund's returns against its benchmark.(1)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1)  Portfolio composition is as of September 30, 2006 and is subject to change.

                                   BB&T WEST VIRGINIA INTERMEDIATE TAX-FREE FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

                                 Inception      1      5     10
As of September 30, 2006            Date      Year   Year   Year
------------------------         ---------    ----   ----   ----
Class A Shares*                  12/17/93(2)  0.78%  3.22%  4.43%
Institutional Shares              12/1/93(2)  4.10%  4.11%  5.01%
Lehman Brothers
   7-Year Municipal Bond Index      N/A       3.81%  4.55%  5.40%

*    Reflects 3.00% maximum sales charge.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(2) Fund performance as shown for Class A and Institutional Shares includes the performance of the OVB West Virginia Tax-Exempt Income Portfolio for the periods prior to its consolidation with the BB&T West Virginia Intermediate Tax-Free Fund on 7/23/01.

The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T PRIME MONEY MARKET FUND

PORTFOLIO MANAGER
Federated Investment Management Company

The BB&T Prime Money Market Fund is managed by Deborah A. Cunningham and Paige Wilhelm, portfolio managers for Federated Investment Management Company "Federated IMC", subadviser to the Fund. Mrs. Cunningham and Mrs. Wilhelm are primarily responsible for the day-to-day management of the portfolio. They are supported by an investment management team from Federated IMC which includes William Jamison, Natalie F. Metz, Mary Ellen Tesla, Mark F. Weiss, CFA, and a group of eight money market traders. On average, team members bring more than a decade of investment management experience to the Fund, with specialization in money market portfolio management and credit analysis.

INVESTMENT CONCERNS

INVESTMENTS IN THE BB&T PRIME MONEY MARKET FUND ARE NEITHER INSURED NOR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENTS AT A $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

Q. WHAT FACTORS AFFECTED THE FUND'S YIELD DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Federal Reserve increased the federal funds rate six times during the first nine months of the period. Those actions raised the target short-term interest rate from 3.75% to 5.25%. The Fed then left rates unchanged at meetings in August and September. Rising interest rates led to higher yields on money market securities, allowing this Fund to offer higher yield as the fiscal year progressed.

This Fund invests in money market securities such as commercial paper and corporate notes, repurchase agreements, bank instruments and variable-rate securities. We typically maintain an average maturity of between 20 and 60 days. We held the Fund's average maturity relatively short between October and August, at between 30 and 40 days, so that we could reinvest maturing securities' principal at higher interest rates following Federal Reserve meetings. In August we extended the Fund's average maturity to between 35 and 45 days, because we expected the Federal Reserve to stop raising interest rates. Then in early September we lengthened again, to 40 to 50 days. Lengthening the Fund's average maturity allowed us to lock in higher yield for shareholders.(1)

We began the period with a relatively large position in variable-rate securities, which accounted for 35% of assets as of October 1, 2005. Those securities adjust the yields they pay based on the general level of interest rates, so they helped boost the Fund's yield as rates rose during the first nine months of the period. We modestly reduced the Fund's stake in variable-rate securities late in the period.(1)

As of September 30, 2006, the Fund held approximately 41% of its assets in commercial paper and corporate notes, 31% in variable-rate securities, 18% in repurchase agreements and 10% in bank instruments. The Fund's average maturity was 44 days.(1)

(1) Portfolio composition is as of September 30, 2006, and is subject to change.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T U.S. TREASURY MONEY MARKET FUND

PORTFOLIO MANAGER
Kevin E. McNair, CFA

The BB&T U.S. Treasury Money Market Fund is managed by Kevin E. McNair, CFA. Mr. McNair received a BA in Economics from the University of North Carolina at Chapel Hill and a Master's of Economics from North Carolina State University, and has been managing investors' money since 1994. Mr. McNair is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Robert F. Millikan, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

INVESTMENTS IN THE BB&T U.S. TREASURY MONEY MARKET FUND ARE NEITHER INSURED NOR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENTS AT A $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

Q. WHAT FACTORS AFFECTED THE FUND'S YIELD DURING THE 12-MONTH PERIOD BETWEEN OCTOBER 1, 2005 AND SEPTEMBER 30, 2006?

A. The Federal Reserve increased its target short-term interest rate six times during the first nine months of the period, bringing the federal funds rate from 3.75% to 5.25%, and then left the rate unchanged at meetings in August and September. The Fed's rate hikes boosted yields on money market securities.

We held the Fund's average maturity shorter than its historical average, bringing it as low as 22 days. That strategy allowed us to reinvest the securities' principal more rapidly, which enabled us to capture higher yield as interest rates increased. We increased the Fund's average maturity late in the period, as it appeared that the Federal Reserve was nearing the end of its monetary tightening cycle.(2)

The Fund's yield also benefited from a significant position in repurchase agreements, which comprised between 60% and 70% of assets during most of the period. Repurchase agreements offered higher yields than Treasury bills, and allowed us to reinvest principal on a daily basis.(2)

As of September 30, 2006, the Fund held 67.9% of its assets in repurchase agreements, 19.9% in Treasury notes and 12.2% in Treasury bills. The Fund's average maturity was 26 days, and its credit quality as rated by Standard & Poor's was Aaa.(1, 2)

(1) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

(2) Portfolio composition is as of September 30, 2006, and is subject to change.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T CAPITAL MANAGER FUNDS

PORTFOLIO MANAGER

The BB&T Capital Manager Equity Fund is managed by the BB&T Balanced Portfolio Management Team, which includes Jeffrey J. Schappe, CFA; Will Gholston, CFA; Robert F. Millikan, CFA; and Ronald T. Rimkus, CFA. The team brings to the Fund over eight decades of combined investment management experience, along with abroad range of specialized skills encompassing value stocks, growth stocks and fixed-income securities.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

CAPITAL MANAGER CONSERVATIVE GROWTH FUND
CAPITAL MANAGER MODERATE GROWTH FUND
CAPITAL MANAGER GROWTH FUND
CAPITAL MANAGER EQUITY FUND

Q. WHAT FACTORS AFFECTED THE FUNDS' PERFORMANCE?

A. The Capital Manager Funds invest in a combination of the BB&T Large Cap Fund, the BB&T Large Cap Growth Fund, the BB&T Mid Cap Value Fund, the BB&T Mid Cap Growth Fund, the BB&T International Equity Fund, the BB&T Small Cap Fund and the BB&T U.S. Treasury Money Market Fund. The three Capital Manager Funds with fixed-income allocations also hold exposure to the BB&T Total Return Bond Fund. The stock and bond markets posted healthy returns during the period under review, helping all of the Capital Manager Funds generate solid gains.(1, 2)

The Funds' equity sleeves held larger positions in value stocks than did the S&P 500 stock benchmark. Value stocks significantly outperformed growth stocks, so the Funds' relatively large value allocations boosted returns relative to their benchmarks. An allocation of 15% of each Fund's equity position to international equities also contributed to relative gains, as international stocks (as measured by the MSCI EAFE) outperformed the S&P 500 over the period. The relative returns of the Capital Manager Growth Fund and the Capital Manager Moderate Growth Fund also benefited from overweight stakes in stocks, which outperformed bonds. Those Funds held equity allocations roughly five percentage points larger than their neutral equity weightings of 75% and 60%, respectively.(2)

The Funds held approximately 24% of their domestic equity allocations in small- and mid-cap stocks during this period. Exposure to those stocks weighed on the Funds' returns against their benchmarks, because small- and mid-cap stocks trailed the large-cap stocks that make up the S&P 500.(2)

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

(1) Prior to February 1, 2006, the BB&T Large Cap Fund and the BB&T Large Cap Growth Fund were known as the BB&T Large Company Value Fund and the BB&T Large Company Growth Fund, respectively.

(2) Portfolio composition is as of September 30, 2006, and is subject to change.

                                   BB&T CAPITAL MANAGER CONSERVATIVE GROWTH FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

                           Inception     1       5      Since
As of September 30, 2006      Date      Year   Year   Inception
------------------------   ---------   -----   ----   ---------
A Shares*                  1/29/98(2)  -0.57%  3.39%    3.33%
B Shares**                 1/29/99(3)   0.75%  3.68%    3.44%
C Shares***                 2/1/01(4)   4.75%  3.85%    3.51%
Institutional Shares       10/2/97      5.87%  4.91%    4.30%
S&P 500 Index              10/3/97     10.79%  6.97%    5.31%
Lehman Brothers Int.
   Government Bond Index   10/3/97      3.54%  3.70%    5.35%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmarks, and represents the reinvestment of dividends and capital gains.

(2) Class A Shares were not in existence prior to 1/29/98. Performance for periods prior to that is based on the historical performance of the Institutional Shares, and has been adjusted for the maximum sales charge applicable to the Class A Shares, but does not include the Class A Shares 12b-1 fees, which, if reflected, performance would have been lower.

(3) Class B Shares were not in existence prior to 1/29/99. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

The Fund is measured against the S&P 500 Index, which is generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, which is widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and, fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees have been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T CAPITAL MANAGER MODERATE GROWTH FUND

VALUE OF A $10,000 INVESTMENT

                              (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

                           Inception     1       5      Since
As of September 30, 2006      Date      Year   Year   Inception
------------------------   ---------   -----   ----   ---------
A Shares*                  1/29/98(2)   0.92%  4.11%    3.24%
B Shares**                 1/29/99(3)   2.21%  4.44%    3.28%
C Shares***                 2/1/01(4)   6.19%  4.62%    3.46%
Institutional Shares       10/2/97      7.33%  5.64%    4.17%
S&P 500 Index              10/3/97     10.79%  6.97%    5.31%
Lehman Brothers Int.
   Government Bond Index   10/3/97      3.54%  3.70%    5.35%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmarks, and represents the reinvestment of dividends and capital gains.

(2) Class A Shares were not in existence prior to 1/29/98. Performance for periods prior to that is based on the historical performance of the Institutional Shares, and has been adjusted for the maximum sales charge applicable to the Class A Shares, but does not include the Class A Shares 12b-1 fees, which, if reflected, performance would have been lower.

(3) Class B Shares were not in existence prior to 1/29/99. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

The Fund is measured against the S&P 500 Index, which is generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, which is widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and, fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees have been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

                                                BB&T CAPITAL MANAGER GROWTH FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                      Inception      1       5      Since
September 30, 2006            Date       Year   Year   Inception
------------------         ---------    -----   ----   ---------
A Shares*                   1/29/98(2)   1.77%  4.49%    2.87%
B Shares**                  1/29/99(3)   3.22%  4.77%    2.95%
C Shares***                  2/1/01(4)   7.19%  4.98%    3.07%
Institutional Shares        10/2/97      8.22%  6.01%    3.77%
S&P 500 Index               10/3/97     10.79%  6.97%    5.31%
Lehman Brothers Int.
   Government Bond Index    10/3/97      3.54%  3.70%    5.35%


*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmarks, and represents the reinvestment of dividends and capital gains.

(2) Class A Shares were not in existence prior to 1/29/98. Performance for periods prior to that is based on the historical performance of the Institutional Shares, and has been adjusted for the maximum sales charge applicable to the Class A Shares, but does not include the Class A Shares 12b-1 fees, which, if reflected, performance would have been lower.

(3) Class B Shares were not in existence prior to 1/29/99. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

The Fund is measured against the S&P 500 Index, which is generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, which is widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and, fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees have been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T CAPITAL MANAGER EQUITY FUND

VALUE OF A $10,000 INVESTMENT

                               (PERFORMANCE GRAPH)

AVERAGE ANNUAL TOTAL RETURNS

As of                  Inception     1       5      Since
September 30, 2006        Date      Year   Year   Inception
------------------     ---------   -----   ----   ---------
A Shares*               3/19/01     3.08%  5.02%    2.48%
B Shares**              3/19/01     4.51%  5.32%    2.66%
C Shares***             3/19/01     8.44%  5.44%    2.76%
Institutional Shares    3/19/01     9.66%  6.54%    3.85%
S&P 500 Index           3/21/01    10.79%  6.97%    4.98%

*    Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

*** Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase, and as such, are not reflected in the Total Return tables since the periods reflected are for a year or longer).

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND CURRENT RETURNS MAY BE LOWER OR HIGHER. TOTAL RETURN FIGURES INCLUDE CHANGE IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS AND DO NOT REFLECT TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR ON THE REDEMPTION OF FUND SHARES. THE INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. TO OBTAIN PERFORMANCE INFORMATION CURRENT TO THE MOST RECENT MONTH END, PLEASE VISIT WWW.BBTFUNDS.COM.

The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

The Fund is measured against the S&P 500 Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

A portion of the Fund's fees have been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T Funds
SUMMARY OF PORTFOLIO HOLDINGS, (UNAUDITED)

The BB&T Funds invested, as a percentage of net assets, in the following industry sectors, countries, states, funds or security types, as of September 30, 2006.

                                                                      PERCENT OF
LARGE CAP FUND                                                        NET ASSETS
--------------                                                        ----------
Consumer Discretionary                                                    11.7%
Consumer Staples                                                           5.2
Energy                                                                    11.0
Financials                                                                21.8
Health Care                                                               14.5
Industrials                                                                3.3
Information Technology                                                    14.1
Materials                                                                  3.7
Telecommunication Services                                                 6.6
Utilities                                                                  2.8
Warrants                                                                   0.0
Short-Term Investments*                                                   22.8
                                                                         -----
                                                                         117.5%
                                                                         =====

                                                                      PERCENT OF
LARGE CAP GROWTH FUND                                                 NET ASSETS
---------------------                                                 ----------
Consumer Discretionary                                                    12.6%
Consumer Staples                                                           6.3
Energy                                                                     3.6
Exchange Traded Funds                                                      4.5
Financials                                                                 9.4
Health Care                                                               18.5
Industrials                                                                7.7
Information Technology                                                    24.6
Telecommunication Services                                                 7.0
Utilities                                                                  1.5
Short-Term Investments*                                                   47.7
                                                                         -----
                                                                         143.4%
                                                                         =====

                                                                      PERCENT OF
MID CAP VALUE FUND                                                    NET ASSETS
------------------                                                    ----------
Advertising                                                                3.0%
Computer Software                                                         14.9
Consumer Discretionary                                                    11.9
Energy                                                                     1.6
Financials                                                                32.3
Health Care                                                                7.2
Industrials                                                               11.4
Information Technology                                                     6.8
Telecommunication Services                                                 5.6
Short-Term Investments*                                                   32.9
                                                                         -----
                                                                         127.6%
                                                                         =====

                                                                      PERCENT OF
MID CAP GROWTH FUND                                                   NET ASSETS
-------------------                                                   ----------
Consumer Discretionary                                                    19.5%
Consumer Staples                                                           1.6
Energy                                                                     4.4
Exchange Traded Funds                                                      4.0
Financials                                                                16.5
Health Care                                                               14.4
Industrials                                                                7.6
Information Technology                                                    19.9
Materials                                                                  2.3
Telecommunication Services                                                 4.8
Utilities                                                                  1.7
Short-Term Investments*                                                   39.5
                                                                         -----
                                                                         136.2%
                                                                         =====

                                                                      PERCENT OF
SMALL CAP FUND                                                        NET ASSETS
--------------                                                        ----------
Consumer Discretionary                                                    13.7%
Consumer Staples                                                           1.7
Corporate Bonds                                                            0.1
Energy                                                                     5.6
Exchange Traded Funds                                                      4.2
Financials                                                                15.7
Health Care                                                                3.6
Industrials                                                               20.4
Information Technology                                                    21.0
Materials                                                                  4.3
Utilities                                                                  2.4
Short-Term Investments*                                                   30.4
                                                                         -----
                                                                         123.1%
                                                                         =====

                                                                      PERCENT OF
INTERNATIONAL EQUITY FUND                                             NET ASSETS
-------------------------                                             ----------
Australia                                                                 2.9%
Austria                                                                   0.4
Belgium                                                                   1.5
Currency Contracts                                                        0.0
Exchange Traded Funds                                                     2.3
Finland                                                                   1.6
France                                                                    7.6
Germany                                                                   7.4
Great Britain                                                            22.4
Hong Kong                                                                 1.7
Ireland                                                                   2.8
Italy                                                                     1.7
Japan                                                                    19.9
Netherlands                                                              10.1
Norway                                                                    0.5
Singapore                                                                 0.1
Spain                                                                     3.0
Sweden                                                                    1.8
Switzerland                                                               9.7
                                                                         ----
                                                                         97.4%
                                                                         ====

                                                                      PERCENT OF
SPECIAL OPPORTUNITIES EQUITY FUND                                     NET ASSETS
---------------------------------                                     ----------
Consumer Discretionary                                                   18.9%
Consumer Staples                                                          3.9
Energy                                                                   17.6
Financials                                                                6.7
Health Care                                                              15.7
Industrials                                                              14.2
Information Technology                                                   16.1
Investment Company                                                        0.2
Option Contracts                                                         (0.2)
Short-Term Investments*                                                  36.4
                                                                        -----
                                                                        129.5%
                                                                        =====

BB&T Funds
SUMMARY OF PORTFOLIO HOLDINGS, CONTINUED (UNAUDITED)

                                                                      PERCENT OF
EQUITY INCOME FUND                                                    NET ASSETS
------------------                                                    ----------
Consumer Discretionary                                                    3.5%
Consumer Staples                                                         10.0
Energy                                                                   18.8
Financials                                                               24.2
Health Care                                                               8.2
Industrials                                                               3.6
Information Technology                                                   11.1
Materials                                                                 3.4
Option Contracts                                                         (0.0)
Telecommunication Services                                                3.8
Utilities                                                                 7.4
Short-Term Investments*                                                  31.4
                                                                        -----
                                                                        125.4%
                                                                        =====

                                                                      PERCENT OF
SHORT U.S. GOVERNMENT FUND                                            NET ASSETS
--------------------------                                            ----------
Federal Farm Credit Bank                                                  8.2%
Federal Home Loan Bank                                                   12.1
Federal Home Loan Mortgage Corporation                                   12.1
Federal Home Loan Mortgage Corp. -- Mortgage-Backed Securities           10.4
Federal National Mortgage Association                                    15.0
Federal National Mortgage Assoc. -- Mortgage-Backed Securities           18.1
U.S. Treasury Notes                                                      19.7
Short-Term Investments*                                                  50.9
                                                                        -----
                                                                        146.5%
                                                                        =====

                                                                      PERCENT OF
INTERMEDIATE U.S. GOVERNMENT FUND                                     NET ASSETS
---------------------------------                                     ----------
Federal Home Loan Mortgage Corp. -- Mortgage-Backed Securities           17.7%
Federal Home Loan Mortgage Corp. -- U.S. Government Agencies             11.4
Federal National Mortgage Assoc. -- Mortgage-Backed Securities           26.1
Federal National Mortgage Assoc. -- U.S. Government Agencies              1.9
Sovereign                                                                 2.0
U.S. Treasury Notes                                                      31.9
U.S. Government Backed Securities                                         7.9
Short-Term Investments*                                                  14.3
                                                                        -----
                                                                        113.2%
                                                                        =====

                                                                      PERCENT OF
TOTAL RETURN BOND FUND                                                NET ASSETS
----------------------                                                ----------
Corporate Bonds                                                          40.3%
Federal Home Loan Bank                                                    1.7
Federal Home Loan Mortgage Corp. -- Mortgage-Backed Securities           13.7
Federal Home Loan Mortgage Corp. -- U.S. Government Agencies              2.8
Federal National Mortgage Assoc. -- Mortgage-Backed Securities           18.9
Federal National Mortgage Assoc. -- U.S. Government Agencies              5.5
Government National Mortgage Assoc.                                       3.2
Municipal                                                                 6.1
U.S. Treasury Bonds                                                       3.3
U.S. Treasury Notes                                                      16.9
Short-Term Investments*                                                  29.1
                                                                        -----
                                                                        141.5%
                                                                        =====

                                                                      PERCENT OF
KENTUCKY INTERMEDIATE TAX-FREE FUND                                   NET ASSETS
-----------------------------------                                   ----------
Investment Company                                                        2.2%
Kentucky Municipal Bonds                                                101.0
                                                                        -----
                                                                        103.2%
                                                                        =====

                                                                      PERCENT OF
MARYLAND INTERMEDIATE TAX-FREE FUND                                   NET ASSETS
-----------------------------------                                   ----------
Investment Company                                                        4.1%
Maryland Municipal Bonds                                                 95.2
                                                                         ----
                                                                         99.3%
                                                                         ====

                                                                      PERCENT OF
NORTH CAROLINA INTERMEDIATE TAX-FREE FUND                             NET ASSETS
-----------------------------------------                             ----------
Investment Company                                                        2.5%
North Carolina Municipal Bonds                                           98.1
                                                                        -----
                                                                        100.6%
                                                                        =====

                                                                      PERCENT OF
SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND                             NET ASSETS
-----------------------------------------                             ----------
Investment Company                                                        2.1%
South Carolina Municipal Bonds                                           97.6
                                                                         ----
                                                                         99.7%
                                                                         ====

                                                                      PERCENT OF
VIRGINIA INTERMEDIATE TAX-FREE FUND                                   NET ASSETS
-----------------------------------                                   ----------
District of Columbia Municipal Bonds                                      2.2%
Investment Company                                                        2.5
Virginia Municipal Bonds                                                 94.9
                                                                         ----
                                                                         99.6%
                                                                         ====

                                                                      PERCENT OF
WEST VIRGINIA INTERMEDIATE TAX-FREE FUND                              NET ASSETS
----------------------------------------                              ----------
Investment Company                                                        1.1%
West Virginia Municipal Bonds                                            97.5
                                                                         ----
                                                                         98.6%
                                                                         ====

                                                                      PERCENT OF
PRIME MONEY MARKET FUND                                               NET ASSETS
-----------------------                                               ----------
Bankers Acceptance                                                        0.4%
Certificates of Deposit                                                   9.9
Collateralized Loan Agreements                                           15.0
Commercial Paper                                                         32.4
Corporate Bonds                                                           6.6
Municipal Bonds                                                           1.2
Repurchase Agreement                                                      5.9
Variable Rate Notes                                                      28.6
                                                                        -----
                                                                        100.0%
                                                                        =====

                                                                      PERCENT OF
U.S. TREASURY MONEY MARKET FUND                                       NET ASSETS
-------------------------------                                       ----------
Repurchase Agreements                                                    67.9%
U.S. Treasury Bills                                                      12.2
U.S. Treasury Notes                                                      19.9
                                                                        -----
                                                                        100.0%
                                                                        =====

BB&T Funds
SUMMARY OF PORTFOLIO HOLDINGS, CONTINUED (UNAUDITED)

                                                                      PERCENT OF
NATIONAL TAX-FREE MONEY MARKET FUND                                   NET ASSETS
-----------------------------------                                   ----------
Alabama                                                                   4.3%
Alaska                                                                    1.8
Arizona                                                                   3.8
Colorado                                                                  1.7
Florida                                                                   8.1
Illinois                                                                 15.2
Indiana                                                                   2.1
Kentucky                                                                  3.1
Louisiana                                                                 2.2
Maryland                                                                  1.5
Massachusetts                                                             3.9
Michigan                                                                  2.1
Minnesota                                                                 8.5
Missouri                                                                  3.1
Nevada                                                                    2.6
New Jersey                                                                4.0
New York                                                                  6.1
Ohio                                                                      0.9
Pennsylvania                                                              3.1
Texas                                                                     5.0
Virginia                                                                  5.7
Wisconsin                                                                 9.0
Commercial Paper                                                          2.1
Investment Company                                                        0.0
                                                                         ----
                                                                         99.9%
                                                                         ====


                                                                      PERCENT OF
CAPITAL MANAGER CONSERVATIVE GROWTH FUND                              NET ASSETS
----------------------------------------                              ----------
International Equity                                                      6.0%
Large Cap                                                               26.60
Mid Cap                                                                   4.8
Small Cap                                                                 3.1
Total Return Bond                                                        56.6
U.S. Treasury                                                             3.0
                                                                        -----
                                                                        100.1%
                                                                        =====

                                                                      PERCENT OF
CAPITAL MANAGER MODERATE GROWTH FUND                                  NET ASSETS
------------------------------------                                  ----------
International Equity                                                      9.8%
Large Cap                                                                42.9
Mid Cap                                                                   7.7
Small Cap                                                                 5.0
Total Return Bond                                                        31.6
U.S. Treasury                                                             2.9
                                                                         ----
                                                                         99.9%
                                                                         ====

                                                                      PERCENT OF
CAPITAL MANAGER GROWTH FUND                                           NET ASSETS
---------------------------                                           ----------
International Equity                                                     11.9%
Large Cap                                                                52.3
Mid Cap                                                                   9.4
Small Cap                                                                 6.0
Total Return                                                             16.6
U.S. Treasury                                                             3.6
                                                                         ----
                                                                         99.8%
                                                                         ====

                                                                      PERCENT OF
CAPITAL MANAGER EQUITY FUND                                           NET ASSETS
---------------------------                                           ----------
International Equity                                                     14.2%
Large Cap                                                                62.8
Mid Cap                                                                  11.3
Small Cap                                                                 7.2
U.S. Treasury                                                             4.5
                                                                        -----
                                                                        100.0%
                                                                        =====

* Short-Term Investments represents the Repurchase Agreement and the invested cash collateral received in connection with securities lending (see Note
     2).

BB&T Funds
EXPENSE EXAMPLE (UNAUDITED)

As a shareholder of the BB&T Funds (the "Funds"), you incur two types of costs:
(1) transaction costs, including sales charges (loads) on purchases and (2) ongoing costs, including management fees; distribution fees; and other Fund expenses.

These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Funds' and to compare these costs with the ongoing costs of investing in other mutual funds."

These examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from April 1, 2006 through September 30, 2006.

Actual Example

The table below provides information about actual account values and actual expenses. You may use the information below, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the table under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

                                       BEGINNING     ENDING                          ANNUALIZED
                                        ACCOUNT     ACCOUNT      EXPENSES PAID      EXPENSE RATIO
                                         VALUE       VALUE      DURING PERIOD*      DURING PERIOD
                                         4/1/06     9/30/06    4/1/06 - 9/30/06   4/1/06 - 9/30/06
                                       ---------   ---------   ----------------   ----------------
LARGE CAP FUND
   Class A Shares                      $1,000.00   $1,062.60        $ 5.89             1.14%
   Class B Shares ..................    1,000.00    1,058.60          9.75             1.89%
   Class C Shares ..................    1,000.00    1,058.80          9.75             1.89%
   Institutional Shares.............    1,000.00    1,063.70          4.60             0.89%
LARGE CAP GROWTH FUND
   Class A Shares ..................    1,000.00      963.90          5.61             1.14%
   Class B Shares ..................    1,000.00      959.90          9.29             1.89%
   Class C Shares ..................    1,000.00      959.90          9.29             1.89%
   Institutional Shares.............    1,000.00      965.30          4.38             0.89%
MID CAP VALUE FUND
   Class A Shares ..................    1,000.00    1,027.40          5.79             1.14%
   Class B Shares ..................    1,000.00    1,024.00          9.59             1.89%
   Class C Shares ..................    1,000.00    1,024.00          9.59             1.89%
   Institutional Shares.............    1,000.00    1,029.00          4.53             0.89%
MID CAP GROWTH FUND
   Class A Shares ..................    1,000.00      885.50          5.39             1.14%
   Class B Shares ..................    1,000.00      881.90          8.92             1.89%
   Class C Shares ..................    1,000.00      882.70          8.92             1.89%
   Institutional Shares.............    1,000.00      886.90          4.21             0.89%
SMALL CAP FUND
   Class A Shares ..................    1,000.00      959.10          6.29             1.28%
   Class B Shares ..................    1,000.00      955.30          9.95             2.03%
   Class C Shares ..................    1,000.00      955.20          9.95             2.03%
   Institutional Shares.............    1,000.00      960.10          5.06             1.03%
INTERNATIONAL EQUITY FUND
   Class A Shares ..................    1,000.00    1,041.90          7.06             1.38%
   Class B Shares ..................    1,000.00    1,038.20         10.88             2.13%
   Class C Shares ..................    1,000.00    1,037.90         10.93             2.14%
   Institutional Shares.............    1,000.00    1,043.40          5.79             1.13%
SPECIAL OPPORTUNITIES EQUITY FUND
   Class A Shares ..................    1,000.00    1,075.30          6.66             1.28%
   Class B Shares ..................    1,000.00    1,071.00         10.54             2.03%
   Class C Shares ..................    1,000.00    1,070.90         10.54             2.03%
   Institutional Shares.............    1,000.00    1,076.70          5.36             1.03%
EQUITY INCOME FUND
   Class A Shares ..................    1,000.00    1,075.60          6.24             1.20%
   Class B Shares ..................    1,000.00    1,071.20         10.12             1.95%
   Class C Shares ..................    1,000.00    1,071.20         10.12             1.95%
   Institutional Shares.............    1,000.00    1,076.90          4.95             0.95%
SHORT U.S. GOVERNMENT FUND
   Class A Shares ..................    1,000.00    1,024.10          4.52             0.89%
   Institutional Shares.............    1,000.00    1,025.40          3.25             0.64%
INTERMEDIATE U.S. GOVERNMENT FUND
   Class A Shares ..................    1,000.00    1,034.40          4.64             0.91%
   Class B Shares ..................    1,000.00    1,030.70          8.45             1.66%
   Class C Shares ..................    1,000.00    1,029.60          8.45             1.66%
   Institutional Shares.............    1,000.00    1,034.60          3.37             0.66%

BB&T Funds
EXPENSE EXAMPLE, CONTINUED (UNAUDITED)

                                                                                                  ANNUALIZED
                                              BEGINNING         ENDING        EXPENSES PAID      EXPENSE RATIO
                                            ACCOUNT VALUE   ACCOUNT VALUE    DURING PERIOD*      DURING PERIOD
                                                4/1/06         9/30/06      4/1/06 - 9/30/06   4/1/06 - 9/30/06
                                            -------------   -------------   ----------------   ----------------
TOTAL RETURN BOND FUND
   Class A Shares .......................     $1,000.00       $1,033.10           $4.69              0.92%
   Class B Shares .......................      1,000.00        1,029.00            8.49              1.67%
   Class C Shares .......................      1,000.00        1,029.10            8.49              1.67%
   Institutional Shares .................      1,000.00        1,034.30            3.37              0.66%
KENTUCKY INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,032.80            4.74              0.93%
   Institutional Shares .................      1,000.00        1,034.20            3.47              0.68%
MARYLAND INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,036.90            4.39              0.86%
   Institutional Shares .................      1,000.00        1,037.10            3.06              0.60%
NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,032.30            4.53              0.89%
   Institutional Shares .................      1,000.00        1,033.60            3.26              0.64%
SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,030.80            4.73              0.93%
   Institutional Shares .................      1,000.00        1,033.30            3.47              0.68%
VIRGINIA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,030.50            4.58              0.90%
   Institutional Shares .................      1,000.00        1,031.80            3.31              0.65%
WEST VIRGINIA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,030.90            4.58              0.90%
   Institutional Shares .................      1,000.00        1,032.10            3.31              0.65%
PRIME MONEY MARKET FUND
   Class A Shares .......................      1,000.00        1,021.40            4.92              0.97%
   Class B Shares .......................      1,000.00        1,019.10            7.44              1.47%
   Class C Shares .......................      1,000.00        1,018.90            7.44              1.47%
   Institutional Shares .................      1,000.00        1,024.00            2.38              0.47%
U.S. TREASURY MONEY MARKET FUND
   Class A Shares .......................      1,000.00        1,020.40            4.76              0.94%
   Class B Shares .......................      1,000.00        1,017.90            7.33              1.45%
   Class C Shares .......................      1,000.00        1,017.90            7.28              1.44%
   Institutional Shares .................      1,000.00        1,023.00            2.28              0.45%
NATIONAL TAX-FREE MONEY MARKET FUND**
   Class A Shares .......................      1,000.00        1,005.10            1.04              0.62%
   Class B Shares .......................      1,000.00        1,003.60            2.33              1.39%
   Class C Shares .......................      1,000.00        1,003.60            2.33              1.39%
   Institutional Shares .................      1,000.00        1,005.30            0.67              0.40%
CAPITAL MANAGER CONSERVATIVE GROWTH FUND
   Class A Shares .......................      1,000.00        1,025.60            1.68              0.33%
   Class B Shares .......................      1,000.00        1,020.70            5.47              1.08%
   Class C Shares .......................      1,000.00        1,020.80            5.47              1.08%
   Institutional Shares .................      1,000.00        1,026.70            0.41              0.08%
CAPITAL MANAGER MODERATE GROWTH FUND
   Class A Shares .......................      1,000.00        1,020.80            1.77              0.35%
   Class B Shares .......................      1,000.00        1,017.30            5.56              1.10%
   Class C Shares .......................      1,000.00        1,017.30            5.56              1.10%
   Institutional Shares .................      1,000.00        1,023.00            0.51              0.10%
CAPITAL MANAGER GROWTH FUND
   Class A Shares .......................      1,000.00        1,017.90            1.82              0.36%
   Class B Shares .......................      1,000.00        1,014.50            5.61              1.11%
   Class C Shares .......................      1,000.00        1,014.50            5.61              1.11%
   Institutional Shares .................      1,000.00        1,019.20            0.56              0.11%
CAPITAL MANAGER EQUITY FUND
   Class A Shares .......................      1,000.00        1,015.20            1.82              0.36%
   Class B Shares .......................      1,000.00        1,012.00            5.60              1.11%
   Class C Shares .......................      1,000.00        1,012.10            5.60              1.11%
   Institutional Shares .................      1,000.00        1,017.00            0.56              0.11%

----------
* Expenses are equal to the average account value over the period multiplied by the Fund's annualized expense ratio, multiplied by the number of days in the most recent fiscal half-year divided by the number of days in the fiscal year (to reflect the one-half year period).

** Information shown reflects values using the expense ratios and rates of return for the period from August 1, 2006 (date of commencement of operations) to September 30, 2006.

BB&T Funds
EXPENSE EXAMPLE, CONTINUED (UNAUDITED)

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Funds' actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

                                                                                                  ANNUALIZED
                                              BEGINNING         ENDING        EXPENSES PAID      EXPENSE RATIO
                                            ACCOUNT VALUE   ACCOUNT VALUE    DURING PERIOD*      DURING PERIOD
                                                4/1/06         9/30/06      4/1/06 - 9/30/06   4/1/06 - 9/30/06
                                            -------------   -------------   ----------------   ----------------
LARGE CAP FUND
   Class A Shares .......................     $1,000.00       $1,019.35          $ 5.77              1.14%
   Class B Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Class C Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Institutional Shares .................      1,000.00        1,020.61            4.51              0.89%
LARGE CAP GROWTH FUND
   Class A Shares .......................      1,000.00        1,019.35            5.77              1.14%
   Class B Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Class C Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Institutional Shares .................      1,000.00        1,020.61            4.51              0.89%
MID CAP VALUE FUND
   Class A Shares .......................      1,000.00        1,019.35            5.77              1.14%
   Class B Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Class C Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Institutional Shares .................      1,000.00        1,020.61            4.51              0.89%
MID CAP GROWTH FUND
   Class A Shares .......................      1,000.00        1,019.35            5.77              1.14%
   Class B Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Class C Shares .......................      1,000.00        1,015.59            9.55              1.89%
   Institutional Shares .................      1,000.00        1,020.61            4.51              0.89%
SMALL CAP FUND
   Class A Shares .......................      1,000.00        1,018.65            6.48              1.28%
   Class B Shares .......................      1,000.00        1,014.89           10.25              2.03%
   Class C Shares .......................      1,000.00        1,014.89           10.25              2.03%
   Institutional Shares .................      1,000.00        1,019.90            5.22              1.03%
INTERNATIONAL EQUITY FUND
   Class A Shares .......................      1,000.00        1,018.15            6.98              1.38%
   Class B Shares .......................      1,000.00        1,014.39           10.76              2.13%
   Class C Shares .......................      1,000.00        1,014.34           10.81              2.14%
   Institutional Shares .................      1,000.00        1,019.40            5.72              1.13%
SPECIAL OPPORTUNITIES EQUITY FUND
   Class A Shares .......................      1,000.00        1,018.65            6.48              1.28%
   Class B Shares .......................      1,000.00        1,014.89           10.25              2.03%
   Class C Shares .......................      1,000.00        1,014.89           10.25              2.03%
   Institutional Shares .................      1,000.00        1,019.90            5.22              1.03%
EQUITY INCOME FUND
   Class A Shares .......................      1,000.00        1,019.05            6.07              1.20%
   Class B Shares .......................      1,000.00        1,015.29            9.85              1.95%
   Class C Shares .......................      1,000.00        1,015.29            9.85              1.95%
   Institutional Shares .................      1,000.00        1,020.31            4.81              0.95%
SHORT U.S. GOVERNMENT FUND
   Class A Shares .......................      1,000.00        1,020.61            4.51              0.89%
   Institutional Shares .................      1,000.00        1,021.86            3.24              0.64%
INTERMEDIATE U.S. GOVERNMENT FUND
   Class A Shares .......................      1,000.00        1,020.51            4.61              0.91%
   Class B Shares .......................      1,000.00        1,016.75            8.39              1.66%
   Class C Shares .......................      1,000.00        1,016.75            8.39              1.66%
   Institutional Shares .................      1,000.00        1,021.76            3.35              0.66%
TOTAL RETURN BOND FUND
   Class A Shares .......................      1,000.00        1,020.46            4.66              0.92%
   Class B Shares .......................      1,000.00        1,016.70            8.44              1.67%
   Class C Shares .......................      1,000.00        1,016.70            8.44              1.67%
   Institutional Shares .................      1,000.00        1,021.76            3.35              0.66%

BB&T Funds
EXPENSE EXAMPLE, CONTINUED (UNAUDITED)

                                                                                                  ANNUALIZED
                                              BEGINNING         ENDING        EXPENSES PAID      EXPENSE RATIO
                                            ACCOUNT VALUE   ACCOUNT VALUE    DURING PERIOD*      DURING PERIOD
                                                4/1/06         9/30/06      4/1/06 - 9/30/06   4/1/06 - 9/30/06
                                            -------------   -------------   ----------------   ----------------
KENTUCKY INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................     $1,000.00       $1,020.41           $4.71              0.93%
   Institutional Shares .................      1,000.00        1,021.66            3.45              0.68%
MARYLAND INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,020.76            4.36              0.86%
   Institutional Shares .................      1,000.00        1,022.06            3.04              0.60%
NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,020.61            4.51              0.89%
   Institutional Shares .................      1,000.00        1,021.86            3.24              0.64%
SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,020.41            4.71              0.93%
   Institutional Shares .................      1,000.00        1,021.66            3.45              0.68%
VIRGINIA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,020.56            4.56              0.90%
   Institutional Shares .................      1,000.00        1,021.81            3.29              0.65%
WEST VIRGINIA INTERMEDIATE TAX-FREE FUND
   Class A Shares .......................      1,000.00        1,020.56            4.56              0.90%
   Institutional Shares .................      1,000.00        1,021.81            3.29              0.65%
PRIME MONEY MARKET FUND
   Class A Shares .......................      1,000.00        1,020.21            4.91              0.97%
   Class B Shares .......................      1,000.00        1,017.70            7.44              1.47%
   Class C Shares .......................      1,000.00        1,017.70            7.44              1.47%
   Institutional Shares .................      1,000.00        1,022.71            2.38              0.47%
U.S. TREASURY MONEY MARKET FUND
   Class A Shares .......................      1,000.00        1,020.36            4.76              0.94%
   Class B Shares .......................      1,000.00        1,017.80            7.33              1.45%
   Class C Shares .......................      1,000.00        1,017.85            7.28              1.44%
   Institutional Shares .................      1,000.00        1,022.81            2.28              0.45%
NATIONAL TAX-FREE MONEY MARKET FUND **
   Class A Shares .......................      1,000.00        1,021.96            3.14              0.62%
   Class B Shares .......................      1,000.00        1,018.10            7.03              1.39%
   Class C Shares .......................      1,000.00        1,018.10            7.03              1.39%
   Institutional Shares .................      1,000.00        1,023.06            2.03              0.40%
CAPITAL MANAGER CONSERVATIVE GROWTH FUND
   Class A Shares .......................      1,000.00        1,023.41            1.67              0.33%
   Class B Shares .......................      1,000.00        1,019.65            5.47              1.08%
   Class C Shares .......................      1,000.00        1,019.65            5.47              1.08%
   Institutional Shares .................      1,000.00        1,024.67            0.41              0.08%
CAPITAL MANAGER MODERATE GROWTH FUND
   Class A Shares .......................      1,000.00        1,023.31            1.78              0.35%
   Class B Shares .......................      1,000.00        1,019.55            5.57              1.10%
   Class C Shares .......................      1,000.00        1,019.55            5.57              1.10%
   Institutional Shares .................      1,000.00        1,024.57            0.51              0.10%
CAPITAL MANAGER GROWTH FUND
   Class A Shares .......................      1,000.00        1,023.26            1.83              0.36%
   Class B Shares .......................      1,000.00        1,019.50            5.62              1.11%
   Class C Shares .......................      1,000.00        1,019.50            5.62              1.11%
   Institutional Shares .................      1,000.00        1,024.52            0.56              0.11%
CAPITAL MANAGER EQUITY FUND
   Class A Shares .......................      1,000.00        1,023.26            1.83              0.36%
   Class B Shares .......................      1,000.00        1,019.50            5.62              1.11%
   Class C Shares .......................      1,000.00        1,019.50            5.62              1.11%
   Institutional Shares .................      1,000.00        1,024.52            0.56              0.11%

----------
* Expenses are equal to the average account value over the period multiplied by the Fund's annualized expense ratio, multiplied by the number of days in the most recent fiscal half-year divided by the number of days in the fiscal year (to reflect the one-half year period).

** Information shown reflects values using the expense ratios for the period from August 1, 2006 (date of commencement of operations) to September 30, 2006 and has been adjusted to reflect values for the period from April 1, 2006 through September 30, 2006.

Large Cap Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (94.7%)
Consumer Discretionary (11.7%)
Gannett Co., Inc. (b) .......................            282,000   $  16,026,060
Mattel, Inc. ................................            434,800       8,565,560
Target Corp. (b) ............................            168,111       9,288,133
Tiffany & Co. (b) ...........................            706,381      23,451,848
V.F. Corp. ..................................            103,250       7,532,088
Walt Disney Co. (The) .......................            650,000      20,091,500
                                                                   -------------
                                                                      84,955,189
                                                                   -------------
Consumer Staples (5.2%)
Altria Group, Inc. ..........................            138,590      10,609,065
Kimberly-Clark Corp. (b) ....................            276,500      18,072,039
Sara Lee Corp. ..............................            568,010       9,127,921
                                                                   -------------
                                                                      37,809,025
                                                                   -------------
Energy (11.0%)
Anadarko Petroleum Corp. (b) ................            219,000       9,598,770
ChevronTexaco Corp. .........................            329,460      21,368,776
ConocoPhillips ..............................            265,347      15,796,107
Duke Energy Corp. (b) .......................            242,000       7,308,400
Exxon Mobil Corp. (b) .......................            290,000      19,459,000
Schlumberger, Ltd. (b) ......................             96,000       5,954,880
                                                                   -------------
                                                                      79,485,933
                                                                   -------------
Financials (21.8%)
AMBAC Financial Group, Inc. .................             93,100       7,704,025
American International Group, Inc. ..........            182,000      12,059,320
Bank of New York Co., Inc. (The) ............            250,000       8,815,000
CitiGroup, Inc. .............................            405,666      20,149,430
Fannie Mae (b) ..............................            206,000      11,517,460
JPMorgan Chase & Co. ........................            507,772      23,844,973
Lincoln National Corp. ......................            118,600       7,362,688
Merrill Lynch & Co., Inc. (b) ...............            190,000      14,861,800
Northern Trust Corp. (b) ....................            257,718      15,058,463
St. Paul Travelers Cos., Inc. (The) .........            298,500      13,996,665
Washington Mutual, Inc. (b) .................            318,000      13,823,460
Wells Fargo & Co. ...........................            217,600       7,872,768
                                                                   -------------
                                                                     157,066,052
                                                                   -------------
Health Care (14.5%)
Abbott Laboratories .........................            186,000       9,032,160
Amgen, Inc. (a) (b) .........................            312,984      22,387,745
Bristol-Myers Squibb Co. ....................            233,080       5,808,354
Johnson & Johnson ...........................            285,806      18,560,242
Merck & Co., Inc. (b) .......................            507,821      21,277,699
Pfizer, Inc. ................................            724,402      20,544,041
Wyeth .......................................            145,000       7,371,800
                                                                   -------------
                                                                     104,982,041
                                                                   -------------
Industrials (3.3%)
Emerson Electric Co. (The) ..................             41,370       3,469,288
General Electric Co. ........................            105,000       3,706,500
Parker-Hannifin Corp. .......................            117,000       9,094,410
Pitney Bowes, Inc. (b) ......................            176,800       7,844,616
                                                                   -------------
                                                                      24,114,814
                                                                   -------------
Information Technology (14.1%)
Automatic Data Processing, Inc. .............            142,400       6,741,216
Cisco Systems, Inc. (a) (b) .................          1,046,516      24,069,868
Dell, Inc. (a) (b) ..........................            844,202      19,281,574

                                                    SHARES OR           FAIR
                                                PRINCIPAL AMOUNT       VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Information Technology, continued
First Data Corp. ............................            152,000   $   6,384,000
Intel Corp. .................................          1,407,693      28,956,245
Microsoft Corp. .............................            243,000       6,641,190
Time Warner, Inc. ...........................            564,000      10,281,720
                                                                   -------------
                                                                     102,355,813
                                                                   -------------
Materials (3.7%)
Air Products & Chemicals, Inc. ..............            129,700       8,608,189
Alcoa, Inc. .................................            252,000       7,066,080
Weyerhaeuser Co. (b) ........................            186,500      11,475,345
                                                                   -------------
                                                                      27,149,614
                                                                   -------------
Telecommunication Services (6.6%)
AT&T, Inc. (b) ..............................            421,837      13,735,013
BellSouth Corp. .............................            180,000       7,695,000
Nokia Corp., ADR (b) ........................            550,000      10,829,500
Verizon Communications, Inc. ................            427,000      15,854,510
                                                                   -------------
                                                                      48,114,023
                                                                   -------------
Utilities (2.8%)
NiSource, Inc. (b) ..........................            538,100      11,698,294
SCANA Corp. (b) .............................             87,467       3,522,296
Xcel Energy, Inc. ...........................            231,275       4,775,829
                                                                   -------------
                                                                      19,996,419
   Total Common Stocks
      (Cost $525,464,176) ...................                        686,028,923
                                                                   -------------
WARRANT (0.0%)
Raytheon Co. (a) ............................              7,110         101,460
                                                                   -------------
   Total Warrant (Cost $0) ..................                            101,460
                                                                   -------------
REPURCHASE AGREEMENT (5.3%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $38,421,643 (Collateralized fully by U.S.
   Government Agencies) .....................   $     38,405,481      38,405,481
                                                                   -------------
   Total Repurchase Agreement
      (Cost $38,405,481) ....................                         38,405,481
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (17.5%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........        126,591,112     126,591,112
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan
      (Cost $126,591,112) ...................                        126,591,112
                                                                   -------------
Total Investments
   (Cost $690,460,769) -- 117.5% ............                        851,126,976
Net other assets (liabilities) -- (17.5)% ...                       (126,835,316)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 724,291,660
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Large Cap Growth Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                       FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (91.3%)
Consumer Discretionary (12.6%)
American Eagle Outfitters, Inc. (b) .........             65,600   $   2,875,248
Best Buy, Inc. (b) ..........................             59,800       3,202,888
Coach, Inc. (a) (b) .........................            113,100       3,890,640
Comcast Corp., Class A (a) (b) ..............             98,800       3,640,780
Federated Department Stores, Inc. (b) .......             68,200       2,946,922
Hilton Hotels Corp. (b) .....................            120,900       3,367,065
J. C. Penney, Inc. (b) ......................             42,200       2,886,058
Polo Ralph Lauren Corp. .....................             38,300       2,477,627
Starbucks Corp. (a) (b) .....................             93,600       3,187,080
                                                                   -------------
                                                                      28,474,308
                                                                   -------------
Consumer Staples (6.3%)
Archer-Daniels-Midland Co. ..................             85,800       3,250,104
Fomento Economico Mexicano SA, ADR ..........             29,900       2,898,506
Hansen Natural Corp. (a) (b) ................             85,100       2,764,048
PepsiCo, Inc. ...............................             43,500       2,838,810
Procter & Gamble Co. ........................             39,600       2,454,408
                                                                   -------------
                                                                      14,205,876
                                                                   -------------
Energy (3.6%)
Cameco Corp. (b) ............................             81,900       2,995,083
McDermott International, Inc. (a) ...........             66,300       2,771,340
Schlumberger Ltd. (b) .......................             39,600       2,456,388
                                                                   -------------
                                                                       8,222,811
                                                                   -------------
Financials (9.4%)
Affiliated Managers Group, Inc. (a) (b) .....             33,800       3,383,718
American International Group, Inc. ..........             39,300       2,604,018
Bear Stearns Cos., Inc. (The) (b) ...........             18,200       2,549,820
Charles Schwab Corp. (The) (b) ..............            139,700       2,500,630
Chicago Mercantile Exchange Holdings,
   Inc. (b) .................................              7,400       3,539,050
Goldman Sachs Group, Inc. (The) (b) .........             20,000       3,383,400
Merrill Lynch & Co., Inc. ...................             43,000       3,363,460
                                                                   -------------
                                                                      21,324,096
                                                                   -------------
Health Care (18.5%)
AmerisourceBergen Corp. (b) .................             52,600       2,377,520
Amgen, Inc. (a) (b) .........................             31,762       2,271,936
Amylin Pharmaceuticals, Inc. (a) (b) ........             72,800       3,208,296
Celgene Corp. (a) (b) .......................             80,600       3,489,980
Fisher Scientific International, Inc. (a) ...             33,100       2,589,744
Genentech, Inc. (a) (b) .....................             29,900       2,472,730
Gilead Sciences, Inc. (a) ...................             53,000       3,641,100
Humana, Inc. (a) ............................             65,600       4,335,504
Medco Health Solutions, Inc. (a) ............             37,500       2,254,125
Novartis AG, ADR ............................             74,100       4,330,404
Schering-Plough Corp. .......................            104,000       2,297,360
Stericycle, Inc. (a) (b) ....................             41,900       2,924,201
Wellpoint, Inc. (a) .........................             29,200       2,249,860
Wyeth .......................................             64,700       3,289,348
                                                                   -------------
                                                                      41,732,108
                                                                   -------------
Industrials (7.7%)
Danaher Corp. (b) ...........................             53,481       3,672,540
FedEx Corp. .................................             23,812       2,587,888
General Electric Co. ........................             68,200       2,407,460
Monster Worldwide, Inc. (a) .................             76,000       2,750,440
Precision Castparts Corp. (b) ...............             39,000       2,463,240
United Technologies Corp. ...................             56,500       3,579,275
                                                                   -------------
                                                                      17,460,843
                                                                   -------------

                                                    SHARES OR           FAIR
                                                PRINCIPAL AMOUNT       VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Information Technology (24.6%)
Advanced Micro Devices, Inc. (a) (b) ........             91,000   $   2,261,350
Agilent Technologies, Inc. (a) ..............             68,900       2,252,341
Akamai Technologies, Inc. (a) (b) ...........             75,000       3,749,250
Amphenol Corp., Class A (b) .................             74,700       4,626,171
Apple Computer, Inc. (a) (b) ................             49,400       3,805,282
Cisco Systems, Inc. (a) .....................            112,400       2,585,200
Cognizant Technology Solutions Corp.,
   Class A (a) ..............................             47,800       3,540,068
Google, Inc. (a) (b) ........................              6,800       2,732,920
Hewlett-Packard Co. .........................            123,000       4,512,870
MEMC Electronic Materials, Inc. (a) (b) .....            100,100       3,666,663
Micron Technology, Inc. (a) (b) .............            245,000       4,263,000
Microsoft Corp. .............................            128,000       3,498,240
Motorola, Inc. ..............................            143,000       3,575,000
Nokia Corp., ADR ............................            160,500       3,160,245
Oracle Corp. (a) (b) ........................            291,200       5,165,889
QUALCOMM, Inc. ..............................             57,800       2,101,030
                                                                   -------------
                                                                      55,495,519
                                                                   -------------
Telecommunication Services (7.1%)
America Movil SA de CV, Series L, ADR (b) ...            111,100       4,374,007
American Tower Corp., Class A (a) (b) .......            108,500       3,960,250
AT&T, Inc. (b) ..............................             94,600       3,080,176
NII Holdings, Inc. (a) (b) ..................             72,800       4,525,248
                                                                   -------------
                                                                      15,939,681
                                                                   -------------
Utilities (1.5%)
FirstEnergy Corp. (b) .......................             29,900       1,670,214
FPL Group, Inc. (b) .........................             37,700       1,696,500
                                                                   -------------
                                                                       3,366,714
                                                                   -------------
   Total Common Stocks
      (Cost $173,798,922) ...................                        206,221,956
                                                                   -------------
EXCHANGE TRADED FUNDS (4.5%)
iShares Russell 1000 Growth Index
   Fund (b) .................................            195,000      10,171,200
                                                                   -------------
   Total Exchange Traded Funds
      (Cost $9,911,034) .....................                         10,171,200
                                                                   -------------
REPURCHASE AGREEMENT (3.1%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $6,883,073 (Collateralized fully by U.S.
   Government Agencies) .....................   $      6,880,178       6,880,178
                                                                   -------------
   Total Repurchase Agreement
      (Cost $6,880,178) .....................                          6,880,178
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (44.7%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........        101,006,062     101,006,062
                                                                   -------------
Total Securities Held as Collateral for
   Securities on Loan
   (Cost $101,006,062) ......................                        101,006,062
                                                                   -------------
Total Investments
   (Cost $291,596,196) -- 143.6% ............                        324,279,396
Net other assets (liabilities) -- (43.6)%                            (98,443,084)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 225,836,312
                                                                   =============

See page 86 for footnote legend to the Schedules of Portfolio Investments.

           See accompanying notes to the financial statements.

Mid Cap Value Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                       FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (94.7%)
Advertising (3.0%)
Interpublic Group of Cos., Inc. (a) (b) .....            701,550   $   6,945,345
                                                                   -------------
Computer Software (14.9%)
BMC Software, Inc. (a) (b) ..................            226,650       6,169,413
CA, Inc. (b) ................................            483,850      11,462,407
Computer Sciences Corp. (a) .................            129,150       6,343,848
CSG Systems International, Inc. (a) (b) .....            189,400       5,005,842
Progress Software Corp. (a) .................            202,550       5,266,300
                                                                   -------------
                                                                      34,247,810
                                                                   -------------
Consumer Discretionary (11.9%)
Gannett Co., Inc. (b) .......................             93,300       5,302,239
International Speedway Corp. ................            104,900       5,228,216
Kohl's Corp. (a) (b) ........................            150,350       9,760,722
Lexmark International, Inc. (a) (b) .........            116,900       6,740,454
Universal Technical Institute Inc. (a) ......             10,900         195,001
                                                                   -------------
                                                                      27,226,632
                                                                   -------------
Energy (1.6%)
Forest Oil Corp. (a) (b) ....................            117,600       3,714,984
                                                                   -------------
Financials (32.3%)
Annaly Mortgage Management, Inc., REIT ......            154,400       2,028,816
Aon Corp. (b) ...............................            154,050       5,217,674
Endurance Specialty Holdings, Ltd. ..........            190,045       6,700,987
Fidelity National Financial, Inc. ...........            179,300       7,467,844
Hudson City Bancorp, Inc. ...................            105,750       1,401,188
KeyCorp (b) .................................            128,050       4,794,192
Leucadia National Corp. .....................            190,600       4,988,002
MBIA, Inc. (b) ..............................             73,550       4,518,912
Mercury General Corp. (b) ...................            171,250       8,495,712
MoneyGram International, Inc. ...............             82,450       2,395,997
Popular Inc. ................................            168,600       3,277,584
Protective Life Corp. .......................             74,350       3,401,513
StanCorp Financial Group, Inc. ..............            193,350       8,629,210
Waddell and Reed Financial, Inc. ............            339,100       8,392,724
Washington Federal, Inc. ....................             93,250       2,092,530
                                                                   -------------
                                                                      73,802,885
                                                                   -------------
Health Care (7.2%)
King Pharmaceuticals, Inc. (a) (b) ..........            204,900       3,489,447
Par Pharmaceutical Cos., Inc. (a) ...........            122,400       2,232,576
STERIS Corp. ................................            133,750       3,218,025
Watson Pharmaceuticals, Inc. (a) (b) ........            115,200       3,014,784
Zimmer Holdings, Inc. (a) (b) ...............             67,900       4,583,250
                                                                   -------------
                                                                      16,538,082
                                                                   -------------

                                                    SHARES OR           FAIR
                                                PRINCIPAL AMOUNT       VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Industrials (11.4%)
Crane Co. ...................................            144,100   $   6,023,380
Leggett & Platt, Inc. .......................            328,325       8,217,975
R.H. Donnelley Corp. (b) ....................            131,750       6,969,575
Valspar Corp. ...............................            186,250       4,954,250
                                                                   -------------
                                                                      26,165,180
                                                                   -------------
Information Technology (6.8%)
Affiliated Computer Services, Inc.,
   Class A (a) ..............................             40,600       2,105,516
Polycom, Inc. (a) (b) .......................            177,150       4,345,490
Serono SA, ADR (b) ..........................            213,250       4,582,742
Synopsys, Inc. (a) (b) ......................            225,450       4,445,874
                                                                   -------------
                                                                      15,479,622
                                                                   -------------
Telecommunication Services (5.6%)
Clear Channel Communications, Inc. (b) ......            223,350       6,443,648
Discovery Holding Co., Class A (a) (b) ......            449,750       6,503,385
                                                                   -------------
                                                                      12,947,034
                                                                   -------------
   Total Common Stocks
      (Cost $198,604,571) ...................                        217,067,574
                                                                   -------------
REPURCHASE AGREEMENT (5.8%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $13,185,650 (Collateralized fully by U.S.
   Government Agencies) .....................   $     13,180,103      13,180,103
                                                                   -------------
   Total Repurchase Agreement
      (Cost $13,180,103) ....................                         13,180,103
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (27.1%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........         62,152,094      62,152,094
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan
     (Cost $62,152,094) .....................                         62,152,094
                                                                   -------------
Total Investments
   (Cost $273,936,768) -- 127.6% ............                        292,399,771
                                                                   -------------
Net other assets (liabilities) -- (27.6)% ...                        (63,188,741)
Net Assets -- 100.0% ........................                      $ 229,211,030
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Mid Cap Growth Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (92.7%)
Consumer Discretionary (19.5%)
AnnTaylor Stores Corp. (a) (b) ..............             55,000   $   2,302,300
Circuit City Stores, Inc. (b) ...............             91,200       2,290,032
Coach, Inc. (a) (b) .........................             85,000       2,924,000
Coldwater Creek, Inc. (a) ...................            103,000       2,962,280
Crocs, Inc. (a) .............................             66,000       2,240,700
Focus Media Holding, Ltd., ADR (a) ..........             26,000       1,505,920
GameStop Corp., Class A (a) (b) .............             79,000       3,656,120
Guess?, Inc. (a) (b) ........................             54,000       2,620,620
Hilton Hotels Corp. (b) .....................             90,000       2,506,500
Nutri/System, Inc. (a) (b) ..................             59,000       3,675,110
Tween Brands, Inc. (a) (b) ..................             45,500       1,710,800
                                                                   -------------
                                                                      28,394,382
                                                                   -------------
Consumer Staples (1.6%)
Corn Products International, Inc. ...........             72,500       2,359,150
                                                                   -------------
Energy (4.4%)
Cameco Corp. (b) ............................             56,000       2,047,920
Cameron International Corp. (a) (b) .........             32,000       1,545,920
McDermott International, Inc. (a) ...........             35,500       1,483,900
TETRA Technologies, Inc. (a) ................             57,000       1,377,120
                                                                   -------------
                                                                       6,454,860
                                                                   -------------
Financials (16.5%)
Affiliated Managers Group, Inc. (a) (b) .....             37,000       3,704,070
AllianceBernstein Holding L.P. ..............             61,000       4,208,390
Amvescap PLC, ADR ...........................            100,000       2,192,000
Bear Stearns Cos., Inc. (The) (b) ...........             11,600       1,625,160
Chicago Mercantile Exchange Holdings,
   Inc. (b) .................................              4,900       2,343,425
Host Marriott Corp. (b) .....................             95,000       2,178,350
International Securities Exchange ...........             58,000       2,719,620
Holdings, Inc. (b) ..........................
Legg Mason, Inc. (b) ........................             22,000       2,218,920
NASDAQ Stock Market, Inc. (a)                             94,000       2,842,560
                                                                   -------------
                                                                      24,032,495
                                                                   -------------
Health Care (14.4%)
Celgene Corp. (a) (b) .......................             55,000       2,381,500
Covance, Inc. (a) ...........................             42,700       2,834,426
Express Scripts, Inc. (a) ...................             14,200       1,071,958
Humana, Inc. (a) ............................             55,000       3,634,950
Intuitive Surgical, Inc. (a) (b) ............             14,000       1,476,300
Medco Health Solutions, Inc. (a) (b) ........             19,200       1,154,112
Pharmaceutical Product Development, Inc. ....             61,000       2,177,090
ResMed, Inc. (a) (b) ........................             37,500       1,509,375
Respironics, Inc. (a) .......................             76,000       2,934,360
Wellcare Health Plans, Inc. (a) .............             30,500       1,727,215
                                                                   -------------
                                                                      20,901,286
                                                                   -------------
Industrials (7.6%)
Corrections Corporation of America (a) ......             65,250       2,822,063
Gol-Linhas Aereas Inteligentes, ADR (b) .....             77,000       2,644,950
Manitowoc Company, Inc. .....................             50,400       2,257,416
Precision Castparts Corp. ...................             25,000       1,579,000
Tam SA ADR (a) ..............................             55,000       1,754,500
                                                                   -------------
                                                                      11,057,929
                                                                   -------------

                                                    SHARES OR           FAIR
                                                PRINCIPAL AMOUNT       VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Information Technology (19.9%)
Activision, Inc. (a) ........................            146,000   $   2,204,600
Amdocs, Ltd. (a) ............................             64,000       2,534,400
Amphenol Corp., Class A (b) .................             49,000       3,034,570
Anixter International, Inc. (b) .............             38,000       2,145,860
Cognizant Technology Solutions Corp.,
   Class A (a) ..............................             37,000       2,740,220
Harris Corp. (b) ............................             46,500       2,068,784
MEMC Electronic Materials, Inc. (a) (b) .....             65,000       2,380,950
Micron Technology, Inc. (a) (b) .............            159,000       2,766,600
MICROS Systems, Inc. (a) ....................             44,000       2,152,480
Spansion, Inc., Class A (a) (b) .............            145,000       2,417,150
THQ Inc. (a) (b) ............................             76,000       2,216,920
Varian Semiconductor Equipment
   Associates, Inc. (a) .....................             60,000       2,202,000
                                                                   -------------
                                                                      28,864,534
                                                                   -------------
Materials (2.3%)
Airgas, Inc. ................................             44,000       1,591,480
Titanium Metals Corp. (a) ...................             67,000       1,693,760
                                                                   -------------
                                                                       3,285,240
                                                                   -------------
Telecommunication Services (4.8%)
American Tower Corp., Class A (a) (b) .......             85,000       3,102,500
NII Holdings, Inc. (a) (b) ..................             63,000       3,916,080
                                                                   -------------
                                                                       7,018,580
                                                                   -------------
Utilities (1.7%)
Allegheny Energy, Inc. (a) ..................             62,000       2,490,540
                                                                   -------------
   Total Common Stocks
      (Cost $114,009,190) ...................                        134,858,996
                                                                   -------------
EXCHANGE TRADED FUNDS (4.0%)
iShares Russell Midcap Growth Index
   Fund (b) .................................             60,000       5,791,800
                                                                   -------------
   Total Exchange Traded Funds
      (Cost $5,683,253) .....................                          5,791,800
                                                                   -------------
REPURCHASE AGREEMENT (1.2%)
U.S. Bank N.A. 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity
   value of $1,779,035 (Collateralized fully
   by U.S. Government Agencies) .............   $      1,778,287       1,778,287
                                                                   -------------
   Total Repurchase Agreement
      (Cost $1,778,287) .....................                          1,778,287
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (38.3%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........         55,773,608      55,773,608
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan
      (Cost $55,773,608) ....................                         55,773,608
                                                                   -------------
Total Investments
   (Cost $177,244,338) -- 136.2% ............                        198,202,691
Net other assets (liabilities) -- (36.2)% ...                        (52,734,846)
                                                                   -------------
Net Assets -- 100.0% ........................                        145,467,845
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Small Cap Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (88.4%)
Consumer Discretionary (13.7%)
BorgWarner, Inc. (b) ........................             12,220   $     698,617
CEC Entertainment, Inc. (a) .................             37,287       1,174,913
Charlotte Russe Holding, Inc. (a) ...........             53,900       1,484,406
Deb Shops, Inc. .............................             24,684         632,898
Emmis Communication Corp., Class A (a) ......             95,300       1,167,425
Hartmarx Corp. (a) ..........................            233,176       1,578,602
Jos. A. Bank Clothiers, Inc. (a) (b) ........             32,304         967,828
Lone Star Steakhouse & Saloon, Inc. .........             12,200         338,794
M.D.C. Holdings, Inc. (b) ...................             12,610         585,735
Michaels Stores, Inc. .......................              4,554         198,281
P.F. Chang's China Bistro, Inc. (a) (b) .....             75,200       2,610,192
Polaris Industries, Inc. (b) ................             37,016       1,523,208
Stanley Furniture Co., Inc. .................             49,673       1,058,532
Steak n Shake Co. (The) (a) (b) .............            124,600       2,104,494
Strattec Security Corp. (a) .................             12,407         474,816
Zale Corp. (a) ..............................             16,896         468,695
                                                                   -------------
                                                                      17,067,436
                                                                   -------------
Consumer Staples (1.7%)
Inter Parfums, Inc. .........................             66,600       1,268,064
Sanderson Farms, Inc. (b) ...................             26,600         860,776
                                                                   -------------
                                                                       2,128,840
                                                                   -------------
Energy (5.6%)
Berry Petroleum Co., Class A (b) ............             19,536         550,134
Cabot Oil & Gas Corp. .......................              7,366         353,052
Forest Oil Corp. (a) ........................             39,106       1,235,359
Oceaneering International, Inc. (a) .........             15,224         468,899
Oil States International, Inc. (a) (b) ......             41,119       1,130,773
Pioneer Drilling Co. (a) (b) ................            154,111       1,978,784
Teekay Shipping Corp. .......................             29,732       1,222,283
                                                                   -------------
                                                                       6,939,284
                                                                   -------------
Financials (15.7%)
AmerUs Group Co. (b) ........................             11,248         764,976
Assured Guaranty, Ltd. ......................             35,800         928,294
BRE Properties, Inc., Class A, REIT (b) .....             10,270         613,427
CNA Surety Corp. (a) ........................             44,035         889,507
Colonial BancGroup, Inc. ....................             50,260       1,231,370
Dime Community Bancshares ...................             86,432       1,273,143
First State Bancorp .........................             23,324         605,724
Heritage Property Investment Trust, REIT (b)              13,480         491,481
Hilb, Rogal & Hobbs Co. (b) .................             32,692       1,394,314
Hub International, Ltd. .....................             24,676         713,630
InnKeepers USA Trust, REIT (b) ..............             68,492       1,115,735
Investment Technology Group, Inc. (a) .......             13,710         613,523
Midland Co. (The) ...........................             17,542         759,919
NewAlliance Bancshares, Inc. (b) ............            120,706       1,768,344
Peoples Bancorp, Inc. .......................             24,834         725,898
Phoenix Cos., Inc. (The) ....................             76,680       1,073,520
Protective Life Corp. .......................             10,982         502,427
Stewart Information Services Corp. ..........             36,124       1,256,031
Triad Guaranty, Inc. (a) ....................             27,920       1,428,666
Wintrust Financial Corp. ....................             26,675       1,337,751
                                                                   -------------
                                                                      19,487,680
                                                                   -------------
Health Care (3.6%)
American Medical Systems Holdings,
   Inc. (a) (b) .............................            110,100       2,029,143
Greatbatch, Inc. (a) ........................             49,000       1,108,380

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Health Care, continued
Owens & Minor, Inc. .........................             13,843   $     455,296
Pediatrix Medical Group, Inc. (a) ...........              9,368         427,181
West Pharmaceutical Services, Inc. ..........             10,000         392,700
                                                                   -------------
                                                                       4,412,700
                                                                   -------------
Industrials (20.4%)
Briggs & Stratton Corp. (b) .................             50,624       1,394,691
Curtiss-Wright Corp. (b) ....................             46,280       1,404,598
Esterline Technologies Corp. (a) ............             62,700       2,116,752
Gardner Denver, Inc. (a) ....................             36,480       1,206,758
Genlyte Group, Inc. (a) (b) .................             15,440       1,099,328
Gorman-Rupp Co. .............................             29,563         966,710
Granite Construction, Inc. ..................             10,260         547,371
Kaydon Corp. (b) ............................             41,355       1,530,962
LaBarge, Inc. (a) ...........................            226,848       2,359,219
Moog, Inc., Class A (a) .....................             52,680       1,825,889
Mueller Industries, Inc. (b) ................             30,635       1,077,433
Navigant Consulting Co. (a) .................             50,257       1,008,155
Oshkosh Truck Corp. .........................             40,540       2,046,054
Regal-Beloit Corp. ..........................             46,738       2,033,103
TBS International, Ltd., Class A (a) ........            108,448         830,712
Universal Forest Products, Inc. (b) .........             18,984         931,165
Watson Wyatt Worldwide, Inc., Class A (b) ...             30,800       1,260,336
Woodward Governor Co. (b) ...................             48,740       1,634,740
                                                                   -------------
                                                                      25,273,976
                                                                   -------------
Information Technology (21.0%)
Avocent Corp. (a) ...........................             92,900       2,798,148
Commscope, Inc. (a) (b) .....................             16,700         548,762
Comtech Telecommunications Corp. (a) (b) ....             77,873       2,607,188
Exar Corp. (a) ..............................            171,259       2,276,032
Imation Corp. (b) ...........................             44,855       1,800,928
Intersil Corp., Class A .....................             13,630         334,617
Ixia (a) (b) ................................            323,863       2,885,619
j2 Global Communications, Inc. (a) (b) ......             33,400         907,478
KEMET Corp. (a) .............................             95,688         772,202
Kronos, Inc. (a) ............................            107,500       3,664,676
M-Systems Flash Disk Pioneers,
   Ltd. (a) (b) .............................             12,500         503,000
Perot Systems Corp., Class A (a) ............            122,600       1,690,654
Richardson Electronics, Ltd. ................            166,283       1,501,535
Rimage Corp. (a) ............................             48,585       1,089,276
TNS, Inc. (a) (b) ...........................             86,300       1,299,678
Varian Semiconductor Equipment Associates,
   Inc. (a) (b) .............................             25,500         935,850
ViaSat, Inc. (a) ............................             20,000         501,600
                                                                   -------------
                                                                      26,117,243
                                                                   -------------
Materials (4.3%)
Gibraltar Industries, Inc. ..................             62,427       1,384,631
Glatfelter (b) ..............................             62,445         846,130
IAMGOLD Corp. (b) ...........................             60,000         509,400
Minerals Technologies, Inc. (b) .............             26,915       1,437,260
Sensient Technologies Corp. .................             15,500         303,335
Spartech Corp. (b) ..........................             32,740         876,450
                                                                   -------------
                                                                       5,357,206
                                                                   -------------
Utilities (2.4%)
AGL Resources, Inc. (b) .....................             19,710         719,415
Empire District Electric Co. (The) (b) ......             29,760         666,029
Laclede Group, Inc. (The) ...................             14,368         460,925

                                    Continued

Small Cap Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                    SHARES OR           FAIR
                                                PRINCIPAL AMOUNT       VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Utilities, continued
Nicor, Inc. (b) .............................              9,230   $     394,675
UIL Holdings Corp. ..........................             19,776         741,600
                                                                   -------------
                                                                       2,982,644
                                                                   -------------
   Total Common Stocks
      (Cost $96,419,005) ....................                        109,767,009
                                                                   -------------
CORPORATE BONDS (0.1%)
Industrials (0.1%)
Mueller Industries, Inc., 6.00%, 11/1/14 ....   $        175,000         161,000
                                                                   -------------
   Total Corporate Bonds
      (Cost $175,000) .......................                            161,000
                                                                   -------------
EXCHANGE TRADED FUNDS (4.2%)
iShares Russell 2000 Growth Index Fund (b) ..             10,600         766,698
iShares Russell 2000 Index Fund (a) (b) .....             42,500       3,058,725
iShares S&P SmallCap 600 Index Fund .........             11,600         711,892
iShares S&P SmallCap 600 Growth Index
   Fund (b) .................................              5,800         693,100
                                                                   -------------
   Total Exchange Traded Funds
      (Cost $5,025,632) .....................                          5,230,415
                                                                   -------------

                                                                        FAIR
                                                PRINCIPAL AMOUNT       VALUE
                                                ----------------   -------------
REPURCHASE AGREEMENT (7.2%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity
   value of $8,941,721 (Collateralized fully
   by U.S. Government Agencies) .............   $      8,937,960   $   8,937,960
                                                                   -------------
   Total Repurchase Agreement
      (Cost $8,937,960) .....................                          8,937,960
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR
   SECURITIES ON LOAN (23.2%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........         28,786,261      28,786,261
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan
      (Cost $28,786,261) ....................                         28,786,261
                                                                   -------------
Total Investments
   (Cost $139,343,858) -- 123.1% ............                        152,882,645
Net other assets (liabilities) -- (23.1)%....                        (28,696,778)
                                                                   -------------
Net Assets -- 100.0%                                               $ 124,185,867
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

International Equity Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (95.1%)
Australia (2.9%)
Banks (0.8%)
National Australia Bank, Ltd. ...............             76,288   $   2,086,111
                                                                   -------------
Property & Causulty Insurance (1.1%)
QBE Insurance Group, Ltd. ...................            163,663       2,987,664
                                                                   -------------
Transportation (1.0%)
Qantas Airways, Ltd. ........................            889,400       2,591,129
                                                                   -------------
                                                                       7,664,904
                                                                   -------------
Austria (0.4%)
Telecommunications (0.4%)
Telekom Austria AG ..........................             45,628       1,151,243
                                                                   -------------
Belgium (1.5%)
Banking & Insurance Services (1.1%)
KBC Groep SA ................................             27,203       2,864,436
                                                                   -------------
Chemicals (0.4%)
Solvay SA ...................................              8,401       1,086,460
                                                                   -------------
                                                                       3,950,896
                                                                   -------------
Finland (1.6%)
Paper & Related Products (1.0%)
UPM -- Kymmene, Oyj .........................            106,100       2,520,969
                                                                   -------------
Telecommunications (0.6%)
Nokia OYJ ...................................             77,650       1,541,757
                                                                   -------------
                                                                       4,062,726
                                                                   -------------
France (7.6%)
Insurance (1.7%)
Axa .........................................            118,475       4,368,213
                                                                   -------------
Oil & Gas (2.4%)
Total SA ....................................             95,046       6,236,297
                                                                   -------------
Pharmaceuticals (1.2%)
Sanofi-Aventis SA ...........................             36,375       3,237,597
                                                                   -------------
Real Estate (0.5%)
Unibail .....................................              5,624       1,181,546
                                                                   -------------
Telecommunications (1.8%)
France Telecom SA ...........................            207,619       4,764,621
                                                                   -------------
                                                                      19,788,274
                                                                   -------------
Germany (7.4%)
Automobiles & Trucks (0.5%)
Bayerische Motoren Werke AG .................             23,422       1,255,275
                                                                   -------------
Banking & Finance (1.5%)
Deutsche Postbank AG ........................             37,403       2,839,689
IKB Deutsche Industriebank AG ...............             33,699       1,178,403
                                                                   -------------
                                                                       4,018,092
                                                                   -------------
Diversified Products (0.5%)
Siemens AG ..................................             13,519       1,179,448
                                                                   -------------
Electric Utilities (1.5%)
E. On AG ....................................             33,389       3,967,090
                                                                   -------------
Insurance (0.3%)
Hannover Rueckversicherungs AG (a) ..........             16,304         685,475
                                                                   -------------
Insurance-Multi-Line (2.0%)
Allianz AG ..................................             29,242       5,060,095
                                                                   -------------
Manufacturing (0.4%)
Man AG ......................................             13,026       1,100,433
                                                                   -------------

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Germany, continued
Retail (0.6%)
Metro AG ....................................             27,792   $   1,621,268
                                                                   -------------
Telecommunications (0.1%)
Premiere AG (a) .............................             19,316         255,927
                                                                   -------------
                                                                      19,143,103
                                                                   -------------
Great Britain (22.4%)
Advertising/Marketing (0.4%)
WPP Group PLC ...............................             93,182       1,154,832
                                                                   -------------
Banks (4.9%)
Barclays PLC ................................            510,815       6,445,434
Royal Bank of Scotland Group PLC ............            177,779       6,120,555
                                                                   -------------
                                                                      12,565,989
                                                                   -------------
Beverages -- Wine & Spirits (2.2%)
Cadbury Schweppes PLC .......................            122,336       1,302,007
Diageo PLC ..................................            246,618       4,356,075
                                                                   -------------
                                                                       5,658,082
                                                                   -------------
Building & Construction (0.3%)
Balfour Beatty PLC ..........................             95,013         732,395
                                                                   -------------
Distribution/Wholesale (0.9%)
Wolseley PLC ................................            113,178       2,385,773
                                                                   -------------
Diversified Operations/Commercial (0.2%)
Rentokil Initial PLC ........................            198,694         544,943
                                                                   -------------
Electric -- Distribution (0.6%)
Scottish & Southern Energy PLC ..............             62,100       1,532,271
                                                                   -------------
Insurance (1.8%)
Prudential Corp. PLC ........................            383,033       4,757,795
                                                                   -------------
Media (0.2%)
ITV PLC .....................................            284,224         514,802
                                                                   -------------
Oil & Gas (2.5%)
BP PLC ......................................            594,623       6,478,781
                                                                   -------------
Pharmaceuticals (1.2%)
AstraZeneca PLC .............................             16,877       1,054,655
GlaxoSmithKline PLC .........................             74,996       1,996,486
                                                                   -------------
                                                                       3,051,141
                                                                   -------------
Research & Development (0.4%)
Taylor Nelson Sofres PLC ....................            247,843         992,931
                                                                   -------------
Retail -- Apparel (0.4%)
GUS PLC .....................................             62,462       1,129,592
                                                                   -------------
Retail -- Building (0.8%)
Kingfisher PLC ..............................            439,317       2,017,045
                                                                   -------------
Retail -- Consumer Electronics (0.5%)
Kesa Electricals PLC ........................            193,780       1,181,740
                                                                   -------------
Retail -- Food (1.5%)
Tesco PLC ...................................            560,640       3,778,463
                                                                   -------------
Telecommunication Services (2.4%)
Vodafone Group PLC ..........................          2,761,487       6,320,050
                                                                   -------------
Tobacco (1.2%)
Gallaher Group PLC ..........................            188,860       3,090,154
                                                                   -------------
                                                                      57,886,779
                                                                   -------------
Hong Kong (1.7%)
Manufacturing -- Consumer Goods (0.3%)
Yue Yuen Industrial Holdings, Ltd. ..........            237,000         736,214
                                                                   -------------

                                    Continued

International Equity Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Hong Kong, continued
Real Estate (0.5%)
Sun Hung Kai Properties, Ltd. ...............            109,000   $   1,189,984
                                                                   -------------
Retail -- Diversified (0.5%)
Esprit Asia Holdings, Ltd. ..................            142,500       1,299,628
                                                                   -------------
Telecommunications (0.4%)
Hutchison Telecommunications (a) ............            644,000       1,139,135
                                                                   -------------
                                                                       4,364,961
                                                                   -------------
Ireland (2.8%)
Banking & Finance (2.1%)
Bank of Ireland .............................            201,526       3,940,018
Depfa Bank PLC ..............................             86,071       1,591,098
                                                                   -------------
                                                                       5,531,116
                                                                   -------------
Building & Construction (0.7%)
CRH PLC .....................................             53,723       1,813,903
                                                                   -------------
                                                                       7,345,019
                                                                   -------------
Italy (1.7%)
Banking & Finance (0.9%)
UniCredito Italiano S.p.A. ..................            296,195       2,457,933
                                                                   -------------
Oil & Gas (0.8%)
Eni S.p.A. ..................................             68,254       2,022,411
                                                                   -------------
                                                                       4,480,344
                                                                   -------------
Japan (19.9%)
Automobiles & Trucks (3.8%)
Honda Motor Co., Ltd. .......................             73,600       2,473,897
Mitsubishi Corp. ............................            114,400       2,150,267
Nissan Motors Co., Inc. .....................            227,200       2,544,963
Toyota Motor Corp. ..........................             51,000       2,772,162
                                                                   -------------
                                                                       9,941,289
                                                                   -------------
Banks (2.8%)
Bank of Yokohama, Ltd. (The) ................            199,000       1,566,929
Sumitomo Mitsui Financial Group, Inc. .......                296       3,107,612
Sumitomo Trust & Banking Co., Ltd. ..........            162,000       1,695,301
Takefuji Corp. ..............................             22,130       1,015,533
                                                                   -------------
                                                                       7,385,375
                                                                   -------------
Brewery (0.6%)
Asahi Breweries, Ltd. .......................            113,700       1,657,704
                                                                   -------------
Diversified Chemicals (1.6%)
Nitto Denko Corp. ...........................             35,300       2,092,117
Shin-Etsu Chemical Co., Ltd. ................             31,900       2,036,458
                                                                   -------------
                                                                       4,128,575
                                                                   -------------
Diversified Financials (0.4%)
Nomura Holdings, Inc. .......................             64,400       1,134,129
                                                                   -------------
Drugs (0.3%)
Tanabe Seiyaku Co., Ltd. ....................             72,000         902,210
                                                                   -------------
Electric Products (0.8%)
Funai Electric Co., Ltd. ....................              9,400         885,801
Yokogawa Electric Corp. .....................             86,000       1,130,066
                                                                   -------------
                                                                       2,015,867
                                                                   -------------
Electronic Components (1.2%)
Murata Manufacturing Co., Ltd. ..............             12,400         860,892
Rohm Co., Ltd. ..............................             23,300       2,164,093
                                                                   -------------
                                                                       3,024,985
                                                                   -------------

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Japan, continued
Finance Services (0.4%)
Aiful Corp. .................................             26,350   $   1,019,554
                                                                   -------------
Industrial (1.0%)
East Japan Railway Co. ......................                224       1,566,540
SMC Corp. ...................................              7,800       1,032,207
                                                                   -------------
                                                                       2,598,747
                                                                   -------------
Insurance (0.9%)
Mitsui Sumitomo Insurance Co., Ltd. .........            181,000       2,263,458
                                                                   -------------
Manufacturing (0.3%)
NTN Corp. ...................................            108,000         854,051
                                                                   -------------
Manufacturing-Diversified (0.4%)
NOK Corp. ...................................             40,200         992,151
                                                                   -------------
Office Equipment (1.1%)
Canon, Inc. .................................             54,100       2,821,573
                                                                   -------------
Oil & Gas (0.4%)
Tokyo Gas Co., Ltd. .........................            203,000       1,017,492
                                                                   -------------
Property & Causulty Insurance (0.4%)
Sompo Japan Insurance, Inc. .................             78,000       1,021,641
                                                                   -------------
Real Estate (0.4%)
Mitsui Fudosan Co., Ltd. ....................             42,000         954,788
                                                                   -------------
Retail (0.6%)
AEON Co., Ltd. ..............................             66,800       1,637,338
                                                                   -------------
Retail -- Automobile (0.8%)
Bridgestone Corp. ...........................            109,200       2,205,080
                                                                   -------------
Telecommunications (1.2%)
KDDI Corp. ..................................                146         909,796
NTT DoCoMo, Inc. ............................              1,409       2,171,179
                                                                   -------------
                                                                       3,080,975
                                                                   -------------
Tobacco (0.5%)
Japan Tobacco, Inc. .........................                304       1,181,407
                                                                   -------------
                                                                      51,838,389
                                                                   -------------
Netherlands (10.1%)
Air Freight & Logistics (1.1%)
TNT NV ......................................             74,637       2,830,435
                                                                   -------------
Banking & Finance (3.8%)
ABN AMRO Holding NV .........................            302,134       8,810,694
ING Groep NV ................................             30,370       1,335,770
                                                                   -------------
                                                                      10,146,464
                                                                   -------------
Electronic Equipment (0.8%)
ASML Holding NV (a) .........................             93,987       2,197,411
                                                                   -------------
Electronics (1.0%)
Koninklijke (Royal) Philips Electronics NV ..             71,476       2,507,564
                                                                   -------------
Multi-Line Insurance (1.5%)
Aegon NV ....................................            207,643       3,893,751
                                                                   -------------
Publishing (1.1%)
Reed Elsevier NV ............................            166,144       2,770,085
                                                                   -------------
Telecommunications (0.8%)
Koninklijke (Royal) KPN NV ..................            157,762       2,012,255
                                                                   -------------
                                                                      26,357,965
                                                                   -------------
Norway (0.5%)
Telecommunications (0.5%)
Telenor ASA .................................            102,300       1,334,457
                                                                   -------------

                                    Continued

International Equity Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Singapore (0.1%)
Retail (0.1%)
Jardine Cycle & Carriage, Ltd. ..............             28,908   $     218,462
                                                                   -------------
Spain (3.0%)
Banking & Finance (2.2%)
Banco Santander Central Hispano SA ..........            358,373       5,666,102
                                                                   -------------
Petroleum (0.8%)
Repsol-YPF SA ...............................             67,638       2,012,735
                                                                   -------------
                                                                       7,678,837
                                                                   -------------
Sweden (1.8%)
Appliances (0.4%)
Electrolux AB, Class B ......................             62,800       1,020,135
                                                                   -------------
Machinery & Equipment (0.5%)
Sandvik AB ..................................            130,100       1,491,789
                                                                   -------------
Manufacturing (0.3%)
Husqvarna AB (a) ............................             62,800         739,383
                                                                   -------------
Telecommunications (0.6%)
Telefonaktiebolaget LM Ericsson, B Shares ...            425,000       1,473,579
                                                                   -------------
                                                                       4,724,886
Switzerland (9.7%)
Banks (2.8%)
Credit Suisse Group .........................            125,036       7,236,505
                                                                   -------------
Biotechnology (0.4%)
Straumann Holding AG ........................              4,714       1,015,314
                                                                   -------------
Building Materials (0.9%)
Holcim, Ltd. ................................             29,168       2,384,585
                                                                   -------------

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Switzerland, continued
Chemicals (0.4%)
Clariant AG .................................             67,634   $     914,339
                                                                   -------------
Food Products (1.0%)
Nestle SA ...................................              7,699       2,685,196
                                                                   -------------
Insurance (0.6%)
Swiss Re ....................................             21,880       1,674,999
                                                                   -------------
Pharmaceuticals (3.6%)
Novartis AG .................................             67,910       3,965,627
Roche Holding AG ............................             31,361       5,423,764
                                                                   -------------
                                                                       9,389,391
                                                                   -------------
                                                                      25,300,329
                                                                   -------------
   Total Common Stocks
      (Cost $182,608,966) ...................                        247,291,574
                                                                   -------------
EXCHANGE TRADED FUNDS (2.3%)
United States (2.3%)
iShares MSCI EAFE Index .....................             87,000       5,891,640
                                                                   -------------
   Total Exchange Traded Funds
      (Cost $ 5,845,333) ....................                          5,891,640
                                                                   -------------
Total Investments
   (Cost $ 188,454,299) -- 97.4% ............                        253,183,214
Net other assets (liabilities) -- 2.6% ......                          6,715,867
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 259,899,081
                                                                   =============

                                                           CONTRACT
                                                            AMOUNT       CONTRACT                     UNREALIZED
                                               DELIVERY    IN LOCAL        VALUE          FAIR       APPRECIATION
CURRENCY                                         DATE      CURRENCY    IN US DOLLAR      VALUE      (DEPRECIATION)
--------                                       --------   ----------   ------------   -----------   --------------
Short
British Sterling Pound vs. U.S. Dollar .....   11/27/06   L  675,000    $ 1,248,109   $ 1,264,517      $(16,408)
   British Sterling Pound vs. U.S. Dollar ..   11/27/06    3,790,000      7,167,080     7,100,029        67,051
   British Sterling Pound vs. U.S. Dollar ..   11/27/06    2,475,000      4,709,057     4,636,561        72,496
                                               --------   ----------    -----------   -----------      --------
      Total Short Contracts ................                            $13,124,246   $13,001,107      $123,139
                                                                        ===========   ===========      ========
Long
   British Sterling Pound vs. U.S. Dollar ..   11/27/06   L  935,000    $ 1,728,020   $ 1,751,590      $ 23,570
                                               --------   ----------    -----------   -----------      --------
      Total Long Contracts .................                            $ 1,728,020   $ 1,751,590      $ 23,570
                                                                        ===========   ===========      ========

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

           See accompanying notes to the financial statements.

Special Opportunities Equity Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (93.1%)
Consumer Discretionary (18.9%)
Comcast Corp., Class A (a) (b) ..............            255,500   $   9,415,174
Costco Wholesale Corp. (b) ..................            109,500       5,439,960
Laureate Education, Inc. (a) (b) ............            138,587       6,632,774
News Corp., Class A .........................            423,500       8,321,775
WCI Communities, Inc. (a) (b) ...............            108,700       1,895,728
YUM! Brands, Inc. ...........................            137,900       7,177,695
                                                                   -------------
                                                                      38,883,106
                                                                   -------------
Consumer Staples (3.9%)
Smithfield Foods, Inc. (a) ..................            295,540       7,985,491
                                                                   -------------
Energy (17.6%)
Apache Corp. (b) ............................            131,000       8,279,200
CONSOL Energy, Inc. .........................            238,500       7,567,605
Noble Corp. (b) .............................            123,000       7,894,140
Pioneer Natural Resources Co. (b) ...........            134,000       5,242,080
Weatherford International, Ltd. (a) .........            178,000       7,426,160
                                                                   -------------
                                                                      36,409,185
                                                                   -------------
Financials (6.7%)
Markel Corp. (a) ............................             14,600       5,995,636
Wells Fargo & Co. ...........................            217,500       7,869,150
                                                                   -------------
                                                                      13,864,786
                                                                   -------------
Health Care (15.7%)
C.R. Bard, Inc. (b) .........................             88,400       6,630,000
Emdeon Corp. (a) ............................            626,500       7,336,315
KOS Pharmaceuticals, Inc. (a) ...............            191,000       9,439,220
MedCath Corp. (a) (b) .......................            160,900       4,841,481
UnitedHealth Group, Inc. ....................             83,200       4,093,440
                                                                   -------------
                                                                      32,340,456
                                                                   -------------
Industrials (14.2%)
J.B. Hunt Transport Services, Inc. (b) ......            201,500       4,185,155
L-3 Communications Holdings, Inc. ...........            103,800       8,130,654
Nalco Holdings Co. (a) ......................            451,500       8,361,780
PACCAR, Inc. ................................            150,000       8,553,000
                                                                   -------------
                                                                      29,230,589
                                                                   -------------

                                                    SHARES OR
                                                    PRINCIPAL           FAIR
                                                     AMOUNT            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Information Technology (16.1%)
Activision, Inc. (a) (b) ....................            295,000   $   4,454,500
ATI Technologies, Inc. (a) ..................            207,000       4,440,150
Checkfree Corp. (a) .........................            113,500       4,689,820
Digital Insight Corp. (a) ...................            102,500       3,005,300
Fair Issac Corp. (b) ........................            193,000       7,058,010
Symantec Corp. (a) (b) ......................            451,500       9,607,920
                                                                   -------------
                                                                      33,255,700
                                                                   -------------
   Total Common Stocks
      (Cost $154,279,456) ...................                        191,969,313
                                                                   -------------
INVESTMENT COMPANY (0.2%)
Morgan Stanley Quality Municipal
   Income (b) ...............................             33,800         494,832
                                                                   -------------
   Total Investment Company
      (Cost $445,097) .......................                            494,832
                                                                   -------------
REPURCHASE AGREEMENT (6.5%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $13,500,699 (Collateralized fully by
   U.S. Government Agencies) ................   $     13,495,020      13,495,020
                                                                   -------------
   Total Repurchase Agreement
      (Cost $13,495,020) ....................                         13,495,020
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (29.9%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........         61,799,055      61,799,055
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan (Cost
      $61,799,055) ..........................                         61,799,055
                                                                   -------------
Total Investments
   (Cost $230,018,628) -- 129.7% ............                        267,758,220
Net other assets (liabilities) -- (29.7)% ...                        (61,324,221)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 206,433,999
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Equity Income Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                        FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
COMMON STOCKS (94.0%)
Consumer Discretionary (3.5%)
KB Home (b) .................................             95,000   $   4,161,000
                                                                   -------------
Consumer Staples (10.0%)
Altria Group, Inc. ..........................             31,420       2,405,201
Diageo PLC, ADR .............................             28,500       2,024,640
General Mills, Inc. .........................             54,000       3,056,400
Kimberly-Clark Corp. (b) ....................             67,000       4,379,120
                                                                   -------------
                                                                      11,865,361
                                                                   -------------
Energy (18.8%)
ChevronTexaco Corp. (b) .....................             72,500       4,702,350
ConocoPhillips ..............................             64,500       3,839,685
Kinder Morgan Management, LLC (a) (b) .......            120,479       5,086,623
Natural Resource Partners L.P. ..............              7,800         391,482
Natural Resource Partners L.P. ..............             90,800       4,631,708
Petroleo Brasileiro SA, ADR .................             45,000       3,772,350
                                                                   -------------
                                                                      22,424,198
                                                                   -------------
Financials (24.2%)
CitiGroup, Inc. .............................             72,885       3,620,198
Endurance Specialty Holdings, Ltd. ..........            137,000       4,830,620
Equity Inns, Inc., REIT .....................            234,400       3,731,648
First Industrial Realty Trust, REIT .........            110,000       4,840,000
Mills Corp. (The), REIT (b) .................             49,000         818,790
U.S. Bancorp ................................             99,000       3,288,780
Washington Real Estate Investment Trust,
   REIT (b) .................................             93,500       3,721,300
Weingarten Realty Investors, REIT (b) .......             89,500       3,850,290
                                                                   -------------
                                                                      28,701,626
                                                                   -------------
Health Care (8.2%)
Abbott Laboratories .........................             96,500       4,686,040
Pfizer, Inc. ................................            179,500       5,090,620
                                                                   -------------
                                                                       9,776,660
                                                                   -------------
Industrials (3.6%)
General Electric Co. ........................            122,900       4,338,370
                                                                   -------------

                                                    SHARES OR
                                                    PRINCIPAL           FAIR
                                                     AMOUNT            VALUE
                                                ----------------   -------------
COMMON STOCKS, CONTINUED
Information Technology (11.1%)
Microchip Technology, Inc. ..................            139,000   $   4,506,380
Nokia Corp., ADR (b) ........................            214,000       4,213,660
Taiwan Semiconductor Manufacturing Co., Ltd.,
   ADR (b) ..................................            473,000       4,540,800
                                                                   -------------
                                                                      13,260,840
                                                                   -------------
Materials (3.4%)
E.I. DuPont de Nemours & Co. ................             95,000       4,069,800
                                                                   -------------
Telecommunication Services (3.8%) AT&T,
   Inc. (b) ..............................               140,500       4,574,680
                                                                   -------------
Utilities (7.4%)
Dominion Resources, Inc., Virginia (b).......             57,500       4,398,175
Pinnacle West Capital Corp. (b) .............             98,000       4,414,900
                                                                   -------------
                                                                       8,813,075
                                                                   -------------
   Total Common Stocks
      (Cost $96,350,118) ....................                        111,985,610
                                                                   -------------
REPURCHASE AGREEMENT (5.6%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $6,676,368 (Collateralized fully by
   U.S. Government Agencies) ................   $      6,673,560       6,673,560
                                                                   -------------
   Total Repurchase Agreement
      (Cost $6,673,560) .....................                          6,673,560
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (25.8%)
Pool of Various Securities for BB&T Funds --
   Note 2 -- Security Loans .................         30,739,802      30,739,802
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan (Cost
      $30,739,802) ..........................                         30,739,802
                                                                   -------------
Total Investments
   (Cost $133,763,480) -- 125.4% ............                        149,398,972
Net other assets (liabilities) -- (25.4)% ...                        (30,282,293)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 119,116,679
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Short U.S. Government Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                    PRINCIPAL           FAIR
                                                     AMOUNT            VALUE
                                                ----------------   -------------
U.S. GOVERNMENT AGENCIES (47.4%)
Federal Farm Credit Bank (8.2%)
4.13%, 4/15/09 ..............................   $      5,000,000   $   4,900,500
5.38%, 7/18/11 ..............................          1,000,000       1,017,733
                                                                   -------------
                                                                       5,918,233
                                                                   -------------
Federal Home Loan Bank (12.1%)
3.25%, 12/17/07 (b) .........................          3,000,000       2,936,154
3.63%, 11/14/08 (b) .........................          4,000,000       3,891,256
4.63%, 2/18/11, Series 616 ..................          2,000,000       1,976,440
                                                                   -------------
                                                                       8,803,850
                                                                   -------------
Federal Home Loan Mortgage Corporation
   (12.1%)
3.25%, 2/25/08 (b) ..........................          4,000,000       3,899,916
3.50%, 4/1/08 ...............................          5,000,000       4,889,590
                                                                   -------------
                                                                       8,789,506
                                                                   -------------
Federal National Mortgage Assoc. (15.0%)
3.88%, 5/15/07 (b) ..........................          4,000,000       3,966,116
4.63%, 1/15/08 (b) ..........................          7,000,000       6,962,270
                                                                   -------------
                                                                      10,928,386
                                                                   -------------
   Total U.S. Government Agencies
      (Cost $34,707,587) ..................                           34,439,975
                                                                   -------------
MORTGAGE-BACKED SECURITIES (28.5%)
Federal Home Loan Mortgage Corporation
   (10.4%)
5.00%, 12/1/08, Pool # M80714 ...............            524,043         519,703
4.50%, 1/1/10, Pool # M80792 ................          1,715,348       1,689,902
3.50%, 10/15/10, Series 2786, Class PA ......          1,528,738       1,519,412
4.50%, 1/15/11, Pool # 2782 .................          1,625,463       1,615,091
6.50%, 5/1/13, Pool # E00548 ................            255,546         260,186
3.50%, 8/15/16, Series 2866, Class WE .......          1,206,637       1,195,075
6.00%, 9/1/16, Pool # E01049 ................            718,873         729,281
                                                                   -------------
                                                                       7,528,650
                                                                   -------------
Federal National Mortgage Assoc. (18.1%)
4.50%, 1/1/10, Pool # 254626 ................          1,388,965       1,360,449
4.50%, 9/25/12, Series 2002-82, Class XJ ....            104,143         103,808
6.50%, 8/1/13, Pool # 251901 ................            578,687         591,696
6.00%, 3/1/16, Pool # 253702 ................            446,496         453,502
6.00%, 4/1/16, Pool # 535846 ................            443,903         450,868

                                                    PRINCIPAL           FAIR
                                                     AMOUNT            VALUE
                                                ----------------   -------------
MORTGAGE-BACKED SECURITIES, CONTINUED
Federal National Mortgage Assoc., continued
6.50%, 4/1/16, Pool # 253706 ................   $        742,722   $     759,315
6.00%, 8/1/16, Pool # 545125 ................            320,875         325,895
5.00%, 11/1/17, Pool # 254510 ...............          1,815,035       1,789,647
5.00%, 12/1/17, Pool # 254545 ...............          1,948,644       1,921,388
4.50%, 3/1/18, Pool # 555292 ................          2,815,546       2,724,900
6.00%, 4/25/18, Series 2002-27, Class VB ....          2,500,922       2,498,575
2.75%, 6/25/34, Series 2004-W4, Class AI ....            149,702         149,194
                                                                   -------------
                                                                      13,129,237
                                                                   -------------
   Total Mortgage-Backed Securities
      (Cost $20,963,699) ....................                         20,657,887
                                                                   -------------
U.S. Treasury Notes (19.7%)
4.38%, 1/31/08 ..............................          2,000,000       1,988,124
3.75%, 5/15/08 (b) ..........................          1,500,000       1,476,621
4.00%, 4/15/10 (b) ..........................          2,000,000       1,961,484
4.25%, 10/15/10 (b) .........................          9,000,000       8,888,202
                                                                   -------------
   Total U.S. Treasury Notes
      (Cost $14,368,890) ....................                         14,314,431
                                                                   -------------
REPURCHASE AGREEMENT (3.2%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $2,303,694 (Collateralized fully
   by U.S. Government Agencies) .............          2,302,725       2,302,725
                                                                   -------------
   Total Repurchase Agreement
      (Cost $2,302,725) .....................                          2,302,725
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (47.7%)
Pool of Various Securities for BB&T
   Funds -- Note 2 -- Security Loans ........         34,618,745      34,618,745
                                                                   -------------
Total Securities Held as Collateral for
   Securities on Loan (Cost $34,618,745) ....                         34,618,745
                                                                   -------------
Total Investments
   (Cost $106,961,646) --146.5% .............                        106,333,763
Net other assets (liabilities) -- (46.5)% ...                        (33,729,534)
                                                                   -------------
Net Assets -- 100.0% ........................                      $  72,604,229
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Intermediate U.S. Government Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MORTGAGE-BACKED SECURITIES (43.8%)
Federal Home Loan Mortgage Corp. (17.7%)
5.13%, 10/15/15, Series R003, Class AG ......   $     22,269,077   $  22,075,328
4.50%, 5/1/34, Pool # A21214 ................          9,064,433       8,490,680
4.50%, 2/1/18, Pool # E94445 ................          7,689,143       7,428,973
5.50%, 2/1/29, Pool # A18613 ................          6,921,981       6,863,891
5.00%, 7/15/23, Series 2638, Class DH .......          2,302,000       2,222,988
                                                                   -------------
                                                                      47,081,860
                                                                   -------------
Federal National Mortgage Assoc. (26.1%)
5.00%, 1/1/18, Pool # 650205 ................          6,440,624       6,346,350
4.50%, 3/1/18, Pool # 555292 ................          5,631,093       5,449,802
5.50%, 1/1/33, Pool # 678321 ................          2,156,487       2,131,923
5.00%, 7/1/33, Pool # 724965 ................          3,826,185       3,689,618
5.00%, 8/1/33, Pool # 738751 ................          1,660,403       1,601,340
5.00%, 8/1/33, Pool # 724365 ................          1,249,017       1,204,683
5.00%, 10/1/33, Pool # 753298 ...............          1,006,976         971,328
4.50%, 9/1/34, Pool # 725866 ................          8,507,447       7,947,496
6.50%, 11/1/34, Pool # 783476 ...............          3,791,327       3,863,504
5.50%, 5/1/35, Pool # 825530 ................         15,930,935      15,695,747
5.50%, 9/1/35, Pool # 835787 ................         10,972,779      10,810,788
7.00%, 8/1/36, Pool # 256360 ................          9,762,660      10,028,503
                                                                   -------------
                                                                      69,741,082
                                                                   -------------
   Total Mortgage-Backed Securities
      (Cost $118,702,277) ...................                        116,822,942
                                                                   -------------
U.S. TREASURY BONDS & NOTES (31.9%)
3.38%, 1/15/07 ..............................          5,000,000       6,366,457
4.88%, 7/31/11 ..............................         54,000,000      54,626,508
4.00%, 2/15/15 ..............................         25,000,000      23,930,675
                                                                   -------------
   Total U.S. Treasury Bonds & Notes
      (Cost $84,707,318) ....................                         84,923,640
                                                                   -------------
U.S. GOVERNMENT AGENCIES (15.3%)
Federal Home Loan Mortgage Corp. (11.4%)
5.88%, 3/21/11 (b) ..........................         15,000,000      15,465,450
5.00%, 11/13/14, Series MTN, Callable
   11/13/06 @100 (b) ........................         15,000,000      14,829,705
                                                                   -------------
                                                                      30,295,155
                                                                   -------------

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
U.S. GOVERNMENT AGENCIES, CONTINUED
Federal National Mortgage Assoc. (1.9%)
5.13%, 1/2/14 (b) ...........................   $      5,000,000   $   4,986,130
                                                                   -------------
Sovereign (2.0%)
Tennessee Valley Authority,
   6.79%, 5/23/12 ...........................          5,000,000       5,450,100
                                                                   -------------
   Total U.S. Government Agencies
      (Cost $41,279,881) ....................                         40,731,385
                                                                   -------------
U.S. GOVERNMENT BACKED SECURITIES (7.9%)
Banking & Financial Services (7.9%)
Private Export Funding, 4.97%, 8/15/13 ......          4,350,000       4,363,607
Private Export Funding, 4.55%, 5/15/15 ......         10,000,000       9,716,450
Private Export Funding, 4.95%, 11/15/15 .....          7,000,000       7,002,751
                                                                   -------------
   Total U.S. Government Backed Securities
     (Cost $21,638,756) .....................                         21,082,808
                                                                   -------------
REPURCHASE AGREEMENT (0.8%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $2,047,349 (Collateralized fully by U.S.
   Government Agencies) .....................          2,046,488       2,046,488
                                                                   -------------
   Total Repurchase Agreement
      (Cost$ 2,046,488) .....................                          2,046,488
                                                                   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (13.5%)
Pool of Various Securities for BB&T
   Funds -- Note 2 --Security Loans .........         35,975,000      35,975,000
                                                                   -------------
   Total Securities Held as Collateral for
      Securities on Loan (Cost $35,975,000)                           35,975,000
                                                                   -------------
Total Investments
   (Cost $304,349,720) -- 113.2% ............                        301,582,263
Net other assets (liabilities) -- (13.2)% ...                        (35,205,721)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 266,376,542
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Total Return Bond Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
CORPORATE BONDS (40.3%)
Aerospace & Defense (0.4%)
Raytheon Co., 6.15%, 11/1/08 ................   $      1,425,000   $   1,449,581
                                                                   -------------
Airlines (0.8%)
Southwest Airlines Co., 5.25%, 10/1/14 ......          2,980,000       2,907,792
                                                                   -------------
Auto -- Cars/Light Trucks (0.6%)
DaimlerChrysler, 4.88%, 6/15/10 .............          2,230,000       2,166,675
                                                                   -------------
Banking & Financial Services (29.8%)
Accredited Mortgage Loan Trust, Series
   2005-4, Class A2B, 5.47%, 12/25/35 (d)* ..          2,070,000       2,070,910
American Express Credit Account Master Trust,
   5.33%, 3/15/11 (d)* ......................          3,840,000       3,834,382
Bank of America Commercial Mortgage, Inc.,
   4.81%, 12/10/42, Series 2004-6,
   Class A5 .................................          1,863,000       1,799,015
Bank of America Corp., 4.25%, 10/1/10 (d) ...            975,000         945,013
Bank of America Corp., 5.39%, Series 2006-5
   Class A3, 2/10/14 (f) ....................          2,427,000       2,439,236
Boeing Capital Corp., 7.38%, 9/27/10 ........          3,010,000       3,244,931
Chase Credit Card Master Trust, Series
   2003-3, Class A, 5.44%, 10/15/10 (d) .....          1,730,000       1,733,167
Chase Funding Mortgage Loan Asset-Backed,
   5.42%, 5/25/33, Series 2003-4,
   Class 1A5 ................................          5,295,000       5,257,460
CIT Group, Inc., 5.00%, 2/13/14 .............          1,378,000       1,332,117
CitiGroup Credit Card Issuance Trust, 5.61%,
   Series 2003-A1, Class A1, 1/15/10 (d)* ...            330,000         330,478
Countrywide Asset-Backed Certificates, 5.70%,
   8/25/34, Series 2004-3, Class 3A3 (d)* ...          7,960,000       7,989,445
Countrywide Asset-Backed Certificates, 5.53%,
   10/25/35, Series 2005-4, Class
   3AV2 (d)* ................................          3,628,751       3,632,167
Credit-Based Asset Servicing and
   Securitization, 4.83%, 8/25/35, Series
   2005- CB5, Class AF2* ....................          4,150,000       4,096,742
CS First Boston Mortgage Securities Corp.,
   3.52%, 1/15/37, Series 2004-C1, Class A2 .          3,910,000       3,795,055
ERP Operating LP, 5.13%, 3/15/16 ............          1,950,000       1,883,710
Gatx Financial Corp., 5.13%, 4/15/10 ........          3,599,000       3,555,567
General Electric Capital Commercial Mortgage
   Corp., 3.92%, 11/10/38, Series 2004-C1,
   Class A2 .................................          5,560,000       5,368,958
Goldman Sachs Group, Inc., 5.125%,
   1/15/15 ..................................          1,995,000       1,934,147
JPMorgan Chase Commercial Mortgage
   Securities, 5.41%, Series 2005-A816
   11/25/35, Class 1A1 ......................          5,509,493       5,438,041
JPMorgan Chase Commercial Mortgage
   Securities, 5.58%, Series 2006-CB16,
   5/12/45, Class A3B .......................          3,100,000       3,135,704
Lehman Brothers Holdings, Inc., 4.80%,
   3/13/14, Series MTNG .....................          3,642,000       3,493,672
MBNA Credit Card Master Note Trust, 5.45%,
   8/16/10, Series 2003-A3, Class A3 (d)* ...          2,240,000       2,243,847
MBNA Credit Card Master Note Trust, Series
   00-D, Class A, 5.53%, 8/16/10* ...........          3,460,000       3,464,149
Merrill Lynch & Co., 6.00%, 2/17/09 (b) .....          3,435,000       3,492,018
Merrill Lynch/Countrywide Commercial
   Mortgage, 5.39%, 7/12/46 .................          2,700,000       2,714,732
Morgan Stanley, 4.25%, 5/15/10 (b) ..........          3,614,000       3,494,810
Residential Asset Mortgage Products, Inc.,
   4.02%, 3/25/33, Series 2003-RS4,
   Class AI6 ................................          3,923,865       3,763,754

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
CORPORATE BONDS, CONTINUED
Banking & Financial Services, continued
Residential Asset Mortgage Products, Inc.,
   5.58%, 11/25/35, Series 2005-RZ4,
   Class A2 (d)* ............................   $      3,031,000   $   3,036,564
Residential Asset Securities Corp., 5.48%,
   7/25/35, Series 2005-KS6, Class A2 (d)* ..          6,632,000       6,634,893
Structured Asset Investment Loan Trust,
   5.54%, 1/25/36, Series 2005-11,
   Class A6 (d)* ............................          5,531,000       5,542,543
Synovus Financial Corp., 4.88%, 2/15/13 .....          2,280,000       2,226,119
Wachovia Corp., 4.38%, 6/1/10 (b) ...........          1,827,000       1,783,581
Wells Fargo Co., 5.30%, 8/26/11 (b) .........          3,840,000       3,865,647
Wells Fargo Home Equity Trust, Series
   2004-2, Class AI3, 3.97%, 9/25/24 ........          3,162,000       3,095,459
                                                                   -------------
                                                                     112,668,033
                                                                   -------------
Correctional Institutions (0.5%)
Corrections Corp. of America, 6.25%,
   3/15/13, Callable 3/15/09 @ 103.125 ......          1,840,000       1,803,200
                                                                   -------------
Information Technology (2.4%)
Cisco Systems Inc., 5.50%, 2/1/16 ...........          1,940,000       1,955,429
Electric Data Systems, Series B, 6.50%,
   8/1/13 ...................................          3,481,000       3,531,217
Oracle Corp., 5.00%, 1/15/11 (b) ............          3,605,000       3,570,561
                                                                   -------------
                                                                       9,057,207
                                                                   -------------
Office Automation & Equipment (0.2%)
Xerox Corp., 6.40%, 3/15/16 .................            920,000         915,400
                                                                   -------------
Oil -- Field Services (0.2%)
Halliburton Co., 8.75%, 2/15/21 .............            475,000         603,249
                                                                   -------------
Paper & Related Products (0.8%)
International Paper Co., 6.75%, 9/1/11 ......          3,013,000       3,199,460
                                                                   -------------
Retail (0.4%)
Lowe's Companies, Inc., 8.25%, 6/1/10 .......          1,468,000       1,617,840
                                                                   -------------
Telecommunications (1.4%)
America Movil SA de CV, 5.75%, 1/15/15 (b) ..          1,314,000       1,294,098
Motorola, Inc., 7.50%, 5/15/25 (b) ..........          3,570,000       4,127,359
                                                                   -------------
                                                                       5,421,457
                                                                   -------------
Utilities (2.8%)
American Electric Power, 5.38%, 3/15/10,
   Series C .................................          4,620,000       4,620,707
FirstEnergy Corp., 6.45%, 11/15/11 (b) ......          1,910,000       1,992,466
General Electric Capital Corp., 5.00%,
   1/8/16 (b) ...............................          2,005,000       1,963,338
General Electric Co., 5.00%, 2/1/13 (b) .....          2,140,000       2,115,820
                                                                   -------------
                                                                      10,692,331
                                                                   -------------
   Total Corporate Bonds
      (Cost $153,153,664) ...................                        152,502,225
                                                                   -------------
MORTGAGE-BACKED SECURITIES (35.8%)
Federal Home Loan Mortgage Corp. (13.7%)
6.00%, 10/1/19, Pool # G11679 ...............          2,389,928       2,423,614
5.00%, 5/1/20, Pool # B19275 ................          3,360,401       3,302,233
5.50%, 11/1/20, Pool # J02711 ...............          1,612,820       1,611,864
5.50%, 3/1/21, Pool # J01432 ................            560,735         560,633
5.00%, 7/1/25, Pool # C90908 ................          2,880,002       2,797,985
4.50%, 6/1/35, Pool # G01842 ................          2,289,596       2,140,531
5.50%, 6/1/35, Pool # A35148 ................          5,466,473       5,393,620
5.50%, 7/1/35, Pool # A36540 ................          3,412,036       3,366,564

                                   Continued

Total Return Bond Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MORTGAGE-BACKED SECURITIES, CONTINUED
Federal Home Loan Mortgage Corp., continued
6.00%, 7/1/35, Pool # A36304 ................   $      1,537,383   $   1,545,434
5.50%, 8/1/35, Pool # A36652 ................          1,373,016       1,354,718
5.00%, 9/1/35, Pool # A37961 ................          1,835,253       1,766,047
5.50%, 9/1/35, Pool # G08080 ................          1,031,649       1,017,900
5.50%, 12/1/35, Pool # A40359 ...............          1,614,462       1,592,946
5.50%, 4/1/36, Pool # A44445 ................          4,206,145       4,148,492
6.50%, 5/1/36, Pool # A48509 ................          2,263,085       2,305,347
5.00%, 7/1/36, Pool # G02291 ................            686,034         659,827
5.92%, 7/1/36, Pool # 1G2448 ................          3,074,887       3,084,387
5.87%, 8/1/36, Pool # 1B7116 ................          3,636,137       3,642,800
5.87%, 8/1/36, Pool # 1G1094 ................          3,654,371       3,662,810
5.56%, 10/15/36, Pool # 10036 (f) ...........          5,910,000       5,682,831
                                                                   -------------
                                                                      52,060,583
                                                                   -------------
Federal National Mortgage Assoc. (18.9%)
6.00%, 10/1/13, Pool # 252061 ...............            154,046         156,410
5.50%, 4/1/18, Pool # 685496 ................            238,400         238,292
4.50%, 6/1/19, Pool # 780349 ................          3,290,488       3,174,860
5.00%, 8/1/20, Pool # 832058 ................            389,336         382,589
5.00%, 8/1/20, Pool # 838787 ................            600,494         590,089
5.50%, 11/1/20, Pool # 843972 ...............          1,407,255       1,406,618
5.50%, 12/1/20, Pool # 831138 ...............          1,758,840       1,758,044
5.50%, 5/1/21, Pool # 895628 ................          3,226,917       3,225,455
5.00%, 9/1/25, Pool # 255892 ................          1,737,390       1,686,598
6.50%, 1/1/35, Pool # 809198 ................          1,351,088       1,375,897
5.50%, 3/1/35, Pool # 787561 ................          6,500,895       6,404,923
5.50%, 4/1/35, Pool # 822982 ................          4,928,171       4,864,585
6.00%, 4/1/35, Pool # 735503 (b) ............            501,284         503,596
7.00%, 6/1/35, Pool # 255820 ................          1,148,337       1,179,608
7.00%, 6/1/35, Pool # 830686 ................          1,365,792       1,402,984
5.00%, 9/1/35, Pool # 757857 ................          1,448,078       1,391,684
5.50%, 10/1/35, Pool # 817568 ...............          2,670,588       2,632,368
6.00%, 10/1/35 (f) ..........................         14,637,000      14,701,038
5.00%, 11/1/35, Pool # 844280 ...............          4,516,350       4,340,465
5.50%, 2/1/36, Pool #256101 .................          2,237,810       2,205,784
5.50%, 2/1/36, Pool # 831295 ................          1,310,480       1,291,726
6.50%, 3/1/36, Pool # 866062 ................          2,428,640       2,473,234
5.62%, 5/1/36, Pool # 871259 ................          3,329,329       3,299,124
6.50%, 7/1/36, Pool # 887293 ................          2,206,428       2,246,942
5.95%, 8/1/36, Pool # 900502 ................          3,713,846       3,731,941
5.56%, 10/25/36 (f) .........................          4,840,000       4,650,940
                                                                   -------------
                                                                      71,315,794
                                                                   -------------
Government National Mortgage Assoc. (3.2%)
5.00%, 10/1/35 (f) ..........................         12,549,862      12,189,053
                                                                   -------------
   Total Mortgage-Backed Securities
      (Cost $136,272,217) ...................                        135,565,430
                                                                   -------------
U.S. TREASURY NOTES (16.9%)
2.00%, 1/15/14 ..............................          8,774,000       9,478,572
2.00%, 1/15/16 ..............................          2,021,000       2,024,556
7.25%, 5/15/16 (b) ..........................          5,145,000       6,166,365
8.88%, 8/15/17 (b) ..........................         25,907,000      35,000,771
7.88%, 2/15/21 (b) ..........................          8,532,000      11,212,251
                                                                   -------------
   Total U.S. Treasury Notes
      (Cost $62,104,796) ....................                         63,882,515
                                                                   -------------
U.S. GOVERNMENT AGENCIES (10.0%)
Federal Home Loan Bank (1.7%)
4.85%, 8/10/10, Callable 2/10/07
   @ 100 (b) ................................          4,130,000       4,075,484

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
U.S. GOVERNMENT AGENCIES, CONTINUED
Federal Home Loan Bank, continued
Series FB11, 5.88%, 2/15/11 (b) .............   $      2,335,000   $   2,409,879
                                                                   -------------
                                                                       6,485,363
                                                                   -------------
Federal Home Loan Mortgage Corp. (2.8%)
Series MTN, 4.50%, 6/15/10, Callable
   6/15/06 @ 100 (b) ........................          1,995,000       1,956,894
4.88%, 11/15/13 .............................          5,202,000       5,175,069
5.50%, 7/15/16, Series 3061 Class VU (b) ....          3,614,127       3,639,970
                                                                   -------------
                                                                      10,771,933
                                                                   -------------
Federal National Mortgage Assoc. (5.5%)
7.25%, 1/15/10, Series B (b) ................          6,440,000       6,892,725
6.13%, 3/15/12 (b) ..........................          4,328,000       4,572,878
5.50%, 11/25/16, Series 2005-120
   Class VA .................................          5,110,391       5,118,954
5.50%, 10/25/24, Series 2006-18,
   Class CA .................................          3,426,994       3,436,265
4.40%, 11/25/33, Series 2003-W16,
   Class AF5 ................................            690,000         680,691
                                                                   -------------
                                                                      20,701,513
                                                                   -------------
   Total U.S. Government Agencies
      (Cost $37,429,350) ....................                         37,958,809
                                                                   -------------
MUNICIPAL BONDS (6.1%)
California (1.4%)
Fresno County, California, Pension
   Obligation, Series A, 4.20%, 8/15/13,
   FGIC .....................................          4,060,000       3,854,117
San Bernardino County, California, Financing
   Authority, Pension Obligation Revenue,
   6.87%, 8/1/08, MBIA ......................          1,685,000       1,737,454
                                                                   -------------
                                                                       5,591,571
                                                                   -------------
Florida (1.4%)
Gainesville, Florida, Post Employment
   Benefits Obligation, 4.68%, 10/1/13 ......          1,235,000       1,202,631
Gainesville, Florida, Post Employment
   Benefits Obligation, 4.71%, 10/1/14 ......          2,580,000       2,507,941
Palm Beach County, Florida, 5.74%,
   6/1/12 ...................................            690,000         711,017
Palm Beach County, Florida, 5.78%,
   6/1/13 ...................................            985,000       1,019,977
                                                                   -------------
                                                                       5,441,566
                                                                   -------------
Illinois (1.0%)
Chicago, Illinois, Series B, 5.25%, 1/1/12,
   XLCA .....................................          2,185,000       2,199,771
Illinois State, 3.75%, 6/1/12 ...............          1,535,000       1,433,383
                                                                   -------------
                                                                       3,633,154
                                                                   -------------
New York (1.3%)
New York State, Series D, 5.20%, 4/15/11 ....          2,230,000       2,238,875
New York State, Series D, 5.21%, 4/15/12 ....            855,000         863,328
Sales Tax Asset Receivables Corp., Series B,
   4.06%, 10/15/10, FGIC ....................          1,735,000       1,674,431
                                                                   -------------
                                                                       4,776,634
                                                                   -------------
Texas (0.6%)
Brownsville, Texas, Utility System, Series B,
   4.92%, 9/1/14, AMBAC .....................          2,470,000       2,435,544
                                                                   -------------

                                   Continued

Total Return Bond Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Wisconsin (0.4%)
Wisconsin State General Revenue, Series A,
   4.80%, 5/1/13 ............................   $      1,380,000   $   1,353,986
                                                                   -------------
   Total Municipal Bonds
      (Cost $ 23,020,949) ...................                         23,232,455
                                                                   -------------
U.S. TREASURY BONDS (3.3%)
   8.75%, 5/15/17 (b) .......................          9,380,000      12,524,495
                                                                   -------------
   Total U.S. Treasury Bonds
      (Cost $ 12,405,511) ...................                         12,524,495
                                                                   -------------
REPURCHASE AGREEMENT (3.3%)
U.S. Bank N.A., 5.05%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $12,554,812 (Collateralized fully by U.S.
   Government Agencies) .....................         12,549,531      12,549,531
                                                                   -------------
   Total Repurchase Agreement
      (Cost $ 12,549,531) ...................                         12,549,531
                                                                   -------------

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
SECURITIES HELD AS COLLATERAL FOR SECURITIES
   ON LOAN (25.8%)
Pool of Various Securities for BB&T Funds --
   Note 2 -- Security Loans .................   $     97,576,279   $  97,576,279
                                                                   -------------
Total Securities Held as Collateral for
   Securities on Loan (Cost $ 97,576,279) ...                         97,576,279
                                                                   -------------
Total Investments
   (Cost $ 534,512,297) -- 141.5% ...........                        535,791,739
Net other assets (liabilities) -- (41.5)% ...                       (157,043,365)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 378,748,374
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Kentucky Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS (101.0%)
Kentucky (101.0%)
Allen County, KY, School District Finance
   Corp., Revenue, 5.25%, 4/1/10, Prerefunded
   4/1/07 @ 102 .............................   $        455,000   $     467,945
Bell County, KY, Public Properties Corp.,
   Revenue, 5.40%, 9/1/13, Prerefunded 3/1/11
   @ 102 ....................................            160,000         174,336
Daviess County, KY, Public Improvements
   Corp., Refunding Revenue, Series A, 5.60%,
   10/1/06, OID .............................            245,000         245,012
Harlan County, KY, School District, School
   Building Revenue, 4.25%, 7/1/16, MBIA ....            500,000         517,760
Hopkins County, KY, Correctional Facilities
   Improvements, G.O., 5.38%, 2/1/09, FGIC ..            180,000         187,371
Jefferson County, KY, Capital Projects Corp.,
   Revenue, 5.20%, 6/1/08, Callable 6/1/07
   @ 102, MBIA ..............................            295,000         302,481
Kentucky Area Development District Finance
   Trust Revenue, Series E, 5.40%, 6/1/14,
   Callable 6/1/10 @ 102, Wachovia Bank
   N.A. .....................................            220,000         234,995
Kentucky Area Development District Financing,
   Certificates of Participation, Series L,
   5.15%, 5/1/36, Callable 5/1/16 @ 100 .....            505,000         528,972
Kentucky Area Development District Financing,
   Certificates of Participation, Series M,
   4.30%, 8/1/09, Callable 8/1/07 @ 100 .....            250,000         250,250
Kentucky Asset/Liability Commission General
   Receipts Revenue, 5.00%, 10/1/15 .........            480,000         525,691
Kentucky Economic Development Finance
   Authority Revenue, Series A, 5.75%,
   12/1/15, Prerefunded 6/1/10 @ 101, OID ...            500,000         532,840
Kentucky Housing Corp., Revenue, Series D,
   5.20%, 7/1/07, FHA .......................             65,000          65,543
Kentucky State Property & Buildings
   Commission Refunding Revenue, Project
   No. 76, 5.50%, 8/1/21, AMBAC .............            620,000         724,805
Kentucky State Property & Buildings
   Commission Refunding Revenue, Project
   No. 83, 5.00%, 10/1/18, AMBAC ............            250,000         276,163
Kentucky State Property & Buildings
   Commission Revenue, 5.15%, 2/1/22, FSA ...             30,000          32,264
Kentucky State Property & Buildings
   Commission Revenue, 5.00%, 10/1/22,
   Prerefunded 10/1/13 @ 100, FSA ...........            465,000         502,898
Kentucky State Property & Buildings
   Commission Revenue, Project No. 67, 5.50%,
   9/1/12, Prerefunded 9/1/10 @ 100 .........            500,000         535,450
Kentucky State Property & Buildings
   Commission Revenue, Project No. 69, Series
   A, 5.50%, 8/1/11, FSA ....................            540,000         586,089
Kentucky State Property & Buildings
   Commission Revenue, Project No. 73,
   5.25%, 11/1/11 ...........................            400,000         429,600
Kentucky State Property & Buildings
   Commission Revenue, Project No. 74, 5.38%,
   2/1/14, Prerefunded 2/1/12 @ 100, FSA ....            500,000         543,165
Kentucky State Property & Buildings
   Commission Revenue, Project No. 81, 5.00%,
   11/1/16, Callable 11/1/13 @ 100, AMBAC ...            500,000         539,220

                                                    SHARES OR
                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Kentucky, continued
Kentucky State Turnpike Authority Refunding
   Revenue, Revitalization Project, Series A,
   5.50%, 7/1/11, AMBAC .....................   $        200,000   $     216,824
Kentucky State Turnpike Authority Refunding
   Revenue, Revitalization Project, Series A,
   5.50%, 7/1/12, AMBAC .....................            500,000         548,415
Kentucky State Turnpike Authority Refunding
   Revenue, Revitalization Project, Series A,
   5.50%, 7/1/15, AMBAC .....................            270,000         304,757
Kentucky State Turnpike Authority Revenue,
   Series B, 5.00%, 7/1/16, AMBAC ...........            500,000         548,075
Larue County, KY, School District, School
   Building Revenue, 4.25%, 7/1/15, MBIA ....            245,000         253,874
Leslie County, KY, Detention Facilities
   Improvement Project, G.O., 4.75%, 12/1/35,
   Callable 12/1/15 @ 100, OID ..............            600,000         599,964
Louisville & Jefferson Counties, KY,
   Metropolitan Sewer District Revenue, Series
   A, 5.00%, 5/15/10, MBIA ..................             55,000          57,728
Louisville & Jefferson County, KY,
   Metropolitan Government Health Systems
   Revenue, Norton Healthcare, Inc., 5.00%,
   10/1/26, Callable 10/1/16 @ 100 ..........            500,000         515,895
Louisville & Jefferson County, KY,
   Metropolitan Sewer District Revenue,
   Series A, 5.00%, 5/15/36, Callable
   11/15/11 @ 101, MBIA, OID ................            835,000         879,764
Louisville & Jefferson County, KY,
   Metropolitan Sewer District Revenue,
   Series A, 5.00%, 5/15/38, Callable 5/15/14
   @ 101, FGIC ..............................            340,000         358,006
Louisville & Jefferson County, KY,
   Waterworks & Water Systems Revenue,
   5.00%, 11/15/16 ..........................            495,000         543,787
Louisville & Jefferson County, KY,
   Waterworks & Water Systems Revenue,
   4.00%, 11/15/12 ..........................             35,000          35,730
Louisville, KY, Parking Authority Revenue,
   7.50%, 7/1/09, Callable 1/1/07 @ 100,
   ETM ......................................            350,000         386,057
Paducah, KY, Public Housing Authority
   Revenue, 5.00%, 10/1/06, U.S. Government
   Guaranteed ...............................            270,000         270,010
Somerset, KY, Independent School District
   Finance Corp., Revenue, 4.00%, 10/1/08 ...             65,000          65,649
University of KY, University & College
   Improvements Revenue, Series Q, 5.00%,
   5/1/10, ETM ..............................            250,000         261,763
                                                                   -------------
Total Municipal Bonds
   (Cost $13,746,702) .......................                         14,049,148
                                                                   -------------
INVESTMENT COMPANY (2.2%)
Federated Tax-Free Obligations Fund,
   Institutional Service Class ..............            303,924         303,924
                                                                   -------------
Total Investment Company
   (Cost $ 303,924) .........................                            303,924
                                                                   -------------
Total Investments
   (Cost $14,050,626) -- 103.2% .............                         14,353,072
Net other assets (liabilities) -- (3.2)% ....                           (448,522)
                                                                   -------------
Net Assets -- 100.0% ........................                      $  13,904,550
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Maryland Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS (95.2%)
Maryland (95.2%)
Anne Arundel County, MD, Water Utility
   Improvements, G.O., 5.38%, 3/1/13,
   Prerefunded 3/1/12 @ 100 .................   $        400,000   $     435,768
Baltimore County, MD, Refunding, G.O., 4.25%,
   9/1/25, Callable 9/1/16 @ 100, OID .......            350,000         348,187
Baltimore County, MD, Water Utility
   Improvements, Metropolitan District, 70th
   Issue, G.O., 5.00%, 9/1/16 ...............            385,000         425,464
Baltimore, MD, Water Project, Unrefunded
   Revenue, Series A, 5.00%, 7/1/24, ETM,
   FGIC, OID ................................            305,000         338,956
Charles County, MD, Construction & Public
   Improvements Refunding, G.O., 5.00%,
   3/1/11 ...................................            400,000         424,156
Frederick County, MD, Public Facilities
   Refunding, G.O., 5.00%, 8/1/14 ...........            645,000         703,081
Frederick County, MD, Public Facilities,
   G.O., 5.00%, 12/1/15 .....................            500,000         549,405
Maryland State Department of Transportation
   Revenue, 4.25%, 2/15/17, Callable 2/15/16
   @ 100 ....................................            250,000         258,558
Maryland State Department of Transportation
   Revenue, Second Issue, 5.00%, 6/1/15 .....            100,000         109,463
Maryland State Health & Higher Educational
   Facilities Authority Refunding Revenue,
   Doctors Hospital, Inc., 5.50%, 7/1/24,
   Callable 7/1/07 @ 100, OID ...............            240,000         240,180
Maryland State Health & Higher Educational
   Facilities Authority Refunding Revenue,
   Medstar Health, Inc., 5.00%, 4.375% ......            145,000         149,750
Maryland State Health & Higher Educational
   Facilities Authority Refunding Revenue,
   Medstar Health, Inc., 5.00%, 8/15/12 .....            275,000         289,974
Maryland State Health & Higher Educational
   Facilities Authority Revenue, 5.13%,
   7/1/33, Callable 7/1/08 @ 101,
   FSA, OID .................................            120,000         123,626
Maryland State Health & Higher Educational
   Facilities Authority Revenue, Carroll
   County General Hospital, 4.63%,
   7/1/10, OID ..............................             75,000          76,879
Maryland State Health & Higher Educational
   Facilities Authority Revenue, Helix Health
   Issue, 5.13%, 7/1/11, AMBAC ..............             25,000          26,753
Maryland State Health & Higher Educational
   Facilities Authority Revenue, Helix Health
   Issue, 5.13%, 7/1/12, AMBAC, OID .........            380,000         410,476
Maryland State Health & Higher Educational
   Facilities Authority Revenue, Helix Health
   Issue, 5.00%, 7/1/27, AMBAC, OID .........            230,000         252,039

                                                    SHARES OR
                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Maryland, continued
Maryland State Health & Higher Educational
   Facilities Authority Revenue, Howard
   County General Hospital, 5.50%, 7/1/13,
   Callable 7/1/07 @ 100, OID ...............   $         45,000   $      45,882
Maryland State, MD, State & Local Facilities
   Second Series, G.O., 5.00%, 8/1/17,
   Callable 8/1/16 @ 100 ....................            300,000         330,291
Maryland State, MD, State & Local Facilities,
   First Series, G.O., 5.00%, 3/1/10,
   Callable 3/1/08 @ 101 ....................            350,000         360,546
Maryland State, MD, State & Local Facilities,
   Second Series, G.O., 5.00%, 8/1/11 .......            380,000         405,118
Montgomery County, MD, Construction & Public
   Improvements, Series A, G.O., 5.00%,
   7/1/17 ...................................            500,000         554,404
Montgomery County, MD, Construction & Public
   Improvements, Series A, G.O., 5.00%,
   2/1/21, Callable 2/1/12 @ 101 ............            240,000         259,097
Montgomery County, MD, Construction & Public
   Improvements, Series A, G.O., 5.00%,
   2/1/22, Callable 2/1/12 @ 101 ............            500,000         539,785
Prince Georges County, MD, Construction &
   Public Improvements Refunding G.O.,
   Series B, 5.00%, 10/1/12 .................            690,000         742,715
Prince Georges County, MD, Construction &
   Public Improvements, G.O., 5.00%,
   9/15/13 ..................................            250,000         271,250
University of MD, System Auxiliary Facility &
   Tuition Revenue, Series A, 5.00%, 10/1/23,
   Callable 10/1/16 @ 100 ...................            400,000         432,032
Washington County, MD, Public Improvements,
   G.O., 4.80%, 1/1/08, Callable 1/1/07 @
   100, FGIC ................................            100,000         100,092
Washington Suburban Sanitation District
   Refunding, G.O., 5.00%, 6/1/12 ...........            275,000         295,485
                                                                   -------------
   Total Municipal Bonds
      (Cost $ 9,356,423) ....................                          9,499,412
                                                                   -------------
INVESTMENT COMPANY (4.1%)
Federated Maryland Municipal Cash Trust .....            404,752         404,752
                                                                   -------------
   Total Investment Company
      (Cost $ 404,752) ......................                            404,752
                                                                   -------------
Total Investments
   (Cost $9,761,175) -- 99.3% ...............                          9,904,164
Net other assets (liabilities) -- 0.7% ......                             64,914
                                                                   -------------
Net Assets -- 100.0% ........................                      $   9,969,078
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

North Carolina Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS (98.1%)
North Carolina (98.1%)
Alamance County, NC, School Improvements,
   G.O., 5.00%, 2/1/19, Callable 2/1/16
   @ 100 ....................................   $      1,000,000   $   1,090,180
Appalachian State University of North
   Carolina Refunding Revenue, 5.25%,
   7/15/20, Callable 7/15/15 @ 100, MBIA ....          1,000,000       1,101,200
Appalachian State University of North
   Carolina, Refunding Revenue, 5.00%,
   7/15/18, Callable 7/15/15 @ 100, MBIA ....          1,380,000       1,495,768
Asheville, NC, Water Systems Revenue,
   Refunding Bonds, 5.00%, 8/1/21, Callable
   8/1/15 @ 100, FSA ........................          1,410,000       1,518,387
Bladen County, NC, G.O., 5.60%, 5/1/13,
   Callable 5/1/10 @ 101.5, FSA .............          1,150,000       1,244,760
Broad River, NC, Water Authority Water
   System Revenue. 5.00%, 6/1/19 ............          1,050,000       1,125,926
Brunswick County, NC, Enterprise Systems
   Revenue, Series A, 5.25%, 4/1/17,
   Callable 4/1/14 @ 100, FSA ...............          1,000,000       1,095,280
Cabarrus County, NC, Certificates of
   Participation, 5.25%, 2/1/12, AMBAC ......          1,285,000       1,382,429
Cabarrus County, NC, Refunding, G.O.,
   5.00%, 2/1/16 ............................          1,000,000       1,095,030
Charlotte, NC, Mecklenberg County Hospital
   Authority Revenue, Health Care System,
   Series A, 5.00%, 1/15/13, Callable
   1/15/07 @ 102 ............................          1,600,000       1,637,248
Charlotte, NC, Public Improvements, G.O.,
   5.50%, 6/1/09 ............................          1,460,000       1,534,942
Charlotte, NC, Storm Water Fee Revenue,
   5.00%, 6/1/34, Callable 6/1/14 @ 100 .....          1,405,000       1,474,224
Cumberland County, NC, School
   Improvements, G.O., 5.50%, 3/1/09 ........          1,055,000       1,103,066
Durham, NC, Refunding Bonds, G.O.,
   5.00%, 2/1/13 ............................          1,585,000       1,711,372
Durham, NC, Water & Sewer Utility Systems
   Revenue, 5.00%, 6/1/12, Callable 6/1/11
   @ 101 ....................................          1,000,000       1,067,770
Franklin County, NC, School Improvements,
   G.O., 4.50%, 8/1/16, FSA .................            265,000         281,396
Gastonia, NC, Combined Utilities System
   Revenue, 5.00%, 5/1/16, Callable 5/1/15 @
   100, AMBAC ...............................          1,060,000       1,151,870
Gastonia, NC, Combined Utilities Systems
   Revenue, 5.00%, 5/1/10, MBIA .............          1,000,000       1,050,150
Greenville, NC, Combined Enterprise Systems
   Revenue, 5.50%, 9/1/10, FSA ..............          1,455,000       1,560,575
Guilford County, NC, Public Improvements,
   G.O., Series B, 5.00%, 10/1/09 ...........          2,000,000       2,088,940
Guilford County, NC, Public Improvements,
   G.O., Series B, 5.25%, 10/1/15, Callable
   10/1/10 @ 102, OID .......................          2,030,000       2,195,445
High Point, NC, Combined Enterprise System
   Revenue, 4.20%, 11/1/18, Callable 11/1/16
   @ 100, FSA ...............................            725,000         741,030
High Point, NC, Public Improvements, G.O.,
   Series B, 5.40%, 6/1/08 ..................          1,350,000       1,391,243
Johnston County, NC, Finance Corp. Revenue,
   5.50%, 8/1/10, Callable 8/1/09 @ 101,
   FSA ......................................          1,070,000       1,134,307

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
North Carolina, continued
Johnston County, NC, G.O., 5.50%, 3/1/12,
   Callable 3/1/10 @ 101, FGIC ..............   $      1,000,000   $   1,071,820
Johnston County, NC, Refunding, G.O., 5.00%,
   2/1/16, Callable 2/1/15 @ 100, FGIC ......          1,070,000       1,162,416
Lincoln County, NC, Certificates of
   Participation, 4.00%, 6/1/10, FSA ........             90,000          91,193
Lincoln County, NC, Certificates of
   Participation, 5.00%, 6/1/12, FSA ........            535,000         570,321
Lincoln County, NC, Certificates of
   Participation, 5.00%, 6/1/13, FSA ........            590,000         633,583
Lincoln County, NC, Certificates of
   Participation, 5.00%, 6/1/16, FSA ........            635,000         690,905
Lincolnton, NC, Combined Enterprise Systems
   Refunding Revenue, 5.00%, 5/1/16,
   Callable 5/1/15 @ 100, XLCA ..............            140,000         151,600
Mecklenburg County, NC, Public
   Improvements, G.O., Series D, 5.00%,
   4/1/11, Prerefunded 4/1/10 @ 100.5 .......          1,000,000       1,053,170
Municipal Power Agency No. 1, Catawba
   Electric Revenue, 5.50%, 1/1/13, AMBAC-
   TCRS, ETM ................................          1,185,000       1,289,505
New Hanover County, NC, Hospital Revenue,
   Regional Medical Center Project, 5.25%,
   10/1/12, Callable 10/1/09 @ 101, MBIA ....          1,000,000       1,052,370
New Hanover County, NC, Public
   Improvements, G.O., 5.30%, 11/1/08 .......          1,500,000       1,554,495
New Hanover County, NC, Refunding, G.O.,
   5.25%, 2/1/18 ............................          1,000,000       1,124,660
North Carolina Capital Facilities Finance
   Agency Revenue, Pfeiffer University
   Project, 5.25%, 5/1/15, Callable 11/1/06
   @ 102 (d)(e) .............................          2,092,897       2,134,755
North Carolina Eastern Municipal Power
   Agency, Refunding Revenue, Series A,
   4.50%, 1/1/24, Callable 1/1/22 @ 100 .....          2,810,000       2,935,156
North Carolina Eastern Municipal Power
   Agency, Power System Revenue, Series A,
   5.00%, 1/1/17, ETM, OID ..................            670,000         731,613
North Carolina Eastern Municipal Power
   Agency, Power System Revenue, Series A,
   6.40%, 1/1/21, OID (d) ...................          4,000,000       4,888,559
North Carolina Eastern Municipal Power
   Agency, Power System Revenue, Series A,
   6.00%, 1/1/26, Prerefunded 1/1/22 @ 100,
   OID ......................................          1,305,000       1,594,084
North Carolina Medical Care Commission
   Health Care Facilities Revenue, Carolina
   Medicorp Project, 5.25%, 5/1/09, Callable
   5/1/07 @ 100, OID ........................          1,325,000       1,336,117
North Carolina Medical Care Commission
   Health Care Facilities Revenue, Stanley
   Memorial Hospital Project, 5.45%, 10/1/08,
   Callable 10/1/06 @ 102, AMBAC ............            750,000         765,960
North Carolina Medical Care Commission
   Hospital Revenue, Gaston Memorial Hospital
   Project, 5.40%, 2/15/11, Callable 2/15/07
   @ 101 ....................................            565,000         577,600

                                    Continued

North Carolina Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
North Carolina, continued
North Carolina Medical Care Commission
   Hospital Revenue, Gaston Memorial Hospital
   Project, 5.50%, 2/15/15, Callable 2/15/07
   @ 101, OID ...............................   $      2,130,000   $   2,189,448
North Carolina Medical Care Commission
   Hospital Revenue, Halifax Regional Medical
   Center, 4.60%, 8/15/07, OID (d)(e) .......          1,795,000       1,798,734
North Carolina Medical Care Commission
   Hospital Revenue, Pitt County Memorial
   Hospital, Series A, 5.25%, 12/1/10,
   Prerefunded 12/1/08 @ 101 ................          1,155,000       1,206,340
North Carolina Medical Care Commission
   Revenue, Health Care and Housing, ARC
   Projects, Series A, 4.65%, 10/1/14 .......          1,265,000       1,284,430
North Carolina Medicare Common Revenue,
   4.75%, 9/1/24, Callable 9/1/14 @ 100 .....          1,000,000       1,033,300
North Carolina State University, G.O., Series
   A, 5.00%, 6/1/20, Callable 6/1/16 @ 100 ..          2,000,000       2,180,800
North Carolina State University, Water
   Utility Improvements, G.O., Series A,
   5.00%, 3/1/17, Callable 3/1/16 @ 100 .....          1,625,000       1,781,829
North Carolina, Municipal Power Agency
   Revenue, 5.00%, 1/1/20, OID ..............            420,000         465,864
Onslow County, NC, Certificates of
   Participation, 4.38%, 6/1/14, XLCA .......            305,000         317,450
Onslow County, NC, Certificates of
   Participation, 4.50%, 6/1/15, XLCA .......            280,000         294,182
Onslow County, NC, Certificates of
   Participation, 5.00%, 6/1/15, MBIA .......          1,000,000       1,091,920
Onslow County, NC, Certificates of
   Participation, 4.50%, 6/1/16, XLCA .......            170,000         178,733
Onslow County, NC, Certificates of
   Participation, 4.50%, 6/1/24, Callable
   6/1/16 @ 100, MBIA, OID ..................          1,580,000       1,613,496
Onslow County, NC, Hospital Authority
   Revenue, Onslow Memorial Hospital
   Project, 4.75%, 10/1/12, MBIA FHA ........            240,000         252,732
Onslow County, NC, Schools, Certificates of
   Participation, 5.00%, 6/1/19, Callable
   6/1/16 @ 100, MBIA .......................          2,920,000       3,175,617
Orange County, NC, Public Improvements
   Project, Series A, Certificates of
   Participation, 5.00%, 4/1/23, Callable
   4/1/16 @ 100, AMBAC ......................          1,000,000       1,069,450
Orange Water & Sewer Authority, Water &
   Sewer System Revenue, Series A, 5.25%,
   7/1/16, Callable 7/1/14 @ 100 ............          1,475,000       1,618,444
Orange Water & Sewer Authority, Water &
   Sewer System Revenue, Series A, 5.25%,
   7/1/18, Callable 7/1/14 @ 100 ............          1,690,000       1,842,506
Piedmont-Triad, NC, Airport Authority
   Revenue, Series A, 6.38%, 7/1/16,
   Prerefunded 7/1/09 @ 101, FSA ............          1,385,000       1,499,512
Pitt County, NC, Revenue, Memorial Hospital
   Project, 5.50%, 12/1/15, Callable
   12/1/06 @ 101, ETM (d) ...................          2,425,000       2,560,679

                                                    SHARES OR
                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
North Carolina, continued
Raleigh, NC, Combined Enterprise System
   Refunding Revenue, Series B, 4.00%,
   3/1/20, OID (f) ..........................   $      1,500,000   $   1,484,595
Raleigh, NC, Combined Enterprise System
   Revenue, Series A, 5.00%, 3/1/20 (f) .....            500,000         541,365
Randolph County, NC, Certificates of
   Participation, 5.30%, 6/1/13, Callable
   6/1/09 @ 101, FSA (d) ....................          1,750,000       1,844,185
Rowan County, NC, Schools, G.O., 5.00%,
   4/1/17, Callable 4/1/15 @ 100, AMBAC .....          1,645,000       1,784,216
Rutherford County, NC, Certificates of
   Participation, 5.00%, 9/1/18, Callable
   9/1/12 @ 101 .............................          1,595,000       1,704,481
University of North Carolina Charlotte
   Revenue, 4.75%, 10/1/35, Callable 10/1/16
   @ 100, AMBAC .............................            425,000         435,897
University of North Carolina Refunding
   Revenue, Series A, 4.75%, 12/1/34,
   Callable 12/1/15 @ 100 ...................          1,075,000       1,103,079
University of North Carolina Wilmington,
   Certificates of Participation, Student
   Housing Project, 5.00%, 6/1/25, Callable
   6/1/16 @ 100, FGIC .......................          1,000,000       1,065,450
Wake County, NC, G.O., 5.30%, 2/1/11,
   Prerefunded 2/1/10 @ 100.5 ...............          1,000,000       1,059,690
Wake County, NC, Hospital Authority
   Revenue, 5.13%, 10/1/13, MBIA, ETM .......          2,425,000       2,641,212
Wake County, NC, Schools, G.O., 5.00%,
   5/1/21, Callable 5/1/15 @ 100 ............          1,900,000       2,051,240
Wilmington, NC, Certificates of
   Participation, Series A, 5.00%, 6/1/19,
   Callable 6/1/16 @ 100 ....................          1,095,000       1,179,873
Wilmington, NC, Certificates of
   Participation, Series A, 5.00%, 6/1/22,
   Callable 6/1/16 @ 100 ....................            625,000         667,963
Winston-Salem Water & Sewer System
   Refunding Revenue, 5.00%, 6/1/24,
   Callable 6/1/15 @ 100 ....................          1,935,000       2,071,127
Winston-Salem Water & Sewer Systems Revenue,
   5.00%, 6/1/20, Callable 6/1/15 @ 100 .....          1,170,000       1,261,190
                                                                   -------------
   Total Municipal Bonds
      (Cost $ 101,918,839) ..................                        105,033,449
                                                                   -------------
INVESTMENT COMPANY (2.5%)
PNC North Carolina Blackrock Fund,
   Institutional Class ......................          2,631,486       2,631,486
                                                                   -------------
   Total Investment Company
      (Cost $2,631,486) .....................                          2,631,486
                                                                   -------------
Total Investments
   (Cost $ 104,550,325) -- 100.6% ...........                        107,664,935
Net other assets (liabilities) -- (0.6)% ....                           (647,891)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 107,017,044
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

South Carolina Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS (97.6%)
South Carolina (97.6%)
Aiken County, SC, G.O., 4.00%, 2/1/12,
   MBIA .....................................   $        240,000   $     244,826
Aiken County, SC, G.O., 4.00%, 2/1/14,
   MBIA .....................................            165,000         168,437
Anderson County, SC, School District No 2,
   G.O., Series B, 6.00%, 3/1/12, Callable
   3/1/10 @ 101, SCSDE ......................            500,000         543,565
Anderson County, SC, School District No. 2,
   G.O., Series B, 5.13%, 3/1/25, Callable
   3/1/10 @ 101, MBIA, SCSDE ................            850,000         888,377
Anderson County, SC. School District No. 4,
   G.O., 4.50%, 3/1/23, Callable 3/1/16 @
   100, FSA, SCSDE ..........................            365,000         372,012
Beaufort County, SC, Public Improvements,
   G.O., 5.00%, 2/1/24, Callable 2/1/14 @
   100, MBIA, State Aid Withholding .........            180,000         190,519
Beaufort County, SC, School District
   Refunding, G.O., Series A, 5.00%, 3/1/13,
   SCSDE ....................................            125,000         134,780
Beaufort County, SC, School District
   Refunding, G.O., Series A, 5.00%, 3/1/19,
   Callable 3/1/15 @ 100, SCSDE .............            465,000         500,991
Berkeley County, SC, Water & Sewer Revenue,
   Series A, 5.00%, 6/1/24, Callable 6/1/15 @
   100, FSA .................................            350,000         372,512
Berkley County, SC, Water & Sewer Revenue,
   Series A, 5.00%, 6/1/21, Callable 6/1/15 @
   100, FSA .................................            395,000         423,085
Charleston County, SC, G.O., 4.625%, 11/1/27,
   Callable 11/1/15 @ 100, State Aid
   Withholding ..............................            500,000         512,480
Charleston County, SC, School District
   Refunding, G.O., Series B, 5.00%, 2/1/19,
   Callable 2/1/12 @ 100, SCSDE .............            250,000         263,865
Charleston, SC, Waterworks & Sewer Refunding
   Revenue, 5.13%, 1/1/12 ...................            425,000         456,178
Charleston, SC, Waterworks & Sewer Refunding
   Revenue, 5.25%, 1/1/14, Callable 1/1/11
   @ 101 ....................................            600,000         641,651
Florence County, SC, Hospital Revenue,
   Regional Medical Center Project, Series A,
   5.25%, 11/1/11, Callable 11/1/08 @ 102,
   MBIA .....................................            500,000         525,100
Florence, SC, New Public Housing Authority
   Revenue, 5.75%, 8/1/10, Callable 2/1/07 @
   100, U.S. Government Guaranteed ..........            100,000         106,936
Greenville, SC, Stormwater System Revenue,
   5.00%, 4/1/22, Callable 4/1/11 @ 101,
   FSA ......................................            350,000         368,025
Greenville, SC, Waterworks Revenue, 5.25%,
   2/1/19, Callable 2/1/13 @ 100 ............            380,000         413,888
Horry County, SC, School District, G.O.,
   Series A, 5.00%, 3/1/11, SCSDE ...........            500,000         530,195
Horry County, SC, School District, G.O.,
   Series A, 4.00%, 3/1/14, FSA, SCSDE ......            285,000         290,925
Horry County, SC, School District, G.O.,
   Series A, 5.38%, 3/1/15, Callable 3/1/12
   @ 100, SCSDE .............................            250,000         270,778
Jasper County, SC, School District, G.O.,
   4.00%, 3/1/16, Callable 3/1/15 @ 100,
   MBIA, SCSDE, OID .........................            100,000         101,334

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
South Carolina, continued
Kershaw County, SC, School District, G.O.,
   6.13%, 2/1/16, Prerefunded 2/1/10 @ 100,
   SCSDE ....................................   $        500,000   $     539,570
Lancaster County, SC, Assessment Revenue,
   5.75%, 12/1/37, Callable 12/1/16 @ 100 ...            500,000         529,345
Laurens County, SC, School District No. 55
   Installment Purchase Revenue, 5.25%,
   12/1/24, Callable 12/1/15 @ 100 ..........            225,000         236,345
Laurens County, SC, School District No. 56,
   G.O., 4.13%, 3/1/15, MBIA, SCSDE .........            245,000         251,346
Lexington County, SC, Public Improvements,
   G.O., 5.00%, 2/1/14, Callable 2/1/12 @
   100, FGIC, State Aid Withholding .........            500,000         532,200
Newberry County, SC, County School Project
   Revenue, 5.25%, 12/1/21, Callable 12/1/15
   @ 100 ....................................            225,000         247,311
Orangeburg County, SC, G.O., Series A,
   4.00%, 4/1/13, FGIC ......................            250,000         254,953
Richland County, SC, School District No. 1
   Refunding, G.O., 5.00%, 3/1/19, Callable
   3/1/15 @ 100, FSA, SCSDE .................            400,000         430,960
Richland County, SC, School District No. 1,
   G.O., Series A, 5.25%, 3/1/20, Callable
   3/1/12, SCSDE ............................            300,000         321,126
Rock Hill, SC, Utility Systems Refunding
   Revenue, Series A, 5.38%, 1/1/19, Callable
   1/1/13 @ 100, FSA ........................            585,000         636,176
South Carolina Jobs Economic Development
   Authority Hospital Facilities Revenue,
   5.50%, 2/1/11, Callable 2/1/09 @ 101,
   FSA ......................................            500,000         525,010
South Carolina Jobs Economic Development
   Authority Hospital Facilities Revenue,
   6.00%, 8/1/12 ............................            200,000         220,612
South Carolina State Economic Development,
   G.O. Series A, 4.00%, 3/1/16, Callable
   3/1/14 @ 100 .............................             40,000          40,634
South Carolina State Economic Development,
   G.O., Series A, 5.00%, 8/1/16, Callable
   8/1/15 @ 100 .............................            350,000         382,309
South Carolina State Economic Development,
   G.O., Series C, 5.25%, 8/1/11 ............            760,000         817,569
South Carolina State University, Wade Hampton
   State Office Building, G.O., Series A,
   5.00%, 11/1/15 ...........................            350,000         384,073
South Carolina State University, Wade Hampton
   State Office Building, G.O., Series A,
   4.00%, 11/1/17, Callable 11/1/15 @ 100,
   OID ......................................            100,000         101,468
South Carolina State, Public Services
   Authority Revenue, Series A, 5.00%,
   1/1/20, Callable 1/1/14 @ 100, AMBAC .....            600,000         638,201
South Carolina State, Public Service
   Authority Revenue, Series A, 5.00%,
   1/1/17, Callable 1/1/14 @ 100, FSA .......            450,000         482,756
South Carolina Transportation Infrastructure
   Bank Refunding Revenue, 5.25%, 10/1/15,
   AMBAC ....................................            500,000         555,860
Spartanburg County, SC, School District No.
   5, G.O., 5.25%, 5/1/10, SCSDE ............            525,000         556,080
Spartanburg, SC, Water Works Refunding
   Revenue, 5.25%, 6/1/11, FSA ..............            500,000         536,095

                                    Continued

South Carolina Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
South Carolina, continued
University of South Carolina Medical
   Facilities Refunding Revenue, 6.00%,
   8/15/12 ..................................   $        500,000   $     562,755
Western Carolina Regional Sewer Authority,
   Sewage System Revenue, 5.25%, 3/1/10,
   FSA ......................................            550,000         580,228
York County, SC, School District No. 3, G.O.,
   Series A, 5.00%, 3/1/11, Callable 3/1/09
   @ 101, SCSDE .............................            275,000         286,696
                                                                   -------------
Total Municipal Bonds
   (Cost $18,444,845) .......................                         18,970,137
                                                                   -------------

                                                     SHARES          FAIR VALUE
                                                ----------------   -------------
INVESTMENT COMPANY (2.1%)
Federated Tax-Free Obligations Fund,
   Institutional Service Class ..............            400,376   $     400,376
                                                                   -------------
   Total Investment Company
      (Cost $400,376) .......................                            400,376
                                                                   -------------
Total Investments
   (Cost $18,845,221) -- 99.7% ..............                         19,370,513
Net other assets (liabilities) -- 0.3% ......                             57,158
                                                                   -------------
Net Assets -- 100.0% ........................                      $  19,427,671
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Virginia Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS (97.2%)
District of Columbia (2.2%)
Washington, D.C., Metropolitan Transportation
   Authority Refunding Revenue, 6.00%,
   7/1/09, FGIC .............................   $      1,600,000   $   1,703,232
                                                                   -------------
Virginia (95.0%)
Alexandria, VA, Construction & Public
   Improvements, G.O., 5.00%, 6/15/08, State
   Aid Withholding ..........................          1,000,000       1,025,490
Alexandria, VA, Construction & Public
   Improvements, G.O., 5.00%, 1/1/13 ........          1,425,000       1,538,259
Alexandria, VA, G.O., Series A, 5.00%,
   6/15/16 ..................................          1,000,000       1,102,700
Amherst Industrial Development Authority
   Refunding Revenue, 4.50%, 9/1/18, Callable
   9/1/16 @ 100 .............................             40,000          40,672
Arlington County, VA, Public Improvement,
   G.O., 5.13%, 6/1/11, Prerefunded 6/1/09 @
   100, State Aid Withholding ...............          1,000,000       1,041,060
Arlington County, VA, Public Improvement,
   G.O., 5.00%, 5/15/25, Callable 5/15/15 @
   100, State Aid Withholding ...............          1,175,000       1,259,964
Arlington County, VA, Refunding, G.O., 5.00%,
   5/15/15, Callable 5/15/14 @ 100 ..........          1,495,000       1,624,422
Chesapeake, VA, Refunding, G.O., 5.00%,
   6/1/13 ...................................          1,000,000       1,080,610
Chesterfield County, VA, Pollution Control
   Authority Revenue, 5.50%, 10/1/09,
   Callable 11/27/06 @ 101 ..................          2,500,000       2,528,650
Fairfax County, VA, Economic Development
   Authority Refunding Revenue, Series A,
   4.10%, 10/1/13 ...........................            305,000         304,539
Fairfax County, VA, Economic Development
   Authority Refunding Revenue, Series A,
   4.15%, 10/1/14 ...........................            490,000         489,339
Fairfax County, VA, Economic Development
   Authority Refunding Revenue, Series A,
   4.20%, 10/1/15 ...........................            225,000         224,465
Fairfax County, VA, Economic Development
   Authority Refunding Revenue, Series A,
   4.25%, 10/1/16 ...........................            260,000         259,727
Fairfax County, VA, Economic Development
   Authority Revenue, First Series, 5.25%,
   9/1/10, Prerefunded 9/1/09 @ 102, OID ....          1,000,000       1,065,880
Henrico County, VA, Water & Sewer Refunding
   Revenue, 5.25%, 5/1/11, Callable 5/1/09 @
   102 ......................................          1,000,000       1,058,900
Lessburg, VA, Public Utilities, G.O., 4.75%,
   7/1/23, Callable 7/1/16 @ 100 ............          1,275,000       1,342,065
Loudoun County, VA, Public Improvements,
   G.O., Series B, 5.00%, 12/1/14 ...........          1,000,000       1,094,750
Loudoun County, VA, Water & Sewer Refunding
   Revenue, 5.00%, 1/1/29, Callable 1/1/15 @
   100 ......................................          1,455,000       1,538,532
Loudoun County, VA, Water & Sewer Revenue,
   5.75%, 1/1/11, FSA .......................          1,000,000       1,086,540
Manassas, VA, Water Utility Improvements,
   G.O., Series A, 5.25%, 1/1/11, Prerefunded
   1/1/08 @ 102 .............................          1,200,000       1,248,180
New Port Community Development Authority
   Special Assessment, 5.50%, 9/1/26,
   Callable 9/1/16 @ 101 ....................          1,325,000       1,358,854

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Virginia, continued
Newport News, VA, G.O., Series A, 5.50%,
   5/1/13, Prerefunded 5/1/10 @ 102, OID ....   $      1,845,000   $   2,002,065
Newport News, VA, G.O., Series A, 5.00%,
   7/1/22, Callable 7/1/13 @ 100, State Aid
   Withholding ..............................          1,250,000       1,324,038
Norfolk, VA, Water Revenue, 5.13%, 11/1/11,
   Callable 11/1/08 @ 101, FSA ..............          1,030,000       1,071,921
Pittsylvania County, VA, G.O., Series B,
   5.63%, 3/1/15, Callable 3/1/11 @ 102,
   MBIA .....................................          1,315,000       1,443,120
Portsmouth, VA, Public Utility Refunding,
   G.O., Series B, 5.00%, 4/1/21, Callable
   4/1/15 @ 100, MBIA .......................          2,135,000       2,294,015
Portsmouth, VA, Public Utility Refunding,
   G.O., Series B, 5.00%, 4/1/22, Callable
   4/1/15 @ 100, MBIA .......................          1,375,000       1,475,361
Prince William County, VA, Service Authority
   Water & Sewer System Revenue, 5.00%,
   7/1/14, Callable 7/1/13 @ 102 ............          1,000,000       1,087,600
Richmond, VA, G.O., 5.25%, 1/15/09, FSA .....          1,500,000       1,557,645
Roanoke, VA, Public Improvement, G.O.,
   5.00%, 10/1/17, Callable 10/1/14 @ 101 ...          1,000,000       1,089,200
Roanoke, VA, Public Improvement, G.O.,
   5.00%, 2/1/18, Callable 2/1/15 @ 101,
   State Aid Withholding ....................          1,000,000       1,090,010
Spotsylvania County, VA, Public
   Improvements, G.O., 5.00%, 1/15/17,
   Callable 1/15/16 @ 100 ...................          1,645,000       1,800,831
Spotsylvania County, VA, Refunding, G.O.,
   5.50%, 7/15/12, FSA ......................          2,925,000       3,221,039
University of VA, General Revenue, 5.00%,
   6/1/22, Callable 6/1/13 @ 100 ............            540,000         572,945
Upper Occoquan Sewer Authority, Regional
   Sewer Refunding Revenue, 5.00%, 7/1/25,
   Callable 7/1/15 @ 100, FSA ...............          1,000,000       1,066,340
Virginia Beach, VA, Industrial Development
   Authority Revenue, Sentara Health Systems,
   5.25%, 11/1/09, Callable 11/1/08 @ 101,
   MBIA .....................................          1,000,000       1,041,960
Virginia Beach, VA, Public Improvement, G.O.,
   5.25%, 3/1/08, State Aid Withholding .....          1,000,000       1,023,900
Virginia Beach, VA, Public Improvement, G.O.,
   5.25%, 3/1/11, Prerefunded 3/1/10 @ 101,
   State Aid Withholding, OID ...............          3,205,000       3,414,606
Virginia College Building Authority,
   Educational Facilities Revenue, 5.50%,
   4/1/10 ...................................          1,000,000       1,062,560
Virginia College Building Authority,
   Educational Facilities Revenue, 5.00%,
   9/1/19, Callable 9/1/11 @ 100 ............          1,090,000       1,147,181
Virginia College Building Authority,
   Educational Facilities Revenue, Series A,
   5.00%, 9/1/22, Callable 9/1/15 @ 100 .....          1,000,000       1,073,610
Virginia College Building Authority,
   Educational Facilities Revenue, 5.25%,
   1/1/31, MBIA .............................          1,755,000       2,036,484
Virginia Commonwealth Transportation Board
   Refunding Revenue, Series B, 4.25%,
   5/15/16 ..................................             15,000          15,555
Virginia Commonwealth Transportation Board
   Revenue, Series B, 5.75%, 5/15/09 ........          1,035,000       1,092,401

                                    Continued

Virginia Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Virginia, continued
Virginia Commonwealth Transportation Board
   Revenue, Series B, 5.50%, 5/15/15,
   Prerefunded 5/15/09 @ 101, OID ...........   $      1,185,000   $   1,254,157
Virginia State Authority, Water Revenue,
   5.25%, 10/1/15 ...........................          1,040,000       1,160,401
Virginia State Public Building Authority
   Revenue, Series A, 5.00%, 8/1/15 .........          1,500,000       1,640,835
Virginia State Public Building Authority,
   Public Facilities Revenue, Series A,
   5.00%, 8/1/14 ............................          2,000,000       2,175,840
Virginia State Public School Authority
   Refunding Revenue, Series A, 5.25%,
   8/1/17, State Aid Withholding ............            280,000         314,140
Virginia State Public School Authority
   Refunding Revenue, Series D, 5.25%,
   2/1/12, State Aid Withholding ............          1,145,000       1,237,001
Virginia State Public School Authority
   Revenue, Series C, 5.00%, 8/1/28, Callable
   8/1/13 @ 100, State Aid Withholding ......          1,510,000       1,585,651
Virginia State Public School Authority, G.O.,
   Series B, 5.25%, 8/1/10, Prerefunded
   8/1/09 @ 101, State Aid Withholding,
   OID ......................................          1,000,000       1,055,440
Virginia State Public School Authority, G.O.,
   Series B, 3.00%, 8/1/20, Callable 8/1/11 @
   101, OID .................................          3,815,000       3,338,087

                                                    SHARES OR
                                                PRINCIPAL AMOUNT     FAIR VALUE
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Virginia, continued
Virginia State Public School Authority,
   School Financing Revenue, Series A, 5.25%,
   8/1/10, Callable 8/1/09 @ 101, OID .......   $      2,040,000   $   2,165,440
Virginia State Resources Authority
   Infrastructure Revenue, 4.00%, 11/1/16 ...             25,000          25,422
Winchester, VA, Public Improvements, G.O.,
   5.00%, 11/1/22, Callable 11/1/15 @ 100,
   FGIC .....................................          2,210,000       2,380,436
                                                                   -------------
                                                                      73,650,835
                                                                   -------------
   Total Municipal Bonds
      (Cost $72,892,964) ....................                         75,354,067
                                                                   -------------
INVESTMENT COMPANY (2.5%)
PNC Virginia Blackrock Fund, Institutional
   Class ....................................          1,899,615       1,899,615
                                                                   -------------
   Total Investment Company
      (Cost $1,899,615) .....................                          1,899,615
                                                                   -------------
Total Investments
   (Cost $74,792,579) -- 99.7% ..............                         77,253,682
Net other assets (liabilities) -- 0.3% ......                            263,903
                                                                   -------------
Net Assets -- 100.0% ........................                      $  77,517,585
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

West Virginia Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                    PRINCIPAL          FAIR
                                                     AMOUNT            VALUE
                                                ----------------   ------------
MUNICIPAL BONDS (97.5%)
West Virginia (97.5%)
Cabell County, WV, Board of Education, G.O.,
   5.00%, 5/1/16, MBIA ......................   $      2,000,000   $   2,188,440
Cabell, Putnam & Wayne Counties, West
   Virginia, Single Family Residential
   Mortgage Revenue, 7.38%, 4/1/11, FGIC,
   ETM ......................................            640,000         731,366
Charleston, WV, Urban Renewal Authority
   Revenue, 5.25%, 12/15/18, Callable
   12/15/09 @ 103, FSA ......................          1,080,000       1,156,928
Clarksburg, WV, Water Refunding Revenue,
   5.25%, 9/1/19, Callable 9/1/12 @ 101,
   FGIC .....................................          1,190,000       1,290,222
Fairmont State College, WV, Student Activity
   Revenue, Series B, 5.00%, 6/1/32, Callable
   6/1/13 @ 100, FGIC .......................          1,400,000       1,460,368
Fairmont, WV, Waterworks Refunding Revenue,
   5.38%, 7/1/13, Callable 7/1/07 @ 102,
   MBIA, OID ................................            680,000         701,753
Harrison County, WV, Building Commission
   Revenue, 5.15%, 4/1/18, Prerefunded 4/1/08
   @ 102, AMBAC, OID ........................          1,000,000       1,042,070
Harrison County, WV, County Commission Solid
   Waste Disposal Revenue, Series B, 6.30%,
   5/1/23, Callable 5/1/07 @ 100,
   AMBAC -- TCRS ............................            860,000         870,535
Logan County, WV, Logan County Health
   Revenue, 8.00%, 12/1/16, ETM .............            690,000         901,168
Monongalia County, WV, Building Commission
   Hospital Revenue, Monongalia General
   Hospital Project, 5.00%, 7/1/30, Callable
   7/1/15 @ 100 .............................          1,700,000       1,738,590
Monongalia County, WV, Pollution Control
   Refunding Revenue, Series B, 5.95%,
   4/1/13, Callable 4/1/07 @ 100, MBIA ......          2,000,000       2,017,300
Ohio County, WV, Board of Education
   Refunding, G.O., 5.00%, 6/1/13, Callable
   6/1/08 @ 102, MBIA, OID ..................            800,000         832,120
Ohio County, WV, Commission Special District
   Excise Tax Revenue, Fort Henry Economic
   Development, Series B, 5.63%, 3/1/36 .....            640,000         661,715
Ohio County, WV, Commission Tax Increment
   Revenue, Fort Henry Centre Financing
   District, Series A, 5.63%, 6/1/34,
   Callable 12/1/15 @ 100 ...................          1,000,000       1,050,410
Parkersburg, WV, Waterworks & Sewage System
   Refunding Revenue, Series C, 5.00%,
   9/1/14, FGIC .............................          1,190,000       1,293,399
Parkersburg, WV, Waterworks & Sewage System
   Refunding Revenue, Series C, 5.00%,
   9/1/15, FGIC .............................          1,330,000       1,452,613
Parkersburg, WV, Waterworks & Sewage System
   Refunding Revenue, Series C, 4.00%,
   9/1/16, Callable 9/1/15 @ 100, FGIC ......            640,000         648,480
Parkersburg, WV, Waterworks & Sewage Systems
   Refunding Revenue, Series A, 4.50%,
   8/1/22, Callable 8/1/15 @ 100, FGIC ......            965,000         979,726
Pleasants County, WV, Pollution Control
   Refunding Revenue, Series C, 6.15%,
   5/1/15, Callable 5/1/07 @ 100, AMBAC,
   MBIA .....................................          1,000,000       1,018,310
Pleasants County, WV, Pollution Control
   Refunding Revenue, Series C, 6.15%,
   5/1/15, Callable 5/1/07 @ 100, AMBAC .....          1,100,000       1,120,141

                                                    PRINCIPAL          FAIR
                                                     AMOUNT            VALUE
                                                ----------------   ------------
MUNICIPAL BONDS, CONTINUED
West Virginia, continued
South Charleston, WV, Hospital Refunding
   Revenue, Series A, 5.50%, 10/1/09,
   Callable 10/1/06 @ 100, MBIA .............   $        520,000   $     522,371
Weirton, WV, Municipal Hospital Building
   Revenue, Series A, 5.25%, 12/1/11, OID ...          1,500,000       1,521,840
West Virginia Economic Development
   Authority Lease Revenue, State Energy
   Savings Project, 4.50%, 6/1/17, Callable
   6/1/15 @ 100 .............................            360,000         368,078
West Virginia Economic Development
   Authority Lease Revenue, State Energy
   Savings Project, 4.75%, 6/1/21, Callable
   6/1/15 @ 100 .............................          1,035,000       1,064,580
West Virginia Economic Development Authority
   Revenue, Department of Environmental
   Protection, 4.75%, 11/1/11 ...............            535,000         563,285
West Virginia Economic Development Authority
   Revenue, Series A, 5.50%, 6/1/12, MBIA ...          2,000,000       2,191,360
West Virginia Economic Development Authority
   Revenue, Series A, 5.50%, 6/1/15, Callable
   6/1/12 @ 101, MBIA .......................          1,000,000       1,102,100
West Virginia Economic Development Authority
   Revenue, Series A, 5.00%, 10/1/15,
   Callable 10/1/11 @ 101 ...................          1,250,000       1,328,138
West Virginia Economic Development Authority
   Revenue, Series A, 5.50%, 6/1/18, Callable
   6/1/12 @ 101, MBIA .......................          1,000,000       1,095,640
West Virginia Higher Education Policy
   Commission Revenue Higher Education
   Facilities, Series B, 5.00%, 4/1/34 ......          1,135,000       1,186,983
West Virginia Higher Educational Facilities
   Revenue, Series B, 5.00%, 4/1/14, FGIC ...            250,000         270,618
West Virginia Higher Educational Facilities
   Revenue, Series B, 5.00%, 4/1/23, Callable
   4/1/14 @ 100, FGIC .......................          5,490,000       5,833,728
West Virginia State Building Commission
   Refunding Revenue, Series A, 5.25%,
   7/1/10, AMBAC ............................          1,950,000       2,062,671
West Virginia State Capital Appreciation,
   Infrastructure, G.O., Series A, 3.15%,
   11/1/24, FGIC, OID, Zero Coupon** ........            500,000         225,135
West Virginia State Hospital Finance
   Authority Refunding Revenue, 5.00%,
   8/1/09, Callable 8/1/07 @ 100, FSA .......            800,000         807,880
West Virginia State Hospital Finance
   Authority Revenue, 6.10%, 1/1/18, Callable
   1/1/07 @ 100, MBIA .......................          1,300,000       1,320,709
West Virginia State Hospital Finance
   Authority Revenue, 5.50%, 3/1/22, Callable
   3/1/14 @ 100 .............................            970,000       1,022,458
West Virginia State Hospital Finance
   Authority Revenue, Series A, 6.50%,
   9/1/16, ETM, OID .........................            620,000         740,429
West Virginia State Housing Development Fund
   Revenue, Marion Unity Apartments Project,
   Series A, 5.40%, 1/1/16, Callable 7/1/11
   @ 100 ....................................            400,000         402,128
West Virginia State Housing Development Fund
   Revenue, Marion Unity Apartments Project,
   Series A, 5.75%, 1/1/29, Callable 7/1/11
   @ 100, OID ...............................            515,000         519,419

                                    Continued

West Virginia Intermediate Tax-Free Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                    PRINCIPAL          FAIR
                                                     AMOUNT            VALUE
                                                ----------------   ------------
MUNICIPAL BONDS, CONTINUED
West Virginia, continued
West Virginia State Parkways Economic
   Development & Tourism Authority Refunding
   Revenue, 5.00%, 5/15/10, FGIC ............   $      1,165,000   $   1,222,784
West Virginia State Parkways Economic
   Development & Tourism Authority Refunding
   Revenue, 5.25%, 5/15/12, FGIC ............          1,000,000       1,082,440
West Virginia State Parkways Economic
   Development & Tourism Authority Refunding
   Revenue, 5.25%, 5/15/17, FGIC ............            700,000         782,383
West Virginia State School Building Authority
   Revenue, 5.25%, 1/1/14, MBIA .............            500,000         548,890
West Virginia State School Building Authority
   Revenue, 5.25%, 7/1/14, MBIA .............            615,000         677,853
West Virginia State Water Development
   Authority Revenue, Series A, 5.50%,
   11/1/18, Prerefunded 11/1/09 @ 102,
   AMBAC ....................................          1,000,000       1,074,780
West Virginia State Water Development
   Authority Revenue, Series A, 5.00%,
   11/1/44, Callable 11/1/15 @ 100, FSA .....          1,000,000       1,046,800
West Virginia State, Highway Improvements,
   G.O., 5.50%, 6/1/10, FSA .................          1,395,000       1,488,312
West Virginia State, State Road Improvements,
   G.O., 5.00%, 6/1/16, Callable 6/1/15
   @ 100, FGIC ..............................          2,000,000       2,174,560

                                                    SHARES OR
                                                    PRINCIPAL          FAIR
                                                     AMOUNT            VALUE
                                                ----------------   ------------
MUNICIPAL BONDS, CONTINUED
West Virginia, continued
West Virginia University, School Improvements
   Revenue, Series A, 5.50%, 4/1/11, MBIA ...   $      1,485,000   $   1,604,275
West Virginia University, School Improvements
   Revenue, Series C, 5.00%, 10/1/25,
   Callable 10/1/14 @ 100, FGIC .............          2,155,000       2,283,201
West Virginia Water Development Authority
   Revenue Series A, 5.00%, 10/1/28, Callable
   10/1/13 @ 101, OID .......................          2,115,000       2,230,500
Wheeling, WV, Waterworks & Sewer Systems
   Revenue, Series A, 4.75%, 6/1/36, Callable
   6/1/16 @ 100, FSA ........................          1,500,000       1,534,965
                                                                   -------------
   Total Municipal Bonds
      (Cost $63,334,706) ....................                         65,056,947
                                                                   -------------
INVESTMENT COMPANY (1.1%)
Federated Tax-Free Obligations Fund,
   Institutional Service Class ..............            727,776         727,776
                                                                   -------------
   Total Investment Company
      (Cost $727,776) .......................                            727,776
                                                                   -------------
Total Investments
   (Cost $64,062,482) -- 98.6% ..............                         65,784,723
Net other assets (liabilities) -- 1.4% ......                            904,360
                                                                   -------------
Net Assets -- 100.0% ........................                      $  66,689,083
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Prime Money Market Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
BANKERS ACCEPTANCE (0.4%)
Banking (0.4%)
Wachovia Bank NA, 5.45%, 12/22/06 ...........   $      6,000,000   $   5,925,517
                                                                   -------------
   Total Bankers Acceptance
      (Cost $5,925,517) .....................                          5,925,517
                                                                   -------------
CERTIFICATES OF DEPOSIT (9.9%)
Banking (9.9%)
Barclays Bank PLC, 5.38%, 10/4/06 ...........         25,000,000      25,000,000
Barclays Bank PLC, 4.75%, 10/17/06 ..........          5,000,000       5,000,005
Calyon Bank, Paris, 5.36%, 4/30/07 ..........          5,000,000       5,000,139
Citizens Bank of Pennsylvania, 5.37%,
   11/27/06 .................................          5,000,000       5,000,078
Credit Suisse, Zurich, 4.78%, 10/27/06 ......         14,000,000      14,000,000
Credit Suisse, Zurich, 5.25%, 11/20/06 ......          3,000,000       3,000,000
Credit Suisse, Zurich, 4.92%, 2/5/07 ........          5,000,000       5,000,000
Credit Suisse, Zurich, 5.21%, 3/29/07 .......          5,000,000       5,000,000
Depfa Bank PLC, 5.26%, 4/9/07 ...............          5,000,000       5,000,000
Deutsche Bank AG, 4.50%, 10/13/06 ...........          6,000,000       6,000,000
First Tennessee Bank, 5.31%, 12/26/06 .......         12,000,000      12,000,000
Huntington National Bank, 5.45%, 12/4/06 ....         10,000,000      10,000,000
Royal Bank of Scotland PLC, Edinburgh,
   4.40%, 10/4/06 ...........................          5,000,000       5,000,000
Societe General, Paris, 5.41%, 2/20/07 ......         10,000,000      10,000,000
Toronto Dominion Bank, 5.42%, 2/12/07 .......         12,000,000      12,000,000
Toronto Dominion Bank, 5.295%, 4/13/07 ......          2,000,000       2,000,000
Toronto Dominion Bank, 5.60%, 6/18/07 .......          4,000,000       4,000,000
Toronto Dominion Bank, 5.51%, 8/3/07 ........          2,500,000       2,501,365
                                                                   -------------
   Total Certificates of Deposit
      (Cost $135,501,587) ...................                        135,501,587
                                                                   -------------
COMMERCIAL PAPER** (32.4%)
Financial Services (30.8%)
Amsterdam Funding Corp., 5.27%,
   11/27/06 (c) .............................         15,000,000      14,874,838
Amsterdam Funding Corp., 5.29%, 2/9/07 (c) ..          8,000,000       7,846,148
Bank of America Corp., 5.28%, 10/16/06 ......         25,000,000      24,944,999
CIT Group, Inc., 5.01%, 10/3/06 .............          2,000,000       1,999,440
DaimlerChrysler North America Holding Corp.,
   5.41%, 11/13/06 ..........................          5,100,000       5,067,079
DaimlerChrysler North America Holding Corp.,
   5.37%, 11/20/06 ..........................          2,300,000       2,282,846
DaimlerChrysler North America Holding Corp.,
   5.38%, 12/20/06 ..........................            700,000         691,631
DaimlerChrysler North America Holding Corp.,
   5.36%, 12/27/06 ..........................          5,700,000       5,626,166
DaimlerChrysler Revolving Corp., 5.24%,
   12/27/06 .................................         20,000,000      19,746,733
Danske Corp., Inc., 4.98%, 4/10/07 ..........          4,000,000       3,894,228
Dresdner US Finance, 5.28%, 11/20/06 ........         10,000,000       9,926,667
Edison Asset Securitization, 5.38%,
   10/5/06 (c) ..............................         10,000,000       9,994,022
FCAR Auto Loan Trust, 5.27%, 11/7/06 ........         10,000,000       9,945,836
FCAR Auto Loan Trust, 5.11%, 11/13/06 .......          8,000,000       7,951,171

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
COMMERCIAL PAPER**, CONTINUED
Financial Services, continued
FCAR Auto Loan Trust, 5.28%, 12/11/06 .......   $      1,750,000   $   1,731,777
FCAR Auto Loan Trust, 5.29%, 2/5/07 .........          8,000,000       7,850,704
FCAR Auto Loan Trust, 5.28%, 2/6/07 .........          8,000,000       7,849,813
FCAR Auto Loan Trust, 5.31%, 2/12/07 ........         10,000,000       9,802,350
FCAR Auto Loan Trust, 5.31%, 2/15/07 ........         10,000,000       9,797,925
FCAR Auto Loan Trust, 5.25%, 3/7/07 .........          6,000,000       5,862,625
Fountain Square Commercial Funding Corp.,
   5.34%, 11/1/06 (c) .......................          8,000,000       7,963,213
Fountain Square Commercial Funding Corp.,
   5.28%, 11/16/06 (c) ......................         20,000,000      19,865,067
Fountain Square Commercial Funding Corp.,
   5.27%, 12/15/06 (c) ......................         15,000,000      14,835,313
Galaxy Funding, Inc., 5.24%, 12/29/06 (c) ...          8,000,000       7,896,364
Georgetown Funding Co., LLC, 5.30%,
   10/24/06 (c) .............................         25,000,000      24,915,346
Grampian Funding LLC, 5.37%, 10/25/06 (c) ...         10,000,000       9,964,200
Grampian Funding LLC, 5.28%, 2/5/07 (c) .....          7,000,000       6,869,737
Grampian Funding LLC, 5.27%, 2/6/07 (c) .....          4,000,000       3,925,120
Grampian Funding LLC, 5.29%, 2/7/07 (c) .....          8,000,000       7,848,497
Grampian Funding LLC, 5.24%, 3/12/07 (c) ....          3,500,000       3,417,470
Greenwich Capital Holdings, 5.29%,
   10/13/06*** ..............................          6,000,000       6,000,000
Greenwich Capital Holdings, 5.24%,
   12/19/06 .................................         15,000,000      14,827,517
Klio II Funding, Ltd., 5.28%, 10/18/06 (c) ..         15,000,000      14,962,600
Klio II Funding, Ltd., 5.15%, 10/19/06 (c) ..         20,000,000      19,947,250
Nissan Motor Acceptance Corp., 5.33%,
   10/30/06 (c) .............................          7,671,000       7,638,064
Paradigm Funding LLC, 5.28%, 11/29/06 (c) ...         10,000,000       9,913,467
Paradigm Funding LLC, 5.23%, 3/21/07 (c) ....         13,000,000      12,677,048
Picaros Funding LLC, 5.39%, 10/6/06 (c) .....          5,000,000       4,996,257
Picaros Funding LLC, 5.34%, 10/11/06 (c) ....          6,500,000       6,490,250
Picaros Funding LLC, 5.11%, 10/20/06 (c) ....         20,000,000      19,944,267
Picaros Funding LLC, 5.25%, 2/8/07 (c) ......         10,000,000       9,809,514
Societe Generale Northern American,
   5.27%, 2/12/07 ...........................          8,000,000       7,843,220
Volkswagen of America, Inc., 5.33%,
   10/20/06 (c) .............................         13,200,000      13,162,868
                                                                   -------------
                                                                     423,399,647
                                                                   -------------
Retail (1.6%)
Fortune Brands, Inc., 5.47%, 10/3/06 (c) ....          2,000,000       1,999,392
Fortune Brands, Inc., 5.37%, 10/20/06 (c) ...          6,000,000       5,982,995
Heinz (H.J) Finance Co., 5.34%,
   10/26/06 (c) .............................         13,500,000      13,449,938
                                                                   -------------
                                                                      21,432,325
                                                                   -------------
   Total Commercial Paper
      (Cost $444,831,972) ...................                        444,831,972
                                                                   -------------

                                    Continued

Prime Money Market Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
CORPORATE BONDS (6.6%)
Asset Backed Securities (1.8%)
CNH Equipment Trust, Series 2006-A,
   Class A-1, 4.99%, 4/5/07 .................   $      1,744,247   $   1,744,247
CNH Equipment Trust, Series 2006-B,
   Class A-1, 5.39%, 10/5/07 ................         10,000,000      10,000,000
Ford Credit Auto Owner Trust, Series 2006-B,
   Class A-1, 5.40%, 9/15/07 (c) ............          4,111,431       4,111,431
GS Auto Loans Trust, Series 2006-1,
   Class A-1, 5.51%, 8/15/07 ................          5,982,009       5,982,009
Household Automotive Trust, Series 2006-1,
   Class A-1, 5.275%, 6/18/07 ...............          2,644,534       2,644,534
                                                                   -------------
                                                                      24,482,221
                                                                   -------------
Financial Services (4.8%)
Dupont Teijin Films U.K., 5.32%, 10/31/06 ...         25,000,000      25,000,000
Federal Home Loan Mortgage Corp., 5.41%,
   6/18/07, Callable 11/22/06 @ 100 .........          3,000,000       3,000,000
Huntington National Bank, 2.75%, 10/16/06 ...          2,660,000       2,657,024
K2 (USA) LLC, 5.00%, 3/12/07 (c) ............          6,700,000       6,700,000
Merrill Lynch & Co., Inc., Series 1, 5.31%,
   8/24/07 ..................................          8,000,000       8,000,000
Royal Bank of Canada, Montreal,
   5.49%, 10/2/07 ...........................          4,000,000       4,000,000
Sigma Finance, Inc., 4.91%, 1/26/07 (c) .....          3,000,000       3,000,000
Sigma Finance, Inc., 4.83%, 1/30/07 (c) .....          3,000,000       3,000,000
Sigma Finance, Inc., 5.00%, 3/8/07 (c) ......          4,000,000       4,000,000
Sigma Finance, Inc., 5.25%, 4/30/07 (c) .....          3,000,000       3,000,000
Sigma Finance, Inc., 5.75%, 7/25/07 (c) .....          4,000,000       4,000,000
                                                                   -------------
                                                                      66,357,024
                                                                   -------------
   Total Corporate Bonds
      (Cost $90,839,245) ....................                         90,839,245
                                                                   -------------
MUNICIPAL BONDS (1.2%)
Economic Development (0.9%)
Florida Hurricane Catastrophe Finance
   Corp., Series B, 5.34%, 8/15/07,
   Callable 7/15/07 @ 100* ..................         12,000,000      12,000,000
                                                                   -------------
Industrial Revenue (0.3%)
Kansas City, Missouri, Industrial
   Development Authority Revenue, West Edge
   Project, 5.34%, 10/4/06* .................          4,000,000       4,000,000
                                                                   -------------
   Total Municipal Bonds
      (Cost $16,000,000) ....................                         16,000,000
                                                                   -------------
VARIABLE RATE NOTES* (28.6%)
Banking & Financial Services (12.7%)
Anchor Holdings, 5.38%, 10/4/06, (LCD U.S.
   Bank N.A.) ...............................          1,760,000       1,760,000
Barclays Bank PLC, 5.27%, 1/29/07 ...........          4,000,000       3,999,725
Bartlett, Illinois, Redevelopment Project,
   5.38%, 10/4/06, (LCD LaSalle Bank) .......          5,000,000       5,000,000
Christian Life Assembly of the Assemblies
   of God, 5.47%, 10/4/06, (LCD Fulton
   Bank) ....................................          3,265,000       3,265,000
Damascus Co., Series 1998, 5.38%, 10/4/06 ...          3,045,000       3,045,000
Depfa Bank PLC, Series EXL, 5.43%,
   6/15/07 (c) ..............................         15,000,000      15,000,000

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
VARIABLE RATE NOTES*, CONTINUED
Banking & Financial Services, continued
Franklin County, Ohio, Edison Welding,
   Series 1995, 5.38%, 10/5/06, (LCD
   Huntington Bank) .........................   $      4,775,000   $   4,775,000
Guilford Capital LLC, Series 2002-A,
   5.42%, 10/4/06, (LCD Regions Bank) .......          1,620,000       1,620,000
H.C. Equities, 5.33%, 10/4/06, (LCD
   Wachovia Bank NA) ........................          4,910,000       4,910,000
HBOS Treasury Services PLC, 5.00%, 7/24/07 ..         10,000,000      10,000,000
HBOS Treasury Services PLC, 5.38%, 8/1/07 ...         23,300,000      23,300,000
HBOS Treasury Services PLC, Series MTN,
   5.30%, 8/9/07 (c) ........................          2,000,000       2,000,000
HBOS Treasury Services PLC, 5.46%,
   9/20/07 (c) ..............................            500,000         500,280
HBOS Treasury Services PLC, 5.46%,
   10/1/07 (c) ..............................          8,000,000       8,000,000
Indian Hills Country Club, 5.40%, 10/4/06,
   (LCD AmSouth Bank NA, Birmingham) ........          3,785,000       3,785,000
Kent Capital LLC, Series 1999, 5.47%,
   10/4/06, (LCD Huntington Bank) ...........          5,285,000       5,285,000
Maryland Economic Development Corp., 5.43%,
   10/3/06, (LCD Manufacturers & Traders
   Trust Co.) ...............................          7,000,000       7,000,000
Monet Trust, Series 2001, Class A-2A,
   5.43%, 12/28/06, (LCD Dresden Bank
   AG) (c) (e) ..............................         30,000,000      30,000,000
New Keibler Thompson Co., 5.42%,
   12/1/08, (LCD Manufacturers & Traders
   Trust Co.) ...............................          4,940,000       4,940,000
Quality Synthetic Rubber Co., 5.32%,
   10/4/06, (LCD U.S. Bank N.A.) ............            288,000         288,000
Spira Millennium LLC, 5.35%, 10/4/06,
   (LCD Bank of America) ....................          3,655,000       3,655,000
Stone Creek LLC, 5.33%, 10/4/06, (LCD
   Columbus Bank and Trust Co.) .............         14,485,000      14,485,000
TOG Properties, Inc., 5.40%, 10/4/06,
   (LCD AmSouth Bank N.A.) ..................          7,142,000       7,142,000
Vestavia Hills Baptist, 5.40%, 10/4/06,
   (LCD Amsouth Bank NA) ....................          2,900,000       2,900,000
Wells Fargo & Co., 5.38%, 8/3/07 ............          2,000,000       2,000,000
World Wildlife Fund, Inc., 5.37%, 10/4/06,
   (LCD AMBAC Financial Group, Inc.) ........          4,725,000       4,725,000
                                                                   -------------
                                                                     173,380,005
                                                                   -------------
Brokers & Dealers (4.6%)
Goldman Sachs Group, Inc., 5.38%,
   8/15/07 (c) ..............................          5,000,000       5,000,244
Greenwich Capital Holdings, 5.29%, 11/9/06 ..          2,000,000       2,000,000
Merrill Lynch & Co., Inc., Series 1,
   5.365%, 5/29/07 ..........................         12,000,000      12,000,000
Merrill Lynch & Company, Inc., 5.58%,
   7/11/07 (c) ..............................         12,000,000      12,000,000
Merrill Lynch & Company, Inc., 5.39%,
   8/3/07 ...................................         10,000,000      10,000,000
Morgan Stanley, Series EXLS, 5.35%,
   8/3/07 ...................................         10,000,000      10,000,000
Morgan Stanley, 5.39%, 8/3/07 ...............          5,000,000       5,000,000

                                    Continued

Prime Money Market Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
VARIABLE RATE NOTES*, CONTINUED
Brokers & Dealers, continued
Morgan Stanley, 5.40%, 8/27/07 ..............   $      7,000,000   $   7,000,000
                                                                   -------------
                                                                      63,000,244
                                                                   -------------
Financial Services (8.8%)
Bank of Ireland, 5.31%, 8/14/07 (c) .........         25,000,000      25,000,000
BNP Paribas SA, 5.36%, 5/18/07 (c) ..........         14,000,000      14,000,000
Compass Securitization LLC, 5.285%,
   1/12/07 (c) ..............................          8,000,000       7,999,411
Compass Securitization LLC, 5.285%,
   3/6/07 (c) ...............................         15,000,000      14,999,030
Compass Securitization LLC, 5.285%,
   9/3/07 (c) ...............................          8,000,000       7,999,440
General Electric Capital Corp., 5.455%,
   7/9/07 (c) ...............................          7,000,000       7,000,000
General Electric Capital Corp., 5.43%,
   8/17/07 (c) ..............................          7,000,000       7,000,000
Paradigm Funding LLC, 5.29%, 4(2)
   3/1/07 (c) ...............................         10,000,000       9,999,583
SLM Corp., 5.33%, 8/10/07 ...................         15,000,000      15,000,000
Westpac Banking Corp., 5.30%, 7/16/07 (c) ...         12,000,000      12,000,000
                                                                   -------------
                                                                     120,997,464
                                                                   -------------
Financial, Speciality (1.0%)
K2 (USA) LLC, 5.445%, 4/25/07 (c) ...........          4,000,000       3,999,091
K2 (USA) LLC, 5.31%, 7/10/07 (c) ............          3,000,000       3,000,085
K2 (USA) LLC, 5.32%, 10/9/07 (c) ............          2,000,000       1,999,800
SLM Corp., 5.685%, 7/25/07 (c) ..............          5,000,000       5,009,232
                                                                   -------------
                                                                      14,008,208
                                                                   -------------
Insurance (1.5%)
Genworth Life Insurance Co., 5.53%,
   11/9/06 (e) ..............................          5,000,000       5,000,000
Metropolitan Life Insurance Co., 5.61%,
   11/1/06 (e) ..............................          5,000,000       5,000,000
Metropolitan Life Insurance Co. of
   Connecticut, 5.28%, 11/21/06 (e) .........          5,000,000       5,000,000
New York Life Insurance Co., 5.48%,
   11/25/06 (e) .............................          5,000,000       5,000,000
                                                                   -------------
                                                                      20,000,000
                                                                   -------------
   Total Variable Rate Notes
      (Cost $391,385,921) ...................                        391,385,921
                                                                   -------------

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT            COST
                                                ----------------  --------------
REPURCHASE AGREEMENT (5.9%)
ING Financial Markets, 5.40%, dated
   9/29/06, maturing 10/2/06, with a maturity
   value of $80,114,035 (Collateralized
   fully by various U.S. Government
   Agencies) ................................   $     80,078,000  $   80,078,000
                                                                  --------------
   Total Repurchase Agreement
      (80,078,000) ..........................                         80,078,000
                                                                  --------------
COLLATERALIZED LOAN AGREEMENTS (15.0%)
Bear Stearns & Co., 5.50%, dated 9/29/06,
   maturing 10/2/06, with a maturity value
   of $25,011,448 ...........................         25,000,000      25,000,000
First Boston, 5.48%, dated 9/29/06,
   maturing 10/2/06, with a maturity value
   of $26,011,863 ...........................         26,000,000      26,000,000
Goldman Sachs Group, Inc., 5.48%, dated
   9/29/06, maturing 10/2/06, with a
   maturity value of $18,008,213 ............         18,000,000      18,000,000
Greenwich Capital Markets, Inc., 5.50%,
   dated 9/29/06, maturing 10/2/06, with a
   maturity value of $22,010,083 ............         22,000,000      22,000,000
J.P. Morgan Securities, Inc., 5.48%, dated
   9/29/06, maturing 10/2/06, with a
   maturity value of $25,011,406 ............         25,000,000      25,000,000
Merrill Lynch & Co., 5.51%, dated 9/29/06,
   maturing 10/2/06, with a maturity value
   of $20,009,175 ...........................         20,000,000      20,000,000
Morgan Stanley, 5.48%, dated 9/29/06,
   maturing 10/2/06, with a maturity value
   of $45,020,531 ...........................         45,000,000      45,000,000
Washington Mutual, 5.45%, dated 9/29/06,
   maturing 10/2/06, with a maturity value
   of $25,011,344 ...........................         25,000,000      25,000,000
                                                                  --------------
   Total Collateralized Loan Agreements
      (Cost $206,000,000) ...................                        206,000,000
                                                                  --------------
Total Investments
   (Cost $1,370,562,242) -- 100.0% ..........                      1,370,562,242
Net other assets (liabilities) -- 0.0% ......                             29,786
                                                                  --------------
Net Assets -- 100.0% ........................                     $1,370,592,028
                                                                  ==============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

U.S. Treasury Money Market Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
U.S. TREASURY BILLS** (12.2%)
4.65%, 10/12/06 .............................   $     20,000,000   $  19,970,917
4.815%, 12/21/06 ............................         30,000,000      29,660,476
4.94%, 1/18/07 ..............................         30,000,000      29,550,012
                                                                   -------------
   Total U.S. Treasury Bills
      (Cost $79,181,405) ....................                         79,181,405
                                                                   -------------
U.S. TREASURY NOTES (19.9%)
2.50%, 10/31/06 .............................         30,000,000      29,938,325
3.50%, 11/15/06 .............................         30,000,000      29,940,801
2.88%, 11/30/06 .............................         30,000,000      29,884,086
3.13%, 1/31/07 ..............................         30,000,000      29,810,147
2.25%, 2/15/07 ..............................         10,000,000       9,899,421
                                                                   -------------
   Total U.S. Treasury Notes
      (Cost $129,472,780) ...................                        129,472,780
                                                                   -------------
REPURCHASE AGREEMENTS (67.9%)
Bank of America Corp., 4.75%, dated
   9/29/06, maturing 10/2/06, with a maturity
   value of $110,043,542 (Collateralized
   fully by U.S. Treasury Notes) ............        110,000,000     110,000,000
First Boston, 4.95%, dated, 9/29/06,
   maturing 10/2/06, with a maturity value of
   $131,526,743 (Collateralized fully by
   U.S. Treasury Notes) .....................        131,472,510     131,472,510

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT             COST
                                                ----------------   -------------
REPURCHASE AGREEMENTS, CONTINUED
Goldman Sachs Group, Inc., 4.90%, dated
   9/29/06, maturing 10/2/06, with a maturity
   value of $75,030,625 (Collateralized
   fully by U.S. Treasury Notes) ............   $     75,000,000   $  75,000,000
Lehman Brothers Holdings, Inc., 5.00%,
   dated 9/29/06, maturing 10/2/06, with a
   maturity value of $70,029,167
   (Collateralized fully by U.S. Treasury
   Notes) ...................................         70,000,000      70,000,000
Merrill Lynch & Co., 4.85%, dated 9/29/06,
   maturing 10/2/06, with a maturity value of
   $55,022,229 (Collateralized fully by U.S.
   Treasury Notes) ..........................         55,000,000      55,000,000
                                                                   -------------
   Total Repurchase Agreements
      (Cost $441,472,510) ...................                        441,472,510
                                                                   -------------
Total Investments
   (Cost $650,126,695) -- 100.0% ............                        650,126,695
Net other assets (liabilities) -- 0.0% ......                           (307,105)
                                                                   -------------
Net Assets -- 100.0% ........................                      $ 649,819,590
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

National Tax-Free Money Market Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT            COST
                                                ----------------   -------------
MUNICIPAL BONDS (97.8%)
Alabama (4.3%)
Jefferson County, AL, Sewer Refunding
   Revenue, SubSeries B-7, 3.76%, 10/5/06,
   XLCA* ....................................   $      2,300,000   $   2,300,000
Port City, AL, Medical Clinic Board Revenue,
   3.73%, 10/5/06, AMBAC* ...................          1,780,000       1,780,000
                                                                   -------------
                                                                       4,080,000
                                                                   -------------
Alaska (1.8%)
Valdez, AK, Marine Terminal Refunding
   Revenue, BP Pipelines, Inc. Project,
   3.85%, 10/2/06* ..........................          1,700,000       1,700,000
                                                                   -------------
Arizona (3.8%)
Arizona Health Facilities Authority Revenue,
   3.79%, 10/5/06, Citibank* ................          3,500,000       3,500,000
Tucson, AZ, Industrial Development Authority
   Revenue, Lincoln Garden Project, 3.74%,
   10/3/06, FHLMC* ..........................            100,000         100,000
                                                                   -------------
                                                                       3,600,000
                                                                   -------------
Colorado (1.7%)
Thorton, CO, Industrial Development
   Refunding Revenue, 3.84%, 8/1/11, U.S.
   Bank* ....................................          1,600,000       1,600,000
                                                                   -------------
Florida (8.1%)
Jacksonville, FL, Economic Development,
   Commission Health Care Facilities Revenue,
   Series A, 3.78%, 10/5/06, Fortis Banque
   Belgium, JP Morgan Chase Bank* ...........          1,225,000       1,225,000
Miami, FL, Health Facilities Authority
   Refunding Revenue, Mercy Hospital Project,
   3.75%, 10/4/06, NationsBank N.A.* ........          3,020,000       3,020,000
Pasco County, FL, School Board, Certificates
   of Participation, 3.74%, 10/5/06,
   AMBAC* ...................................          1,250,000       1,250,000
Tallahassee, FL, Capital Bonds Revenue,
   Series 607, 3.78%, 10/5/06, FSA (c)* .....          2,290,000       2,290,000
                                                                   -------------
                                                                       7,785,000
                                                                   -------------
Illinois (15.2%)
Chicago, IL, Metropolitan Water Reclamation
   District, G.O., Series 59, 3.78%, 10/5/06,
   Goldman Sachs (c)* .......................          2,000,000       2,000,000
Cook County, IL, Public Improvements, G.O.,
   Series B, 3.75%, 10/4/06, Landesbank
   Hessen* ..................................          4,750,000       4,750,000
Illinois Development Finance Authority
   Revenue, St. Ignatius College Preparatory,
   3.76%, 10/4/06, Northern Trust Co.* ......          4,000,000       4,000,000
Illinois Health Facilities Authority
   Refunding Revenue, Series B, 3.75%,
   10/4/06, J.P. Morgan Chase Bank* .........          3,800,000       3,800,000
                                                                   -------------
                                                                      14,550,000
                                                                   -------------
Indiana (2.1%)
Indiana Health Facilities Financing Authority
   Revenue, Riverview Hospital Project,
   3.75%, 10/5/06, National City Bank of
   Indiana* . ...............................          2,000,000       2,000,000
                                                                   -------------
Kentucky (3.1%)
Jefferson County, KY, Student Housing
   Industrial Building Revenue, Series A,
   3.75%, 10/5/06, Regions Bank* ............          3,000,000       3,000,000
                                                                   -------------

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT            COST
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Louisiana (2.2%)
New Orleans, LA, Refunding, G.O., Series A20,
   3.83%, 10/4/06, FGIC (c)* ................   $      2,095,000   $   2,095,000
                                                                   -------------
Maryland (1.5%)
Maryland State Health & Higher Educational
   Facilities Authority Revenue, Series A,
   3.75%, 10/4/06, Bank One* ................          1,400,000       1,400,000
                                                                   -------------
Massachusetts (3.9%)
Clipper Tax Exempt Trust, Certificates of
   Participation, 3.75%, 2/1/07, State Street
   Bank & Trust (c)* ........................          3,699,000       3,699,000
                                                                   -------------
Michigan (2.1%)
Kent, MI, Hospital Finance Authority
   Refunding Revenue, Series B, 3.74%,
   10/4/06, MBIA* ...........................          2,025,000       2,025,000
                                                                   -------------
Minnesota (8.5%)
Minneapolis, MN, Health Care System
   Revenue, Series A, 3.74%, 10/4/06,
   AMBAC* ...................................          4,000,000       4,000,000
University of Minnesota, Various Purposes
   Revenue, Series C, 3.72%, 10/4/06,
   JP Morgan Chase Bank* ....................          4,150,000       4,150,000
                                                                   -------------
                                                                       8,150,000
                                                                   -------------
Missouri (3.1%)
Kansas City, MO, Industrial Development
   Authority Revenue, Downtown Arena
   Project, Series C, 3.77%, 10/4/06,
   AMBAC* ...................................          3,000,000       3,000,000
                                                                   -------------
Nevada (2.6%)
Truckee, NV, Meadows Water Authority
   Revenue, Series 2006B, 3.60%, 2/6/07 .....          2,500,000       2,500,000
                                                                   -------------
New Jersey (4.0%)
Fanwood, NJ, Tax Anticipation Notes, G.O.,
   4.13%, 12/1/06 ...........................          1,400,000       1,400,746
Park Ridge, NJ, Board of Education, G.O.,
   4.50%, 8/7/07 ............................          1,340,000       1,345,466
West Orange Township, NJ, G.O., 4.50%,
   6/20/07 ..................................          1,082,545       1,087,770
                                                                   -------------
                                                                       3,833,982
                                                                   -------------
New York (6.1%)
New York State Housing Finance Agency
   Service Refunding Revenue, Series G,
   3.75%, 10/4/06, WestLB* ..................          2,000,000       2,000,000
New York, NY, Public Improvements, G.O.,
   SubSeries H6, 3.74%, 10/4/06, Fleet
   National Bank* ...........................          3,850,000       3,850,000
                                                                   -------------
                                                                       5,850,000
                                                                   -------------
Ohio (0.9%)
Cleveland Heights, OH,, 4.50%, 8/9/07 .......            850,000         855,246
                                                                   -------------
Pennsylvania (3.1%)
Pennsylvania State Higher Educational
   Facilities Revenue, Drexel University,
   Series B, 3.76%, 10/5/06, Landesbank
   Hessen* ..................................          3,000,000       3,000,000
                                                                   -------------
Texas (5.0%)
Harris County, TX, Health Facilities
   Development Revenue, Texas Medical Center
   Project, 3.89%, 10/2/06, MBIA* ...........          1,300,000       1,300,000

                                    Continued

National Tax-Free Money Market Fund
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                  SEPTEMBER 30, 2006

                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT            COST
                                                ----------------   -------------
MUNICIPAL BONDS, CONTINUED
Texas, continued
North Texas Tollway Authority Revenue, Series
   C, 3.77%, 10/4/06, FGIC* .................   $      3,500,000   $   3,500,000
                                                                   -------------
                                                                       4,800,000
                                                                   -------------
Virginia (5.7%)
Virginia Beach, VA, Development Authority
   Revenue, LifeNet Project, 3.75%, 10/4/06,
   SunTrust Bank* ...........................          3,550,000       3,550,000
Virginia Small Business Finance Authority
   Refunding Revenue, Virginia Historical
   Society, 3.75%, 10/4/06, SunTrust Bank* ..          1,900,000       1,900,000
                                                                   -------------
                                                                       5,450,000
                                                                   -------------
Wisconsin (9.0%)
Wisconsin State Health & Educational
   Facilities Authority Revenue, Grace
   Lutheran Foundation Project, 3.74%,
   10/4/06, Firstar Bank N.A.* ..............          2,340,000       2,340,000
Wisconsin State Health & Educational
   Facilities Authority Revenue, Series B,
   3.75%, 10/5/06, Marshall & Ilsley* .......          4,500,000       4,500,000
Wisconsin State Health & Educational
   Facilities Revenue, 3.74%, 10/5/06,
   Citibank N.A.* ...........................          1,800,000       1,800,000
                                                                   -------------
                                                                       8,640,000
                                                                   -------------
   Total Municipal Bonds
      (Cost $93,613,228) ....................                         93,613,228
                                                                   -------------

                                                    SHARES OR
                                                    PRINCIPAL        AMORTIZED
                                                     AMOUNT            COST
                                                ----------------   -------------
COMMERCIAL PAPER (2.1%)
Connecticut (2.1%)
Connecticut Development Authority, New
   England Power Co., Series 1999, 3.70%,
   10/30/06..................................   $      2,000,000   $   2,000,000
                                                                   -------------
   Total Commercial Paper
      (Cost $ 2,000,000).....................                          2,000,000
                                                                   -------------
INVESTMENT COMPANY (0.0%)
Investment Company (0.0%)
SEI Tax-Exempt Trust -- Institutional Class..             27,717          27,717
                                                                   -------------
   Total Investment Company
      (Cost $ 27,717)........................                             27,717
                                                                   -------------
Total Investments
   (Cost $ 95,640,945) -- 99.9%..............                         95,640,945
Net other assets (liabilities) -- 0.1%.......                            119,560
                                                                   -------------
Net Assets -- 100.0%.........................                      $  95,760,505
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Capital Manager Conservative Growth Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                       FAIR
                                                     SHARES            VALUE
                                                ----------------   -------------
AFFILIATED INVESTMENT COMPANIES (100.1%)
BB&T International Equity Fund, Institutional
   Class ....................................            330,464   $   3,711,110
BB&T Large Cap Fund, Institutional Class ....            483,602       9,855,815
BB&T Large Cap Growth Fund, Institutional
   Class ....................................            717,207       6,512,240
BB&T Mid Cap Growth Fund, Institutional
   Class ....................................             89,715       1,174,370
BB&T Mid Cap Value Fund, Institutional
   Class ....................................            130,423       1,765,931
BB&T Small Cap Fund, Institutional Class ....            124,157       1,885,952
BB&T Total Return Bond Fund, Institutional
   Class ....................................          3,434,900      34,795,534
BB&T U.S. Treasury Money Market Fund,
   Institutional Class ......................          1,841,589       1,841,589
                                                                   -------------
   Total Affiliated Investment Companies
      (Cost $55,801,810) ....................                         61,542,541
                                                                   -------------
Total Investments
      (Cost $55,801,810) -- 100.1% ..........                         61,542,541
Net other assets (liabilities) -- (0.1)% ....                            (37,067)
                                                                   -------------
Net Assets -- 100.0% ........................                      $  61,505,474
                                                                   =============

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Capital Manager Moderate Growth Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                         FAIR
                                                           SHARES       VALUE
                                                         ---------   -----------
AFFILIATED INVESTMENT COMPANIES (99.9%)
BB&T International Equity Fund, Institutional
   Class .............................................     701,834   $ 7,881,594
BB&T Large Cap Fund, Institutional Class .............   1,036,179    21,117,323
BB&T Large Cap Growth Fund, Institutional
   Class .............................................   1,503,652    13,653,160
BB&T Mid Cap Growth Fund, Institutional
   Class .............................................     190,360     2,491,816
BB&T Mid Cap Value Fund, Institutional
   Class .............................................     277,122     3,752,229
BB&T Small Cap Fund, Institutional Class .............     263,669     4,005,138
BB&T Total Return Bond Fund, Institutional
   Class .............................................   2,520,474    25,532,403
BB&T U.S. Treasury Money Market Fund,
   Institutional Class ...............................   2,373,313     2,373,313
                                                                     -----------
   Total Affiliated Investment Companies
      (Cost $71,161,734) .............................                80,806,976
                                                                     -----------
Total Investments
   (Cost $71,161,734) -- 99.9% .......................                80,806,976
Net other assets (liabilities) -- 0.1% ...............                   113,941
                                                                     -----------
Net Assets -- 100.0% .................................               $80,920,917
                                                                     ===========

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Capital Manager Growth Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                         FAIR
                                                           SHARES       VALUE
                                                         ---------   -----------
AFFILIATED INVESTMENT COMPANIES (99.8%)
BB&T International Equity Fund, Institutional
   Class .............................................     660,358   $ 7,415,820
BB&T Large Cap Fund, Institutional Class .............     980,715    19,986,966
BB&T Large Cap Growth Fund, Institutional
   Class .............................................   1,401,000    12,721,080
BB&T Mid Cap Growth Fund, Institutional
   Class .............................................     179,022     2,343,394
BB&T Mid Cap Value Fund, Institutional
   Class .............................................     260,742     3,530,446
BB&T Small Cap Fund, Institutional Class .............     248,004     3,767,178
BB&T Total Return Bond Fund, Institutional
   Class .............................................   1,023,264    10,365,663
BB&T U.S. Treasury Money Market Fund,
   Institutional Class ...............................   2,218,042     2,218,042
                                                                     -----------
   Total Affiliated Investment Companies
      (Cost $54,449,108) .............................                62,348,589
                                                                     -----------
Total Investments
   (Cost $54,449,108) -- 99.8% .......................                62,348,589
Net other assets (liabilities) -- 0.2% ...............                   123,119
                                                                     -----------
Net Assets -- 100.0% .................................               $62,471,708
                                                                     ===========

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

Capital Manager Equity Fund
SCHEDULE OF PORTFOLIO INVESTMENTS                             SEPTEMBER 30, 2006

                                                                         FAIR
                                                           SHARES       VALUE
                                                         ---------   -----------
AFFILIATED INVESTMENT COMPANIES (100.0%)
BB&T International Equity Fund, Institutional
   Class .............................................     388,056   $ 4,357,869
BB&T Large Cap Fund, Institutional Class .............     579,827    11,816,874
BB&T Large Cap Growth Fund, Institutional
   Class .............................................     816,241     7,411,468
BB&T Mid Cap Growth Fund, Institutional
   Class .............................................     105,355     1,379,097
BB&T Mid Cap Value Fund, Institutional
   Class .............................................     153,575     2,079,400
BB&T Small Cap Fund, Institutional Class .............     145,810     2,214,854
BB&T U.S. Treasury Money Market Fund,
   Institutional Class ...............................   1,375,891     1,375,891
                                                                     -----------
   Total Affiliated Investment Companies
      (Cost $25,518,100) .............................                30,635,453
                                                                     -----------
Total Investments
   (Cost $25,518,100) -- 100.0% ......................                30,635,453
Net other assets (liabilities) -- 0.0% ...............                    (3,475)
                                                                     -----------
Net Assets -- 100.0% .................................               $30,631,978
                                                                     ===========

   See page 86 for footnote legend to the Schedules of Portfolio Investments.

               See accompanying notes to the financial statements.

BB&T Funds

FOOTNOTE LEGEND TO THE SCHEDULES OF PORTFOLIO INVESTMENTS

(a)  Represents non-income producing security.

(b) Represents that all or a portion of the security was on loan as of September 30, 2006.

(c) Rule 144A, Section 4(2) or other security which is restricted as to resale to institutional investors. The Investment Advisor, using board approved procedures, has deemed these securities or a portion of these securities to be liquid.

(d) Represents that all or a portion of the security was pledged as collateral for securities purchased on a when-issued basis.

(e) Rule 144A, Section 4(2) or other security which is restricted as to resale to institutional investors. The Investment Advisor, using board approved procedures, has deemed these securities to be illiquid. As of September 30, 2006, these securities represent 3.7% and 3.6% of net assets in the North Carolina Intermediate Tax-Free Fund and the Prime Money Market Fund, respectively.

(f) Represents a security purchased on a when-issued basis. At September 30, 2006, total cost of investments purchased on a when-issued basis for the Total Return Bond and the North Carolina Intermediate Tax-Free Fund was $39,663,098 and $2,016,215, respectively.

* The interest rate for this variable rate note, which will change periodically, is based either on the prime rate or an index of market rates. The reflected rate is in effect as of September 30, 2006. For bond funds, the maturity date reflected is the final maturity date. For money market funds, the maturity date reflected is the next reset date.

** Discount Note or zero coupon bond. Rate disclosed represents the effective yield at September 30, 2006.

***  Interest bearing commercial paper

ADR -- American Depositary Receipt.

AMBAC -- Insured by AMBAC Indemnity Corp.

AMBAC-TCRS -- Secondarily Insured by AMBAC Indemnity Corp.

ETM -- Escrowed to Maturity.

FGIC -- Insured by the Financial Guaranty Insurance Corp.

FHA -- Insured by the Federal Housing Administration.

FSA -- Insured by Financial Security Assurance.

G.O. -- General Obligation

LCD -- Letter of Credit.

LLC -- Limited Liability Company.

MBIA -- Insured by the Municipal Bond Insurance Association.

NA -- North America.

OID -- Original Issue Discount.

REIT -- Real Estate Investment Trust.

SCSDE -- South Carolina School District Enhancement.

XLCA -- Insured by XL Capital Assurance.

               See accompanying notes to the financial statements.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

BB&T Funds
STATEMENTS OF ASSETS AND LIABILITIES                          SEPTEMBER 30, 2006


                                                                           LARGE CAP      LARGE CAP
                                                                             FUND        GROWTH FUND
                                                                         ------------   ------------
ASSETS:
Investments, at cost .................................................   $652,055,288   $284,716,018
   Unrealized appreciation (depreciation) ............................    160,666,207     32,683,200
                                                                         ------------   ------------
   Investments, at fair value* .......................................    812,721,495    317,399,218
Repurchase agreements, at cost .......................................     38,405,481      6,880,178
Cash .................................................................             --             --
Foreign currency, at value** .........................................             --             --
Interest and dividends receivable ....................................        964,315        281,220
Receivable for capital shares issued .................................        190,567          1,117
Receivable for investments sold ......................................             --      7,864,285
Receivable for forward foreign currency contracts ....................             --             --
Receivable from fund accounting ......................................             --             --
Reclaims receivable ..................................................             --             --
Receivable from Advisor ..............................................             --             --
Prepaid and other expenses ...........................................         11,107          5,619
                                                                         ------------   ------------
Total Assets .........................................................    852,292,965    332,431,637
                                                                         ------------   ------------
LIABILITIES:
Call options written (premiums received $--; $--; $--; $--; $--;
   $--; $910,575; $ 170,749) .........................................             --             --
Cash overdraft .......................................................             --          3,710
Dividends payable ....................................................        270,220        131,054
Payable for forward foreign currency contracts .......................             --             --
Payable for investments purchased ....................................             --      4,929,053
Payable for capital shares redeemed ..................................        550,374        242,032
Payable for collateral received on loaned securities .................    126,591,112    101,006,062
Accrued expenses and other payables:
   Investment advisory fees ..........................................        409,740        194,151
   Administration fees ...............................................         66,111         31,296
   Fund accounting fees ..............................................          6,014          2,950
   Transfer agency fees ..............................................         19,828          9,636
   Distribution fees .................................................         22,181          9,325
   Compliance service fees ...........................................            979            481
   Trustee fees ......................................................            317            156
   Other .............................................................         64,429         35,419
                                                                         ------------   ------------
Total Liabilities ....................................................    128,001,305    106,595,325
                                                                         ------------   ------------
NET ASSETS:
Capital ..............................................................    488,293,326    200,780,840
Accumulated (distributions in excess of) net investment income .......       (104,143)       230,874
Accumulated realized gains/(losses) from investment and foreign
   currency transactions .............................................     75,436,270     (7,858,602)
Net unrealized appreciation/depreciation on investments and
   translation of assets and liabilities in foreign currency .........    160,666,207     32,683,200
                                                                         ------------   ------------
Net Assets ...........................................................   $724,291,660   $225,836,312
                                                                         ============   ============
NET ASSETS
   Class A Shares ....................................................   $ 48,656,168   $  9,445,810
   Class B Shares ....................................................     14,807,596      8,970,050
   Class C Shares ....................................................        161,325         36,886
Institutional Shares .................................................    660,666,571    207,383,566
                                                                         ------------   ------------
Total ................................................................   $724,291,660   $225,836,312
                                                                         ============   ============
SHARES OF BENEFICIAL INTEREST OUTSTANDING (UNLIMITED NUMBER OF SHARES
   AUTHORIZED, NO PAR VALUE):
   Class A Shares ....................................................      2,393,513      1,058,076
   Class B Shares ....................................................        734,971      1,071,062
   Class C Shares ....................................................          8,023          4,403
Institutional Shares .................................................     32,417,350     22,850,209
                                                                         ------------   ------------
Total ................................................................     35,553,857     24,983,750
                                                                         ============   ============
NET ASSET VALUE
   Class A Shares -- redemption price per share ......................   $      20.33   $       8.93
                                                                         ============   ============
   Class B Shares -- offering price per share*** .....................   $      20.15   $       8.37
                                                                         ============   ============
   Class C Shares -- offering price per share*** .....................   $      20.11   $       8.38
                                                                         ============   ============
   Institutional Shares -- offering and redemption price per share ...   $      20.38   $       9.08
                                                                         ============   ============
Maximum Sales Charge -- Class A Shares ...............................           5.75%          5.75%
                                                                         ============   ============
Maximum Offering Price (100%/(100% -- Maximum Sales Charge)) of net
   asset value adjusted to the nearest cent per share -- Class A
   Shares ............................................................   $      21.57   $       9.47
                                                                         ============   ============

----------
* The Large Cap Fund, Large Cap Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, Small Cap Fund, Special Opportunities Equity Fund and Equity Income Fund include securities on loan of $122,511,470; $97,859,740; $59,151,395; $53,993,107; $27,427,088; $59,886,231 and $29,578,851;
     respectively.

** The International Equity Fund includes foreign currency at cost of $2,396,286.

***  Redemption price per share varies by length of time shares are held.

               See accompanying notes to the financial statements.

                                                                 SPECIAL
   MID CAP         MID CAP       SMALL CAP    INTERNATIONAL   OPPORTUNITIES      EQUITY
  VALUE FUND     GROWTH FUND       FUND        EQUITY FUND     EQUITY FUND     INCOME FUND
-------------   ------------   ------------   -------------   -------------   ------------
$ 260,756,665   $175,466,051   $130,405,898   $188,454,299    $216,523,608    $127,089,920
   18,463,003     20,958,353     13,538,787     64,728,915      37,739,592      15,635,492
-------------   ------------   ------------   ------------    ------------    ------------
  279,219,668    196,424,404    143,944,685    253,183,214     254,263,200     142,725,412
   13,180,103      1,778,287      8,937,960             --      13,495,020       6,673,560
           --             --             --      3,664,822              --              --
           --             --             --      2,393,987              --              --
      224,522         62,961         90,913        711,025          46,796         300,306
      254,935         99,210        161,685          2,620         417,831         377,033
           --      5,977,269             --         23,077       1,014,695         110,268
           --             --             --        163,117              --              --
           --             --             --            321              --              --
           --             --             --        575,213              --              --
           --             --         48,529             --              --              --
        4,311          4,848         10,228          3,433           9,092           7,729
-------------   ------------   ------------   ------------    ------------    ------------
  292,883,539    204,346,979    153,194,000    260,720,829     269,246,634     150,194,308
-------------   ------------   ------------   ------------    ------------    ------------


           --             --             --             --         360,500          40,425
           --             --             --             --              --              --
       39,603             --         14,873        424,126              --          88,674
           --             --             --         16,408
    1,145,254      2,671,531             --             --         135,675              --
      140,891        307,823        100,945        100,875         277,011          85,543
   62,152,094     55,773,608     28,786,261             --      61,799,055      30,739,802
      129,780         84,134         82,022        190,297         133,745          67,327

       20,974         13,517         11,044         23,829          18,847          10,819
        2,034          1,382          1,225          4,261           1,852           1,127
        6,979          5,253          6,167          5,093          14,441           7,957
        7,754          4,272          5,370          2,513          62,910          31,055
          303            204            171            354             278             158
           98             66             55            115              90              51
       26,745         17,344             --         53,877           8,231           4,691
-------------   ------------   ------------   ------------    ------------    ------------
   63,672,509     58,879,134     29,008,133        821,748      62,812,635      31,077,629
-------------   ------------   ------------   ------------    ------------    ------------

  203,165,703    108,397,658    116,494,950    198,079,465     159,131,371     100,654,011
      (66,896)            --        (27,923)      (820,134)             --        (345,575)
    7,649,220     16,111,834     (5,819,947)    (2,240,412)      9,012,961       3,042,427
   18,463,003     20,958,353     13,538,787     64,880,162      38,289,667      15,765,816
-------------   ------------   ------------   ------------    ------------    ------------
$ 229,211,030   $145,467,845   $124,185,867   $259,899,081    $206,433,999    $119,116,679
=============   ============   ============   ============    ============    ============

$  13,392,650   $ 10,381,460   $  9,352,901   $  4,201,595    $ 81,882,593    $ 60,059,329
    5,391,165      2,376,548      4,091,524      1,819,323      22,901,428       9,591,774
      742,624         32,659         19,725        187,815      34,417,955      14,260,898
  209,684,591    132,677,178    110,721,717    253,690,348      67,232,023      35,204,678
-------------   ------------   ------------   ------------    ------------    ------------
$ 229,211,030   $145,467,845   $124,185,867   $259,899,081    $206,433,999    $119,116,679
=============   ============   ============   ============    ============    ============


      992,600        833,648        619,130        380,026       4,983,133       4,495,930
      407,505        198,829        277,855        173,970       1,431,176         719,445
       56,150          2,731          1,341         17,995       2,149,667       1,070,368
   15,489,898     10,138,727      7,290,067     22,592,171       4,058,002       2,632,591
-------------   ------------   ------------   ------------    ------------    ------------
   16,946,153     11,173,935      8,188,393     23,164,162      12,621,978       8,918,334
=============   ============   ============   ============    ============    ============

$       13.49   $      12.45   $      15.11   $      11.06    $      16.43    $      13.36
=============   ============   ============   ============    ============    ============
$       13.23   $      11.95   $      14.73   $      10.46    $      16.00    $      13.33
=============   ============   ============   ============    ============    ============
$       13.23   $      11.96   $      14.71   $      10.44    $      16.01    $      13.32
=============   ============   ============   ============    ============    ============
$       13.54   $      13.09   $      15.19   $      11.23    $      16.57    $      13.37
=============   ============   ============   ============    ============    ============
         5.75%          5.75%          5.75%          5.75%           5.75%           5.75%
=============   ============   ============   ============    ============    ============


$       14.32   $      13.21   $      16.03   $      11.73    $      17.43    $      14.17
=============   ============   ============   ============    ============    ============

              See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF ASSETS AND LIABILITIES                          SEPTEMBER 30, 2006


                                                                           SHORT U.S.     INTERMEDIATE U.S.
                                                                        GOVERNMENT FUND    GOVERNMENT FUND
                                                                        ---------------   -----------------
ASSETS:
Investments, at cost ................................................    $104,658,921       $302,303,232
   Unrealized appreciation (depreciation) ...........................        (627,883)        (2,767,457)
                                                                         ------------       ------------
   Investments, at fair value .......................................     104,031,038        299,535,775
Repurchase agreements, at cost ......................................       2,302,725          2,046,488
Cash ................................................................              --                 --
Interest and dividends receivable ...................................         771,831          1,974,356
Receivable for capital shares issued ................................         333,780              5,181
Receivable for investments sold .....................................              --                 --
Receivable from fund accounting .....................................              --                 --
Prepaid expenses ....................................................           1,647              4,202
                                                                         ------------       ------------
Total Assets ........................................................     107,441,021        303,566,002
                                                                         ------------       ------------
LIABILITIES:
Dividends payable ...................................................         142,090            546,991
Payable for investments purchased ...................................              --                 --
Payable for capital shares redeemed .................................          15,053            435,356
Payable for collateral received on loaned securities ................      34,618,745         35,975,000
Accrued expenses and other payables:
   Investment advisory fees .........................................          36,788            140,774
   Administration fees ..............................................          10,396             33,254
   Fund accounting fees .............................................           1,472              3,937
   Transfer agency fees .............................................           1,764              7,773
   Distribution fees ................................................           1,283              5,480
   Compliance service fees ..........................................             161                558
   Trustee fees .....................................................              52                181
   Other ............................................................           8,988             40,156
                                                                         ------------       ------------
Total Liabilities ...................................................      34,836,792         37,189,460
                                                                         ------------       ------------
NET ASSETS:
Capital .............................................................      81,028,297        282,551,331
Accumulated (distributions in excess of) net investment income ......         578,326          3,334,973
Accumulated realized gains/(losses) from investment transactions ....      (8,374,511)       (16,742,305)
Net unrealized appreciation/depreciation on investments .............        (627,883)        (2,767,457)
                                                                         ------------       ------------
Net Assets ..........................................................    $ 72,604,229       $266,376,542
                                                                         ============       ============
NET ASSETS
   Class A Shares ...................................................    $  6,232,886       $  9,747,743
   Class B Shares ...................................................              --          4,019,686
   Class C Shares ...................................................              --            206,699
   Institutional Shares .............................................      66,371,343        252,402,414
                                                                         ------------       ------------
Total ...............................................................    $ 72,604,229       $266,376,542
                                                                         ============       ============
SHARES OF BENEFICIAL INTEREST OUTSTANDING (UNLIMITED NUMBER OF SHARES
   AUTHORIZED, NO PAR VALUE):
   Class A Shares ...................................................         657,361            985,733
   Class B Shares ...................................................              --            407,878
   Class C Shares ...................................................              --             20,958
   Institutional Shares .............................................       6,993,897         25,490,546
                                                                         ------------       ------------
Total ...............................................................       7,651,258         26,905,115
                                                                         ============       ============
NET ASSET VALUE
   Class A Shares -- redemption price per share .....................    $       9.48       $       9.89
                                                                         ============       ============
   Class B Shares -- offering price per share** .....................    $         --       $       9.86
                                                                         ============       ============
   Class C Shares -- offering price per share** .....................    $         --       $       9.86
                                                                         ============       ============
   Institutional Shares -- offering and redemption price per share ..    $       9.49       $       9.90
                                                                         ============       ============
Maximum Sales Charge -- Class A Shares ..............................            3.00%              5.75%
                                                                         ============       ============
Maximum Offering Price (100%(100% -- Maximum Sales Charge)) of net
   asset value adjusted to the nearest cent per share -- Class A
   Shares ...........................................................    $       9.77       $      10.49
                                                                         ============       ============

----------
* The Short U.S. Government Fund, Intermediate U.S. Government Fund, and Total Return Bond Fund include securities on loan of $33,937,870; $35,279,800 and $95,486,370; respectively.

**   Redemption price per share varies by length of time shares are held.

               See accompanying notes to the financial statements.

                  KENTUCKY        MARYLAND     NORTH CAROLINA   SOUTH CAROLINA      VIRGINIA
TOTAL RETURN    INTERMEDIATE    INTERMEDIATE    INTERMEDIATE     INTERMEDIATE     INTERMEDIATE
  BOND FUND    TAX-FREE FUND   TAX-FREE FUND    TAX-FREE FUND    TAX-FREE FUND   TAX-FREE FUND
------------   -------------   -------------   --------------   --------------   -------------

$521,962,766    $14,050,626     $9,761,175      $104,550,325     $18,845,221     $ 74,792,579
   1,279,442        302,446        142,989         3,114,610         525,292        2,461,103
------------    -----------     ----------      ------------     -----------     ------------
 523,242,208     14,353,072      9,904,164       107,664,935      19,370,513       77,253,682
  12,549,531             --             --                --              --               --
     152,901             --             --                --              --               --
   2,966,698        201,034         93,462         1,473,943         205,444          931,497
     615,418             --             --           212,974              --          118,562
  24,525,568             --             --            27,404              --          747,632
         513             --             --                --              --               --
       3,564             92             61               438             325            1,522
------------    -----------     ----------      ------------     -----------     ------------
 564,056,401     14,554,198      9,997,687       109,379,694      19,576,282       79,052,895
------------    -----------     ----------      ------------     -----------     ------------

   1,168,869         32,851         22,596           275,217          46,587          208,574
  85,900,687        569,415             --         2,016,215              --        1,280,000
     308,678         37,202             --                --          88,972               --
  97,576,279             --             --                --              --               --

     213,298          4,710          2,454            39,780           6,893           28,453
      49,943          1,322            924             9,992           1,812            7,201
       5,244            943            882             2,004             810            1,432
       7,682            247            167             1,733             333            1,091
       5,451            558            402             3,925             814            2,411
         782             21             14               150              27              110
         253              7              4                48               9               35
      70,861          2,372          1,166            13,586           2,354            6,003
------------    -----------     ----------      ------------     -----------     ------------
 185,308,027        649,648         28,609         2,362,650         148,611        1,535,310
------------    -----------     ----------      ------------     -----------     ------------

 387,447,641     13,677,210      9,970,476       103,792,285     $18,875,471       74,947,771
   2,191,115          5,134           (479)           52,797          15,758           31,874
 (12,169,824)       (80,240)      (143,908)           57,352          11,150           76,837
   1,279,442        302,446        142,989         3,114,610         525,292        2,461,103
------------    -----------     ----------      ------------     -----------     ------------
$378,748,374    $13,904,550     $9,969,078      $107,017,044     $19,427,671     $ 77,517,585
============    ===========     ==========      ============     ===========     ============

$  6,407,334    $ 2,729,100     $1,966,267      $ 19,162,931     $ 4,001,389     $ 11,875,099
   4,871,996             --             --                --              --               --
     115,829             --             --                --              --               --
 367,353,215     11,175,450      8,002,811        87,854,113      15,426,282       65,642,486
------------    -----------     ----------      ------------     -----------     ------------
$378,748,374    $13,904,550     $9,969,078      $107,017,044     $19,427,671     $ 77,517,585
============    ===========     ==========      ============     ===========     ============


     632,937        269,551        194,311         1,845,353         386,439        1,042,326
     480,870             --             --                --              --               --
      11,433             --             --                --              --               --
  36,269,429      1,105,064        789,653         8,461,343       1,499,483        5,763,016
------------    -----------     ----------      ------------     -----------     ------------
  37,394,669      1,374,615        983,964        10,306,696       1,885,922        6,805,342
============    ===========     ==========      ============     ===========     ============

$      10.12    $     10.12     $    10.12      $      10.38     $     10.35     $      11.39
============    ===========     ==========      ============     ===========     ============
$      10.13    $        --     $       --      $         --     $        --     $         --
============    ===========     ==========      ============     ===========     ============
$      10.13    $        --     $       --      $         --     $        --     $         --
============    ===========     ==========      ============     ===========     ============
$      10.13    $     10.11     $    10.13      $      10.38     $     10.29     $      11.39
============    ===========     ==========      ============     ===========     ============
        5.75%          3.00%          3.00%             3.00%           3.00%            3.00%
============    ===========     ==========      ============     ===========     ============


$      10.74    $     10.44     $    10.43      $      10.71     $     10.67     $      11.75
============    ===========     ==========      ============     ===========     ============

              See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF ASSETS AND LIABILITIES                         SEPTEMBER 30, 2006

                                                                        WEST VIRGINIA
                                                                         INTERMEDIATE     PRIME MONEY
                                                                        TAX-FREE FUND     MARKET FUND
                                                                        -------------   --------------
ASSETS:
Investments:
   Unaffiliated investments, at cost ................................    $64,062,482    $1,084,484,242
   Investment in affiliates, at cost ................................             --                --
                                                                         -----------    --------------
Total investments, at cost ..........................................     64,062,482     1,084,484,242
   Unrealized appreciation (depreciation) ...........................      1,722,241                --
                                                                         -----------    --------------
Investments, at value ...............................................     65,784,723     1,084,484,242
Repurchase agreements, at cost ......................................             --        80,078,000
Collateralized loan agreements, at cost .............................             --       206,000,000
Cash ................................................................             --             3,766
Interest and dividends receivable ...................................      1,113,656         5,416,224
Receivable for capital shares issued ................................         19,403                --
Prepaid expenses ....................................................            691            10,873
                                                                         -----------    --------------
Total Assets ........................................................     66,918,473     1,375,993,105
                                                                         -----------    --------------
LIABILITIES:
Dividends payable ...................................................        182,474         2,542,032
Payable for investments purchased ...................................             --         1,999,800
Payable for capital shares redeemed .................................          1,500                --
Accrued expenses and other payables:
   Investment advisory fees .........................................         24,569           316,129
   Administration fees ..............................................          6,193           118,817
   Fund accounting fees .............................................          1,371            17,869
   Transfer agency fees .............................................          1,068            11,296
   Distribution fees ................................................          3,217           254,675
   Compliance service fees ..........................................             92             1,786
   Trustee fees .....................................................             30               578
   Other ............................................................          8,876           138,095
                                                                         -----------    --------------
Total Liabilities ...................................................        229,390         5,401,077
                                                                         -----------    --------------
NET ASSETS:
Capital .............................................................     64,803,466     1,370,586,340
Accumulated (distribution in excess of) net investment income .......        (55,375)            1,184
Accumulated realized gains/(losses) from investment transactions ....        218,751             4,504
Net unrealized appreciation/depreciation on investments .............      1,722,241                --
                                                                         -----------    --------------
Net Assets ..........................................................    $66,689,083    $1,370,592,028
                                                                         ===========    ==============
NET ASSETS
   Class A Shares ...................................................    $15,772,694    $  636,326,997
   Class B Shares ...................................................             --         2,255,590
   Class C Shares ...................................................             --           393,090
   Institutional Shares .............................................     50,916,389       731,616,351
                                                                         -----------    --------------
Total ...............................................................    $66,689,083    $1,370,592,028
                                                                         ===========    ==============
SHARES OF BENEFICIAL INTEREST OUTSTANDING (UNLIMITED NUMBER OF SHARES
   AUTHORIZED, NO PAR VALUE):
   Class A Shares ...................................................      1,610,777       636,323,798
   Class B Shares ...................................................             --         2,255,944
   Class C Shares ...................................................             --           393,086
   Institutional Shares .............................................      5,194,569       731,628,946
                                                                         -----------    --------------
Total ...............................................................      6,805,346     1,370,601,774
                                                                         ===========    ==============
NET ASSET VALUE
   Class A Shares -- redemption price per share .....................    $      9.79    $         1.00
                                                                         ===========    ==============
   Class B Shares -- offering price per share* ......................    $        --    $         1.00
                                                                         ===========    ==============
   Class C Shares -- offering price per share* ......................    $        --    $         1.00
                                                                         ===========    ==============
   Institutional Shares -- offering and redemption price per share ..    $      9.80    $         1.00
                                                                         ===========    ==============
Maximum Sales Charge -- Class A Shares ..............................           3.00%               NA
                                                                         ===========    ==============
Maximum Offering Price (100%/100% -- Maximum Sales Charge) of net
   asset value adjusted to the nearest cent per share -- Class A
   Shares ...........................................................    $     10.09    $         1.00
                                                                         ===========    ==============

----------
*    Redemption price per share varies by length of time shares are held.

               See accompanying notes to the financial statements.

U.S. TREASURY      NATIONAL      CAPITAL MANAGER   CAPITAL MANAGER
 MONEY MARKET   TAX-FREE MONEY     CONSERVATIVE        MODERATE      CAPITAL MANAGER   CAPITAL MANAGER
     FUND         MARKET FUND      GROWTH FUND       GROWTH FUND       GROWTH FUND       EQUITY FUND
-------------   --------------   ---------------   ---------------   ---------------   ---------------
 $208,654,185     $95,640,945      $        --       $        --       $        --       $        --
           --              --       55,801,810        71,161,734        54,449,108        25,518,100
 ------------     -----------      -----------       -----------       -----------       -----------
  208,654,185      95,640,945       55,801,810        71,161,734        54,449,108        25,518,100
           --              --        5,740,731         9,645,242         7,899,481         5,117,353
 ------------     -----------      -----------       -----------       -----------       -----------
  208,654,185      95,640,945       61,542,541        80,806,976        62,348,589        30,635,453
  441,472,510              --               --                --                --                --
    1,314,215         406,626          187,185           198,179           131,007            52,465
           --              --                1             1,331            41,493             6,760
        7,138           4,197              978             1,627             1,361             2,172
 ------------     -----------      -----------       -----------       -----------       -----------
  651,448,048      96,051,768       61,730,705        81,008,113        62,522,450        30,696,850
 ------------     -----------      -----------       -----------       -----------       -----------

    1,285,741         258,161            7,120             8,996             4,116             4,468
           --              --               --                --                --                --
           --              --          200,675            33,007             9,771            46,336
      140,167          16,379               --                --                --                --
       55,053           9,490               --                --                --                --
       10,889           1,234              505               660               506               245
        5,559           1,049            2,007             5,797             4,901             2,192
       68,546               2            6,118            24,610            20,394             8,152
          921             141              109               141               113                62
          298              46               35                46                37                20
       61,284           4,761            8,662            13,939            10,904             3,397
 ------------     -----------      -----------       -----------       -----------       -----------
    1,628,458         291,263          225,231            87,196            50,742            64,872
 ------------     -----------      -----------       -----------       -----------       -----------

  649,819,344      95,757,477       57,364,419        71,699,547        54,842,631        24,030,124
          246           3,028           54,876            94,881            83,846            47,480
           --              --       (1,654,552)         (518,753)         (354,250)        1,437,021
           --              --        5,740,731         9,645,242         7,899,481         5,117,353
 ------------     -----------      -----------       -----------       -----------       -----------
 $649,819,590     $95,760,505      $61,505,474       $80,920,917       $62,471,708       $30,631,978
 ------------     -----------      -----------       -----------       -----------       -----------

 $167,899,725     $     1,005      $ 9,364,676       $33,472,098       $22,801,442       $ 7,761,893
      380,554           1,004        4,968,402        21,610,252        19,365,660         8,022,794
       55,009           1,004          126,760           139,183            61,330            10,212
  481,484,302      95,757,492       47,045,636        25,699,384        20,243,276        14,837,079
 ------------     -----------      -----------       -----------       -----------       -----------
 $649,819,590     $95,760,505      $61,505,474       $80,920,917       $62,471,708       $30,631,978
 ============     ===========      ===========       ===========       ===========       ===========


  167,899,969           1,005          940,155         3,276,340         2,229,554           670,773
      380,552           1,004          498,621         2,151,129         1,927,365           712,550
       55,009           1,004           12,760            13,779             6,105               910
  481,484,089      95,757,492        4,687,278         2,506,213         1,977,545         1,273,975
 ------------     -----------      -----------       -----------       -----------       -----------
  649,819,619      95,760,505        6,138,814         7,947,461         6,140,569         2,658,208
 ============     ===========      ===========       ===========       ===========       ===========

 $       1.00     $      1.00      $      9.96       $     10.22       $     10.23       $     11.57
 ============     ===========      ===========       ===========       ===========       ===========
 $       1.00     $      1.00      $      9.96       $     10.05       $     10.05       $     11.26
 ============     ===========      ===========       ===========       ===========       ===========
 $       1.00     $      1.00      $      9.93       $     10.10       $     10.05       $     11.22
 ============     ===========      ===========       ===========       ===========       ===========
 $       1.00     $      1.00      $     10.04       $     10.25       $     10.24       $     11.65
 ============     ===========      ===========       ===========       ===========       ===========
           NA              NA             5.75%             5.75%             5.75%             5.75%
 ============     ===========      ===========       ===========       ===========       ===========
 $       1.00     $      1.00            10.57       $     10.84       $     10.85       $     12.28
 ============     ===========      ===========       ===========       ===========       ===========

              See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF OPERATIONS                   FOR THE YEAR ENDED SEPTEMBER 30, 2006

                                                              LARGE CAP      LARGE CAP
                                                                 FUND       GROWTH FUND
                                                             -----------   ------------
INVESTMENT INCOME:
Interest income ..........................................   $ 1,230,665   $    459,645
Dividend income ..........................................    17,070,769      4,089,284
Foreign tax withholding ..................................            --             --
Income from securities lending ...........................       125,434         71,297
                                                             -----------   ------------
Total Investment Income ..................................    18,426,868      4,620,226
                                                             -----------   ------------
EXPENSES:
Investment advisory fees .................................     5,075,497      2,669,370
Administration fees ......................................       775,253        407,694
Fund accounting fees .....................................        86,724         46,905
Transfer agency fees .....................................       145,019         76,221
Distribution fees -- Class A Shares ......................       218,866         45,932
Distribution fees -- Class B Shares ......................       189,381        111,680
Distribution fees -- Class C Shares ......................         1,607            277
Compliance service fees ..................................        11,970          6,757
Custodian fees ...........................................        69,727         35,486
Legal fees ...............................................        57,871         28,434
Printing fees ............................................        65,274         32,068
Trustee fees .............................................        25,552         13,917
Other ....................................................        97,955         43,306
                                                             -----------   ------------
Total expenses before waivers ............................     6,820,696      3,518,047
Less expenses waived by the Investment Advisor ...........      (340,766)      (180,419)
Less expenses waived by the Distributor ..................      (109,433)       (22,966)
                                                             -----------   ------------
Net Expenses .............................................     6,370,497      3,314,662
                                                             -----------   ------------
Net Investment Income (Loss) .............................    12,056,371      1,305,564
                                                             -----------   ------------
REALIZED/UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND
   FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses) on option contracts ..........            --             --
Net realized gains (losses) from investment and foreign
   currency transactions .................................    88,409,170     16,243,812
Change in unrealized appreciation/depreciation of
   investment securities and foreign
   currency transactions .................................    (7,600,664)   (18,517,591)
                                                             -----------   ------------
Net realized/unrealized gains (losses) on investments and
   foreign currency transactions .........................    80,808,506     (2,273,779)
                                                             -----------   ------------
Change in net assets from operations .....................   $92,864,877   $   (968,215)
                                                             ===========   ============

               See accompanying notes to the financial statements.

                                                              SPECIAL
  MID CAP        MID CAP      SMALL CAP    INTERNATIONAL   OPPORTUNITIES      EQUITY
 VALUE FUND    GROWTH FUND       FUND       EQUITY FUND     EQUITY FUND     INCOME FUND
-----------   ------------   -----------   -------------   -------------   -----------
$   311,188   $    254,962   $   345,825    $     3,080     $   682,860    $   369,196
  2,484,748      1,222,735       814,095      7,570,653       1,266,956      3,157,724
         --             --            --       (608,813)             --             --
     48,616        100,871        79,433             --          10,083          4,360
-----------   ------------   -----------    -----------     -----------    -----------
  2,844,552      1,578,568     1,239,353      6,964,920       1,959,899      3,531,280
-----------   ------------   -----------    -----------     -----------    -----------

  1,546,717      1,103,333       944,834      2,469,434       1,539,712        710,045
    236,247        168,512       106,628        279,088         217,566        114,676
     27,556         19,899        13,498         58,089          25,905         14,643
     45,403         35,418        32,803         38,714         104,026         48,885
     32,329         27,531        27,934         18,594         388,869        250,662
     50,808         26,566        25,143         19,715         221,008         75,256
      6,293            635           128          1,341         316,763        113,543
      3,478          2,544         1,298          4,282           3,450          1,625
     22,040         13,460         9,593        146,233          20,223         10,927
     16,026         10,760        12,994         19,523          11,995          9,443
     17,320         12,362        58,896         20,421          17,360          8,983
      6,852          5,509         3,342          8,940           7,240          3,817
     31,462         22,843        19,963         32,225          40,346         36,102
-----------   ------------   -----------    -----------     -----------    -----------
  2,042,531      1,449,372     1,257,054      3,116,599       2,914,463      1,398,607
   (102,798)       (73,899)     (237,497)      (246,941)             --             --
         --             --       (13,967)        (9,297)       (194,434)      (125,331)
-----------   ------------   -----------    -----------     -----------    -----------
  1,939,733      1,375,473     1,005,590      2,860,361       2,720,029      1,273,276
-----------   ------------   -----------    -----------     -----------    -----------
    904,819        203,095       233,763      4,104,559        (760,130)     2,258,004
-----------   ------------   -----------    -----------     -----------    -----------

         --             --            --             --        (196,621)       238,474

  8,877,102     20,794,688     7,772,158     19,044,559      12,563,370      3,091,876

 16,291,051    (22,292,477)   (5,276,497)    15,908,410       9,047,945      9,391,746
-----------   ------------   -----------    -----------     -----------    -----------

 25,168,153     (1,497,789)    2,495,661     34,952,969      21,414,694     12,722,096
-----------   ------------   -----------    -----------     -----------    -----------
$26,072,972   $ (1,294,694)  $ 2,729,424    $39,057,528     $20,654,564    $14,980,100
===========   ============   ===========    ===========     ===========    ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF OPERATIONS                   FOR THE YEAR ENDED SEPTEMBER 30, 2006

                                                                      SHORT U.S.     INTERMEDIATE U.S.
                                                                   GOVERNMENT FUND    GOVERNMENT FUND
                                                                   ---------------   -----------------
INVESTMENT INCOME:
Interest income ................................................     $ 5,172,929       $ 23,574,944
Dividend income ................................................              --                 --
Income from securities lending .................................          62,800            178,602
                                                                     -----------       ------------
Total Investment Income ........................................       5,235,729         23,753,546
                                                                     -----------       ------------
EXPENSES:
Investment advisory fees .......................................         814,222          2,780,380
Administration fees ............................................         153,384            523,806
Fund accounting fees ...........................................          23,289             67,481
Transfer agency fees ...........................................          18,677             69,876
Distribution fees -- Class A Shares ............................          35,027             55,003
Distribution fees -- Class B Shares ............................              --             48,441
Distribution fees -- Class C Shares ............................              --              2,534
Compliance service fees ........................................           3,019             10,680
Custodian fees .................................................          11,854             43,894
Legal fees .....................................................           8,712             33,072
Printing fees ..................................................          16,011             39,035
Trustee fees ...................................................           7,790             15,460
Other ..........................................................          17,722             57,151
                                                                     -----------       ------------
Total expenses before waivers ..................................       1,109,707          3,746,813
Less expenses waived by the Investment Advisor .................        (203,556)          (519,609)
Less expenses waived by the Distributor ........................         (17,514)           (27,502)
                                                                     -----------       ------------
Net Expenses ...................................................         888,637          3,199,702
                                                                     -----------       ------------
Net Investment Income (Loss) ...................................       4,347,092         20,553,844
                                                                     -----------       ------------
REALIZED/UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gains (losses) from investment transactions .......      (1,978,418)        (9,966,118)
Change in unrealized appreciation/depreciation of investments ..       1,712,330          1,445,810
                                                                     -----------       ------------
Net realized/unrealized gains (losses) on investments ..........        (266,088)        (8,520,308)
                                                                     -----------       ------------
Change in net assets from operations ...........................     $ 4,081,004       $ 12,033,536
                                                                     ===========       ============

               See accompanying notes to the financial statements.

                  KENTUCKY        MARYLAND     NORTH CAROLINA   SOUTH CAROLINA     VIRGINIA
TOTAL RETURN    INTERMEDIATE    INTERMEDIATE    INTERMEDIATE     INTERMEDIATE    INTERMEDIATE
  BOND FUND    TAX-FREE FUND   TAX-FREE FUND    TAX-FREE FUND    TAX-FREE FUND   TAX-FREE FUND
------------   -------------   -------------   --------------   --------------   -------------
$25,975,173      $ 616,005        $382,570       $4,767,324        $831,116       $3,445,273
         --         17,753          11,844           70,313          19,379           54,470
    191,260             --              --               --              --               --
-----------      ---------        --------       ----------        --------       ----------
 26,166,433        633,758         394,414        4,837,637         850,495        3,499,743
-----------      ---------        --------       ----------        --------       ----------

  3,082,584         96,941          63,448          668,147         119,847          471,653
    580,699         18,264          11,953          125,873          22,578           88,854
     71,798         11,443          10,633           23,856          11,786           19,447
     69,511          2,378           1,520           14,771           3,040           10,473
     32,905         13,401           8,613          103,110          20,085           61,764
     55,769             --              --               --              --               --
      1,667             --              --               --              --               --
      9,213            334             207            1,941             380            1,508
     54,027          1,524             965           10,146           2,119            7,955
     44,539          5,590           2,721           11,992           4,308            7,881
     45,964          1,470             921           11,071           1,936            7,416
     19,604            604             381            3,937             756            2,982
     64,117          2,639           2,947           14,801           4,727           11,020
-----------      ---------        --------       ----------        --------       ----------
  4,132,397        154,588         104,309          989,645         191,562          690,953
   (584,078)       (34,028)        (31,993)        (167,037)        (34,377)        (117,913)
    (16,453)        (6,701)         (4,306)         (51,555)        (10,042)         (30,882)
-----------      ---------        --------       ----------        --------       ----------
  3,531,866        113,859          68,010          771,053         147,143          542,158
-----------      ---------        --------       ----------        --------       ----------
 22,634,567        519,899         326,404        4,066,584         703,352        2,957,585
-----------      ---------        --------       ----------        --------       ----------

 (8,825,146)       (72,900)          7,432          (13,423)          9,779           24,954
  4,715,034        157,761          69,432           48,434         (29,884)        (334,335)
-----------      ---------        --------       ----------        --------       ----------
 (4,110,112)        84,861          76,864           35,011         (20,105)        (309,381)
-----------      ---------        --------       ----------        --------       ----------
$18,524,455      $ 604,760        $403,268       $4,101,595        $683,247       $2,648,204
===========      =========        ========       ==========        ========       ==========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF OPERATIONS                   FOR THE YEAR ENDED SEPTEMBER 30, 2006

                                                                     WEST VIRGINIA
                                                                      INTERMEDIATE   PRIME MONEY
                                                                     TAX-FREE FUND   MARKET FUND
                                                                     -------------   -----------
INVESTMENT INCOME:
Interest income ..................................................     $3,117,315    $56,308,099
Dividend income ..................................................         41,841             --
Dividend income from affiliates ..................................             --             --
Income from securities lending ...................................             --             --
                                                                       ----------    -----------
Total Investment Income ..........................................      3,159,156     56,308,099
                                                                       ----------    -----------
EXPENSES:
Investment advisory fees .........................................        303,144      4,676,394
Administration fees ..............................................         76,147      1,321,457
Fund accounting fees .............................................         20,837        150,406
Transfer agency fees .............................................          9,381        148,815
Distribution fees -- Class A Shares ..............................         37,058      2,769,589
Distribution fees -- Class B Shares ..............................             --         16,436
Distribution fees -- Class C Shares ..............................             --          4,206
Compliance services fees .........................................          1,299         19,085
Custodian fees ...................................................          5,549        140,746
Legal fees .......................................................          4,330         93,069
Printing fees ....................................................          5,647        136,296
Trustee fees .....................................................          2,447         43,235
Organizational fees ..............................................             --             --
Other ............................................................         11,743        143,061
                                                                       ----------    -----------
Total expenses before waivers ....................................        477,582      9,662,795
Less expenses waived by the Investment Advisor ...................             --     (1,286,009)
Less expenses waived by the Administrator ........................             --             --
Less expenses waived by the Distributor ..........................             --             --
                                                                       ----------    -----------
Net Expenses .....................................................        477,582      8,376,786
                                                                       ----------    -----------
Net Investment Income (Loss) .....................................      2,681,574     47,931,313
                                                                       ----------    -----------
REALIZED/UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gains (losses) from investment securities ...........        136,323          5,292
Net realized gain distributions from underlying funds ............             --             --
Change in unrealized appreciation/depreciation on investments ....       (192,498)            --
                                                                       ----------    -----------
Net realized/unrealized gains (losses) on investments ............        (56,175)         5,292
                                                                       ----------    -----------
Change in net assets from operations .............................     $2,625,399    $47,936,605
                                                                       ==========    ===========

              See accompanying notes to the financial statements.

U.S. TREASURY      NATIONAL      CAPITAL MANAGER   CAPITAL MANAGER
MONEY MARKET    TAX-FREE MONEY     CONSERVATIVE        MODERATE      CAPITAL MANAGER   CAPITAL MANAGER
     FUND         MARKET FUND      GROWTH FUND       GROWTH FUND       GROWTH FUND       EQUITY FUND
-------------   --------------   ---------------   ---------------   ---------------   ---------------

 $30,197,514       $590,491        $        --        $       --       $        --       $       --
          --          2,916                 --                --                --               --
          --             --          2,877,159         2,734,840         1,830,591          787,037
     149,908             --                 --                --                --               --
 -----------       --------        -----------        ----------       -----------       ----------
  30,347,422        593,407          2,877,159         2,734,840         1,830,591          787,037
 -----------       --------        -----------        ----------       -----------       ----------

   2,689,591         41,826            209,164           246,015           193,672          105,179
     760,194         19,069             94,547           111,212            87,546           47,541
      85,113          2,313             10,581            12,364             9,733            5,303
      90,675          2,179             16,830            38,904            35,708           16,515
     631,628              1             47,438           159,328           101,598           35,091
       5,641              2             50,872           219,184           184,198           78,272
         279              2              1,315             1,284               543              153
      13,264            267              1,669             1,802             1,367              751
      70,631          1,419              8,764            10,063             8,092            4,695
      53,209          2,310              7,088             8,226             6,662            3,663
      78,740          4,115              7,576             8,059             6,221            3,433
      25,248             --              3,373             3,856             3,050            1,690
          --         56,637                 --                --                --               --
     112,897          2,452             14,085            18,820            16,271           10,285
 -----------       --------        -----------        ----------       -----------       ----------
   4,617,110        132,592            473,302           839,117           654,661          312,571
    (893,817)       (65,002)          (209,164)         (246,015)         (193,672)        (105,179)
          --             --            (94,547)         (111,212)          (87,546)         (47,541)
          --             --            (23,719)          (79,664)          (50,799)         (17,545)
 -----------       --------        -----------        ----------       -----------       ----------
   3,723,293         67,590            145,872           402,226           322,644          142,306
 -----------       --------        -----------        ----------       -----------       ----------
  26,624,129        525,817          2,731,287         2,332,614         1,507,947          644,731
 -----------       --------        -----------        ----------       -----------       ----------

          --             --          1,095,376          (272,821)       (1,042,314)         404,368
          --             --          1,582,059         2,448,754         2,275,079        1,553,175
          --             --         (1,047,526)        1,819,387         2,791,650          724,038
 -----------       --------        -----------        ----------       -----------       ----------
          --             --          1,629,909         3,995,320         4,024,415        2,681,581
 -----------       --------        -----------        ----------       -----------       ----------
 $26,624,129       $525,817        $ 4,361,196        $6,327,934       $ 5,532,362       $3,326,312
 ===========       ========        ===========        ==========       ===========       ==========

              See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS

                                                                                     LARGE CAP FUND
                                                                        ---------------------------------------
                                                                              FOR THE              FOR THE
                                                                            YEAR ENDED           YEAR ENDED
                                                                        SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                        ------------------   ------------------
FROM INVESTMENT ACTIVITIES
OPERATIONS:
   Net investment income (loss) .....................................      $ 12,056,371         $ 12,192,576
   Net realized gains (losses) from investment securities ...........        88,409,170           47,605,821
   Change in unrealized appreciation/depreciation of investments ....        (7,600,664)          35,932,841
                                                                           ------------         ------------
Change in net assets from operations ................................        92,864,877           95,731,238
                                                                           ------------         ------------
DIVIDENDS TO CLASS A SHAREHOLDERS:
   Net investment income ............................................          (677,051)            (576,782)
   Net realized gains from investment transactions ..................        (3,036,244)                  --
DIVIDENDS TO CLASS B SHAREHOLDERS:
   Net investment income ............................................          (156,092)            (209,031)
   Net realized gains from investment transactions ..................        (1,539,960)                  --
DIVIDENDS TO CLASS C SHAREHOLDERS:
   Net investment income ............................................            (1,303)              (1,373)
   Net realized gains from investment transactions ..................           (13,216)                  --
DIVIDENDS TO INSTITUTIONAL CLASS SHAREHOLDERS:
   Net investment income ............................................       (11,183,646)         (11,420,295)
   Net realized gains from investment transactions ..................       (43,740,178)                  --
                                                                           ------------         ------------
Change in net assets from shareholder dividends .....................       (60,347,690)         (12,207,481)
                                                                           ------------         ------------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions ......................        24,201,504          (94,385,766)
                                                                           ------------         ------------
Change in net assets ................................................        56,718,691          (10,862,009)
NET ASSETS:
   Beginning of period ..............................................       667,572,969          678,434,978
                                                                           ------------         ------------
   End of period ....................................................      $724,291,660         $667,572,969
                                                                           ============         ============
Accumulated (distributions in excess of) net investment income ......      $   (104,143)        $   (142,422)
                                                                           ============         ============

               See accompanying notes to the financial statements.

         LARGE CAP GROWTH FUND                       MID CAP VALUE FUND                       MID CAP GROWTH FUND
---------------------------------------   ---------------------------------------   ---------------------------------------
      FOR THE              FOR THE              FOR THE              FOR THE              FOR THE              FOR THE
    YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
------------------   ------------------   ------------------   ------------------   ------------------   ------------------


  $   1,305,564         $  2,215,410         $    904,819         $  2,086,164         $    203,095         $   (650,843)
     16,243,812           24,836,740            8,877,102           78,019,273           20,794,688           14,423,194
    (18,517,591)           8,590,549           16,291,051          (40,170,825)         (22,292,477)          19,508,277
  -------------         ------------         ------------         ------------         ------------         ------------
       (968,215)          35,642,699           26,072,972           39,934,612           (1,294,694)          33,280,628
  -------------         ------------         ------------         ------------         ------------         ------------

        (12,977)             (41,621)             (41,421)             (87,140)             (18,135)                  --
             --                   --           (1,333,885)          (3,524,287)          (1,059,712)            (107,640)

             --              (34,833)                (901)             (16,556)                  --                   --
             --                   --             (513,508)          (1,270,093)            (249,959)             (26,807)

             --                 (110)                (122)              (1,758)                  --                   --
             --                   --              (45,330)            (114,396)              (8,280)              (2,371)

     (1,054,388)          (2,146,171)            (974,981)          (1,899,246)            (373,020)                  --
             --                   --          (18,584,706)         (54,097,901)         (12,750,698)          (1,390,450)
  -------------         ------------         ------------         ------------         ------------         ------------
     (1,067,365)          (2,222,735)         (21,494,854)         (61,011,377)         (14,459,804)          (1,527,268)
  -------------         ------------         ------------         ------------         ------------         ------------

   (129,985,831)         (44,276,953)          35,091,592           14,299,002           21,521,015          (20,323,437)
  -------------         ------------         ------------         ------------         ------------         ------------
   (132,021,411)         (10,856,989)          39,669,710           (6,777,763)           5,766,517           11,429,923
    357,857,723          368,714,712          189,541,320          196,319,083          139,701,328          128,271,405
  -------------         ------------         ------------         ------------         ------------         ------------
  $ 225,836,312         $357,857,723         $229,211,030         $189,541,320         $145,467,845         $139,701,328
  =============         ============         ============         ============         ============         ============
  $     230,874         $     (7,325)        $    (66,896)        $     45,710         $         --         $         --
  =============         ============         ============         ============         ============         ============

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                           SMALL CAP
                                                                             FUND
                                                                 -----------------------------
                                                                    FOR THE         FOR THE
                                                                   YEAR ENDED      YEAR ENDED
                                                                 SEPTEMBER 30,   SEPTEMBER 30,
                                                                      2006            2005
                                                                 -------------   -------------
FROM INVESTMENT ACTIVITIES OPERATIONS:
   Net investment income (loss) ..............................   $    233,763    $    693,285
   Net realized gains (losses) from option contracts,
      investment and foreign currency transactions ...........      7,772,158       7,666,906
   Change in unrealized appreciation/depreciation of
      investment securities and foreign currency
      transactions ...........................................     (5,276,497)      3,616,868
                                                                 ------------    ------------
Change in net assets from operations .........................      2,729,424      11,977,059
                                                                 ------------    ------------
DIVIDENDS TO CLASS A SHAREHOLDERS:
   Net investment income .....................................        (10,336)         (5,318)
   Net realized gains from investment transactions ...........       (191,408)        (20,187)
DIVIDENDS TO CLASS B SHAREHOLDERS:
   Net investment income .....................................         (2,860)         (1,258)
   Net realized gains from investment transactions ...........        (45,459)         (4,329)
DIVIDENDS TO CLASS C SHAREHOLDERS:
   Net investment income .....................................             (9)            (29)
   Net realized gains from investment transactions ...........           (613)            (43)
DIVIDENDS TO INSTITUTIONAL CLASS SHAREHOLDERS:
   Net investment income .....................................       (292,050)       (644,153)
   Net realized gains from investment transactions ...........     (8,036,789)     (1,923,687)
                                                                 ------------    ------------
Change in net assets from shareholder dividends ..............     (8,579,524)     (2,599,004)
                                                                 ------------    ------------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions ...............     67,122,321     (13,757,275)
                                                                 ------------    ------------
Change in net assets .........................................     61,272,221      (4,379,220)
NET ASSETS:
   Beginning of period .......................................     62,913,646      67,292,866
                                                                 ------------    ------------
   End of period .............................................   $124,185,867    $ 62,913,646
                                                                 ============    ============
Accumulated (distributions in excess of) net investment
   income ....................................................   $    (27,923)   $     18,791
                                                                 ============    ============

               See accompanying notes to the financial statements.

   INTERNATIONAL  EQUITY         SPECIAL OPPORTUNITIES EQUITY          EQUITY INCOME
            FUND                             FUND                          FUND
-----------------------------   -----------------------------   -----------------------------
   FOR THE         FOR THE         FOR THE         FOR THE         FOR THE         FOR THE
 YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
    2006            2005            2006            2005            2006            2005
-------------   -------------   ------------    -------------   -------------   -------------

$   4,104,559   $  3,189,210    $   (760,130)   $   (835,017)   $  2,258,004     $ 1,410,198

   19,044,559     23,396,171      12,366,749       8,511,250       3,330,350       2,050,561

   15,908,410     16,828,222       9,047,945      16,152,156       9,391,746       5,384,664
-------------   ------------    ------------    ------------    ------------     -----------
   39,057,528     43,413,603      20,654,564      23,828,389      14,980,100       8,845,423
-------------   ------------    ------------    ------------    ------------     -----------

      (55,882)       (29,608)             --              --      (1,319,564)       (602,645)
           --             --      (3,922,525)       (323,812)       (981,811)        (18,755)

      (19,949)       (15,662)             --              --        (147,380)        (61,733)
           --             --      (1,153,429)       (136,241)       (137,614)         (4,173)

       (1,335)          (234)             --              --        (221,294)        (97,631)
           --             --      (1,585,769)       (174,173)       (213,187)         (5,788)

   (3,894,301)    (3,151,658)             --              --        (908,127)       (658,424)
           --             --      (3,033,471)       (381,013)       (674,732)        (44,436)
-------------   ------------    ------------    ------------    ------------     -----------
   (3,971,467)    (3,197,162)     (9,695,194)     (1,015,239)     (4,603,709)     (1,493,585)
-------------   ------------    ------------    ------------    ------------     -----------

  (10,378,503)   (42,128,491)      6,813,948      68,303,302      23,032,998      47,396,767
-------------   ------------    ------------    ------------    ------------     -----------
   24,707,558     (1,912,050)     17,773,318      91,116,452      33,409,389      54,748,605

  235,191,523    237,103,573     188,660,681      97,544,229      85,707,290      30,958,685
-------------   ------------    ------------    ------------    ------------     -----------
$ 259,899,081   $235,191,523    $206,433,999    $188,660,681    $119,116,679     $85,707,290
=============   ============    ============    ============    ============     ===========

$    (820,134)  $   (897,254)   $         --    $         --    $   (345,575)    $    (7,214)
=============   ============    ============    ============    ============     ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                        SHORT U.S. GOVERNMENT FUND
                                                                 ---------------------------------------
                                                                       FOR THE              FOR THE
                                                                     YEAR ENDED           YEAR ENDED
                                                                 SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                 ------------------   ------------------
FROM INVESTMENT ACTIVITIES OPERATIONS:
   Net investment income (loss) ..............................      $  4,347,092         $  5,003,172
   Net realized gains (losses) from investment securities ....        (1,978,418)            (379,543)
   Change in unrealized appreciation/depreciation of
      investments ............................................         1,712,330           (2,478,333)
                                                                    ------------         ------------
Change in net assets from operations .........................         4,081,004            2,145,296
                                                                    ------------         ------------
DIVIDENDS TO CLASS A SHAREHOLDERS:
   Net investment income .....................................          (230,094)            (243,972)
   Net realized gains from investment transactions ...........                --                   --
DIVIDENDS TO CLASS B SHAREHOLDERS:
   Net investment income .....................................                --                   --
   Net realized gains from investment transactions ...........                --                   --
DIVIDENDS TO CLASS C SHAREHOLDERS:
   Net investment income .....................................                --                   --
   Net realized gains from investment transactions ...........                --                   --
DIVIDENDS TO INSTITUTIONAL CLASS SHAREHOLDERS:
   Net investment income .....................................        (4,533,855)          (5,957,741)
   Net realized gains from investment transactions ...........                --                   --
                                                                    ------------         ------------
Change in net assets from shareholder dividends ..............        (4,763,949)          (6,201,713)
                                                                    ------------         ------------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions ...............       (90,478,365)         (36,554,057)
                                                                    ------------         ------------
Change in net assets .........................................       (91,161,310)         (40,610,474)
NET ASSETS:
   Beginning of period .......................................       163,765,539          204,376,013
                                                                    ------------         ------------
   End of period .............................................      $ 72,604,229         $163,765,539
                                                                    ============         ============
Accumulated (distributions in excess of) net investment income      $    578,326         $    208,500
                                                                    ============         ============

               See accompanying notes to the financial statements.

   INTERMEDIATE U.S. GOVERNMENT FUND               TOTAL RETURN BOND FUND             KENTUCKY INTERMEDIATE TAX-FREE FUND
---------------------------------------   ---------------------------------------   ---------------------------------------
      FOR THE              FOR THE              FOR THE              FOR THE              FOR THE              FOR THE
    YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
------------------   ------------------   ------------------   ------------------   ------------------   ------------------

  $  20,553,844         $ 21,870,460         $ 22,634,567         $ 13,383,359         $   519,899          $   495,844
     (9,966,118)            (273,986)          (8,825,146)           5,949,823             (72,900)              51,649
      1,445,810           (7,911,749)           4,715,034          (12,459,542)            157,761             (322,868)
  -------------         ------------         ------------         ------------         -----------          -----------
     12,033,536           13,684,725           18,524,455            6,873,640             604,760              224,625
  -------------         ------------         ------------         ------------         -----------          -----------

       (465,227)            (477,803)            (284,767)            (243,169)            (80,960)             (69,816)
             --              (56,160)             (31,092)             (15,675)                 --                   --

       (169,209)            (190,379)            (197,744)            (224,351)                 --                   --
             --              (29,669)             (26,599)             (20,100)                 --                   --

         (8,786)             (14,318)              (5,884)              (8,225)                 --                   --
             --               (2,287)                (927)                (747)                 --                   --

    (19,963,279)         (23,429,629)         (22,969,331)         (15,035,177)           (439,339)            (423,702)
             --           (2,449,142)          (2,117,462)            (858,176)                 --                   --
  -------------         ------------         ------------         ------------         -----------          -----------
    (20,606,501)         (26,649,387)         (25,633,806)         (16,405,620)           (520,299)            (493,518)
  -------------         ------------         ------------         ------------         -----------          -----------

   (283,831,378)          17,614,479          (89,525,200)         200,521,516          (4,315,092)           2,217,737
  -------------         ------------         ------------         ------------         -----------          -----------
   (292,404,343)           4,649,817          (96,634,551)         190,989,536          (4,230,631)           1,948,844

    558,780,885          554,131,068          475,382,925          284,393,389          18,135,181           16,186,337
  -------------         ------------         ------------         ------------         -----------          -----------
  $ 266,376,542         $558,780,885         $378,748,374         $475,382,925         $13,904,550          $18,135,181
  =============         ============         ============         ============         ===========          ===========
  $   3,334,973         $    291,829         $  2,191,115         $    484,864         $     5,134          $     1,688
  =============         ============         ============         ============         ===========          ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                            MARYLAND INTERMEDIATE
                                                                                TAX-FREE FUND
                                                                        -----------------------------
                                                                           FOR THE         FOR THE
                                                                          YEAR ENDED      YEAR ENDED
                                                                        SEPTEMBER 30,   SEPTEMBER 30,
                                                                             2006            2005
                                                                        -------------   -------------
FROM INVESTMENT ACTIVITIES OPERATIONS:
   Net investment income (loss) .....................................    $   326,404     $   303,626
   Net realized gains (losses) from investment securities ...........          7,432         (20,169)
   Change in unrealized appreciation/depreciation of investments ....         69,432        (113,820)
                                                                         -----------     -----------
Change in net assets from operations ................................        403,268         169,637
                                                                         -----------     -----------
DIVIDENDS TO CLASS A SHAREHOLDERS:
   Net investment income ............................................        (49,779)        (26,781)
   Net realized gains from investment transactions ..................             --              --
DIVIDENDS TO INSTITUTIONAL CLASS SHAREHOLDERS:
   Net investment income ............................................       (276,916)       (277,284)
   Net realized gains from investment transactions ..................             --              --
                                                                         -----------     -----------
Change in net assets from shareholder dividends .....................       (326,695)       (304,065)
                                                                         -----------     -----------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions ......................     (1,799,980)      2,052,613
                                                                         -----------     -----------
Change in net assets ................................................     (1,723,407)      1,918,185
NET ASSETS:
   Beginning of period ..............................................     11,692,485       9,774,300
                                                                         -----------     -----------
   End of period ....................................................    $ 9,969,078     $11,692,485
                                                                         ===========     ===========
Accumulated (distributions in excess of) net investment income ......    $      (479)    $      (139)
                                                                         ===========     ===========

               See accompanying notes to the financial statements.

 NORTH CAROLINA INTERMEDIATE     SOUTH CAROLINA INTERMEDIATE        VIRGINIA INTERMEDIATE
        TAX-FREE FUND                   TAX-FREE FUND                   TAX-FREE FUND
-----------------------------   -----------------------------   -----------------------------
   FOR THE         FOR THE         FOR THE         FOR THE         FOR THE         FOR THE
  YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
     2006            2005            2006            2005            2006            2005
-------------   -------------   -------------   -------------   -------------   -------------

$  4,066,584    $  3,955,629     $   703,352     $   699,510     $ 2,957,585     $ 2,871,165
     (13,423)        984,109           9,779         347,851          24,954         451,579
      48,434      (3,088,206)        (29,884)       (719,387)       (334,335)     (1,964,246)
------------    ------------     -----------     -----------     -----------     -----------
   4,101,595       1,851,532         683,247         327,974       2,648,204       1,358,498
------------    ------------     -----------     -----------     -----------     -----------

    (702,597)       (733,411)       (132,635)       (120,824)       (430,643)       (439,836)
    (188,609)        (38,438)        (70,839)        (26,156)        (73,017)        (26,900)

  (3,317,274)     (3,212,382)       (570,487)       (578,238)     (2,478,318)     (2,431,188)
    (813,080)       (159,613)       (276,367)       (119,968)       (374,838)       (133,111)
------------    ------------     -----------     -----------     -----------     -----------
  (5,021,560)     (4,143,844)     (1,050,328)       (845,186)     (3,356,816)     (3,031,035)
------------    ------------     -----------     -----------     -----------     -----------

  (7,080,678)     (2,116,768)       (745,427)       (579,207)     (2,498,062)        606,500
------------    ------------     -----------     -----------     -----------     -----------
  (8,000,643)     (4,409,080)     (1,112,508)     (1,096,419)     (3,206,674)     (1,066,037)

 115,017,687     119,426,767      20,540,179      21,636,598      80,724,259      81,790,296
------------    ------------     -----------     -----------     -----------     -----------
$107,017,044    $115,017,687     $19,427,671     $20,540,179     $77,517,585     $80,724,259
============    ============     ===========     ===========     ===========     ===========
$     52,797    $     44,132     $    15,758     $    15,982     $    31,874     $    33,064
============    ============     ===========     ===========     ===========     ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED


                                                                          WEST VIRGINIA INTERMEDIATE
                                                                                TAX-FREE FUND
                                                                        -----------------------------
                                                                           FOR THE         FOR THE
                                                                          YEAR ENDED      YEAR ENDED
                                                                        SEPTEMBER 30,   SEPTEMBER 30,
                                                                             2006            2005
                                                                        -------------   -------------
FROM INVESTMENT ACTIVITIES OPERATIONS:
   Net investment income (loss) .....................................    $ 2,681,574     $ 2,658,263
   Net realized gains (losses) on securities ........................        136,323         424,070
   Change in unrealized appreciation/depreciation from investments ..       (192,498)     (1,514,595)
                                                                         -----------     -----------
Change in net assets from operations ................................      2,625,399       1,567,738
                                                                         -----------     -----------
DIVIDENDS TO CLASS A SHAREHOLDERS:
   Net investment income ............................................       (558,845)       (410,722)
   Net realized gains from investment transactions ..................        (87,942)        (83,550)
DIVIDENDS TO CLASS B SHAREHOLDERS:
   Net investment income ............................................             --              --
DIVIDENDS TO CLASS C SHAREHOLDERS:
   Net investment income ............................................             --              --
DIVIDENDS TO INSTITUTIONAL CLASS SHAREHOLDERS:
   Net investment income ............................................     (2,105,580)     (2,242,970)
   Net realized gains from investment transactions ..................       (336,138)       (472,029)
                                                                         -----------     -----------
Change in net assets from shareholder dividends .....................     (3,088,505)     (3,209,271)
                                                                         -----------     -----------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions ......................     (2,420,101)     (3,118,848)
                                                                         -----------     -----------
Change in net assets ................................................     (2,883,207)     (4,760,381)
NET ASSETS:
   Beginning of period ..............................................     69,572,290      74,332,671
                                                                         -----------     -----------
   End of period ....................................................    $66,689,083     $69,572,290
                                                                         ===========     ===========
Accumulated (distributions in excess of) net investment income ......    $   (55,375)    $    (9,154)
                                                                         ===========     ===========

----------
(a)  Period from commencement of operations.

               See accompanying notes to the financial statements.


          PRIME MONEY                   U.S. TREASURY MONEY        NATIONAL TAX-FREE MONEY
          MARKET FUND                       MARKET FUND                  MARKET FUND
-------------------------------   ------------------------------        FOR THE PERIOD
    FOR THE          FOR THE         FOR THE          FOR THE              AUGUST 1,
  YEAR ENDED       YEAR ENDED       YEAR ENDED       YEAR ENDED          2006 THROUGH
 SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,         SEPTEMBER 30,
     2006             2005             2006            2005                2006 (a)
--------------   --------------   -------------   --------------   -----------------------

$   47,931,313   $   20,982,349   $ 26,624,129    $   17,879,508         $    525,817
         5,292              296             --                --                   --
            --               --             --                --                   --
--------------   --------------   ------------    --------------         ------------
    47,936,605       20,982,645     26,624,129        17,879,508              525,817
--------------   --------------   ------------    --------------         ------------

   (21,234,567)      (9,358,223)    (4,584,379)       (2,034,759)                  (5)
            --               --             --                --                   --

       (55,231)         (26,256)       (16,774)           (8,071)                  (4)

       (14,081)          (4,720)          (922)             (109)                  (4)

   (26,636,706)     (11,593,150)   (22,022,054)      (15,836,569)            (525,804)
            --               --             --                --                   --
--------------   --------------   ------------    --------------         ------------
   (47,940,585)     (20,982,349)   (26,624,129)      (17,879,508)            (525,817)
--------------   --------------   ------------    --------------         ------------

   364,257,195       47,539,283    (58,021,270)     (341,713,777)          95,760,505
--------------   --------------   ------------    --------------         ------------
   364,253,215       47,539,579    (58,021,270)     (341,713,777)          95,760,505

 1,006,338,813      958,799,234    707,840,860     1,049,554,637                   --
--------------   --------------   ------------    --------------         ------------
$1,370,592,028   $1,006,338,813   $649,819,590    $  707,840,860         $ 95,760,505
==============   ==============   ============    ==============         ============
$        1,184   $        9,668   $        246    $          246         $      3,028
==============   ==============   ============    ==============         ============

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                         CAPITAL MANAGER CONSERVATIVE
                                                                                 GROWTH FUND
                                                                        -----------------------------
                                                                           FOR THE         FOR THE
                                                                          YEAR ENDED      YEAR ENDED
                                                                        SEPTEMBER 30,   SEPTEMBER 30,
                                                                             2006            2005
                                                                        -------------   -------------
FROM INVESTMENT ACTIVITIES
OPERATIONS:
   Net investment income (loss) .....................................   $  2,731,287     $ 2,105,959
   Net realized gains (losses) from investment securities and
      distributions from underlying funds ...........................      2,677,435        (462,685)
   Change in unrealized appreciation/depreciation on investments ....     (1,047,526)      4,281,075
                                                                        ------------     -----------
Change in net assets from operations ................................      4,361,196       5,924,349
                                                                        ------------     -----------
DIVIDENDS TO CLASS A SHAREHOLDERS:
   Net investment income ............................................       (316,793)       (168,581)
   Net realized gains from investment transactions ..................             --              --
DIVIDENDS TO CLASS B SHAREHOLDERS:
   Net investment income ............................................       (132,184)        (77,014)
   Net realized gains from investment transactions ..................             --              --
DIVIDENDS TO CLASS C SHAREHOLDERS:
   Net investment income ............................................         (3,332)         (2,499)
   Net realized gains from investment transactions ..................             --              --
DIVIDENDS TO INSTITUTIONAL CLASS SHAREHOLDERS:
   Net investment income ............................................     (2,306,502)     (1,775,465)
   Net realized gains from investment transactions ..................             --              --
                                                                        ------------     -----------
Change in net assets from shareholder dividends .....................     (2,758,811)     (2,023,559)
                                                                        ------------     -----------
CAPITAL TRANSACTIONS:
Change in net assets from capital transactions ......................    (25,686,559)      3,484,227
                                                                        ------------     -----------
Change in net assets ................................................    (24,084,174)      7,385,017
NET ASSETS:
   Beginning of period ..............................................     85,589,648      78,204,631
                                                                        ------------     -----------
   End of period ....................................................   $ 61,505,474     $85,589,648
                                                                        ============     ===========
Accumulated (distributions in excess of) net investment income ......   $     54,876     $    82,400
                                                                        ============     ===========

----------
(a)  Period from commencement of operations.

               See accompanying notes to the financial statements.

   CAPITAL MANAGER MODERATE            CAPITAL MANAGER                 CAPITAL MANAGER
         GROWTH FUND                     GROWTH FUND                     EQUITY FUND
-----------------------------   -----------------------------   -----------------------------
   FOR THE         FOR THE         FOR THE         FOR THE         FOR THE         FOR THE
  YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
     2006            2005            2006            2005            2006            2005
-------------   -------------   -------------   -------------   -------------   -------------


$  2,332,614     $ 1,437,620    $  1,507,947     $   830,676    $    644,731     $   313,973

   2,175,933      (1,028,947)      1,232,765        (477,103)      1,957,543         779,359
   1,819,387       7,702,572       2,791,650       6,904,538         724,038       3,696,738
------------     -----------    ------------     -----------    ------------     -----------
   6,327,934       8,111,245       5,532,362       7,258,111       3,326,312       4,790,070
------------     -----------    ------------     -----------    ------------     -----------

    (821,797)       (404,055)       (438,399)       (169,918)       (120,990)        (28,662)
          --              --              --              --        (112,648)             --

    (405,497)       (176,756)       (266,484)        (66,171)        (78,167)         (6,994)
          --              --              --              --        (134,397)             --

      (2,447)         (1,384)           (879)           (138)           (173)             (1)
          --              --              --              --            (336)             --

  (1,138,350)       (725,067)       (840,595)       (472,193)       (484,161)       (192,382)
          --              --              --              --        (458,864)             --
------------     -----------    ------------     -----------    ------------     -----------
  (2,368,091)     (1,307,262)     (1,546,357)       (708,420)     (1,389,736)       (228,039)
------------     -----------    ------------     -----------    ------------     -----------

 (17,335,086)     13,866,681     (13,457,141)     10,933,539     (10,823,403)      4,544,281
------------     -----------    ------------     -----------    ------------     -----------
 (13,375,243)     20,670,664      (9,471,136)     17,483,230      (8,886,827)      9,106,312

  94,296,160      73,625,496      71,942,844      54,459,614      39,518,805      30,412,493
------------     -----------    ------------     -----------    ------------     -----------
$ 80,920,917     $94,296,160    $ 62,471,708     $71,942,844    $ 30,631,978     $39,518,805
============     ===========    ============     ===========    ============     ===========
$     94,881     $   130,358    $     83,846     $   122,256    $     47,480     $    85,934
============     ===========    ============     ===========    ============     ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                                  LARGE CAP
                                                                                     FUND
                                                                        -----------------------------
                                                                           FOR THE         FOR THE
                                                                          YEAR ENDED      YEAR ENDED
                                                                        SEPTEMBER 30,   SEPTEMBER 30,
                                                                             2006            2005
                                                                        -------------   -------------
CAPITAL TRANSACTIONS:
CLASS A SHARES:
   Proceeds from shares issued ......................................   $  11,455,809   $   9,661,619
   Dividends reinvested .............................................       3,356,212         546,626
   Value of shares redeemed .........................................      (8,183,336)     (6,489,397)
                                                                        -------------   -------------
Change in net assets from Class A Share transactions ................       6,628,685       3,718,848
CLASS B SHARES:
   Proceeds from shares issued ......................................       1,081,268       1,142,035
   Dividends reinvested .............................................       1,681,643         210,190
   Value of shares redeemed .........................................     (10,671,968)     (8,551,951)
                                                                        -------------   -------------
Change in net assets from Class B Share transactions ................      (7,909,057)     (7,199,726)
CLASS C SHARES:
   Proceeds from shares issued ......................................          33,770          52,119
   Dividends reinvested .............................................          14,517           1,389
   Value of shares redeemed .........................................         (69,676)        (52,297)
                                                                        -------------   -------------
Change in net assets from Class C Share transactions ................         (21,389)          1,211
INSTITUTIONAL SHARES:
   Proceeds from shares issued ......................................     120,655,536      68,736,038
   Dividends reinvested .............................................      36,292,487       6,375,592
   Value of shares redeemed .........................................    (131,444,758)   (166,017,729)
   Redemption In-Kind ...............................................              --              --
                                                                        -------------   -------------
Change in net assets from Institutional Share transactions ..........      25,503,265     (90,906,099)
                                                                        -------------   -------------
Change in net assets from capital transactions ......................   $  24,201,504   $ (94,385,766)
                                                                        =============   =============
SHARE TRANSACTIONS:
CLASS A SHARES:
   Issued ...........................................................         594,942         517,981
   Reinvested .......................................................         179,580          29,386
   Redeemed .........................................................        (422,997)       (347,071)
                                                                        -------------   -------------
Change in Class A Shares ............................................         351,525         200,296
CLASS B SHARES:
   Issued ...........................................................          56,846          62,625
   Reinvested .......................................................          91,167          11,398
   Redeemed .........................................................        (560,116)       (463,800)
                                                                        -------------   -------------
Change in Class B Shares ............................................        (412,103)       (389,777)
CLASS C SHARES:
   Issued ...........................................................           1,766           2,803
   Reinvested .......................................................             789              75
   Redeemed .........................................................          (3,652)         (2,943)
                                                                        -------------   -------------
Change in Class C Shares ............................................          (1,097)            (65)
INSTITUTIONAL SHARES:
   Issued ...........................................................       6,218,257       3,763,766
   Reinvested .......................................................       1,936,824         342,725
   Redeemed .........................................................      (6,769,780)     (8,934,669)
   Redemption In-Kind ...............................................              --              --
                                                                        -------------   -------------
Change in Institutional Shares ......................................       1,385,301      (4,828,178)
                                                                        -------------   -------------
Change in Shares ....................................................       1,323,626      (5,017,724)
                                                                        =============   =============

               See accompanying notes to the financial statements.

          LARGE CAP                        MID CAP                         MID CAP
         GROWTH FUND                      VALUE FUND                     GROWTH FUND
-----------------------------   -----------------------------   -----------------------------
   FOR THE         FOR THE         FOR THE         FOR THE         FOR THE         FOR THE
  YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
     2006            2005            2006            2005            2006            2005
-------------   -------------   -------------   -------------   -------------   -------------


$   2,852,916   $  1,781,452    $  3,543,605    $  4,485,560    $  2,584,357    $  2,518,857
       11,461         34,217       1,321,057       3,485,585       1,036,602         106,199
   (2,494,029)    (2,280,442)     (4,085,956)     (3,419,250)     (2,501,025)     (2,430,159)
-------------   ------------    ------------    ------------    ------------    ------------
      370,348       (464,773)        778,706       4,551,895       1,119,934         194,897

      432,338        602,206       1,037,911         945,833         765,099         228,265
           --         34,776         512,918       1,284,643         246,230          26,526
   (3,961,543)    (2,993,414)       (768,298)       (730,819)       (706,264)       (342,348)
-------------   ------------    ------------    ------------    ------------    ------------
   (3,529,205)    (2,356,432)        782,531       1,499,657         305,065         (87,557)

       23,255         11,034         433,480          86,720          26,775          59,422
           --            110          38,170          90,479           8,279           2,371
       (3,112)       (20,255)       (104,036)       (314,401)        (74,621)       (241,417)
-------------   ------------    ------------    ------------    ------------    ------------
       20,143         (9,111)        367,614        (137,202)        (39,567)       (179,624)

   72,052,259     38,224,930      65,662,801      41,973,265      50,476,104      24,514,270
      588,523      1,162,910      13,345,528      34,205,347       6,303,907         587,204
 (199,487,899)   (80,834,477)    (45,845,588)    (67,793,960)    (31,644,428)    (45,352,627)
           --             --              --              --      (5,000,000)             --
-------------   ------------    ------------    ------------    ------------    ------------
 (126,847,117)   (41,446,637)     33,162,741       8,384,652      20,135,583     (20,251,153)
-------------   ------------    ------------    ------------    ------------    ------------
$(129,985,831)  $(44,276,953)   $ 35,091,592    $ 14,299,002    $ 21,521,015    $(20,323,437)
=============   ============    ============    ============    ============    ============


      317,364        203,723         273,562         271,180         191,168         200,123
        1,257          3,819         105,779         259,391          79,757           8,835
     (276,880)      (260,302)       (312,940)       (216,209)       (188,884)       (195,031)
-------------   ------------    ------------    ------------    ------------    ------------
       41,741        (52,760)         66,401         314,362          82,041          13,927

       50,542         73,333          80,934          57,215          58,023          19,563
           --          4,106          41,799          97,143          19,667           2,263
     (470,181)      (361,793)        (59,657)        (43,973)        (56,695)        (28,374)
-------------   ------------    ------------    ------------    ------------    ------------
     (419,639)      (284,354)         63,076         110,385          20,995          (6,548)

        2,671          1,334          34,345           5,360           2,021           4,938
           --             13           3,110           6,824             661             202
         (377)        (2,390)         (7,989)        (19,649)         (5,700)        (18,787)
-------------   ------------    ------------    ------------    ------------    ------------
        2,294         (1,043)         29,466          (7,465)         (3,018)        (13,647)

    7,893,018      4,363,516       5,063,390       2,538,005       3,586,780       1,903,007
       63,148        128,373       1,064,393       2,536,735         461,521          46,864
  (21,972,602)    (9,093,856)     (3,519,435)     (4,052,925)     (2,306,318)     (3,563,229)
           --             --              --              --        (338,524)             --
-------------   ------------    ------------    ------------    ------------    ------------
  (14,016,436)    (4,601,967)      2,608,348       1,021,815       1,403,459      (1,613,358)
-------------   ------------    ------------    ------------    ------------    ------------
  (14,392,040)    (4,940,124)      2,767,291       1,439,097       1,503,477      (1,619,626)
=============   ============    ============    ============    ============    ============

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                             SMALL CAP FUND
                                                                ---------------------------------------
                                                                      FOR THE              FOR THE
                                                                    YEAR ENDED           YEAR ENDED
                                                                SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                ------------------   ------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES:
   Proceeds from shares issued ..............................      $  1,563,815         $  1,710,491
   Proceeds from shares issued in conversion ................         8,076,416                   --
   Dividends reinvested .....................................           170,057               24,657
   Value of shares redeemed .................................        (1,718,429)            (578,781)
                                                                   ------------         ------------
Change in net assets from Class A Share transactions ........         8,091,859            1,156,367
CLASS B SHARES:
   Proceeds from shares issued ..............................           315,041              127,135
   Proceeds from shares issued in conversion ................         4,879,881                   --
   Dividends reinvested .....................................            48,317                5,587
   Value of shares redeemed .................................        (1,226,132)             (35,184)
                                                                   ------------         ------------
Change in net assets from Class B Share transactions ........         4,017,107               97,538
CLASS C SHARES:
   Proceeds from shares issued ..............................             2,569                4,000
   Proceeds from shares issued in conversion ................            19,229                   --
   Dividends reinvested .....................................               622                   72
   Value of shares redeemed .................................            (6,076)              (1,606)
                                                                   ------------         ------------
Change in net assets from Class C Share transactions ........            16,344                2,466

INSTITUTIONAL SHARES:
   Proceeds from shares issued ..............................        32,824,936           12,467,749
   Proceeds from shares issued in conversion ................        40,922,638                   --
   Dividends reinvested .....................................         3,865,352            1,559,698
   Value of shares redeemed .................................       (18,615,915)         (29,041,093)
   Redemption In-Kind .......................................        (4,000,000)                  --
                                                                   ------------         ------------
Change in net assets from Institutional Share transactions ..        54,997,011          (15,013,646)
                                                                   ------------         ------------
Change in net assets from capital transactions ..............      $ 67,122,321         $(13,757,275)
                                                                   ============         ============
SHARE TRANSACTIONS:
CLASS A SHARES:
   Issued ...................................................           102,573              108,999
   Issued in conversion .....................................           519,217                   --
   Reinvested ...............................................            11,590                1,663
   Redeemed .................................................          (112,183)             (37,585)
                                                                   ------------         ------------
Change in Class A Shares ....................................           521,197               73,077
CLASS B SHARES:
   Issued ...................................................            20,791                8,300
   Issued in conversion .....................................           320,692                   --
   Reinvested ...............................................             3,358                  382
   Redeemed .................................................           (83,084)              (2,282)
                                                                   ------------         ------------
Change in Class B Shares ....................................           261,757                6,400
CLASS C SHARES:
   Issued ...................................................               176                  265
   Issued in conversion .....................................             1,265                   --
   Reinvested ...............................................                43                    5
   Redeemed .................................................              (409)                (105)
                                                                   ------------         ------------
Change in Class C Shares ....................................             1,075                  165

INSTITUTIONAL SHARES:
   Issued ...................................................         2,167,101              802,471
   Issued in conversion .....................................         2,617,536                   --
   Reinvested ...............................................           262,650              105,249
   Redeemed .................................................        (1,227,142)          (1,887,106)
   Redemption In-Kind .......................................          (243,605)                  --
                                                                   ------------         ------------
Change in Institutional Shares ..............................         3,576,540             (979,386)
                                                                   ------------         ------------
Change in Shares ............................................         4,360,569             (899,744)
                                                                   ============         ============

               See accompanying notes to the financial statements.

       INTERNATIONAL EQUITY FUND             SPECIAL OPPORTUNITIES EQUITY FUND                 EQUITY INCOME FUND
---------------------------------------   ---------------------------------------   ---------------------------------------
      FOR THE              FOR THE              FOR THE              FOR THE              FOR THE              FOR THE
    YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
------------------   ------------------   ------------------   ------------------   ------------------   ------------------


   $  1,793,701         $  2,478,283         $ 15,547,406         $ 50,533,764         $21,290,688          $33,326,261
             --                   --                   --                   --                  --                   --
         47,633               28,796            3,800,006              314,726           2,115,087              589,988
     (1,828,946)            (837,193)         (17,598,570)         (12,154,765)         (9,336,457)          (1,849,819)
   ------------         ------------         ------------         ------------         -----------          -----------
         12,388            1,669,886            1,748,842           38,693,725          14,069,318           32,066,430

        372,771              142,997            2,567,933            7,432,082           3,887,798            3,572,969
             --                   --                   --                   --                  --                   --
         19,183               16,175            1,097,183              132,617             265,635               62,723
       (850,793)            (640,348)          (3,722,250)          (1,625,829)           (955,321)            (119,544)
   ------------         ------------         ------------         ------------         -----------          -----------
       (458,839)            (481,176)             (57,134)           5,938,870           3,198,112            3,516,148

        170,185               88,381            5,924,611           14,020,481           5,773,799            6,467,982
             --                   --                   --                   --                  --                   --
          1,343                  235            1,572,304              171,895             415,183              100,048
        (90,384)                (852)          (5,037,947)          (3,171,753)         (1,775,128)            (304,640)
   ------------         ------------         ------------         ------------         -----------          -----------
         81,144               87,764            2,458,968           11,020,623           4,413,854            6,263,390


     55,147,602           24,998,978            9,101,491           15,525,894           3,565,186            5,868,423
             --                   --                   --                   --                  --                   --
      2,544,478            2,083,059            2,382,335              339,818           1,338,621              688,209
    (67,705,276)         (70,487,002)          (8,820,554)          (3,215,628)         (3,552,093)          (1,005,833)
             --                   --                   --                   --                  --                   --
   ------------         ------------         ------------         ------------         -----------          -----------
    (10,013,196)         (43,404,965)           2,663,272           12,650,084           1,351,714            5,550,799
   ------------         ------------         ------------         ------------         -----------          -----------
   $(10,378,503)        $(42,128,491)        $  6,813,948         $ 68,303,302         $23,032,998          $47,396,767
   ============         ============         ============         ============         ===========          ===========


        172,056              267,274            1,018,572            3,430,628           1,686,364            2,869,638
             --                   --                   --                   --                  --                   --
          4,418                3,230              257,977               21,932             169,418               50,231
       (181,464)             (93,010)          (1,151,094)            (804,158)           (736,138)            (156,448)
   ------------         ------------         ------------         ------------         -----------          -----------
         (4,990)             177,494              125,455            2,648,402           1,119,644            2,763,421

         37,241               16,667              172,046              512,930             309,059              307,803
             --                   --                   --                   --                  --                   --
          1,888                1,917               76,035                9,352              21,327                5,368
        (85,845)             (74,499)            (249,906)            (109,982)            (75,605)             (10,194)
   ------------         ------------         ------------         ------------         -----------          -----------
        (46,716)             (55,915)              (1,825)             412,300             254,781              302,977

         16,883                9,933              397,055              975,534             458,843              561,000
             --                   --                   --                   --                  --                   --
            131                   27              108,885               12,122              33,388                8,567
         (9,159)                (101)            (336,921)            (212,218)           (141,240)             (25,759)
   ------------         ------------         ------------         ------------         -----------          -----------
          7,855                9,859              169,019              775,438             350,991              543,808


      5,126,219            2,743,691              588,662            1,037,730             278,895              509,983
             --                   --                   --                   --                  --                   --
        232,202              231,260              160,751               23,598             107,088               59,891
     (6,367,133)          (7,688,123)            (577,140)            (210,210)           (280,919)             (83,473)
             --                   --                   --                   --                  --                   --
   ------------         ------------         ------------         ------------         -----------          -----------
     (1,008,712)          (4,713,172)             172,273              851,118             105,064              486,401
   ------------         ------------         ------------         ------------         -----------          -----------
     (1,052,563)          (4,581,734)             464,922            4,687,258           1,830,480            4,096,607
   ============         ============         ============         ============         ===========          ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                       SHORT U.S. GOVERNMENT FUND
                                                                ---------------------------------------
                                                                FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                ------------------   ------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES:
   Proceeds from shares issued ..............................     $   1,127,528         $  1,521,231
   Dividends reinvested .....................................           166,865              200,254
   Value of shares redeemed .................................        (3,017,691)          (2,023,644)
                                                                  -------------         ------------
Change in net assets from Class A Share transactions ........        (1,723,298)            (302,159)
CLASS B SHARES:
   Proceeds from shares issued ..............................                --                   --
   Dividends reinvested .....................................                --                   --
   Value of shares redeemed .................................                --                   --
                                                                  -------------         ------------
Change in net assets from Class B share transactions ........                --                   --
CLASS C SHARES:
   Proceeds from shares issued ..............................                --                   --
   Dividends reinvested .....................................                --                   --
   Value of shares redeemed .................................                --                   --
                                                                  -------------         ------------
Change in net assets from Class C share transactions ........                --                   --

INSTITUTIONAL SHARES:
   Proceeds from shares issued ..............................        11,753,484           45,135,970
   Dividends reinvested .....................................         2,059,779            2,187,510
   Value of shares redeemed .................................      (102,568,330)         (83,575,378)
   Redemption In-Kind .......................................                --                   --
                                                                  -------------         ------------
Change in net assets from Institutional Share transactions ..       (88,755,067)         (36,251,898)
                                                                  -------------         ------------
Change in net assets from capital transactions ..............     $ (90,478,365)        $(36,554,057)
                                                                  =============         ============
SHARE TRANSACTIONS:
CLASS A SHARES:
   Issued ...................................................           119,357              158,795
   Reinvested ...............................................            17,694               20,875
   Redeemed .................................................          (319,852)            (211,022)
                                                                  -------------         ------------
Change in Class A Shares ....................................          (182,801)             (31,352)
CLASS B SHARES:
   Issued ...................................................                --                   --
   Reinvested ...............................................                --                   --
   Redeemed .................................................                --                   --
                                                                  -------------         ------------
Change in Class B Shares ....................................                --                   --
CLASS C SHARES:
   Issued ...................................................                --                   --
   Reinvested ...............................................                --                   --
   Redeemed .................................................                --                   --
                                                                  -------------         ------------
Change in Class C Shares ....................................                --                   --

INSTITUTIONAL SHARES:
   Issued ...................................................         1,244,012            4,698,111
   Reinvested ...............................................           218,187              227,789
   Redeemed .................................................       (10,850,633)          (8,711,294)
   Redemption In-Kind .......................................                --                   --
                                                                  -------------         ------------
Change in Institutional Shares ..............................        (9,388,434)          (3,785,394)
                                                                  -------------         ------------
Change in Shares ............................................        (9,571,235)          (3,816,746)
                                                                  =============         ============

               See accompanying notes to the financial statements.

   INTERMEDIATE U.S. GOVERNMENT FUND               TOTAL RETURN BOND FUND             KENTUCKY INTERMEDIATE TAX-FREE FUND
---------------------------------------   ---------------------------------------   ---------------------------------------
FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
------------------   ------------------   ------------------   ------------------   ------------------   ------------------


  $   3,393,825        $   7,912,637        $   1,566,777         $  3,553,124         $   470,225          $   880,498
        412,369              511,872              281,750              236,789              68,849               68,804
     (7,612,519)          (6,364,645)          (2,569,535)          (1,171,666)           (398,856)          (1,085,960)
  -------------        -------------        -------------         ------------         -----------          -----------
     (3,806,325)           2,059,864             (721,008)           2,618,247             140,218             (136,658)

        403,411              309,161              516,135              590,741                  --                   --
        151,333              204,831              200,161              232,014                  --                   --
     (2,171,972)          (1,534,282)          (1,878,269)          (1,092,541)                 --                   --
  -------------        -------------        -------------         ------------         -----------          -----------
     (1,617,228)          (1,020,290)          (1,161,973)            (269,786)                 --                   --

         20,199               92,895               30,094               16,713                  --                   --
          5,918               13,100                6,267                8,371                  --                   --
        (87,702)            (428,764)            (133,111)             (57,214)                 --                   --
  -------------        -------------        -------------         ------------         -----------          -----------
        (61,585)            (322,769)             (96,750)             (32,130)                 --                   --


     33,817,098          161,477,331          212,135,973          239,507,286           1,710,390            7,483,716
     11,550,412           13,752,797           10,881,639            7,254,855                 694                1,275
   (323,713,750)        (158,332,454)        (117,974,744)         (48,556,956)         (6,166,394)          (5,130,596)
             --                   --         (192,588,337)                  --                  --                   --
  -------------        -------------        -------------         ------------         -----------          -----------
   (278,346,240)          16,897,674          (87,545,469)         198,205,185          (4,455,310)           2,354,395
  -------------        -------------        -------------         ------------         -----------          -----------
  $(283,831,378)       $  17,614,479        $ (89,525,200)        $200,521,516         $(4,315,092)         $ 2,217,737
  =============        =============        =============         ============         ===========          ===========


        344,880              783,801              155,247              341,242              47,360               86,656
         42,011               50,474               27,949               22,635               6,892                6,786
       (773,802)            (629,447)            (253,889)            (112,317)            (39,896)            (106,990)
  -------------        -------------        -------------         ------------         -----------          -----------
       (386,911)             204,828              (70,693)             251,560              14,356              (13,548)

         41,199               30,638               51,008               56,591                  --                   --
         15,461               20,267               19,832               22,148                  --                   --
       (222,404)            (151,847)            (187,185)            (104,808)                 --                   --
  -------------        -------------        -------------         ------------         -----------          -----------
       (165,744)            (100,942)            (116,345)             (26,069)                 --                   --

          1,788                9,176                2,989                1,598                  --                   --
            604                1,296                  620                  800                  --                   --
         (8,890)             (42,455)             (13,311)              (5,488)                 --                   --
  -------------        -------------        -------------         ------------         -----------          -----------
         (6,498)             (31,983)              (9,702)              (3,090)                 --                   --


      3,429,697           15,900,619           21,073,955           22,968,831             172,234              739,641
      1,174,507            1,355,399            1,079,488              693,599                  70                  126
    (32,878,165)         (15,658,921)         (11,710,373)          (4,652,378)           (617,147)            (506,921)
             --                   --          (18,936,906)                  --                  --                   --
  -------------        -------------        -------------         ------------         -----------          -----------
    (28,273,961)           1,597,097           (8,493,836)          19,010,052            (444,843)             232,846
  -------------        -------------        -------------         ------------         -----------          -----------
    (28,833,114)           1,669,000           (8,690,576)          19,232,453            (430,487)             219,298
  =============        =============        =============         ============         ===========          ===========

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                         MARYLAND INTERMEDIATE
                                                                             TAX-FREE FUND
                                                                ---------------------------------------
                                                                      FOR THE              FOR THE
                                                                    YEAR ENDED           YEAR ENDED
                                                                SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                ------------------   ------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES:
   Proceeds from shares issued ..............................      $   521,102          $ 1,131,881
   Dividends reinvested .....................................           36,314               19,961
   Value of shares redeemed .................................         (221,862)            (196,969)
                                                                   -----------          -----------
Change in net assets from Class A Share transactions ........          335,554              954,873
INSTITUTIONAL SHARES:
   Proceeds from shares issued ..............................        2,217,996            3,481,070
   Dividends reinvested .....................................               --                   28
   Value of shares redeemed .................................       (4,353,530)          (2,383,358)
                                                                   -----------          -----------
Change in net assets from Institutional Share transactions ..       (2,135,534)           1,097,740
                                                                   -----------          -----------
Change in net assets from capital transactions ..............      $(1,799,980)         $ 2,052,613
                                                                   ===========          ===========
SHARE TRANSACTIONS:
CLASS A SHARES:
   Issued ...................................................           52,437              112,251
   Reinvested ...............................................            3,642                1,978
   Redeemed .................................................          (22,268)             (19,446)
                                                                   -----------          -----------
Change in Class A Shares ....................................           33,811               94,783
INSTITUTIONAL SHARES:
   Issued ...................................................          222,409              344,202
   Reinvested ...............................................               --                    3
   Redeemed .................................................         (437,179)            (235,979)
                                                                   -----------          -----------
Change in Institutional Shares ..............................         (214,770)             108,226
                                                                   -----------          -----------
Change in Shares ............................................         (180,959)             203,009
                                                                   ===========          ===========

               See accompanying notes to the financial statements.

      NORTH CAROLINA INTERMEDIATE               SOUTH CAROLINA INTERMEDIATE                  VIRGINIA INTERMEDIATE
             TAX-FREE FUND                             TAX-FREE FUND                             TAX-FREE FUND
---------------------------------------   ---------------------------------------   ---------------------------------------
      FOR THE              FOR THE              FOR THE              FOR THE              FOR THE              FOR THE
    YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
------------------   ------------------   ------------------   ------------------   ------------------   ------------------


   $  4,652,606         $  7,701,435         $   328,384          $   567,315          $  1,838,786         $  3,405,742
        705,765              639,663             183,085              139,596               250,054              217,712
     (7,591,504)          (8,948,526)           (505,780)            (690,630)           (3,235,407)          (3,208,442)
   ------------         ------------         -----------          -----------          ------------         ------------
     (2,233,133)            (607,428)              5,689               16,281            (1,146,567)             415,012

     22,919,184           31,065,370           3,332,757            2,267,601            14,726,302           16,254,714
         49,122               27,118               1,063                   --                80,896               59,445
    (27,815,851)         (32,601,828)         (4,084,936)          (2,863,089)          (16,158,693)         (16,122,671)
   ------------         ------------         -----------          -----------          ------------         ------------
     (4,847,545)          (1,509,340)           (751,116)            (595,488)           (1,351,495)             191,488
   ------------         ------------         -----------          -----------          ------------         ------------
   $ (7,080,678)        $ (2,116,768)        $  (745,427)         $  (579,207)         $ (2,498,062)        $    606,500
   ============         ============         ===========          ===========          ============         ============


        452,100              729,383              31,839               53,567               161,944              292,826
         68,638               60,575              17,805               13,084                22,108               18,732
       (740,681)            (851,796)            (49,587)             (64,210)             (285,422)            (275,812)
   ------------         ------------         -----------          -----------          ------------         ------------
       (219,943)             (61,838)                 57                2,441              (101,370)              35,746

      2,225,950            2,948,573             325,968              214,639             1,306,843            1,400,680
          4,779                2,576                 105                   --                 7,154                5,117
     (2,703,831)          (3,087,873)           (399,095)            (270,854)           (1,432,134)          (1,386,069)
   ------------         ------------         -----------          -----------          ------------         ------------
       (473,102)            (136,724)            (73,022)             (56,215)             (118,137)              19,728
   ------------         ------------         -----------          -----------          ------------         ------------
       (693,045)            (198,562)            (72,965)             (53,774)             (219,507)              55,474
   ============         ============         ===========          ===========          ============         ============

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                         WEST VIRGINIA INTERMEDIATE
                                                                               TAX-FREE FUND
                                                                  ---------------------------------------
                                                                       FOR THE               FOR THE
                                                                      YEAR ENDED           YEAR ENDED
                                                                  SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                  ------------------   ------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES:
   Proceeds from shares issued ................................      $  3,071,322         $  4,029,274
   Dividends reinvested .......................................           461,980              382,174
   Value of shares redeemed ...................................        (1,595,339)          (1,048,404)
                                                                     ------------         ------------
Change in net assets from Class A Share transactions ..........         1,937,963            3,363,044
CLASS B SHARES:
   Proceeds from shares issued ................................                --                   --
   Dividends reinvested .......................................                --                   --
   Value of shares redeemed ...................................                --                   --
                                                                     ------------         ------------
Change in net assets from Class B Share transactions ..........                --                   --
CLASS C SHARES:
   Proceeds from shares issued ................................                --                   --
   Dividends reinvested .......................................                --                   --
   Value of shares redeemed ...................................                --                   --
                                                                     ------------         ------------
Change in net assets from Class C Share transactions ..........                --                   --
INSTITUTIONAL SHARES:
   Proceeds from shares issued ................................         9,179,142            7,786,086
   Dividends reinvested .......................................             6,188                1,049
   Value of shares redeemed ...................................       (13,543,394)         (14,269,027)
                                                                     ------------         ------------
Change in net assets from Institutional Share transactions ....        (4,358,064)          (6,481,892)
                                                                     ------------         ------------
Change in net assets from capital transactions ................      $ (2,420,101)        $ (3,118,848)
                                                                     ============         ============
SHARE TRANSACTIONS:
CLASS A SHARES:
   Issued .....................................................           315,965              405,774
   Reinvested .................................................            47,574               38,436
   Redeemed ...................................................          (164,690)            (105,279)
                                                                     ------------         ------------
Change in Class A Shares ......................................           198,849              338,931
CLASS B SHARES:
   Issued .....................................................                --                   --
   Reinvested .................................................                --                   --
   Redeemed ...................................................                --                   --
                                                                     ------------         ------------
Change in Class B Shares ......................................                --                   --
CLASS C SHARES:
   Issued .....................................................                --                   --
   Reinvested .................................................                --                   --
   Redeemed ...................................................                --                   --
                                                                     ------------         ------------
Change in Class C Shares ......................................                --                   --
INSTITUTIONAL SHARES:
   Issued .....................................................           944,140              783,915
   Reinvested .................................................               637                  105
   Redeemed ...................................................        (1,394,252)          (1,436,248)
                                                                     ------------         ------------
Change in Institutional Shares ................................          (449,475)            (652,228)
                                                                     ------------         ------------
Change in Shares ..............................................          (250,626)            (313,297)
                                                                     ============         ============

----------
(a)  Period from commencement of operations.

               See accompanying notes to the financial statements.

              PRIME MONEY                           U.S. TREASURY MONEY             NATIONAL TAX-FREE MONEY
              MARKET FUND                               MARKET FUND                       MARKET FUND
---------------------------------------   ---------------------------------------        FOR THE PERIOD
      FOR THE              FOR THE              FOR THE              FOR THE             AUGUST 1, 2006
    YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED                THROUGH
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005    SEPTEMBER 30, 2006 (a)
------------------   ------------------   ------------------   ------------------   -----------------------


  $   877,547,136      $   653,088,826      $   209,931,673      $   122,382,575          $      1,000
       21,227,737            9,671,407            4,583,261            2,116,647                     5
     (755,729,498)        (595,695,608)        (160,875,549)        (132,739,325)                   --
  ---------------      ---------------      ---------------      ---------------          ------------
      143,045,375           67,064,625           53,639,385           (8,240,103)                1,005

        1,712,243              461,617              200,191              313,580                 1,000
           54,133               26,539               15,977                7,886                     4
       (1,300,846)            (977,892)            (642,930)            (401,098)                   --
  ---------------      ---------------      ---------------      ---------------          ------------
          465,530             (489,736)            (426,762)             (79,632)                1,004

          598,347               93,694               49,093               32,427                 1,000
           14,032                4,767                  923                  111                     4
         (545,083)            (225,799)             (32,524)                  --                    --
  ---------------      ---------------      ---------------      ---------------          ------------
           67,296             (127,338)              17,492               32,538                 1,004

    1,603,996,022        1,062,641,967          992,710,421          850,340,038           126,414,787
        3,220,388            1,490,626            6,433,545            3,639,835                     5
   (1,386,537,416)      (1,083,040,861)      (1,110,395,351)      (1,187,406,453)          (30,657,300)
  ---------------      ---------------      ---------------      ---------------          ------------
      220,678,994          (18,908,268)        (111,251,385)        (333,426,580)           95,757,492
  ---------------      ---------------      ---------------      ---------------          ------------
  $   364,257,195      $    47,539,283      $   (58,021,270)     $  (341,713,777)         $ 95,760,505
  ===============      ===============      ===============      ===============          ============

      877,547,136          653,088,826          209,931,673          122,382,575                 1,000
       21,227,737            9,671,407            4,583,261            2,116,647                     5
     (755,729,498)        (595,695,608)        (160,875,549)        (132,739,325)                   --
  ---------------      ---------------      ---------------      ---------------          ------------
      143,045,375           67,064,625           53,639,385           (8,240,103)                1,005

        1,712,243              461,617              200,191              313,580                 1,000
           54,133               26,539               15,977                7,886                     4
       (1,300,846)            (977,892)            (642,930)            (401,098)                   --
  ---------------      ---------------      ---------------      ---------------          ------------
          465,530             (489,736)            (426,762)             (79,632)                1,004

          598,347               93,694               49,093               32,427                 1,000
           14,032                4,767                  923                  111                     4
         (545,083)            (225,799)             (32,524)                  --                    --
  ---------------      ---------------      ---------------      ---------------          ------------
           67,296             (127,338)              17,492               32,538                 1,004

    1,603,996,022        1,062,641,967          992,710,421          850,340,038           126,414,787
        3,220,388            1,490,626            6,433,545            3,639,835                     5
   (1,386,537,416)      (1,083,040,861)      (1,110,395,351)      (1,187,406,453)          (30,657,300)
  ---------------      ---------------      ---------------      ---------------          ------------
      220,678,994          (18,908,268)        (111,251,385)        (333,426,580)           95,757,492
  ---------------      ---------------      ---------------      ---------------          ------------
      364,257,195           47,539,283          (58,021,270)        (341,713,777)           95,760,505
  ===============      ===============      ===============      ===============          ============

               See accompanying notes to the financial statements.

BB&T Funds
STATEMENTS OF CHANGES IN NET ASSETS, CONTINUED

                                                                        CAPITAL MANAGER CONSERVATIVE
                                                                                GROWTH FUND
                                                                  ---------------------------------------
                                                                        FOR THE              FOR THE
                                                                      YEAR ENDED           YEAR ENDED
                                                                  SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
                                                                  ------------------   ------------------
CAPITAL TRANSACTIONS:
CLASS A SHARES:
   Proceeds from shares issued ................................      $  2,894,718         $ 4,545,111
   Dividends reinvested .......................................           299,243             174,477
   Value of shares redeemed ...................................        (2,683,350)         (1,604,470)
                                                                     ------------         -----------
Change in net assets from Class A Share transactions ..........           510,611           3,115,118
CLASS B SHARES:
   Proceeds from shares issued ................................           889,140             837,278
   Dividends reinvested .......................................           127,595              83,612
   Value of shares redeemed ...................................        (1,145,079)         (1,025,899)
                                                                     ------------         -----------
Change in net assets from Class B Share transactions ..........          (128,344)           (105,009)
CLASS C SHARES:
   Proceeds from shares issued ................................             1,495               4,097
   Dividends reinvested .......................................             3,332               2,873
   Value of shares redeemed ...................................           (36,001)            (40,020)
                                                                     ------------         -----------
Change in net assets from Class C Share transactions ..........           (31,174)            (33,050)
INSTITUTIONAL SHARES:
   Proceeds from shares issued ................................         5,104,480           7,174,505
   Dividends reinvested .......................................         2,277,160           2,031,356
   Value of shares redeemed ...................................        (8,511,559)         (8,698,693)
   Redemption-In-Kind .........................................       (24,907,733)                 --
                                                                     ------------         -----------
Change in net assets from Institutional Share transactions ....       (26,037,652)            507,168
                                                                     ------------         -----------
Change in net assets from capital transactions ................      $(25,686,559)        $ 3,484,227
                                                                     ============         ===========
SHARE TRANSACTIONS:
CLASS A SHARES:
   Issued .....................................................           296,643             471,031
   Reinvested .................................................            30,431              18,128
   Redeemed ...................................................          (273,031)           (166,711)
                                                                     ------------         -----------
Change in Class A Shares ......................................            54,043             322,448
CLASS B SHARES:
   Issued .....................................................            90,828              87,018
   Reinvested .................................................            12,972               8,692
   Redeemed ...................................................          (116,632)           (106,529)
                                                                     ------------         -----------
Change in Class B Shares ......................................           (12,832)            (10,819)
CLASS C SHARES:
   Issued .....................................................               152                 425
   Reinvested .................................................               340                 300
   Redeemed ...................................................            (3,693)             (4,189)
                                                                     ------------         -----------
Change in Class C Shares ......................................            (3,201)             (3,464)
INSTITUTIONAL SHARES:
   Issued .....................................................           513,254             738,450
   Reinvested .................................................           230,153             209,918
   Redeemed ...................................................          (861,524)           (898,329)
   Redemption-In-Kind .........................................        (2,498,268)                 --
                                                                     ------------         -----------
Change in Institutional Shares ................................        (2,616,385)             50,039
                                                                     ------------         -----------
Change in Shares ..............................................        (2,578,375)            358,204
                                                                     ============         ===========

----------
(a)  Period from commencement of operations.

               See accompanying notes to the financial statements.

        CAPITAL MANAGER MODERATE                      CAPITAL MANAGER                           CAPITAL MANAGER
              GROWTH FUND                               GROWTH FUND                               EQUITY FUND
---------------------------------------   ---------------------------------------   ---------------------------------------
     FOR THE               FOR THE              FOR THE              FOR THE              FOR THE              FOR THE
    YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005   SEPTEMBER 30, 2006   SEPTEMBER 30, 2005
------------------   ------------------   ------------------   ------------------   ------------------   ------------------


   $  8,370,745         $10,050,273          $  7,362,741         $ 6,209,050          $  2,384,353         $ 2,993,886
        799,802             432,713               429,052             174,631               210,775              29,192
     (5,935,951)         (3,962,369)           (3,318,572)         (2,661,745)           (1,401,220)         (1,002,205)
   ------------         -----------          ------------         -----------          ------------         -----------
      3,234,596           6,520,617             4,473,221           3,721,936             1,193,908           2,020,873
      3,181,245           4,133,083             3,406,232           4,047,594             1,133,885           1,701,167
        401,790             179,010               264,038              65,614               211,435               6,959
     (4,769,211)         (3,138,147)           (2,440,432)         (2,300,772)           (1,260,549)           (773,587)
   ------------         -----------          ------------         -----------          ------------         -----------
     (1,186,176)          1,173,946             1,229,838           1,812,436                84,771             934,539
         24,138              46,923                22,379               4,603                 5,438                 301
          2,447               1,384                   879                 137                   509                   1
        (14,889)           (118,189)               (1,305)            (36,901)              (15,439)            (74,313)
   ------------         -----------          ------------         -----------          ------------         -----------
         11,696             (69,882)               21,953             (32,161)               (9,492)            (74,011)
      7,818,183           8,257,339             7,034,663           7,167,157             6,871,867           4,088,655
      1,126,897             799,904               830,721             505,600               925,609             198,724
     (3,589,079)         (2,815,243)           (2,757,951)         (2,241,429)           (1,950,722)         (2,624,499)
    (24,751,203)                 --           (24,289,586)                 --           (17,939,344)                 --
   ------------         -----------          ------------         -----------          ------------         -----------
    (19,395,202)          6,242,000           (19,182,153)          5,431,328           (12,092,590)          1,662,880
   ------------         -----------          ------------         -----------          ------------         -----------
   $(17,335,086)        $13,866,681          $(13,457,141)        $10,933,539          $(10,823,403)        $ 4,544,281
   ============         ===========          ============         ===========          ============         ===========
        839,102           1,053,979               739,695             666,388               211,575             286,202
         79,930              45,275                43,090              18,603                18,983               2,805
       (594,781)           (415,364)             (332,216)           (286,259)             (124,422)            (95,524)
   ------------         -----------          ------------         -----------          ------------         -----------
        324,251             683,890               450,569             398,732               106,136             193,483
        324,054             441,141               347,785             442,110               103,854             169,091
         40,900              18,957                27,107               7,100                19,679                 680
       (487,690)           (335,050)             (249,120)           (252,552)             (115,637)            (76,268)
   ------------         -----------          ------------         -----------          ------------         -----------
       (122,736)            125,048               125,772             196,658                 7,896              93,503
          2,457               4,988                 2,312                 499                   504                  30
            248                 146                    90                  14                    48                  --
   ------------         -----------          ------------         -----------          ------------         -----------
         (1,507)            (12,517)                 (134)             (4,068)               (1,388)             (7,356)
          1,198              (7,383)                2,268              (3,555)                 (836)             (7,326)
        775,206             862,088               703,458             768,886               603,581             389,867
        112,593              83,518                83,724              53,932                82,964              18,948
       (357,251)           (293,469)             (278,118)           (239,476)             (175,325)           (250,678)
     (2,436,142)                 --            (2,407,293)                 --            (1,579,166)                 --
   ------------         -----------          ------------         -----------          ------------         -----------
     (1,905,594)            652,137            (1,898,229)            583,342            (1,067,946)            158,137
   ------------         -----------          ------------         -----------          ------------         -----------
     (1,702,881)          1,453,692            (1,319,620)          1,175,177              (954,750)            437,797
   ============         ===========          ============         ===========          ============         ===========

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS A SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                 INVESTMENT ACTIVITIES
                                                         ------------------------------------
                                                                          NET
                                                                       REALIZED/
                                                                      UNREALIZED                            DIVIDENDS
                                                                         GAINS                 -----------------------------------
                                                                       (LOSSES)                            NET REALIZED
                                                 NET                      ON                                 GAINS ON
                                                ASSET        NET      INVESTMENTS                           INVESTMENTS
                                                VALUE,   INVESTMENT   AND FOREIGN  TOTAL FROM      NET      AND FOREIGN
                                              BEGINNING    INCOME      CURRENCY    INVESTMENT  INVESTMENT    CURRENCY      TOTAL
                                              OF PERIOD    (LOSS)    TRANSACTIONS  ACTIVITIES    INCOME    TRANSACTIONS  DIVIDENDS
                                              ---------  ----------  ------------  ----------  ----------  ------------  ---------
LARGE CAP FUND
   Year Ended September 30, 2006............   $19.47     0.30(b)        2.30         2.60       (0.30)       (1.44)      (1.74)
   Year Ended September 30, 2005............   $17.26     0.28           2.22         2.50       (0.29)          --       (0.29)
   Year Ended September 30, 2004............   $14.87     0.23           2.38         2.61       (0.22)          --       (0.22)
   Year Ended September 30, 2003............   $12.84     0.23           2.03         2.26       (0.23)          --       (0.23)
   Year Ended September 30, 2002............   $16.79     0.18          (3.47)       (3.29)      (0.18)       (0.48)      (0.66)
LARGE CAP GROWTH FUND
   Year Ended September 30, 2006............   $ 8.97     0.02(b)       (0.05)       (0.03)      (0.01)          --       (0.01)
   Year Ended September 30, 2005............   $ 8.22     0.02(b)        0.77         0.79       (0.04)          --       (0.04)
   Year Ended September 30, 2004............   $ 7.69    (0.01)          0.54         0.53          --           --          --
   Year Ended September 30, 2003............   $ 6.60    (0.02)          1.11         1.09          --           --          --
   Year Ended September 30, 2002............   $ 8.16    (0.06)         (1.50)       (1.56)         --           --          --
MID CAP VALUE FUND
   Year Ended September 30, 2006............   $13.35     0.03(b)        1.60         1.63       (0.04)       (1.45)      (1.49)
   Year Ended September 30, 2005............   $15.40     0.13(b)        3.04         3.17       (0.13)       (5.09)      (5.22)
   Year Ended September 30, 2004............   $12.98     0.18(b)        2.42         2.60       (0.18)          --       (0.18)
   Year Ended September 30, 2003............   $10.93     0.16(b)        2.04         2.20       (0.15)          --       (0.15)
   Year Ended September 30, 2002............   $13.12     0.17(b)       (1.04)       (0.87)      (0.17)       (1.15)      (1.32)
MID CAP GROWTH FUND
   Year Ended September 30, 2006............   $13.90    (0.01)(b)         --(c)     (0.01)      (0.02)       (1.42)      (1.44)
   Year Ended September 30, 2005............   $10.95    (0.09)(b)       3.18         3.09          --        (0.14)      (0.14)
   Year Ended September 30, 2004............   $ 9.84    (0.08)          1.19         1.11          --           --          --
   Year Ended September 30, 2003............   $ 8.07    (0.09)          1.86         1.77          --           --          --
   Year Ended September 30, 2002............   $ 9.80    (0.08)         (1.02)       (1.10)         --        (0.63)      (0.63)
SMALL CAP FUND
   Year Ended September 30, 2006............   $16.38       --(b)(c)     1.06         1.06       (0.03)       (2.30)      (2.33)
   Year Ended September 30, 2005............   $14.21     0.11(b)        2.62         2.73       (0.14)       (0.42)      (0.56)
   Year Ended September 30, 2004............   $11.44       --(b)(c)     2.90         2.90       (0.01)       (0.12)      (0.13)
   May 19, 2003 to September 30, 2003 (a)...   $10.00     0.01(b)        1.43         1.44          --(c)        --          --(c)
INTERNATIONAL EQUITY FUND
   Year Ended September 30, 2006............   $ 9.58     0.14(b)        1.49         1.63       (0.15)          --       (0.15)
   Year Ended September 30, 2005............   $ 8.12     0.10(b)        1.47         1.57       (0.11)          --       (0.11)
   Year Ended September 30, 2004............   $ 6.88     0.07(b)        1.25         1.32       (0.08)          --       (0.08)
   Year Ended September 30, 2003............   $ 6.31     0.06(b)        0.54         0.60       (0.03)          --       (0.03)
   Year Ended September 30, 2002............   $ 7.43    (0.02)(b)      (1.10)       (1.12)         --           --          --
SPECIAL OPPORTUNITIES EQUITY FUND
   Year Ended September 30, 2006............   $15.57    (0.04)          1.69         1.65          --        (0.79)      (0.79)
   Year Ended September 30, 2005............   $13.08    (0.07)          2.68         2.61          --        (0.12)      (0.12)
   Year Ended September 30, 2004............   $10.53    (0.06)          2.69         2.63          --        (0.08)      (0.08)
   June 2, 2003 to September 30, 2003 (a)...   $10.00    (0.01)          0.54         0.53          --           --          --
EQUITY INCOME FUND
   Year Ended September 30, 2006............   $12.09     0.28           1.58         1.86       (0.32)       (0.27)      (0.59)
   Year Ended September 30, 2005............   $10.35     0.24           1.77         2.01       (0.25)       (0.02)      (0.27)
   June 30, 2004 to September 30, 2004 (a)..   $10.00     0.05(b)        0.34         0.39       (0.04)          --       (0.04)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d)  Not annualized for periods less than one year.

(e)  Annualized for periods less than one year.

               See accompanying notes to the financial statements.

                                                            RATIOS/SUPPLEMENTARY
                                                                    DATA
                              -------------------------------------------------------------------------------
                                                             RATIO OF NET
                                                              INVESTMENT
NET ASSET                     NET ASSETS,      RATIO OF         INCOME          RATIO OF
  VALUE,      TOTAL RETURN       END OF      NET EXPENSES      (LOSS) TO      EXPENSES TO
  END OF    (EXCLUDES SALES      PERIOD       TO AVERAGE      AVERAGE NET       AVERAGE          PORTFOLIO
  PERIOD      CHARGE) (d)        (000)      NET ASSETS (e)    ASSETS (e)    NET ASSETS* (e)   TURNOVER RATE**
---------   ---------------   -----------   --------------   ------------   ---------------   ---------------
  $20.33         14.29%         $48,656          1.14%           1.53%           1.43%             34.83%
  $19.47         14.60%         $39,756          1.14%           1.56%           1.48%             19.50%
  $17.26         17.61%         $31,783          1.20%           1.32%           1.56%             16.40%
  $14.87         17.73%         $25,397          1.17%           1.67%           1.55%             18.89%
  $12.84        (20.57)%        $22,222          1.23%           1.11%           1.62%             23.02%
  $ 8.93         (0.31)%        $ 9,446          1.13%           0.19%           1.43%            186.19%
  $ 8.97          9.62%         $ 9,116          1.14%           0.38%           1.49%             62.78%
  $ 8.22          6.89%         $ 8,784          1.22%          (0.33)%          1.58%            127.47%
  $ 7.69         16.52%         $ 7,042          1.18%          (0.35)%          1.57%             91.73%
  $ 6.60        (19.12)%        $ 6,240          1.28%          (0.57)%          1.67%            100.46%
  $13.49         13.18%         $13,393          1.13%           0.23%           1.18%             53.92%
  $13.35         20.82%         $12,361          1.15%           0.76%           1.25%            126.99%
  $15.40         20.10%         $ 9,423          1.23%           1.22%           1.35%             19.17%
  $12.98         20.31%         $ 6,841          1.20%           1.33%           1.35%             18.28%
  $10.93         (8.24)%        $ 5,070          1.15%           1.29%           1.38%             18.20%
  $12.45         (0.49)%        $10,381          1.14%          (0.07)%          1.19%            140.90%
  $13.90         28.45%         $10,444          1.14%          (0.71)%          1.26%             92.74%
  $10.95         11.28%         $ 8,079          1.25%          (0.90)%          1.36%            138.61%
  $ 9.84         21.93%         $ 6,486          1.19%          (0.96)%          1.36%            125.97%
  $ 8.07        (12.54)%        $ 5,533          1.17%          (0.88)%          1.44%            117.06%
  $15.11          6.96%         $ 9,353          1.28%          (0.03)%          1.77%             43.25%
  $16.38         19.64%         $ 1,604          1.29%           0.69%           1.77%              8.39%
  $14.21         25.53%         $   353          1.48%          (0.03)%          1.91%             11.25%
  $11.44         14.43%         $   112          2.04%           0.35%           2.29%             48.84%
  $11.06         17.04%         $ 4,202          1.40%           1.37%           1.75%             36.22%
  $ 9.58         19.46%         $ 3,687          1.46%           1.15%           1.83%             44.96%
  $ 8.12         19.25%         $ 1,686          1.58%           0.91%           1.92%             50.68%
  $ 6.88          9.58%         $ 2,162          1.63%           0.95%           1.90%            199.78%
  $ 6.31        (15.07)%        $ 1,412          1.68%          (0.24)%          1.93%             95.86%
  $16.43         11.16%         $81,883          1.28%          (0.26)%          1.53%             58.01%
  $15.57         20.05%         $75,627          1.30%          (0.41)%          1.57%             30.38%
  $13.08         25.06%         $28,903          1.42%          (0.77)%          1.80%             32.06%
  $10.53          5.30%         $ 5,460          1.06%          (0.42)%          2.02%             13.24%
  $13.36         15.79%         $60,059          1.20%           2.28%           1.45%             45.38%
  $12.09         19.55%         $40,825          1.10%           2.57%           1.57%             39.65%
  $10.35          3.89%         $ 6,342          1.54%           1.79%           2.14%              1.65%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS A SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                             INVESTMENT ACTIVITIES
                                                      -----------------------------------
                                                                      NET
                                                                   REALIZED/                            DIVIDENDS
                                           NET ASSET      NET      UNREALIZED              -----------------------------------
                                             VALUE,   INVESTMENT     GAINS     TOTAL FROM     NET      NET REALIZED
                                           BEGINNING    INCOME    (LOSSES) ON  INVESTMENT  INVESTMENT    GAINS ON      TOTAL
                                           OF PERIOD    (LOSS)    INVESTMENTS  ACTIVITIES    INCOME     INVESTMENTS  DIVIDENDS
                                           ---------  ----------  -----------  ----------  ----------  ------------  ---------
SHORT U.S. GOVERNMENT FUND
   Year Ended September 30, 2006 ........    $ 9.50     0.28(b)      0.01(i)      0.29       (0.31)           --       (0.31)
   Year Ended September 30, 2005 ........    $ 9.70     0.23        (0.14)        0.09       (0.29)           --       (0.29)
   Year Ended September 30, 2004 ........    $ 9.89     0.17        (0.10)        0.07       (0.26)           --       (0.26)
   Year Ended September 30, 2003 ........    $10.08     0.27        (0.11)        0.16       (0.35)           --       (0.35)
   Year Ended September 30, 2002 ........    $10.04     0.43(c)      0.06(c)      0.49       (0.45)           --       (0.45)
INTERMEDIATE U.S. GOVERNMENT FUND
   Year Ended September 30, 2006 ........    $10.01     0.41(b)     (0.11)        0.30       (0.42)           --       (0.42)
   Year Ended September 30, 2005 ........    $10.24     0.35(b)     (0.15)        0.20       (0.38)        (0.05)      (0.43)
   Year Ended September 30, 2004 ........    $10.57     0.32        (0.19)        0.13       (0.33)        (0.13)      (0.46)
   Year Ended September 30, 2003 ........    $10.77     0.35        (0.07)        0.28       (0.39)        (0.09)      (0.48)
   Year Ended September 30, 2002 ........    $10.38     0.47(d)      0.42(d)      0.89       (0.50)           --       (0.50)
TOTAL RETURN BOND FUND
   Year Ended September 30, 2006 ........    $10.31     0.42(b)     (0.12)        0.30       (0.44)        (0.05)      (0.49)
   Year Ended September 30, 2005 ........    $10.59     0.38(b)     (0.19)        0.19       (0.44)        (0.03)      (0.47)
   Year Ended September 30, 2004 ........    $10.72     0.41        (0.08)        0.33       (0.46)           --       (0.46)
   Year Ended September 30, 2003 ........    $10.33     0.47         0.41         0.88       (0.49)           --       (0.49)
   Year Ended September 30, 2002 ........    $10.56     0.53(e)     (0.04)(e)     0.49       (0.55)        (0.17)      (0.72)
KENTUCKY INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.06     0.30         0.06         0.36       (0.30)           --       (0.30)
   Year Ended September 30, 2005 ........    $10.22     0.27(b)     (0.16)        0.11       (0.27)           --       (0.27)
   Year Ended September 30, 2004 ........    $10.23     0.27(b)     (0.01)        0.26       (0.27)           --       (0.27)
   February 24, 2003 to September 30,
      2003 (a) ..........................    $10.00     0.15(b)      0.35         0.50       (0.27)           --       (0.27)
MARYLAND INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.02     0.29         0.10         0.39       (0.29)           --       (0.29)
   Year Ended September 30, 2005 ........    $10.15     0.26(b)     (0.13)        0.13       (0.26)           --       (0.26)
   Year Ended September 30, 2004 ........    $10.15     0.24           --(f)      0.24       (0.24)           --       (0.24)
   February 24, 2003 to September 30,
      2003 (a) ..........................    $10.00     0.18         0.15         0.33       (0.18)           --       (0.18)
NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.46     0.36           --(f)      0.36       (0.35)        (0.09)      (0.44)
   Year Ended September 30, 2005 ........    $10.67     0.35        (0.19)        0.16       (0.35)        (0.02)      (0.37)
   Year Ended September 30, 2004 ........    $10.81     0.32        (0.10)        0.22       (0.32)        (0.04)      (0.36)
   Year Ended September 30, 2003 ........    $10.86     0.33        (0.01)        0.32       (0.33)        (0.04)      (0.37)
   Year Ended September 30, 2002 ........    $10.54     0.36         0.40         0.76       (0.36)        (0.08)      (0.44)
SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.54     0.34        (0.01)        0.33       (0.34)        (0.18)      (0.52)
   Year Ended September 30, 2005 ........    $10.81     0.34        (0.19)        0.15       (0.34)        (0.08)      (0.42)
   Year Ended September 30, 2004 ........    $10.88     0.34        (0.07)        0.27       (0.33)        (0.01)      (0.34)
   Year Ended September 30, 2003 ........    $10.87     0.34         0.01         0.35       (0.34)           --       (0.34)
   Year Ended September 30, 2002 ........    $10.46     0.37         0.41         0.78       (0.37)           --       (0.37)
VIRGINIA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $11.49     0.40        (0.05)        0.35       (0.39)        (0.06)      (0.45)
   Year Ended September 30, 2005 ........    $11.74     0.39        (0.22)        0.17       (0.40)        (0.02)      (0.42)
   Year Ended September 30, 2004 ........    $11.96     0.38        (0.14)        0.24       (0.38)        (0.08)      (0.46)
   Year Ended September 30, 2003 ........    $11.99     0.37         0.01         0.38       (0.37)        (0.04)      (0.41)
   Year Ended September 30, 2002 ........    $11.57     0.41         0.42         0.83       (0.41)           --       (0.41)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the fund as a whole without distinguishing between classes of shares issued.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.47, $0.02, and 4.38%, respectively.

(d) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.49, $0.40, and 4.74%, respectively.

(e) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.54, $(0.05), and 5.23%, respectively.

(f)  Amount is less than $0.005.

(g)  Not annualized for periods less than one year.

(h)  Annualized for periods less than one year.

(i) The amount shown for a share outstanding throughout the period does not accord with the change in aggregate gains and losses in the portfolio of securities during the period because of the timing of sales and purchases of Fund shares in relation to fluctuating market values during the period.

               See accompanying notes to the financial statements.

                                                       RATIOS/SUPPLEMENTARY DATA
                              ---------------------------------------------------------------------------
                                                           RATIO OF NET
                                                            INVESTMENT
NET ASSET                     NET ASSETS,     RATIO OF        INCOME         RATIO OF
  VALUE,      TOTAL RETURN       END OF     NET EXPENSES     (LOSS) TO     EXPENSES TO
  END OF       (EXCLUDES         PERIOD      TO AVERAGE     AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD   SALES CHARGE) (g)     (000)     NET ASSETS (h)   ASSETS (h)   NET ASSETS* (h)  TURNOVER RATE**
---------  -----------------  -----------  --------------  ------------  ---------------  ---------------

  $ 9.48          3.12%         $ 6,233         0.89%        2.99%             1.29%            98.08%
  $ 9.50          0.96%         $ 7,980         0.91%        2.40%             1.34%            33.67%
  $ 9.70          0.71%         $ 8,456         0.99%        1.85%             1.41%            62.59%
  $ 9.89          1.56%         $ 9,619         1.00%        2.48%             1.40%            93.86%
  $10.08          5.03%         $ 5,286         1.03%        4.03%(c)          1.43%            73.93%

  $ 9.89          3.08%         $ 9,748         0.92%        4.21%             1.29%           127.13%
  $10.01          1.98%         $13,744         0.96%        3.41%             1.33%           107.04%
  $10.24          1.30%         $11,959         1.05%        2.90%             1.42%            98.35%
  $10.57          2.62%         $ 9,646         1.07%        3.13%             1.42%           209.07%
  $10.77          8.85%         $ 6,453         1.10%        4.56%(d)          1.45%            79.36%

  $10.12          2.96%         $ 6,407         0.93%        4.16%             1.29%           226.36%
  $10.31          1.88%         $ 7,254         0.96%        3.62%             1.33%           173.74%
  $10.59          3.22%         $ 4,786         1.07%        3.84%             1.44%            31.95%
  $10.72          8.69%         $ 4,308         1.08%        4.34%             1.44%            43.98%
  $10.33          4.98%         $ 2,042         1.11%        5.11%(e)          1.50%            69.15%

  $10.12          3.67%         $ 2,729         0.91%        3.02%             1.37%            64.55%
  $10.06          1.06%         $ 2,566         0.89%        2.65%             1.47%            37.50%
  $10.22          2.55%         $ 2,746         0.78%        2.63%             1.57%            24.78%

  $10.23          5.09%         $ 1,877         0.62%        2.50%             1.65%            42.87%

  $10.12          3.95%         $ 1,966         0.85%        2.89%             1.41%           219.80%
  $10.02          1.28%         $ 1,609         0.81%        2.57%             1.52%            44.67%
  $10.15          2.37%         $   667         0.75%        2.32%             1.73%            55.18%

  $10.15          3.32%         $   482         0.72%        2.22%             2.24%            40.16%

  $10.38          3.58%         $19,163         0.90%        3.45%             1.30%            94.95%
  $10.46          1.49%         $21,600         0.90%        3.29%             1.36%            60.84%
  $10.67          2.10%         $22,689         0.90%        3.03%             1.42%            67.80%
  $10.81          3.04%         $25,323         0.92%        3.11%             1.42%            44.56%
  $10.86          7.46%         $23,828         0.93%        3.41%             1.43%            20.39%

  $10.35          3.27%         $ 4,001         0.93%        3.30%             1.35%            80.24%
  $10.54          1.39%         $ 4,072         0.92%        3.20%             1.40%            56.03%
  $10.81          2.60%         $ 4,149         0.90%        3.11%             1.44%            32.63%
  $10.88          3.29%         $ 4,680         0.86%        3.14%             1.43%            32.04%
  $10.87          7.67%         $ 4,128         0.83%        3.52%             1.48%            21.81%

  $11.39          3.23%         $11,877         0.90%        3.55%             1.30%            76.53%
  $11.49          1.44%         $13,145         0.89%        3.39%             1.36%            48.04%
  $11.74          2.05%         $13,005         0.91%        3.22%             1.43%            45.07%
  $11.96          3.24%         $ 7,447         0.92%        3.14%             1.42%            34.17%
  $11.99          7.36%         $ 3,041         0.96%        3.45%             1.46%            13.12%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS A SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                             INVESTMENT ACTIVITIES
                                                      -----------------------------------
                                                                      NET
                                                                   REALIZED/                            DIVIDENDS
                                           NET ASSET      NET      UNREALIZED              -----------------------------------
                                             VALUE,   INVESTMENT     GAINS     TOTAL FROM     NET      NET REALIZED
                                           BEGINNING    INCOME    (LOSSES) ON  INVESTMENT  INVESTMENT    GAINS ON      TOTAL
                                           OF PERIOD    (LOSS)    INVESTMENTS  ACTIVITIES    INCOME     INVESTMENTS  DIVIDENDS
                                           ---------  ----------  -----------  ----------  ----------  ------------  ---------
WEST VIRGINIA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $ 9.85    0.39         (0.02)       0.37       (0.37)        (0.06)      (0.43)
   Year Ended September 30, 2005 ........    $10.08    0.35(b)      (0.15)       0.20       (0.35)        (0.08)      (0.43)
   Year Ended September 30, 2004 ........    $10.20    0.32         (0.07)       0.25       (0.33)        (0.04)      (0.37)
   Year Ended September 30, 2003 ........    $10.35    0.33(b)       0.01        0.34       (0.33)        (0.16)      (0.49)
   Year Ended September 30, 2002 ........    $10.01    0.43          0.31        0.74       (0.38)        (0.02)      (0.40)
PRIME MONEY MARKET FUND
   Year Ended September 30, 2006 ........    $ 1.00    0.04            --(c)     0.04       (0.04)           --       (0.04)
   Year Ended September 30, 2005 ........    $ 1.00    0.02            --(c)     0.02       (0.02)           --       (0.02)
   Year Ended September 30, 2004 ........    $ 1.00      --(c)         --(c)       --(c)       --(c)         --          --(c)
   Year Ended September 30, 2003 ........    $ 1.00      --(c)         --          --(c)       --(c)         --          --(c)
   Year Ended September 30, 2002 ........    $ 1.00    0.01            --        0.01       (0.01)           --       (0.01)
U.S. TREASURY MONEY MARKET FUND
   Year Ended September 30, 2006 ........    $ 1.00    0.04            --        0.04       (0.04)           --       (0.04)
   Year Ended September 30, 2005 ........    $ 1.00    0.02            --        0.02       (0.02)           --       (0.02)
   Year Ended September 30, 2004 ........    $ 1.00      --(c)         --          --(c)       --(c)         --          --(c)
   Year Ended September 30, 2003 ........    $ 1.00      --(c)         --          --(c)       --(c)         --          --(c)
   Year Ended September 30, 2002 ........    $ 1.00    0.01            --(c)     0.01       (0.01)           --       (0.01)
NATIONAL TAX-FREE MONEY MARKET FUND
   August 1, 2006 to September 30,
      2006 (a) ..........................    $ 1.00      --(c)         --          --(c)       --(c)         --          --(c)
CAPITAL MANAGER CONSERVATIVE GROWTH
   FUND***
   Year Ended September 30, 2006 ........    $ 9.76    0.31(b)       0.22        0.53       (0.33)           --       (0.33)
   Year Ended September 30, 2005 ........    $ 9.30    0.23          0.45        0.68       (0.22)           --       (0.22)
   Year Ended September 30, 2004 ........    $ 8.84    0.16(b)       0.46        0.62       (0.16)           --       (0.16)
   Year Ended September 30, 2003 ........    $ 8.29    0.18          0.57        0.75       (0.16)        (0.04)      (0.20)
   Year Ended September 30, 2002 ........    $ 9.12    0.23         (0.68)      (0.45)      (0.20)        (0.18)      (0.38)
CAPITAL MANAGER MODERATE GROWTH FUND***
   Year Ended September 30, 2006 ........    $ 9.79    0.24(b)       0.45        0.69       (0.26)           --       (0.26)
   Year Ended September 30, 2005 ........    $ 9.01    0.17(b)       0.76        0.93       (0.15)           --       (0.15)
   Year Ended September 30, 2004 ........    $ 8.28    0.08(b)       0.73        0.81       (0.08)           --       (0.08)
   Year Ended September 30, 2003 ........    $ 7.47    0.08          0.82        0.90       (0.08)        (0.01)      (0.09)
   Year Ended September 30, 2002 ........    $ 8.82    0.12         (0.99)      (0.87)      (0.11)        (0.37)      (0.48)
CAPITAL MANAGER GROWTH FUND***
   Year Ended September 30, 2006 ........    $ 9.68    0.20(b)       0.56        0.76       (0.21)           --       (0.21)
   Year Ended September 30, 2005 ........    $ 8.70    0.13          0.96        1.09       (0.11)           --       (0.11)
   Year Ended September 30, 2004 ........    $ 7.81    0.05(b)       0.88        0.93       (0.04)           --       (0.04)
   Year Ended September 30, 2003 ........    $ 6.87    0.04          0.94        0.98       (0.04)           --       (0.04)
   Year Ended September 30, 2002 ........    $ 8.46    0.03         (1.20)      (1.17)      (0.02)        (0.40)      (0.42)
CAPITAL MANAGER EQUITY FUND***
   Year Ended September 30, 2006 ........    $10.95    0.17(b)       0.83        1.00       (0.19)        (0.19)      (0.38)
   Year Ended September 30, 2005 ........    $ 9.58    0.09(b)       1.34        1.43       (0.06)           --       (0.06)
   Year Ended September 30, 2004 ........    $ 8.45    0.02(b)       1.12        1.14       (0.01)           --       (0.01)
   Year Ended September 30, 2003 ........    $ 7.36     --(b)(c)     1.15        1.15       (0.01)        (0.05)      (0.06)
   Year Ended September 30, 2002 ........    $ 8.96   (0.02)        (1.58)      (1.60)         --            --          --

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

*** The expense ratios exclude the impact of fees/expenses paid by each underlying fund.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d)  Not annualized for periods less than one year.

(e)  Annualized for periods less than one year.

               See accompanying notes to the financial statements.

                                                       RATIOS/SUPPLEMENTARY DATA
                              ---------------------------------------------------------------------------
                                                           RATIO OF NET
                                                            INVESTMENT
NET ASSET                     NET ASSETS,     RATIO OF        INCOME         RATIO OF
  VALUE,      TOTAL RETURN       END OF     NET EXPENSES     (LOSS) TO     EXPENSES TO
  END OF       (EXCLUDES         PERIOD      TO AVERAGE     AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD   SALES CHARGE) (d)     (000)     NET ASSETS (e)   ASSETS (e)   NET ASSETS* (e)  TURNOVER RATE**
---------  -----------------  -----------  --------------  ------------  ---------------  ---------------

  $ 9.79           3.85%        $ 15,773        0.90%          3.80%           0.90%           50.14%
  $ 9.85           1.97%        $ 13,911        0.93%          3.50%           0.96%           32.10%
  $10.08           2.51%        $ 10,815        1.01%          3.24%           1.03%           16.24%
  $10.20           3.41%        $ 11,541        0.98%          3.23%           1.01%           25.59%
  $10.35           7.61%        $ 10,029        0.97%          3.78%           1.13%           61.44%

  $ 1.00           3.86%        $636,327        0.98%          3.83%           1.09%              --
  $ 1.00           1.92%        $493,282        0.91%          1.91%           1.13%              --
  $ 1.00           0.41%        $426,217        0.86%          0.40%           1.20%              --
  $ 1.00           0.48%        $459,375        0.98%          0.47%           1.19%              --
  $ 1.00           1.21%        $416,782        1.05%          1.20%           1.23%              --

  $ 1.00           3.64%        $167,900        0.96%          3.63%           1.09%              --
  $ 1.00           1.69%        $114,260        0.89%          1.66%           1.14%              --
  $ 1.00           0.31%        $122,500        0.79%          0.31%           1.21%              --
  $ 1.00           0.30%        $135,059        0.99%          0.32%           1.20%              --
  $ 1.00           1.01%        $197,830        1.05%          1.01%           1.24%              --


  $ 1.00           0.51%        $      1        0.62%          2.96%           1.26%              --


  $ 9.96           5.54%        $  9,365        0.33%          3.12%           0.95%            5.69%
  $ 9.76           7.39%        $  8,646        0.43%          2.45%           1.01%           52.50%
  $ 9.30           6.97%        $  5,242        0.69%          1.68%           1.14%            2.47%
  $ 8.84           9.09%        $  2,579        0.78%          1.86%           1.23%           33.03%
  $ 8.29          (5.18)%       $  1,198        0.79%          2.25%           1.24%            6.29%

  $10.22           7.10%        $ 33,472        0.35%          2.44%           0.97%            7.33%
  $ 9.79          10.35%        $ 28,912        0.48%          1.77%           1.05%           37.83%
  $ 9.01           9.77%        $ 20,428        0.74%          0.92%           1.19%            0.17%
  $ 8.28          12.13%        $  8,054        0.75%          1.11%           1.20%           21.46%
  $ 7.47         (10.76)%       $  3,194        0.81%          1.26%           1.26%           14.56%

  $10.23           7.97%        $ 22,801        0.36%          2.01%           0.98%            6.26%
  $ 9.68          12.51%        $ 17,219        0.48%          1.37%           1.07%           26.22%
  $ 8.70          11.85%        $ 12,007        0.75%          0.52%           1.23%            0.19%
  $ 7.81          14.22%        $  4,660        0.80%          0.59%           1.25%           17.80%
  $ 6.87         (14.82)%       $  2,700        0.87%          0.39%           1.32%            8.38%

  $11.57           9.39%        $  7,762        0.36%          1.53%           0.97%            1.48%
  $10.95          14.95%        $  6,183        0.45%          0.91%           1.09%            2.14%
  $ 9.58          13.53%        $  3,557        0.77%          0.22%           1.31%            3.10%
  $ 8.45          15.61%        $  1,225        0.95%          0.05%           1.40%            8.30%
  $ 7.36         (17.86)%       $    645        0.90%         (0.15)%          1.35%            5.75%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS B SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                              INVESTMENT ACTIVITIES
                                                      ------------------------------------
                                                                       NET
                                                                    REALIZED/                            DIVIDENDS
                                                                   UNREALIZED               -----------------------------------
                                                                      GAINS                             NET REALIZED
                                                                   (LOSSES) ON                            GAINS ON
                                           NET ASSET      NET      INVESTMENTS                           INVESTMENTS
                                             VALUE,   INVESTMENT   AND FOREIGN  TOTAL FROM      NET      AND FOREIGN
                                           BEGINNING    INCOME      CURRENCY    INVESTMENT  INVESTMENT    CURRENCY      TOTAL
                                           OF PERIOD    (LOSS)    TRANSACTIONS  ACTIVITIES    INCOME    TRANSACTIONS  DIVIDENDS
                                           ---------  ----------  ------------  ----------  ----------  ------------  ---------
LARGE CAP FUND
   Year Ended September 30, 2006 ........    $19.31    0.16(b)        2.27          2.43      (0.15)        (1.44)      (1.59)
   Year Ended September 30, 2005 ........    $17.12    0.13           2.22          2.35      (0.16)           --       (0.16)
   Year Ended September 30, 2004 ........    $14.75    0.09           2.38          2.47      (0.10)           --       (0.10)
   Year Ended September 30, 2003 ........    $12.75    0.12           2.01          2.13      (0.13)           --       (0.13)
   Year Ended September 30, 2002 ........    $16.68    0.06          (3.44)        (3.38)     (0.07)        (0.48)      (0.55)
LARGE CAP GROWTH FUND
   Year Ended September 30, 2006 ........    $ 8.47   (0.05)(b)      (0.05)        (0.10)        --            --          --
   Year Ended September 30, 2005 ........    $ 7.80   (0.03)(b)       0.72          0.69      (0.02)           --       (0.02)
   Year Ended September 30, 2004 ........    $ 7.36   (0.13)          0.57          0.44         --            --          --
   Year Ended September 30, 2003 ........    $ 6.36   (0.08)(b)       1.08          1.00         --            --          --
   Year Ended September 30, 2002 ........    $ 7.93   (0.12)         (1.45)        (1.57)        --            --          --
MID CAP VALUE FUND
   Year Ended September 30, 2006 ........    $13.16   (0.07)(b)       1.59          1.52         --(c)      (1.45)      (1.45)
   Year Ended September 30, 2005 ........    $15.30      --(b)(c)     3.02          3.02      (0.07)        (5.09)      (5.16)
   Year Ended September 30, 2004 ........    $12.91    0.07(b)        2.42          2.49      (0.10)           --       (0.10)
   Year Ended September 30, 2003 ........    $10.90    0.07           2.03          2.10      (0.09)           --       (0.09)
   Year Ended September 30, 2002 ........    $13.10    0.08          (1.03)        (0.95)     (0.10)        (1.15)      (1.25)
MID CAP GROWTH FUND
   Year Ended September 30, 2006 ........    $13.47   (0.11)(b)       0.01(g)      (0.10)        --         (1.42)      (1.42)
   Year Ended September 30, 2005 ........    $10.70   (0.17)(b)       3.08          2.91         --         (0.14)      (0.14)
   Year Ended September 30, 2004 ........    $ 9.68   (0.16)          1.18          1.02         --            --          --
   Year Ended September 30, 2003 ........    $ 8.00   (0.13)          1.81          1.68         --            --          --
   Year Ended September 30, 2002 ........    $ 9.79   (0.14)(b)      (1.02)        (1.16)        --         (0.63)      (0.63)
SMALL CAP FUND
   Year Ended September 30, 2006 ........    $16.11   (0.12)(b)       1.05          0.93      (0.01)        (2.30)      (2.31)
   Year Ended September 30, 2005 ........    $14.06      --(b)(c)     2.58          2.58      (0.11)        (0.42)      (0.53)
   Year Ended September 30, 2004 ........    $11.40   (0.10)(b)       2.88          2.78         --         (0.12)      (0.12)
   May 19, 2003 to September 30,
      2003 (a) ..........................    $10.00   (0.04)(b)       1.44          1.40         --            --          --
INTERNATIONAL EQUITY FUND
   Year Ended September 30, 2006 ........    $ 9.09    0.06(b)        1.42          1.48      (0.11)           --       (0.11)
   Year Ended September 30, 2005 ........    $ 7.74    0.03(b)        1.38          1.41      (0.06)           --       (0.06)
   Year Ended September 30, 2004 ........    $ 6.57    0.02(b)        1.19          1.21      (0.04)           --       (0.04)
   Year Ended September 30, 2003 ........    $ 6.07   (0.02)(b)       0.54          0.52      (0.02)           --       (0.02)
   Year Ended September 30, 2002 ........    $ 7.19   (0.07)(b)      (1.05)        (1.12)        --            --          --
SPECIAL OPPORTUNITIES EQUITY FUND
   Year Ended September 30, 2006 ........    $15.29   (0.16)          1.66          1.50         --         (0.79)      (0.79)
   Year Ended September 30, 2005 ........    $12.95   (0.13)          2.59          2.46         --         (0.12)      (0.12)
   Year Ended September 30, 2004 ........    $10.50   (0.12)          2.65          2.53         --         (0.08)      (0.08)
   June 2, 2003 to September 30,
      2003 (a) ..........................    $10.00   (0.02)          0.52          0.50         --            --          --
EQUITY INCOME FUND
   Year Ended September 30, 2006 ........    $12.08    0.19           1.56          1.75      (0.23)        (0.27)      (0.50)
   Year Ended September 30, 2005 ........    $10.34    0.16           1.77          1.93      (0.17)        (0.02)      (0.19)
   June 30, 2004 to September 30,
      2004 (a) ..........................    $10.00    0.03(b)        0.34          0.37      (0.03)           --       (0.03)
INTERMEDIATE U.S. GOVERNMENT FUND
   Year Ended September 30, 2006 ........    $ 9.98    0.34(b)       (0.12)         0.22      (0.34)           --       (0.34)
   Year Ended September 30, 2005 ........    $10.20    0.27(b)       (0.13)         0.14      (0.31)        (0.05)      (0.36)
   Year Ended September 30, 2004 ........    $10.53    0.21          (0.16)         0.05      (0.25)        (0.13)      (0.38)
   Year Ended September 30, 2003 ........    $10.73    0.27          (0.07)         0.20      (0.31)        (0.09)      (0.40)
   Year Ended September 30, 2002 ........    $10.35    0.39(d)        0.41(d)       0.80      (0.42)           --       (0.42)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.41, $0.39 and 3.99% respectively.

(e)  Not annualized for periods less than one year.

(f)  Annualized for periods less than one year.

(g) The amount shown for a share outstanding throughout the period does not accord with the change in aggregate gains and losses in the portfolio of securities during the period because of the timing of sales and purchases of Fund shares in relation to fluctuating market values during the period.

               See accompanying notes to the financial statements.

                                                       RATIOS/SUPPLEMENTARY DATA
                              ---------------------------------------------------------------------------
                                                           RATIO OF NET
                                                            INVESTMENT
NET ASSET                     NET ASSETS,     RATIO OF        INCOME         RATIO OF
  VALUE,      TOTAL RETURN       END OF     NET EXPENSES     (LOSS) TO     EXPENSES TO
  END OF       (EXCLUDES         PERIOD      TO AVERAGE     AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD   SALES CHARGE) (e)     (000)     NET ASSETS (f)   ASSETS (f)   NET ASSETS* (f)  TURNOVER RATE**
---------  -----------------  -----------  --------------  ------------  ---------------  ---------------

  $20.15          13.45%        $14,808         1.88%         0.85%            1.93%            34.83%
  $19.31          13.75%        $22,148         1.89%         0.82%            1.99%            19.50%
  $17.12          16.75%        $26,309         1.95%         0.58%            2.06%            16.40%
  $14.75          16.74%        $26,215         1.91%         0.92%            2.05%            18.89%
  $12.75         (21.14)%       $24,849         1.98%         0.36%            2.12%            23.02%

  $ 8.37          (1.18)%       $ 8,970         1.88%        (0.58)%           1.93%           186.19%
  $ 8.47           8.89%        $12,621         1.89%        (0.36)%           1.99%            62.78%
  $ 7.80           5.98%        $13,845         1.96%        (1.08)%           2.08%           127.47%
  $ 7.36          15.72%        $14,217         1.93%        (1.10)%           2.07%            91.73%
  $ 6.36         (19.80)%       $13,040         2.03%        (1.32)%           2.17%           100.46%

  $13.23          12.38%        $ 5,391         1.89%        (0.53)%           1.93%            53.92%
  $13.16          19.94%        $ 4,534         1.89%         0.02%            1.99%           126.99%
  $15.30          19.31%        $ 3,582         1.98%         0.47%            2.10%            19.17%
  $12.91          19.31%        $ 2,071         1.95%         0.58%            2.10%            18.28%
  $10.90          (8.80)%       $ 1,158         1.91%         0.63%            2.12%            18.20%

  $11.95          (1.23)%       $ 2,377         1.89%        (0.83)%           1.94%           140.90%
  $13.47          27.42%        $ 2,395         1.91%        (1.46)%           2.01%            92.74%
  $10.70          10.54%        $ 1,973         2.00%        (1.65)%           2.11%           138.61%
  $ 9.68          21.00%        $ 1,030         1.95%        (1.73)%           2.11%           125.97%
  $ 8.00         (13.20)%       $   507         1.76%        (1.52)%           2.07%           117.06%

  $14.73           6.19%        $ 4,092         2.04%        (0.79)%           2.28%            43.25%
  $16.11          18.79%        $   259         2.05%         0.00%            2.27%             8.39%
  $14.06          24.56%        $   136         2.22%        (0.75)%           2.41%            11.25%

  $11.40          14.00%        $    29         2.69%        (0.93)%           2.69%            48.84%

  $10.46          16.27%        $ 1,819         2.15%         0.64%            2.25%            36.22%
  $ 9.09          18.34%        $ 2,007         2.20%         0.36%            2.33%            44.96%
  $ 7.74          18.47%        $ 2,140         2.33%         0.24%            2.42%            50.68%
  $ 6.57           8.63%        $ 2,012         2.40%        (0.37)%           2.41%           199.78%
  $ 6.07         (15.58)%       $ 2,056         2.43%        (1.01)%           2.43%            95.86%

  $16.00          10.35%        $22,901         2.03%        (1.01)%           2.03%            58.01%
  $15.29          19.09%        $21,911         2.06%        (1.18)%           2.08%            30.38%
  $12.95          24.17%        $13,215         2.15%        (1.51)%           2.30%            32.06%

  $10.50           5.00%        $ 4,360         1.80%        (1.16)%           2.50%            13.24%

  $13.33          14.84%        $ 9,592         1.95%         1.52%            1.95%            45.38%
  $12.08          18.79%        $ 5,611         1.87%         1.74%            2.09%            39.65%

  $10.34           3.66%        $ 1,672         2.29%         1.07%            2.65%             1.65%

  $ 9.86           2.32%        $ 4,020         1.68%         3.48%            1.79%           127.13%
  $ 9.98           1.33%        $ 5,725         1.71%         2.67%            1.84%           107.04%
  $10.20           0.55%        $ 6,883         1.80%         2.15%            1.92%            98.35%
  $10.53           1.86%        $ 7,869         1.82%         2.42%            1.92%           209.97%
  $10.73           7.96%        $ 5,981         1.85%         3.81%(d)         1.95%            79.36%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS B SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                             INVESTMENT ACTIVITIES
                                                      -----------------------------------
                                                                      NET
                                                                   REALIZED/                            DIVIDENDS
                                           NET ASSET      NET      UNREALIZED              -----------------------------------
                                             VALUE,   INVESTMENT     GAINS     TOTAL FROM     NET      NET REALIZED
                                           BEGINNING    INCOME    (LOSSES) ON  INVESTMENT  INVESTMENT    GAINS ON       TOTAL
                                           OF PERIOD    (LOSS)    INVESTMENTS  ACTIVITIES    INCOME     INVESTMENTS  DIVIDENDS
                                           ---------  ----------  -----------  ----------  ----------  ------------  ---------
TOTAL RETURN BOND FUND
   Year Ended September 30, 2006 ........    $10.32     0.34(b)    (0.12)         0.22      (0.36)         (0.05)     (0.41)
   Year Ended September 30, 2005 ........    $10.59     0.30(b)    (0.18)         0.12      (0.36)         (0.03)     (0.39)
   Year Ended September 30, 2004 ........    $10.72     0.32       (0.07)         0.25      (0.38)            --      (0.38)
   Year Ended September 30, 2003 ........    $10.34     0.39        0.40          0.79      (0.41)            --      (0.41)
   Year Ended September 30, 2002 ........    $10.57     0.45(d)    (0.04)(d)      0.41      (0.47)         (0.17)     (0.64)
PRIME MONEY MARKET FUND
   Year Ended September 30, 2006 ........    $ 1.00     0.03          --(c)       0.03      (0.03)            --      (0.03)
   Year Ended September 30, 2005 ........    $ 1.00     0.01          --(c)       0.01      (0.01)            --      (0.01)
   Year Ended September 30, 2004 ........    $ 1.00       --(c)       --(c)         --(c)      --(c)          --         --(C)
   Year Ended September 30, 2003 ........    $ 1.00       --(c)       --            --(c)      --(c)          --         --(C)
   Year Ended September 30, 2002 ........    $ 1.00     0.01          --          0.01      (0.01)            --      (0.01)
U.S. TREASURY MONEY MARKET FUND
   Year Ended September 30, 2006 ........    $ 1.00     0.03          --          0.03      (0.03)            --      (0.03)
   Year Ended September 30, 2005 ........    $ 1.00     0.01          --          0.01      (0.01)            --      (0.01)
   Year Ended September 30, 2004 ........    $ 1.00       --(c)       --            --(c)      --(c)          --         --(C)
   Year Ended September 30, 2003 ........    $ 1.00       --(c)       --            --(c)      --(c)          --         --(C)
   Year Ended September 30, 2002 ........    $ 1.00     0.01          --          0.01      (0.01)            --      (0.01)
NATIONAL TAX-FREE MONEY MARKET FUND
   August 1, 2006 to September 30,
      2006 (a) ..........................    $ 1.00       --(c)       --            --(c)      --(c)          --         --(C)
CAPITAL MANAGER CONSERVATIVE GROWTH
   FUND***
   Year Ended September 30, 2006 ........    $ 9.76     0.23(b)     0.23          0.46      (0.26)            --      (0.26)
   Year Ended September 30, 2005 ........    $ 9.30     0.16        0.45          0.61      (0.15)            --      (0.15)
   Year Ended September 30, 2004 ........    $ 8.85     0.09(b)     0.45          0.54      (0.09)            --      (0.09)
   Year Ended September 30, 2003 ........    $ 8.29     0.11        0.59          0.70      (0.10)         (0.04)     (0.14)
   Year Ended September 30, 2002 ........    $ 9.13     0.15       (0.67)        (0.52)     (0.14)         (0.18)     (0.32)
CAPITAL MANAGER MODERATE GROWTH FUND***
   Year Ended September 30, 2006 ........    $ 9.64     0.17(b)     0.42          0.59      (0.18)            --      (0.18)
   Year Ended September 30, 2005 ........    $ 8.86     0.09(b)     0.77          0.86      (0.08)            --      (0.08)
   Year Ended September 30, 2004 ........    $ 8.15     0.02(b)     0.71          0.73      (0.02)            --      (0.02)
   Year Ended September 30, 2003 ........    $ 7.41     0.04        0.80          0.84      (0.09)         (0.01)     (0.10)
   Year Ended September 30, 2002 ........    $ 8.75     0.05       (0.97)        (0.92)     (0.05)         (0.37)     (0.42)
CAPITAL MANAGER GROWTH FUND***
   Year Ended September 30, 2006 ........    $ 9.51     0.12(b)     0.56          0.68      (0.14)            --      (0.14)
   Year Ended September 30, 2005 ........    $ 8.55     0.05(b)     0.95          1.00      (0.04)            --      (0.04)
   Year Ended September 30, 2004 ........    $ 7.70    (0.02)(b)    0.87          0.85         --             --         --
   Year Ended September 30, 2003 ........    $ 6.80    (0.01)       0.91          0.90         --(c)          --         --(c)
   Year Ended September 30, 2002 ........    $ 8.42    (0.01)      (1.21)        (1.22)        --          (0.40)     (0.40)
CAPITAL MANAGER EQUITY FUND***
   Year Ended September 30, 2006 ........    $10.67     0.09(b)     0.80          0.89      (0.11)         (0.19)     (0.30)
   Year Ended September 30, 2005 ........    $ 9.36     0.01(b)     1.31          1.32      (0.01)            --      (0.01)
   Year Ended September 30, 2004 ........    $ 8.30    (0.05)(b)    1.11          1.06         --             --         --
   Year Ended September 30, 2003 ........    $ 7.28    (0.05)(b)    1.12          1.07         --          (0.05)     (0.05)
   Year Ended September 30, 2002 ........    $ 8.93    (0.04)      (1.61)        (1.65)        --             --         --

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

*** The expense ratios exclude the impact of fees/expenses paid by each underlying fund.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses) and the net investment income ratio would have been: $0.46, $(0.05) and 4.51%, respectively.

(e)  Not annualized for periods less than one year.

(f)  Annualized for periods less than one year.

               See accompanying notes to the financial statements.

                                                       RATIOS/SUPPLEMENTARY DATA
                              ---------------------------------------------------------------------------
                                                           RATIO OF NET
                                                            INVESTMENT
NET ASSET                     NET ASSETS,     RATIO OF        INCOME         RATIO OF
  VALUE,      TOTAL RETURN       END OF     NET EXPENSES     (LOSS) TO     EXPENSES TO
  END OF       (EXCLUDES         PERIOD      TO AVERAGE     AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD   SALES CHARGE) (e)     (000)     NET ASSETS (f)   ASSETS (f)   NET ASSETS* (f)  TURNOVER RATE**
---------  -----------------  -----------  --------------  ------------  ---------------  ---------------

  $10.13          2.27%         $ 4,872         1.68%          3.39%           1.79%          226.36%
  $10.32          1.21%         $ 6,161         1.71%          2.87%           1.84%          173.14%
  $10.59          2.45%         $ 6,602         1.82%          3.09%           1.94%           31.95%
  $10.72          7.77%         $ 6,358         1.83%          3.61%           1.94%           43.98%
  $10.34          4.18%         $ 4,465         1.84%          4.39%(d)        1.99%           69.15%

  $ 1.00          3.37%         $ 2,256         1.48%          3.34%           1.59%              --
  $ 1.00          1.32%         $ 1,790         1.49%          1.28%           1.63%              --
  $ 1.00          0.06%         $ 2,280         1.20%          0.06%           1.70%              --
  $ 1.00          0.15%         $ 2,543         1.32%          0.16%           1.69%              --
  $ 1.00          0.60%         $ 2,730         1.67%          0.70%           1.77%              --

  $ 1.00          3.12%         $   381         1.46%          2.97%           1.59%              --
  $ 1.00          1.09%         $   807         1.48%          1.05%           1.64%              --
  $ 1.00          0.05%         $   887         1.05%          0.05%           1.71%              --
  $ 1.00          0.16%         $ 1,126         1.12%          0.15%           1.70%              --
  $ 1.00          0.39%         $ 1,121         1.69%          0.48%           1.77%              --


  $ 1.00          0.36%         $     1         1.39%          2.19%           1.78%              --


  $ 9.96          4.75%         $ 4,968         1.08%          2.37%           1.45%            5.69%
  $ 9.76          6.58%         $ 4,992         1.20%          1.64%           1.51%           52.50%
  $ 9.30          6.10%         $ 4,857         1.44%          0.93%           1.64%            2.47%
  $ 8.85          8.45%         $ 3,150         1.53%          1.07%           1.73%           33.03%
  $ 8.29         (5.94)%        $ 1,682         1.53%          1.49%           1.73%            6.29%

  $10.05          6.21%         $21,610         1.10%          1.70%           1.47%            7.33%
  $ 9.64          9.72%         $21,909         1.24%          0.99%           1.55%           37.83%
  $ 8.86          8.94%         $19,049         1.49%          0.17%           1.69%            0.17%
  $ 8.15         11.29%         $ 8,929         1.50%          0.35%           1.70%           21.46%
  $ 7.41        (11.35)%        $ 4,384         1.56%          0.52%           1.76%           14.56%

  $10.05          7.22%         $19,366         1.11%          1.27%           1.48%            6.26%
  $ 9.51         11.68%         $17,141         1.23%          0.59%           1.57%           26.22%
  $ 8.55         11.04%         $13,730         1.50%         (0.23)%          1.73%            0.19%
  $ 7.70         13.31%         $ 9,142         1.55%         (0.16)%          1.75%           17.80%
  $ 6.80        (15.53)%        $ 5,712         1.62%         (0.35)%          1.82%            8.38%

  $11.26          8.51%         $ 8,023         1.11%          0.80%           1.47%            1.48%
  $10.67         14.11%         $ 7,515         1.21%          0.11%           1.58%            2.14%
  $ 9.36         12.77%         $ 5,720         1.52%         (0.54)%          1.81%            3.10%
  $ 8.30         14.74%         $ 2,475         1.70%         (0.69)%          1.90%            8.30%
  $ 7.28        (18.48)%        $ 1,302         1.67%         (0.94)%          1.87%            5.75%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS C SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                  INVESTMENT ACTIVITIES
                                                          ------------------------------------
                                                                           NET
                                                                        REALIZED/                            DIVIDENDS
                                                                       UNREALIZED               -----------------------------------
                                                                          GAINS                             NET REALIZED
                                                                       (LOSSES) ON                            GAINS ON
                                               NET ASSET      NET      INVESTMENTS                           INVESTMENTS
                                                 VALUE,   INVESTMENT   AND FOREIGN  TOTAL FROM      NET      AND FOREIGN
                                               BEGINNING    INCOME      CURRENCY    INVESTMENT  INVESTMENT    CURRENCY      TOTAL
                                               OF PERIOD    (LOSS)    TRANSACTIONS  ACTIVITIES    INCOME    TRANSACTIONS  DIVIDENDS
                                               ---------  ----------  ------------  ----------  ----------  ------------  ---------
LARGE CAP FUND
   Year Ended September 30, 2006 ............    $19.28    0.16(b)        2.26         2.42       (0.15)       (1.44)       (1.59)
   Year Ended September 30, 2005 ............    $17.09    0.14           2.19         2.33       (0.14)          --        (0.14)
   Year Ended September 30, 2004 ............    $14.73    0.09           2.37         2.46       (0.10)          --        (0.10)
   Year Ended September 30, 2003 ............    $12.74    0.13           1.99         2.12       (0.13)          --        (0.13)
   Year Ended September 30, 2002 ............    $16.67    0.08          (3.45)       (3.37)      (0.08)       (0.48)       (0.56)
LARGE CAP GROWTH FUND
   Year Ended September 30, 2006 ............    $ 8.47   (0.05)(b)      (0.04)       (0.09)         --           --           --
   Year Ended September 30, 2005 ............    $ 7.81   (0.04)(b)       0.73         0.69       (0.03)          --        (0.03)
   Year Ended September 30, 2004 ............    $ 7.37   (0.12)          0.56         0.44          --           --           --
   Year Ended September 30, 2003 ............    $ 6.37   (0.08)(b)       1.08         1.00          --           --           --
   Year Ended September 30, 2002 ............    $ 7.94   (0.10)(b)      (1.47)       (1.57)         --           --           --
MID CAP VALUE FUND
   Year Ended September 30, 2006 ............    $13.16   (0.07)(b)       1.59         1.52          --(c)     (1.45)       (1.45)
   Year Ended September 30, 2005 ............    $15.30      --(b)(c)     3.02         3.02       (0.07)       (5.09)       (5.16)
   Year Ended September 30, 2004 ............    $12.92    0.07(b)        2.41         2.48       (0.10)          --        (0.10)
   Year Ended September 30, 2003 ............    $10.90    0.07(b)        2.04         2.11       (0.09)          --        (0.09)
   Year Ended September 30, 2002 ............    $13.11    0.08          (1.04)       (0.96)      (0.10)       (1.15)       (1.25)
MID CAP GROWTH FUND
   Year Ended September 30, 2006 ............    $13.47   (0.09)(b)         --(c)     (0.09)         --        (1.42)       (1.42)
   Year Ended September 30, 2005 ............    $10.70   (0.17)(b)       3.08         2.91          --        (0.14)       (0.14)
   Year Ended September 30, 2004 ............    $ 9.69   (0.16)          1.17         1.01          --           --           --
   Year Ended September 30, 2003 ............    $ 8.00   (0.15)          1.84         1.69          --           --           --
   Year Ended September 30, 2002 ............    $ 9.79   (0.15)(b)      (1.01)       (1.16)         --        (0.63)       (0.63)
SMALL CAP FUND
   Year Ended September 30, 2006 ............    $16.10   (0.11)(b)       1.03         0.92       (0.01)       (2.30)       (2.31)
   Year Ended September 30, 2005 ............    $14.06   (0.02)(b)       2.60         2.58       (0.12)       (0.42)       (0.54)
   Year Ended September 30, 2004 ............    $11.40   (0.12)(b)       2.90         2.78          --        (0.12)       (0.12)
   May 19, 2003 to September 30, 2003 (a) ...    $10.00   (0.05)(b)       1.45         1.40          --           --           --
INTERNATIONAL EQUITY FUND
   Year Ended September 30, 2006 ............    $ 9.07    0.05(b)        1.42         1.47       (0.10)          --        (0.10)
   Year Ended September 30, 2005 ............    $ 7.74    0.06(b)        1.36         1.42       (0.09)          --        (0.09)
   Year Ended September 30, 2004 ............    $ 6.58      --(b)        1.20         1.20       (0.04)          --        (0.04)
   Year Ended September 30, 2003 ............    $ 6.07   (0.07)(b)       0.60         0.53       (0.02)          --        (0.02)
   Year Ended September 30, 2002 ............    $ 7.20   (0.07)         (1.06)       (1.13)         --           --           --
SPECIAL OPPORTUNITIES EQUITY FUND
   Year Ended September 30, 2006 ............    $15.30   (0.14)          1.64         1.50          --        (0.79)       (0.79)
   Year Ended September 30, 2005 ............    $12.95   (0.13)          2.60         2.47          --        (0.12)       (0.12)
   Year Ended September 30, 2004 ............    $10.50   (0.11)          2.64         2.53          --        (0.08)       (0.08)
   June 2, 2003 to September 30, 2003 (a) ...    $10.00   (0.02)          0.52         0.50          --           --           --
EQUITY INCOME FUND
   Year Ended September 30, 2006 ............    $12.07    0.19           1.56         1.75       (0.23)       (0.27)       (0.50)
   Year Ended September 30, 2005 ............    $10.34    0.17           1.76         1.93       (0.18)       (0.02)       (0.20)
   June 30, 2004 to September 30, 2004 (a) ..    $10.00    0.03(b)        0.34         0.37       (0.03)          --        (0.03)
INTERMEDIATE U.S. GOVERNMENT FUND
   Year Ended September 30, 2006 ............    $ 9.98    0.34(b)       (0.12)        0.22       (0.34)          --        (0.34)
   Year Ended September 30, 2005 ............    $10.20    0.27(b)       (0.13)        0.14       (0.31)       (0.05)       (0.36)
   Year Ended September 30, 2004 ............    $10.53    0.17          (0.12)        0.05       (0.25)       (0.13)       (0.38)
   Year Ended September 30, 2003 ............    $10.74    0.26          (0.07)        0.19       (0.31)       (0.09)       (0.40)
   Year Ended September 30, 2002 ............    $10.35    0.38(d)        0.43(d)      0.81       (0.42)          --        (0.42)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.40, $0.41 and 3.99%, respectively.

(e)  Not annualized for periods less than one year.

(f)  Annualized for periods less than one year.

               See accompanying notes to the financial statements.

                                                     RATIOS/SUPPLEMENTARY DATA
                            ---------------------------------------------------------------------------
                                                         RATIO OF NET
                                                          INVESTMENT
NET ASSET       TOTAL       NET ASSETS,   RATIO OF NET      INCOME         RATIO OF
  VALUE,        RETURN         END OF      EXPENSES TO     (LOSS) TO     EXPENSES TO
  END OF   (EXCLUDES SALES     PERIOD        AVERAGE      AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD     CHARGE) (e)       (000)     NET ASSETS (f)   ASSETS (f)   NET ASSETS* (f)  TURNOVER RATE**
---------  ---------------  -----------  --------------  ------------  ---------------  ---------------

 $ 20.11        13.42%        $   161         1.88%         0.82%           1.94%            34.83%
 $ 19.28        13.77%        $   176         1.88%         0.80%           1.98%            19.50%
 $ 17.09        16.72%        $   157         1.95%         0.57%           2.07%            16.40%
 $ 14.73        16.72%        $   122         1.92%         0.90%           2.06%            18.89%
 $ 12.74       (21.10)%       $    52         1.94%         0.41%           2.08%            23.02%

 $  8.38        (1.18)%       $    37         1.89%        (0.56)%          1.93%           186.19%
 $  8.47         8.90%        $    18         1.89%        (0.43)%          1.98%            62.78%
 $  7.81         5.97%        $    25         1.96%        (1.08)%          2.08%           127.47%
 $  7.37        15.70%        $    31         1.93%        (1.10)%          2.06%            91.73%
 $  6.37       (19.77)%       $    37         1.98%        (1.23)%          2.12%           100.46%

 $ 13.23        12.38%        $   743         1.89%        (0.53)%          1.93%            53.92%
 $ 13.16        19.97%        $   351         1.90%         0.01%           2.00%           126.99%
 $ 15.30        19.20%        $   523         1.98%         0.45%           2.10%            19.17%
 $ 12.92        19.40%        $   484         1.95%         0.61%           2.10%            18.28%
 $ 10.90        (8.86)%       $   300         1.91%         0.65%           2.12%            18.20%

 $ 11.96        (1.15)%       $    33         1.88%        (0.70)%          1.93%           140.90%
 $ 13.47        27.42%        $    77         1.91%        (1.46)%          2.00%            92.74%
 $ 10.70        10.42%        $   208         2.00%        (1.65)%          2.11%           138.61%
 $  9.69        21.13%        $   164         1.95%        (1.71)%          2.11%           125.97%
 $  8.00       (13.20)%       $   143         1.81%        (1.58)%          2.13%           117.06%

 $ 14.71         6.17%        $    20         2.03%        (0.76)%          2.27%            43.25%
 $ 16.10        18.71%        $     4         2.04%        (0.12)%          2.25%             8.39%
 $ 14.06        24.56%        $     1         2.25%        (0.89)%          2.44%            11.25%
 $ 11.40        14.00%        $     1         2.64%        (1.15)%          2.64%            48.84%

 $ 10.44        16.26%        $   188         2.15%         0.47%           2.25%            36.22%
 $  9.07        18.38%        $    92         2.23%         0.70%           2.34%            44.96%
 $  7.74        18.30%        $     2         2.32%        (0.04)%          2.42%            50.68%
 $  6.58         8.80%        $     2         2.40%        (1.06)%          2.40%           199.78%
 $  6.07       (15.69)%       $     7         2.43%        (0.98)%          2.43%            95.86%

 $ 16.01        10.34%        $34,418         2.03%        (1.02)%          2.03%            58.01%
 $ 15.30        19.16%        $30,299         2.06%        (1.17)%          2.08%            30.38%
 $ 12.95        24.17%        $15,611         2.15%        (1.51)%          2.30%            32.06%
 $ 10.50         5.00%        $ 4,052         1.80%        (1.17)%          2.52%            13.24%

 $ 13.32        14.85%        $14,261         1.95%         1.52%           1.95%            45.38%
 $ 12.07        18.74%        $ 8,683         1.87%         1.77%           2.08%            39.65%
 $ 10.34         3.66%        $ 1,816         2.29%         1.14%           2.65%             1.65%

 $  9.86         2.31%        $   207         1.68%         3.47%           1.79%           127.13%
 $  9.98         1.33%        $   274         1.71%         2.66%           1.84%           107.04%
 $ 10.20         0.55%        $   607         1.80%         2.15%           1.92%            98.35%
 $ 10.53         1.77%        $   836         1.82%         2.57%           1.92%           209.07%
 $ 10.74         8.05%        $ 1,313         1.79%         3.81%(d)        1.89%            79.36%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, CLASS C SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                    INVESTMENT ACTIVITIES
                                                             -----------------------------------
                                                                             NET                               DIVIDENDS
                                                                          REALIZED/               ----------------------------------
                                                  NET ASSET      NET      UNREALIZED                              NET
                                                    VALUE,   INVESTMENT     GAINS     TOTAL FROM      NET       REALIZED
                                                  BEGINNING    INCOME    (LOSSES) ON  INVESTMENT  INVESTMENT    GAINS ON     TOTAL
                                                  OF PERIOD    (LOSS)    INVESTMENTS  ACTIVITIES    INCOME    INVESTMENTS  DIVIDENDS
                                                  ---------  ----------  -----------  ----------  ----------  -----------  ---------
TOTAL RETURN BOND FUND
   Year Ended September 30, 2006 ...............    $10.32    0.34(b)      (0.12)       0.22       (0.36)        (0.05)     (0.41)
   Year Ended September 30, 2005 ...............    $10.59    0.30(b)      (0.18)       0.12       (0.36)        (0.03)     (0.39)
   Year Ended September 30, 2004 ...............    $10.72    0.33         (0.08)       0.25       (0.38)           --      (0.38)
   Year Ended September 30, 2003 ...............    $10.33    0.39          0.41        0.80       (0.41)           --      (0.41)
   Year Ended September 30, 2002 ...............    $10.56    0.43(b)(d)      --(d)     0.43       (0.49)        (0.17)     (0.66)
PRIME MONEY MARKET FUND
   Year Ended September 30, 2006 ...............    $ 1.00    0.03            --(c)     0.03       (0.03)           --      (0.03)
   Year Ended September 30, 2005 ...............    $ 1.00    0.01            --(c)     0.01       (0.01)           --      (0.01)
   Year Ended September 30, 2004 ...............    $ 1.00      --(c)         --(c)       --(c)       --(c)         --         --(c)
   Year Ended September 30, 2003 ...............    $ 1.00      --(c)         --          --(c)       --(c)         --         --(c)
   January 30, 2002 to September 30, 2002 (a) ..    $ 1.00    0.01            --        0.01       (0.01)           --      (0.01)
U.S. TREASURY MONEY MARKET FUND
   Year Ended September 30, 2006 ...............    $ 1.00    0.03            --        0.03       (0.03)           --      (0.03)
   Year Ended September 30, 2005 ...............    $ 1.00    0.01            --        0.01       (0.01)           --      (0.01)
   Year Ended September 30, 2004 ...............    $ 1.00      --(c)         --          --(c)       --(c)         --         --(c)
   Year Ended September 30, 2003 ...............    $ 1.00      --(c)         --          --(c)       --(c)         --         --(c)
   January 30, 2002 to September 30, 2002 (a) ..    $ 1.00      --(c)         --          --(c)       --(c)         --         --(c)
NATIONAL TAX-FREE MONEY MARKET FUND
   August 1, 2006 to September 30, 2006 (a) ....    $ 1.00      --(c)         --          --(c)       --(c)         --         --(c)
CAPITAL MANAGER CONSERVATIVE GROWTH FUND***
   Year Ended September 30, 2006 ...............    $ 9.73    0.23(b)       0.23        0.46       (0.26)           --      (0.26)
   Year Ended September 30, 2005 ...............    $ 9.27    0.16          0.45        0.61       (0.15)           --      (0.15)
   Year Ended September 30, 2004 ...............    $ 8.82    0.09(b)       0.44        0.53       (0.08)           --      (0.08)
   Year Ended September 30, 2003 ...............    $ 8.26    0.09          0.61        0.70       (0.10)        (0.04)     (0.14)
   Year Ended September 30, 2002 ...............    $ 9.10    0.17         (0.69)      (0.52)      (0.14)        (0.18)     (0.32)
CAPITAL MANAGER MODERATE GROWTH FUND***
   Year Ended September 30, 2006 ...............    $ 9.69    0.17(b)       0.42        0.59       (0.18)           --      (0.18)
   Year Ended September 30, 2005 ...............    $ 8.91    0.09(b)       0.77        0.86       (0.08)           --      (0.08)
   Year Ended September 30, 2004 ...............    $ 8.18    0.01(b)       0.73        0.74       (0.01)           --      (0.01)
   Year Ended September 30, 2003 ...............    $ 7.42    0.03          0.82        0.85       (0.08)        (0.01)     (0.09)
   Year Ended September 30, 2002 ...............    $ 8.77    0.04         (0.97)      (0.93)      (0.05)        (0.37)     (0.42)
CAPITAL MANAGER GROWTH FUND***
   Year Ended September 30, 2006 ...............    $ 9.52    0.11(b)       0.57        0.68       (0.15)           --      (0.15)
   Year Ended September 30, 2005 ...............    $ 8.56    0.04(b)       0.95        0.99       (0.03)           --      (0.03)
   Year Ended September 30, 2004 ...............    $ 7.71   (0.02)(b)      0.87        0.85          --            --         --
   Year Ended September 30, 2003 ...............    $ 6.80   (0.01)(b)      0.93        0.92       (0.01)           --      (0.01)
   Year Ended September 30, 2002 ...............    $ 8.41   (0.02)        (1.19)      (1.21)         --         (0.40)     (0.40)
CAPITAL MANAGER EQUITY FUND***
   Year Ended September 30, 2006 ...............    $10.64    0.10(b)       0.78        0.88       (0.11)        (0.19)     (0.30)
   Year Ended September 30, 2005 ...............    $ 9.33   (0.01)(b)      1.32        1.31          --(c)         --         --(c)
   Year Ended September 30, 2004 ...............    $ 8.28   (0.05)(b)      1.10        1.05          --            --         --
   Year Ended September 30, 2003 ...............    $ 7.26   (0.05)(b)      1.12        1.07          --(c)      (0.05)     (0.05)
   Year Ended September 30, 2002 ...............    $ 8.92   (0.12)        (1.54)      (1.66)         --            --         --

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

*** The expense ratios exclude the impact of fees/expenses paid by each underlying fund.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses) and the net investment income ratio would have been: $0.44, $(0.01) and 4.40%, respectively.

(e)  Not annualized for periods less than one year.

(f)  Annualized for periods less than one year.

               See accompanying notes to the financial statements.

                                                     RATIOS/SUPPLEMENTARY DATA
                            ---------------------------------------------------------------------------
                                                         RATIO OF NET
                                                          INVESTMENT
NET ASSET       TOTAL       NET ASSETS,   RATIO OF NET      INCOME         RATIO OF
  VALUE,        RETURN         END OF      EXPENSES TO     (LOSS) TO     EXPENSES TO
  END OF   (EXCLUDES SALES     PERIOD        AVERAGE      AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD     CHARGE) (e)       (000)     NET ASSETS (f)   ASSETS (f)   NET ASSETS* (f)  TURNOVER RATE**
---------  ---------------  -----------  --------------  ------------  ---------------  ---------------

  $10.13         2.18%         $  116         1.68%         3.35%           1.79%           226.36%
  $10.32         1.21%         $  218         1.71%         2.88%           1.84%           173.74%
  $10.59         2.44%         $  257         1.82%         3.09%           1.94%            31.95%
  $10.72         7.86%         $  282         1.83%         3.61%           1.94%            43.98%
  $10.33         4.37%         $  318         1.89%         4.28%(d)        2.03%            69.15%

  $ 1.00         3.35%         $  393         1.48%         3.35%           1.59%               --
  $ 1.00         1.32%         $  326         1.49%         1.29%           1.64%               --
  $ 1.00         0.06%         $  453         1.20%         0.06%           1.70%               --
  $ 1.00         0.15%         $  555         1.30%         0.14%           1.69%               --
  $ 1.00         0.28%         $  314         1.60%         0.40%           1.65%               --

  $ 1.00         3.13%         $   55         1.45%         3.30%           1.59%               --
  $ 1.00         1.07%         $   38         1.50%         1.40%           1.66%               --
  $ 1.00         0.05%         $    5         1.02%         0.05%           1.71%               --
  $ 1.00         0.16%         $    8         1.12%         0.17%           1.70%               --
  $ 1.00         0.18%         $   10         1.60%         0.27%           1.64%               --

  $ 1.00         0.36%         $    1         1.39%         2.19%           1.78%               --

  $ 9.93         4.75%         $  127         1.08%         2.35%           1.45%             5.69%
  $ 9.73         6.58%         $  155         1.20%         1.63%           1.52%            52.50%
  $ 9.27         6.06%         $  180         1.44%         0.93%           1.64%             2.47%
  $ 8.82         8.50%         $  148         1.53%         1.05%           1.73%            33.03%
  $ 8.26        (5.98)%        $   62         1.52%         1.45%           1.72%             6.29%

  $10.10         6.19%         $  139         1.10%         1.71%           1.47%             7.33%
  $ 9.69         9.62%         $  122         1.25%         0.95%           1.56%            37.83%
  $ 8.91         9.08%         $  178         1.49%         0.17%           1.69%             0.17%
  $ 8.18        11.39%         $  182         1.51%         0.40%           1.71%            21.46%
  $ 7.42       (11.40)%        $  307         1.58%         0.53%           1.78%            14.56%

  $10.05         7.19%         $   61         1.11%         1.17%           1.46%             6.26%
  $ 9.52        11.61%         $   37         1.26%         0.43%           1.59%            26.22%
  $ 8.56        11.02%         $   63         1.50%        (0.23)%          1.73%             0.19%
  $ 7.71        13.48%         $   52         1.54%        (0.14)%          1.74%            17.80%
  $ 6.80       (15.43)%        $   12         1.61%        (0.34)%          1.81%             8.38%

  $11.22         8.44%         $   10         1.11%         0.90%           1.48%             1.48%
  $10.64        14.15%         $   19         1.27%        (0.09)%          1.63%             2.14%
  $ 9.33        12.68%         $   85         1.52%        (0.54)%          1.81%             3.10%
  $ 8.28        14.78%         $   28         1.73%        (0.66)%          1.92%             8.30%
  $ 7.26       (18.61)%        $    1         1.94%        (1.31)%          1.94%             5.75%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, INSTITUTIONAL SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                             INVESTMENT ACTIVITIES
                                                   ----------------------------------------                 DIVIDENDS
                                                                 NET REALIZED/                -------------------------------------
                                                                  UNREALIZED                               NET REALIZED
                                                                GAINS (LOSSES)                               GAINS ON
                                       NET ASSET       NET      ON INVESTMENTS                              INVESTMENTS
                                         VALUE,    INVESTMENT     AND FOREIGN    TOTAL FROM       NET       AND FOREIGN
                                       BEGINNING     INCOME        CURRENCY      INVESTMENT   INVESTMENT     CURRENCY       TOTAL
                                       OF PERIOD     (LOSS)      TRANSACTIONS    ACTIVITIES     INCOME     TRANSACTIONS   DIVIDENDS
                                       ---------   ----------   --------------   ----------   ----------   ------------   ---------
LARGE CAP FUND
   Year Ended September 30, 2006 ...     $19.51      0.35(b)        2.31            2.66       (0.35)         (1.44)       (1.79)
   Year Ended September 30, 2005 ...     $17.29      0.34           2.22            2.56       (0.34)            --        (0.34)
   Year Ended September 30, 2004 ...     $14.90      0.26           2.39            2.65       (0.26)            --        (0.26)
   Year Ended September 30, 2003 ...     $12.87      0.27           2.03            2.30       (0.27)            --        (0.27)
   Year Ended September 30, 2002 ...     $16.82      0.22          (3.47)          (3.25)      (0.22)         (0.48)       (0.70)
LARGE CAP GROWTH FUND
   Year Ended September 30, 2006 ...     $ 9.12      0.04(b)       (0.05)          (0.01)      (0.03)            --        (0.03)
   Year Ended September 30, 2005 ...     $ 8.35      0.06(b)        0.77            0.83       (0.06)            --        (0.06)
   Year Ended September 30, 2004 ...     $ 7.79     (0.01)          0.57            0.56          --             --           --
   Year Ended September 30, 2003 ...     $ 6.67     (0.01)(b)       1.13            1.12          --             --           --
   Year Ended September 30, 2002 ...     $ 8.23     (0.03)         (1.53)          (1.56)         --             --           --
MID CAP VALUE FUND
   Year Ended September 30, 2006 ...     $13.38      0.06(b)        1.62            1.68       (0.07)         (1.45)       (1.52)
   Year Ended September 30, 2005 ...     $15.41      0.17(b)        3.05            3.22       (0.16)         (5.09)       (5.25)
   Year Ended September 30, 2004 ...     $12.98      0.22(b)        2.42            2.64       (0.21)            --        (0.21)
   Year Ended September 30, 2003 ...     $10.93      0.19(b)        2.04            2.23       (0.18)            --        (0.18)
   Year Ended September 30, 2002 ...     $13.12      0.20          (1.04)          (0.84)      (0.20)         (1.15)       (1.35)
MID CAP GROWTH FUND
   Year Ended September 30, 2006 ...     $14.51      0.02(b)        0.02(f)         0.04       (0.04)         (1.42)       (1.46)
   Year Ended September 30, 2005 ...     $11.40     (0.06)(b)       3.31            3.25          --          (0.14)       (0.14)
   Year Ended September 30, 2004 ...     $10.22     (0.08)          1.26            1.18          --             --           --
   Year Ended September 30, 2003 ...     $ 8.36     (0.06)          1.92            1.86          --             --           --
   Year Ended September 30, 2002 ...     $10.10     (0.06)         (1.05)          (1.11)         --          (0.63)       (0.63)
SMALL CAP FUND
   Year Ended September 30, 2006 ...     $16.44      0.05(b)        1.05            1.10       (0.05)         (2.30)       (2.35)
   Year Ended September 30, 2005 ...     $14.23      0.16(b)        2.62            2.78       (0.15)         (0.42)       (0.57)
   Year Ended September 30, 2004 ...     $11.44      0.02(b)        2.91            2.93       (0.02)         (0.12)       (0.14)
   May 19, 2003 to September 30,
      2003 (a) .....................     $10.00     (0.01)(b)       1.45            1.44          --(c)          --           --(c)
INTERNATIONAL EQUITY FUND
   Year Ended September 30, 2006 ...     $ 9.72      0.18(b)        1.50            1.68       (0.17)            --        (0.17)
   Year Ended September 30, 2005 ...     $ 8.24      0.12(b)        1.49            1.61       (0.13)            --        (0.13)
   Year Ended September 30, 2004 ...     $ 6.98      0.10(b)        1.26            1.36       (0.10)            --        (0.10)
   Year Ended September 30, 2003 ...     $ 6.41      0.05(b)        0.57            0.62       (0.05)            --        (0.05)
   Year Ended September 30, 2002 ...     $ 7.53        --          (1.12)          (1.12)         --(c)          --           --(c)
SPECIAL OPPORTUNITIES EQUITY FUND
   Year Ended September 30, 2006 ...     $15.65        --(c)        1.71            1.71          --          (0.79)       (0.79)
   Year Ended September 30, 2005 ...     $13.12     (0.03)          2.68            2.65          --          (0.12)       (0.12)
   Year Ended September 30, 2004 ...     $10.53     (0.05)          2.72            2.67          --          (0.08)       (0.08)
   June 2, 2003 to September 30,
      2003 (a) .....................     $10.00        --(c)        0.53            0.53          --(c)          --           --(c)
EQUITY INCOME FUND
   Year Ended September 30, 2006 ...     $12.10      0.32           1.57            1.89       (0.35)         (0.27)       (0.62)
   Year Ended September 30, 2005 ...     $10.35      0.28           1.76            2.04       (0.27)         (0.02)       (0.29)
   June 30, 2004 to September 30,
      2004 (a) .....................     $10.00      0.05(b)        0.34            0.39       (0.04)            --        (0.04)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d)  Not annualized for periods less than one year.

(e)  Annualized for periods less than one year.

(f) The amount shown for a share outstanding throughout the period does not accord with the change in aggregate gains and losses in the portfolio of securities during the period because of the timing of sales and purchases of Fund shares in relation to fluctuating market values during the period.

              See accompanying notes to the financial statements.


                                                    RATIOS/SUPPLEMENTARY DATA
                         -------------------------------------------------------------------------------
                                                        RATIO OF NET
                                                         INVESTMENT
NET ASSET                NET ASSETS,    RATIO OF NET       INCOME          RATIO OF
  VALUE,                    END OF       EXPENSES TO      (LOSS) TO      EXPENSES TO
  END OF       TOTAL        PERIOD        AVERAGE        AVERAGE NET       AVERAGE          PORTFOLIO
  PERIOD    RETURN (d)      (000)      NET ASSETS (e)    ASSETS (e)    NET ASSETS* (e)   TURNOVER RATE**
---------   ----------   -----------   --------------   ------------   ---------------   ---------------

  $20.38      14.59%       $660,667         0.89%           1.80%           0.93%             34.83%
  $19.51      14.92%       $605,493         0.89%           1.82%           0.99%             19.50%
  $17.29      17.86%       $620,186         0.95%           1.58%           1.06%             16.40%
  $14.90      17.98%       $475,289         0.92%           1.90%           1.06%             18.89%
  $12.87     (20.33)%      $319,971         0.98%           1.37%           1.12%             23.02%

  $ 9.08      (0.10)%      $207,384         0.88%           0.40%           0.93%            186.19%
  $ 9.12       9.92%       $336,103         0.89%           0.63%           0.99%             62.78%
  $ 8.35       7.19%       $346,061         0.97%          (0.08)%          1.08%            127.47%
  $ 7.79      16.79%       $272,961         0.93%          (0.11)%          1.07%             91.73%
  $ 6.67     (18.96)%      $160,933         1.02%          (0.30)%          1.16%            100.46%

  $13.54      13.52%       $209,685         0.89%           0.48%           0.93%             53.92%
  $13.38      21.14%       $172,295         0.89%           1.02%           0.99%            126.99%
  $15.41      20.44%       $182,791         0.98%           1.47%           1.10%             19.17%
  $12.98      20.60%       $142,280         0.95%           1.57%           1.10%             18.28%
  $10.93      (8.01)%      $ 85,013         0.90%           1.54%           1.13%             18.20%

  $13.09      (0.15)%      $132,677         0.89%           0.17%           0.94%            140.90%
  $14.51      28.73%       $126,785         0.91%          (0.46)%          1.01%             92.74%
  $11.40      11.55%       $118,012         1.00%          (0.65)%          1.11%            138.61%
  $10.22      22.25%       $100,226         0.95%          (0.72)%          1.12%            125.97%
  $ 8.36     (12.26)%      $ 69,975         0.89%          (0.62)%          1.17%            117.06%

  $15.19       7.23%       $110,722         1.02%           0.30%           1.26%             43.25%
  $16.44      19.99%       $ 61,046         1.05%           1.07%           1.28%              8.39%
  $14.23      25.78%       $ 66,802         1.26%           0.15%           1.42%             11.25%

  $11.44      14.43%       $ 43,462         1.69%          (0.17)%          1.69%             48.84%

  $11.23      17.38%       $253,690         1.15%           1.68%           1.25%             36.22%
  $ 9.72      19.61%       $229,406         1.20%           1.34%           1.33%             44.96%
  $ 8.24      19.48%       $233,275         1.32%           1.30%           1.42%             50.68%
  $ 6.98       9.72%       $187,315         1.40%           0.78%           1.41%            199.78%
  $ 6.41     (14.85)%      $123,330         1.43%           0.03%           1.43%             95.86%

  $16.57      11.50%       $ 67,232         1.03%          (0.02)%          1.03%             58.01%
  $15.65      20.29%       $ 60,823         1.06%          (0.18)%          1.08%             30.38%
  $13.12      25.44%       $ 39,816         1.12%          (0.49)%          1.32%             32.06%

  $10.53       5.31%       $ 26,360         0.82%          (0.11)%          1.64%             13.24%

  $13.37      16.04%       $ 35,205         0.95%           2.55%           0.95%             45.38%
  $12.10      19.88%       $ 30,588         0.90%           2.62%           1.12%             39.65%

  $10.35       3.94%       $ 21,128         1.29%           1.91%           1.63%              1.65%

              See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, INSTITUTIONAL SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.



                                                               INVESTMENT ACTIVITIES
                                                      --------------------------------------               DIVIDENDS
                                           NET ASSET      NET      NET REALIZED/              -----------------------------------
                                             VALUE,   INVESTMENT    UNREALIZED    TOTAL FROM      NET     NET REALIZED
                                           BEGINNING    INCOME    GAINS (LOSSES)  INVESTMENT  INVESTMENT    GAINS ON      TOTAL
                                           OF PERIOD    (LOSS)    ON INVESTMENTS  ACTIVITIES    INCOME     INVESTMENTS  DIVIDENDS
                                           ---------  ----------  --------------  ----------  ----------  ------------  ---------
SHORT U.S. GOVERNMENT FUND
   Year Ended September 30, 2006 ........    $ 9.51     0.30(b)       0.01(i)        0.31       (0.33)          --        (0.33)
   Year Ended September 30, 2005 ........    $ 9.71     0.25         (0.13)          0.12       (0.32)          --        (0.32)
   Year Ended September 30, 2004 ........    $ 9.90     0.20         (0.11)          0.09       (0.28)          --        (0.28)
   Year Ended September 30, 2003 ........    $10.09     0.29         (0.11)          0.18       (0.37)          --        (0.37)
   Year Ended September 30, 2002 ........    $10.05     0.45(c)       0.06(c)        0.51       (0.47)          --        (0.47)
INTERMEDIATE U.S. GOVERNMENT FUND
   Year Ended September 30, 2006 ........    $10.03     0.44(b)      (0.13)          0.31       (0.44)          --        (0.44)
   Year Ended September 30, 2005 ........    $10.25     0.37(b)      (0.13)          0.24       (0.41)       (0.05)       (0.46)
   Year Ended September 30, 2004 ........    $10.58     0.34         (0.18)          0.16       (0.36)       (0.13)       (0.49)
   Year Ended September 30, 2003 ........    $10.78     0.37         (0.07)          0.30       (0.41)       (0.09)       (0.50)
   Year Ended September 30, 2002 ........    $10.39     0.49(d)       0.42(d)        0.91       (0.52)          --        (0.52)
TOTAL RETURN BOND FUND
   Year Ended September 30, 2006 ........    $10.32     0.45(b)      (0.13)          0.32       (0.46)       (0.05)       (0.51)
   Year Ended September 30, 2005 ........    $10.59     0.39(b)      (0.16)          0.23       (0.47)       (0.03)       (0.50)
   Year Ended September 30, 2004 ........    $10.72     0.44         (0.08)          0.36       (0.49)          --        (0.49)
   Year Ended September 30, 2003 ........    $10.33     0.49          0.41           0.90       (0.51)          --        (0.51)
   Year Ended September 30, 2002 ........    $10.56     0.55(e)      (0.04)(e)       0.51       (0.57)       (0.17)       (0.74)
KENTUCKY INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.04     0.33          0.07           0.40       (0.33)          --        (0.33)
   Year Ended September 30, 2005 ........    $10.20     0.29(b)      (0.16)          0.13       (0.29)          --        (0.29)
   Year Ended September 30, 2004 ........    $10.22     0.28(b)      (0.02)          0.26       (0.28)          --        (0.28)
   February 24, 2003 to September 30,
      2003 (a) ..........................    $10.00     0.16(b)       0.20           0.36       (0.14)          --        (0.14)
MARYLAND INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.04     0.31          0.09           0.40       (0.31)          --        (0.31)
   Year Ended September 30, 2005 ........    $10.16     0.28(b)      (0.12)          0.16       (0.28)          --        (0.28)
   Year Ended September 30, 2004 ........    $10.16     0.25            --(f)        0.25       (0.25)          --        (0.25)
   February 24, 2003 to September 30,
      2003 (a) ..........................    $10.00     0.13          0.16           0.29       (0.13)          --        (0.13)
NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.46     0.39            --(f)        0.39       (0.38)       (0.09)       (0.47)
   Year Ended September 30, 2005 ........    $10.66     0.38         (0.19)          0.19       (0.37)       (0.02)       (0.39)
   Year Ended September 30, 2004 ........    $10.81     0.35         (0.12)          0.23       (0.34)       (0.04)       (0.38)
   Year Ended September 30, 2003 ........    $10.86     0.35         (0.01)          0.34       (0.35)       (0.04)       (0.39)
   Year Ended September 30, 2002 ........    $10.54     0.38          0.39           0.77       (0.37)       (0.08)       (0.45)
SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $10.47     0.37            --(f)        0.37       (0.37)       (0.18)       (0.55)
   Year Ended September 30, 2005 ........    $10.74     0.36         (0.19)          0.17       (0.36)       (0.08)       (0.44)
   Year Ended September 30, 2004 ........    $10.81     0.35         (0.06)          0.29       (0.35)       (0.01)       (0.36)
   Year Ended September 30, 2003 ........    $10.81     0.35            --(f)        0.35       (0.35)          --        (0.35)
   Year Ended September 30, 2002 ........    $10.39     0.39          0.41           0.80       (0.38)          --        (0.38)
VIRGINIA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $11.49     0.42         (0.04)          0.38       (0.42)       (0.06)       (0.48)
   Year Ended September 30, 2005 ........    $11.74     0.42         (0.23)          0.19       (0.42)       (0.02)       (0.44)
   Year Ended September 30, 2004 ........    $11.95     0.40         (0.13)          0.27       (0.40)       (0.08)       (0.48)
   Year Ended September 30, 2003 ........    $11.99     0.39            --(f)        0.39       (0.39)       (0.04)       (0.43)
   Year Ended September 30, 2002 ........    $11.57     0.43          0.41           0.84       (0.42)          --        (0.42)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the fund as a whole without distinguishing between classes of shares issued.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.49, $0.02, and 4.65%, respectively.

(d) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.51, $0.40, and 4.99%, respectively.

(e) Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.56, $(0.05), and 5.54%, respectively.

(f)  Amount is less than $0.005.

(g)  Not annualized for periods less than one year.

(h)  Annualized for periods less than one year.

(i) The amount shown for a share outstanding throughtout the period does not accord with the change in aggregate gains and losses in the portfolio of securities during the period because of the timing of sales and purchases of Fund shares in relation to fluctuating market values during the period.

              See accompanying notes to the financial statements.

                                                RATIOS/SUPPLEMENTARY DATA
                       ---------------------------------------------------------------------------
                                                    RATIO OF NET
                                                     INVESTMENT
NET ASSET              NET ASSETS,   RATIO OF NET      INCOME         RATIO OF
  VALUE,                  END OF      EXPENSES TO     (LOSS) TO     EXPENSES TO
  END OF      TOTAL       PERIOD        AVERAGE      AVERAGE NET      AVERAGE         PORTFOLIO
  PERIOD   RETURN (g)     (000)     NET ASSETS (h)   ASSETS (h)   NET ASSETS* (h)  TURNOVER RATE**
---------  ----------  -----------  --------------  ------------  ---------------  ---------------

  $ 9.49      3.37%      $ 66,371        0.64%        3.21%            0.79%            98.08%
  $ 9.51      1.21%      $155,786        0.66%        2.64%            0.84%            33.67%
  $ 9.71      0.96%      $195,920        0.74%        2.10%            0.91%            62.59%
  $ 9.90      1.78%      $199,980        0.76%        2.81%            0.91%            93.86%
  $10.09      5.27%      $181,797        0.78%        4.30%(c)         0.93%            73.93%

  $ 9.90      3.23%      $252,402        0.67%        4.45%            0.79%           127.13%
  $10.03      2.34%      $539,038        0.70%        3.67%            0.83%           107.04%
  $10.25      1.56%      $534,682        0.80%        3.15%            0.92%            98.35%
  $10.58      2.88%      $447,665        0.82%        3.43%            0.92%           209.07%
  $10.78      9.11%      $340,231        0.85%        4.81%(d)         0.95%            79.36%

  $10.13      3.30%      $367,353        0.67%        4.42%            0.79%           226.36%
  $10.32      2.23%      $461,749        0.71%        3.87%            0.83%           173.74%
  $10.59      3.47%      $272,749        0.82%        4.09%            0.94%            31.95%
  $10.72      8.95%      $215,000        0.83%        4.61%            0.94%            43.98%
  $10.33      5.19%      $142,509        0.83%        5.42%(e)         0.98%            69.15%

  $10.11      4.04%      $ 11,175        0.66%        3.26%            0.87%            64.55%
  $10.04      1.28%      $ 15,569        0.68%        2.87%            0.97%            37.50%
  $10.20      2.61%      $ 13,441        0.63%        2.78%            1.07%            24.78%

  $10.22      3.63%      $ 14,759        0.53%        2.56%            1.23%            42.87%

  $10.13      4.10%      $  8,003        0.60%        3.13%            0.90%           219.80%
  $10.04      1.60%      $ 10,084        0.58%        2.78%            1.03%            44.67%
  $10.16      2.52%      $  9,108        0.60%        2.47%            1.23%            55.18%

  $10.16      2.93%      $  4,897        0.61%        2.27%            1.65%            40.16%

  $10.38      3.84%      $ 87,854        0.65%        3.70%            0.80%            94.95%
  $10.46      1.80%      $ 93,418        0.68%        3.51%            0.86%            60.84%
  $10.66      2.15%      $ 96,738        0.75%        3.18%            0.92%            67.80%
  $10.81      3.19%      $ 95,613        0.77%        3.26%            0.92%            44.56%
  $10.86      7.62%      $ 93,856        0.78%        3.57%            0.93%            20.39%

  $10.29      3.66%      $ 15,426        0.69%        3.58%            0.86%            80.24%
  $10.47      1.62%      $ 16,468        0.71%        3.44%            0.93%            56.03%
  $10.74      2.77%      $ 17,488        0.75%        3.26%            0.94%            32.63%
  $10.81      3.35%      $ 18,297        0.72%        3.31%            0.93%            32.04%
  $10.81      7.94%      $ 17,960        0.67%        3.70%            0.97%            21.81%

  $11.39      3.49%      $ 65,652        0.65%        3.80%            0.80%            76.53%
  $11.49      1.66%      $ 67,579        0.68%        3.60%            0.86%            48.04%
  $11.74      2.29%      $ 68,786        0.76%        3.37%            0.93%            45.07%
  $11.95      3.31%      $ 77,577        0.78%        3.28%            0.92%            34.17%
  $11.99      7.48%      $ 81,683        0.78%        3.66%            0.93%            13.12%

               See accompanying notes to the financial statements.

BB&T Funds
FINANCIAL HIGHLIGHTS, INSTITUTIONAL SHARES

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                             INVESTMENT ACTIVITIES
                                                      -----------------------------------
                                                                      NET
                                                                   REALIZED/                            DIVIDENDS
                                           NET ASSET      NET      UNREALIZED              -----------------------------------
                                             VALUE,   INVESTMENT     GAINS     TOTAL FROM     NET      NET REALIZED
                                           BEGINNING    INCOME    (LOSSES) ON  INVESTMENT  INVESTMENT    GAINS ON       TOTAL
                                           OF PERIOD    (LOSS)    INVESTMENTS  ACTIVITIES    INCOME     INVESTMENTS  DIVIDENDS
                                           ---------  ----------  -----------  ----------  ----------  ------------  ---------
WEST VIRGINIA INTERMEDIATE TAX-FREE FUND
   Year Ended September 30, 2006 ........    $ 9.86      0.40       (0.01)        0.39       (0.39)       (0.06)      (0.45)
   Year Ended September 30, 2005 ........    $10.09      0.37(b)    (0.15)        0.22       (0.37)       (0.08)      (0.45)
   Year Ended September 30, 2004 ........    $10.21      0.36       (0.09)        0.27       (0.35)       (0.04)      (0.39)
   Year Ended September 30, 2003 ........    $10.35      0.35        0.02         0.37       (0.35)       (0.16)      (0.51)
   Year Ended September 30, 2002 ........    $10.02      0.41        0.34         0.75       (0.40)       (0.02)      (0.42)
PRIME MONEY MARKET FUND
   Year Ended September 30, 2006 ........    $ 1.00      0.04          --(c)      0.04       (0.04)          --       (0.04)
   Year Ended September 30, 2005 ........    $ 1.00      0.02          --(c)      0.02       (0.02)          --       (0.02)
   Year Ended September 30, 2004 ........    $ 1.00      0.01          --         0.01       (0.01)          --       (0.01)
   Year Ended September 30, 2003 ........    $ 1.00      0.01          --         0.01       (0.01)          --       (0.01)
   Year Ended September 30, 2002 ........    $ 1.00      0.02          --(c)      0.02       (0.02)          --       (0.02)
U.S. TREASURY MONEY MARKET FUND
   Year Ended September 30, 2006 ........    $ 1.00      0.04          --         0.04       (0.04)          --       (0.04)
   Year Ended September 30, 2005 ........    $ 1.00      0.02          --         0.02       (0.02)          --       (0.02)
   Year Ended September 30, 2004 ........    $ 1.00      0.01          --         0.01       (0.01)          --       (0.01)
   Year Ended September 30, 2003 ........    $ 1.00      0.01          --         0.01       (0.01)          --       (0.01)
   Year Ended September 30, 2002 ........    $ 1.00      0.02          --         0.02       (0.02)          --       (0.02)
NATIONAL TAX-FREE MONEY MARKET FUND
   August 1, 2006 to September 30,
      2006 (a) ..........................    $ 1.00      0.01          --         0.01       (0.01)          --       (0.01)
CAPITAL MANAGER CONSERVATIVE GROWTH
   FUND***
   Year Ended September 30, 2006 ........    $ 9.83      0.33(b)     0.24         0.57       (0.36)          --       (0.36)
   Year Ended September 30, 2005 ........    $ 9.36      0.26        0.46         0.72       (0.25)          --       (0.25)
   Year Ended September 30, 2004 ........    $ 8.90      0.18(b)     0.46         0.64       (0.18)          --       (0.18)
   Year Ended September 30, 2003 ........    $ 8.33      0.18        0.61         0.79       (0.18)       (0.04)      (0.22)
   Year Ended September 30, 2002 ........    $ 9.17      0.22       (0.66)       (0.44)      (0.22)       (0.18)      (0.40)
CAPITAL MANAGER MODERATE GROWTH FUND***
   Year Ended September 30, 2006 ........    $ 9.83      0.27(b)     0.43         0.70       (0.28)          --       (0.28)
   Year Ended September 30, 2005 ........    $ 9.04      0.19(b)     0.77         0.96       (0.17)          --       (0.17)
   Year Ended September 30, 2004 ........    $ 8.30      0.10(b)     0.74         0.84       (0.10)          --       (0.10)
   Year Ended September 30, 2003 ........    $ 7.47      0.10        0.82         0.92       (0.08)       (0.01)      (0.09)
   Year Ended September 30, 2002 ........    $ 8.82      0.14       (0.99)       (0.85)      (0.13)       (0.37)      (0.50)
CAPITAL MANAGER GROWTH FUND***
   Year Ended September 30, 2006 ........    $ 9.69      0.22(b)     0.57         0.79       (0.24)          --       (0.24)
   Year Ended September 30, 2005 ........    $ 8.70      0.15(b)     0.97         1.12       (0.13)          --       (0.13)
   Year Ended September 30, 2004 ........    $ 7.81      0.07(b)     0.88         0.95       (0.06)          --       (0.06)
   Year Ended September 30, 2003 ........    $ 6.87      0.06(b)     0.93         0.99       (0.05)          --       (0.05)
   Year Ended September 30, 2002 ........    $ 8.46      0.05       (1.20)       (1.15)      (0.04)       (0.40)      (0.44)
CAPITAL MANAGER EQUITY FUND***
   Year Ended September 30, 2006 ........    $11.02      0.20(b)     0.84         1.04       (0.22)       (0.19)      (0.41)
   Year Ended September 30, 2005 ........    $ 9.64      0.12(b)     1.34         1.46       (0.08)          --       (0.08)
   Year Ended September 30, 2004 ........    $ 8.49      0.04(b)     1.14         1.18       (0.03)          --       (0.03)
   Year Ended September 30, 2003 ........    $ 7.39      0.02(b)     1.15         1.17       (0.02)       (0.05)      (0.07)
   Year Ended September 30, 2002 ........    $ 8.97     (0.01)      (1.57)       (1.58)         --(c)        --          --(c)

----------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.

** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

*** The expense ratios exclude the impact of fees/expenses paid by each underlying fund.

(a)  Period from commencement of operations.

(b) Per share net investment income (loss) has been calculated using the average daily shares method.

(c)  Amount is less than $0.005.

(d)  Not annualized for periods less than one year.

(e)  Annualized for periods less than one year.

               See accompanying notes to the financial statements.

                                              RATIOS/SUPPLEMENTARY DATA
                       -----------------------------------------------------------------------
                                                    RATIO OF NET
                                                     INVESTMENT
NET ASSET              NET ASSETS,   RATIO OF NET      INCOME       RATIO OF
  VALUE,                  END OF      EXPENSES TO     (LOSS) TO   EXPENSES TO
  END OF      TOTAL       PERIOD        AVERAGE      AVERAGE NET  AVERAGE NET     PORTFOLIO
  PERIOD   RETURN (d)     (000)     NET ASSETS (e)   ASSETS (e)   ASSETS* (e)  TURNOVER RATE**
---------  ----------  -----------  --------------  ------------  -----------  ---------------
  $ 9.80       4.10%     $ 50,916        0.65%          4.03%         0.65%         50.14%
  $ 9.86       2.22%     $ 55,662        0.68%          3.74%         0.72%         32.10%
  $10.09       2.76%     $ 63,518        0.76%          3.49%         0.78%         16.24%
  $10.21       3.77%     $ 79,361        0.73%          3.48%         0.76%         25.59%
  $10.35       7.78%     $ 78,170        0.72%          4.04%         0.82%         61.44%

  $ 1.00       4.38%     $731,616        0.48%          4.34%         0.59%            --
  $ 1.00       2.34%     $510,941        0.49%          2.31%         0.63%            --
  $ 1.00       0.70%     $529,849        0.57%          0.69%         0.70%            --
  $ 1.00       0.87%     $667,534        0.60%          0.86%         0.69%            --
  $ 1.00       1.61%     $532,465        0.64%          1.54%         0.71%            --

  $ 1.00       4.15%     $481,484        0.46%          4.04%         0.59%            --
  $ 1.00       2.11%     $592,736        0.48%          2.02%         0.64%            --
  $ 1.00       0.54%     $926,162        0.57%          0.53%         0.71%            --
  $ 1.00       0.67%     $838,022        0.61%          0.67%         0.70%            --
  $ 1.00       1.40%     $915,013        0.65%          1.35%         0.72%            --

  $ 1.00       0.53%     $ 95,757        0.40%          3.14%         0.79%            --

  $10.04       5.87%     $ 47,046        0.08%          3.35%         0.45%          5.69%
  $ 9.83       7.70%     $ 71,796        0.20%          2.64%         0.51%         52.50%
  $ 9.36       7.16%     $ 67,925        0.44%          1.93%         0.64%          2.47%
  $ 8.90       9.55%     $ 31,748        0.53%          2.09%         0.73%         33.03%
  $ 8.33      (5.05)%    $ 26,347        0.54%          2.47%         0.74%          6.29%

  $10.25       7.33%     $ 25,699        0.10%          2.65%         0.47%          7.33%
  $ 9.83      10.69%     $ 43,353        0.23%          2.01%         0.56%         37.83%
  $ 9.04      10.12%     $ 33,971        0.49%          1.17%         0.69%          0.17%
  $ 8.30      12.40%     $ 26,168        0.50%          1.35%         0.70%         21.46%
  $ 7.47     (10.55)%    $ 20,977        0.58%          1.48%         0.78%         14.56%

  $10.24       8.22%     $ 20,243        0.11%          2.24%         0.48%          6.26%
  $ 9.69      12.89%     $ 37,546        0.23%          1.60%         0.57%         26.22%
  $ 8.70      12.10%     $ 28,660        0.50%          0.77%         0.73%          0.19%
  $ 7.81      14.49%     $ 21,484        0.56%          0.82%         0.76%         17.80%
  $ 6.87     (14.61)%    $ 17,981        0.62%          0.63%         0.82%          8.38%

  $11.65       9.66%     $ 14,837        0.11%          1.75%         0.47%          1.48%
  $11.02      15.23%     $ 25,802        0.22%          1.10%         0.58%          2.14%
  $ 9.64      13.87%     $ 21,051        0.52%          0.42%         0.81%          3.10%
  $ 8.49      15.82%     $ 16,077        0.70%          0.29%         0.90%          8.30%
  $ 7.39     (17.61)%    $ 11,352        0.83%         (0.15)%        1.03%          5.75%

               See accompanying notes to the financial statements.

BB&T Funds
NOTES TO FINANCIAL STATEMENTS                                 SEPTEMBER 30, 2006

1.   ORGANIZATION:

     The BB&T Funds commenced operations on October 5, 1992 and are registered under the Investment Company Act of 1940, as amended ("the 1940 Act"), as an open-end investment company established as a Massachusetts business trust.

     The BB&T Funds offer shares of the Large Cap Fund (formerly known as the Large Company Value Fund), the Large Cap Growth Fund (formerly known as the Large Company Growth Fund), the Mid Cap Value Fund, the Mid Cap Growth Fund, the Small Cap Fund (formerly known as the Small Company Value Fund), the International Equity Fund, the Special Opportunities Equity Fund, the Equity Income Fund, the Short U.S. Government Fund, the Intermediate U.S. Government Fund, the Total Return Bond Fund, the Kentucky Intermediate Tax-Free Fund, the Maryland Intermediate Tax-Free Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, the Virginia Intermediate Tax-Free Fund, the West Virginia Intermediate Tax-Free Fund, the Prime Money Market Fund, the U.S. Treasury Money Market Fund, the National Tax-Free Money Market Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund (referred to individually as a "Fund" and collectively as the "Funds"). The Kentucky Intermediate Tax-Free Fund, the Maryland Intermediate Tax-Free Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, the Virginia Intermediate Tax-Free Fund and the West Virginia Intermediate Tax-Free Fund are referred to as the "Tax-Free Funds". The Prime Money Market Fund, the U.S. Treasury Money Market Fund and the National Tax-Free Money Market Fund are referred to as the "Money Market Funds". The Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund are referred to as the "Fund of Funds". The Funds, excluding the Money Market Funds and the Fund of Funds, are referred to as the "Variable Net Asset Value Funds". The Fund of Funds invest in underlying mutual funds as opposed to individual securities.

     All Funds except the Tax-Free Funds are diversified funds under the 1940 Act. The Tax-Free Funds are non-diversified funds, which means they may concentrate their investments in the securities of a limited number of issuers.

     The BB&T Funds are authorized to issue an unlimited amount of shares without par value. The Funds offer up to four classes of shares: Class A Shares, Class B Shares, Class C Shares and Institutional Shares. As of September 30, 2006, Class B Shares and Class C Shares of the Short U.S. Government Fund and the Tax-Free Funds were not yet being offered. Class A Shares of the Variable Net Asset Value Funds and Fund of Funds, excluding the Short U.S. Government Fund, have a maximum sales charge of 5.75% as a percentage of original purchase price. The Class A Shares of the Tax-Free Funds and the Short U.S. Government Fund have a maximum sales charge of 3.00% as a percentage of the original purchase price. Certain purchases of Class A Shares will not be subject to a front-end sales charge, but will be subject to a contingent deferred sales charge ("CDSC") of 1.00% of the purchase price if redeemed less than one year after purchase. The Class B Shares of the Funds are offered without any front-end sales charge but will be subject to a CDSC ranging from a maximum of 5.00% if redeemed less than one year after purchase to 0.00% if redeemed more than six years after purchase. The Class C Shares of the Funds are offered without any front-end sales charge but will be subject to a maximum CDSC of 1.00% if redeemed less than one year after purchase.

     Each class of shares has identical rights and privileges except with respect to the fees paid under the distribution plan, voting rights on matters affecting a single class of shares and the exchange privilege of each class of shares.

     During the fiscal year ended September 30, 2006, the Mid Cap Growth Fund, the Small Cap Fund, the Total Return Bond Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund delivered securities of the Funds in exchange for the redemption of Institutional Shares (redemption-in-kind). Cash and securities were transferred for redemptions at a fair value of $5,000,000; $4,000,000; $192,588,337; $24,907,733; $24,751,203;
$24,289,586 and $17,939,344 for the Mid Cap Growth Fund, the Small Cap Fund, the Total Return Bond Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund, respectively. For financial reporting purposes, the Mid Cap Growth Fund, the Small Cap Fund, the Total Return Bond Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund recorded net realized gains and losses of $1,074,298; $845,172; $584,613; $842,687,
($72,192); ($905,097) and $406,868, respectively, in connection with the transactions. However, for tax purposes, the transactions received tax-free treatment. These permanent book to tax differences were reclassified within the components of net assets in accordance with the Funds' accounting policies more fully disclosed in note 2.

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

     Under the Funds' organizational documents, its Officers and Trustees are indemnified against certain liabilities arising out of the performance of their duties to the Funds. In addition, in the normal course of business, the Funds may enter into contracts with their vendors and others that provide for general indemnifications. The Funds' maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds. However, based on experience, the Funds expect that risk of loss to be remote.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with United States generally accepted accounting principles ("GAAP"). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS:

     In September 2006, the Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements." This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of this Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of September 30, 2006, the Funds do not believe the adoption of SFAS No. 157 will impact the financial statement amounts, however, additional disclosures may be required about the inputs used to develop the measurements and the effect of certain of the measurements on changes in net assets for the period.

     On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes" (FIN
48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund's tax return to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the year of determination. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. Management has not completed their analysis on whether the adoption of FIN 48 will have an impact to the financial statements.

SECURITIES VALUATION:

     Investments of the Money Market Funds are valued in accordance with Rule 2a-7 of the 1940 Act, at amortized cost, which approximates fair value. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security.

     Investments in common stocks, commercial paper, corporate bonds, municipal securities, U.S. Government securities and U.S. Government agency securities of the Variable Net Asset Value Funds, the principal market for which is a securities exchange or an over-the-counter market, are valued at their latest available sale price (except for those securities that are traded on NASDAQ, which will be valued at the NASDAQ official closing price) or in the absence of such a price, by reference to the latest available bid price in the principal market in which such securities are normally traded. The Variable Net Asset Value Funds may also use an independent pricing service approved by the Board of Trustees to value certain securities. Such prices reflect fair values which may be established through the use of electronic and matrix techniques. Short-term obligations that mature in 60 days or less are valued at either amortized cost or original cost plus interest, which approximates current value. Investments in open-end investment companies, including the Fund of Funds, are valued at their respective net asset values as reported by such companies. Investments in closed-end investment companies are valued at their fair values based upon the latest available bid prices in the principal market in which such securities are normally traded. The differences between cost and fair values of investments are

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

reflected as either unrealized appreciation or depreciation. Securities for which market quotations are not readily available or deemed unreliable (e.g., an approved pricing service does not provide a price, a furnished price is in error, certain stale prices, or an event occurs that materially effects the furnished price) will be valued at fair value using methods determined in good faith by the Pricing Committee under the supervision of the Board of Trustees.

     Fair value pricing may be used if events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the International Equity Fund's net asset value is calculated, such securities may be valued at fair value in accordance with procedures adopted by the Board of Trustees. Management identifies possible fluctuation in international securities by monitoring the increase or decrease in the value of a designated benchmark index. In the event of an increase or decrease greater than predetermined levels, the International Equity Fund may use a systematic valuation model provided by an independent third party to fair value their international equity securities.

FOREIGN CURRENCY TRANSLATION:

     The accounting records of the International Equity Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the current rate of exchange to determine the fair value of investments, assets and liabilities. Purchases and sales of securities, income and expenses are translated at the prevailing rate of exchange, on the respective dates of such transactions. The International Equity Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments and foreign currencies.

RISKS ASSOCIATED WITH FOREIGN SECURITIES AND CURRENCIES:

     Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments; and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries. Certain foreign investments may also be subject to foreign withholding taxes.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS:

     The International Equity Fund may enter into forward foreign currency exchange contracts in connection with planned purchases or sales of securities or to hedge the U.S. dollar value of Fund securities denominated in a particular currency. The Fund could be exposed to risks if the counter-parties to the contracts are unable to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. The forward foreign currency exchange contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized gains or losses until the contract settlement date.

FUTURES CONTRACTS:

     The Variable Net Asset Value Funds may invest in financial futures contracts for the purpose of hedging their existing securities or securities it intends to purchase against fluctuations in fair value caused by changes in prevailing markets. Upon entering into a financial futures contract, the Fund is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as "variation margin," are made or received by the Fund each day, depending on the daily fluctuations in the fair value of the underlying security. The Fund recognizes a gain or loss equal to the daily variation margin. Should market conditions move unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts and the underlying hedged assets. The Funds held no financial futures contracts as of September 30, 2006.

SECURITIES TRANSACTIONS AND RELATED INCOME:

     During the period, security transactions are accounted for no later than one business day following the trade date. For financial reporting purposes, however, security transactions are accounted for on trade date of the last business day of the reporting period. Interest income is recognized on the accrual basis and includes, where applicable, the amortization/accretion of premium or discount. Dividend income is recorded on the ex-dividend date. Gains or losses realized from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

WHEN-ISSUED AND FORWARD COMMITMENTS:

     The Funds, with the exception of the U.S. Treasury Money Market Fund, may purchase securities on a "when-issued" basis. The Large Cap Fund, the Large Cap Growth Fund, the Mid Cap Value Fund, the Mid Cap Growth Fund, the Small Cap Fund, the International Equity Fund, the Special Opportunities Equity Fund, the Equity Income Fund and the Prime Money Market Fund may also purchase or sell securities on a forward commitment basis. The Funds record when-issued securities on the trade date and pledge assets with a value at least equal to the purchase commitment for payment of the securities purchased. The value of the securities underlying when-issued or forward commitments to purchase securities, and any subsequent fluctuation in their value, is taken into account when determining the net asset value of the Funds commencing with the date the Funds agree to purchase the securities. The Funds do not accrue interest or dividends on "when-issued" securities until the underlying securities are received.

REPURCHASE AGREEMENTS AND COLLATERALIZED LOAN AGREEMENTS:

     The Funds may enter into agreements with member banks of the Federal Deposit Insurance Corporation and with registered broker/dealers that BB&T Asset Management, Inc. ("BB&T") or a sub-advisor deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying Fund securities. The seller, under these types of agreements, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase are held by the Funds' custodian, another qualified custodian, or in the Federal Reserve/Treasury book-entry system. In the event of counterparty default, the Fund has the right to use the collateral to offset losses incurred. There is potential for loss to the Fund in the event the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the fair value of the underlying securities during the period while the Fund seeks to assert its rights.

WRITTEN OPTIONS:

     The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Funds bear the risk of loss of the premium and change in fair value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as other securities owned. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premiums paid.

     In writing an option, the Funds contract with a specified counterparty to purchase (put options written) or sell (call options written) a specified quantity (notional amount) of an underlying asset at a specified price during a specified period upon demand of the counterparty. The risk associated with writing an option is that the Funds bear the market risk of an unfavorable change in the price of an underlying asset and may be required to buy or sell an underlying asset under the contractual terms of the option at a price different from the current fair value.

     The Large Cap Fund, the Large Cap Growth Fund, the Mid Cap Value Fund, the Mid Cap Growth Fund, the Small Cap Fund, the International Equity Fund, the Special Opportunities Equity Fund, the Equity Income Fund and the Fund of Funds each may sell call options and the Large Cap Growth Fund and International Equity Fund may purchase put options that are traded on recognized U.S. exchanges and enter into closing transactions with respect to such options. The Special Opportunities Equity Fund and the Equity Income Fund had the following transactions in call options during the year ended September 30, 2006.

                                     SPECIAL OPPORTUNITIES
                                          EQUITY FUND          EQUITY INCOME FUND
                                    ----------------------   ---------------------
                                    NUMBER OF    PREMIUMS    NUMBER OF    PREMIUMS
COVERED CALL OPTIONS                CONTRACTS    RECEIVED    CONTRACTS    RECEIVED
--------------------                ---------   ----------   ---------   ---------
Balance at beginning of period ..       895     $   51,170        --     $      --
Options written .................    12,872      1,582,477     2,402       416,001
Options closed ..................    (1,960)      (485,894)     (370)      (80,317)
Options expired .................    (3,081)      (148,253)     (712)     (164,935)
Options exercised ...............    (1,511)       (88,925)       --            --
                                     ------     ----------     -----     ---------
Balance at end of period ........     7,214     $  910,575     1,320     $ 170,749
                                     ======     ==========     =====     =========

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

     The following is a summary of options outstanding as of September 30, 2006:

                                                 NUMBER OF
SECURITY                                         CONTRACTS   FAIR VALUE
--------                                         ---------   ----------
SPECIAL OPPORTUNITIES EQUITY FUND
ATI Technologies, Inc., $22.50, 11/18/06 .....     2,070      $ 82,800
Checkfree Corp., $50.00, 11/18/06 ............     1,135        45,400
Consol Energy, Inc., $47.50, 1/20/07 .........     1,340        13,400
Consol Energy, Inc., $50.00, 1/20/07 .........       860         4,300
KOS Pharmaceuticals, $55.00, 11/18/06 ........       310        49,600
PACCAR, Inc., $60.00, 11/18/06 ...............     1,500       165,000
                                                             ----------
                                                              $360,500
                                                             ==========
EQUITY INCOME FUND
KB Home Corp., $60.00, 1/20/07 ...............       900      $ 31,500
Petroleo Brasileiro S.A., $110.00, 10/21/06 ..       245         3,675
Petroleo Brasileiro S.A., $110.00, 1/20/07 ...       175         5,250
                                                             ----------
                                                              $ 40,425
                                                             ==========

SECURITY LOANS:

     To generate additional income, the Funds may lend up to 33 1/3% of their respective total assets pursuant to agreements requiring that the loan be continuously secured by any combination of cash, U.S. Government or U.S. Government agency securities, equal at all times to at least 100% of the fair value.

     Pursuant to an exemptive order from the Securities and Exchange Commission, the cash collateral received by the Funds was pooled and at September 30, 2006 was invested in Commercial Paper, Corporate Bonds, Mutual Funds, and Repurchase Agreements (with interest rates ranging from 5.30% to 5.48% and maturity dates ranging from October 2006 through December 2015). These investments are managed by U.S. Bank National Association. The Funds receive payments from borrowers equivalent to the dividends and interest that would have been earned on securities lent while simultaneously seeking to earn income on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the fair value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers, such as broker-dealers, banks or institutional borrowers of securities, deemed by the Funds to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgement of the Funds, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time and are, therefore, not considered to be illiquid investments. As of September 30, 2006, the following Funds had loans outstanding:

                                                                         AVERAGE VALUE
                                                                            ON LOAN
                                           VALUE                        FOR THE PERIOD
                                         OF LOANED         VALUE             ENDED
                                        SECURITIES    OF COLLATERAL   SEPTEMBER 30, 2006
                                       ------------   -------------   ------------------
Large Cap Fund .....................   $122,511,470    $126,591,112      $179,921,206
Large Cap Growth Fund ..............     97,859,740     101,006,062       113,851,334
Mid Cap Value Fund .................     59,151,395      62,152,094        63,296,752
Mid Cap Growth Fund ................     53,993,107      55,773,608        65,104,001
Small Cap Fund .....................     27,427,088      28,786,261        30,361,130
Special Opportunities Equity Fund ..     59,886,231      61,799,055        60,606,332
Equity Income Fund .................     29,578,851      30,739,802        28,234,016
Short U.S. Government Fund .........     33,937,870      34,618,745        70,444,555
Intermediate U.S. Government Fund ..     35,279,800      35,975,000       169,457,244
Total Return Bond Fund .............     95,486,370      97,576,279       160,209,168
U.S. Treasury Money Market Fund ....             --              --       183,494,888

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

ALLOCATION METHODOLOGY:

     Expenses directly attributable to a Fund are charged to that Fund. Expenses not directly attributable to a Fund are allocated proportionately among all Funds daily in relation to the net assets of each Fund or on another reasonable basis. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees. Expenses that are attributable to more than one Trust are allocated across the Funds and BB&T Variable Insurance Funds, based upon relative net assets or on another reasonable basis. BB&T serves as the Investment Advisor for each of the Funds and BB&T Variable Insurance Funds. Income and realized and unrealized gains or losses on investments are allocated to each class of shares based on its relative net assets or another appropriate basis.

DIVIDENDS TO SHAREHOLDERS:

     Dividends from net investment income are declared daily and paid monthly for the Short U.S. Government Fund, the Intermediate U.S. Government Fund, the Total Return Bond Fund, the Tax-Free Funds and the Money Market Funds. Dividends from net investment income are declared and paid monthly for the Large Cap Fund, the Mid Cap Value Fund and the Small Cap Fund. Dividends from net investment income are declared and paid quarterly for the Large Cap Growth Fund, the Mid Cap Growth Fund, the International Equity Fund, the Special Opportunities Equity Fund, the Equity Income Fund and the Fund of Funds. Distributable net realized gains, if any, are declared and distributed at least annually.

     The character of income and gains distributed are determined in accordance with federal income tax regulations, which may differ from GAAP. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature (e.g. reclass of market discounts, gain/loss, paydowns and distributions), such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends to shareholders which exceed net investment income and net realized gains for tax purposes are reported as distributions of capital.

FEDERAL INCOME TAXES:

     It is the policy of the Funds to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes. Accordingly, no provision for federal income tax is required.

REDEMPTION FEES:

     Effective November 4, 2005, the holding period for shares redeemed or exchanged was reduced from 30 days to 7 days. For shares of the Funds that were redeemed or exchanged in less than 7 days a fee of 2% of the total redemption amount may be assessed subject to certain exceptions or limitations. These exceptions include but are not limited to redemptions or exchanges in the Money Market Funds, automatic non-discretionary rebalancing programs and systematic withdrawal plans. The fee is applied to shares redeemed or exchanged in the order in which they were purchased, and is retained by the Funds for the benefit of remaining shareholders to defray Fund portfolio transaction expenses and facilitate portfolio management. For financial statement purposes, these amounts are included in the Statements of Changes in Net Assets as "Proceeds from Shares Issued". Effective

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

July 24, 2006, the Funds no longer assess redemption fees. Fees for the Funds during the fiscal years ended September 30, 2005 and September 30, 2006, respectively, were as follows:

                                                      FOR THE              FOR THE
                                                    YEAR ENDED           YEAR ENDED
FUND                                            SEPTEMBER 30, 2005   SEPTEMBER 30, 2006
----                                            ------------------   ------------------
Large Cap Fund ..............................         $4,386               $  745
Large Cap Growth Fund .......................            243                    3
Mid Cap Value Fund ..........................          3,315                  254
Mid Cap Growth Fund .........................          2,070                1,003
Small Cap Fund ..............................            252                  107
International Equity Fund ...................            121                   --
Special Opportunities Equity Fund ...........          3,382                2,322
Equity Income Fund ..........................          1,029                  300
Short U.S. Government Fund ..................          2,362                  872
Intermediate U.S. Government Fund ...........          2,308                2,240
Total Return Bond Fund ......................          6,570                7,373
Kentucky Intermediate Tax-Free Fund .........             --                   --
Maryland Intermediate Tax-Free Fund .........             --                   --
North Carolina Intermediate Tax-Free Fund ...            564                  386
South Carolina Intermediate Tax-Free Fund ...             --                   --
Virginia Intermediate Tax-Free Fund .........             --                   --
West Virginia Intermediate Tax-Free Fund ....              2                1,646
Prime Money Market Fund .....................             --                   --
U.S. Treasury Money Market Fund .............             --                   --
National Tax-Free Money Market Fund .........             --                   --
Capital Manager Conservative Growth Fund ....          1,484                  124
Capital Manager Moderate Growth Fund ........            567                   --
Capital Manager Growth Fund .................            204                  135
Capital Manager Equity Fund .................            208                    5

3.   CONVERSION OF THE SMALL CAP FUND AND THE SMALL CAP GROWTH FUND:

     On March 27, 2006, net assets of the Small Cap Growth Fund managed by BB&T were exchanged in a tax-free conversion for shares of the Small Cap Fund and BB&T incurred all merger related expenses. The following is summary of shares issued, net assets converted, net asset value per share issued and unrealized appreciation/depreciation of assets acquired as of the conversion date:

                                                         NET ASSET      UNREALIZED
                               SHARES     NET ASSETS     VALUE PER     APPRECIATION
                               ISSUED     CONVERTED    SHARE ISSUED   (DEPRECIATION)
                             ---------   -----------   ------------   --------------
Small Cap Fund
   A Shares ..............     519,217   $ 8,076,416      $15.56       $ 3,875,617
   B Shares ..............     320,692     4,879,881       15.22        (1,836,336)
   C Shares ..............       1,265        19,229       15.20            (2,775)
   Institutional Shares...   2,617,536    40,922,638       15.63          (940,425)

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

4.   PURCHASES AND SALES OF SECURITIES:

     Purchases and sales of securities (excluding securities maturing less than one year from acquisition) for the fiscal year ended September 30, 2006 were as follows:

                                                   PURCHASES         SALES
                                                --------------   ------------
Large Cap Fund ..............................   $  230,193,817   $270,842,971
Large Cap Growth Fund .......................      627,234,783    739,785,130
Mid Cap Value Fund ..........................      117,910,343    109,183,117
Mid Cap Growth Fund .........................      211,142,474    195,682,263
Small Cap Fund ..............................       56,397,924     35,643,608
International Equity Fund ...................       87,987,392     94,855,773
Special Opportunities Equity Fund ...........      103,153,784    106,548,251
Equity Income Fund ..........................       65,548,327     42,508,194
Short U.S. Government Fund ..................       70,250,597    117,762,007
Intermediate U.S. Government Fund ...........      304,984,420    605,572,922
Total Return Bond Fund ......................    1,014,234,331    894,680,102
Kentucky Intermediate Tax-Free Fund .........       10,056,737     13,635,797
Maryland Intermediate Tax-Free Fund .........       22,271,219     23,861,141
North Carolina Intermediate Tax-Free Fund ...      103,556,086    111,659,712
South Carolina Intermediate Tax-Free Fund ...       15,451,560     16,092,412
Virginia Intermediate Tax-Free Fund .........       58,441,733     60,554,929
West Virginia Intermediate Tax-Free Fund ....       33,018,011     35,374,963
Capital Manager Conservative Growth Fund ....        8,308,488      4,555,000
Capital Manager Moderate Growth Fund ........       18,052,284      6,870,000
Capital Manager Growth Fund .................       17,844,499      4,585,000
Capital Manager Equity Fund .................        8,472,477        585,000

     Purchases and sales of U.S. Government Securities (excluding securities maturing less than one year from acquisition) for the fiscal year ended September 30, 2006 were as follows:

                                                   PURCHASES         SALES
                                                --------------   ------------
Short U.S. Government Fund ..................    $ 56,602,786    $ 73,158,155
Intermediate U.S. Government Fund ...........     269,840,412     242,029,270
Total Return Bond Fund ......................     306,065,575     297,012,318

RESTRICTED SECURITIES:

     A restricted security is a security which has been purchased through a private offering and cannot be resold to the general public without prior registration under the Securities Act of 1933 (The "1933 Act") or pursuant to the resale limitations provided by Rule 144 under the 1933 Act, or an exemption from the registration requirements of the 1933 Act. Whether a restricted security is illiquid is determined pursuant to guidelines established by the Board of Trustees. Not all restricted securities are considered illiquid. At September 30, 2006, the North Carolina Intermediate Tax-Free Fund and the Prime Money Market Fund held illiquid restricted securities representing 3.7% and 3.6% of net assets, respectively. The illiquid restricted securities held as of September 30, 2006 are identified below:

                                                                   ACQUISITION   ACQUISITION    PRINCIPAL
SECURITY                                                               DATE          COST         AMOUNT      FAIR VALUE
--------                                                           -----------   -----------   -----------   -----------
BB&T NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
North Carolina Capital Facilities Finance Agency, 5.25%, 5/1/15,
   Callable 11/1/06 @ 102 ......................................    5/15/2003     $2,096,517    $2,092,897    $2,134,755
North Carolina Medical Care Commission Hospital Revenue,
   4.60%, 8/15/07 ..............................................     3/2/2002      1,764,467     1,795,000     1,798,734

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

                                                                   ACQUISITION   ACQUISITION    PRINCIPAL
SECURITY                                                               DATE          COST         AMOUNT      FAIR VALUE
--------                                                           -----------   -----------   -----------   -----------
BB&T PRIME MONEY MARKET FUND
Genworth Life Insurance Co., 5.53%, 11/9/06 ....................     5/9/2006    $ 5,000,000   $ 5,000,000   $ 5,000,000
Metlife Insurance Co. of Connecticut, 5.50%, 11/21/06 ..........    8/19/2005      5,000,000     5,000,000     5,000,000
Metropolitan Life Insurance Co., 5.61%, 11/1/06 ................    2/10/2003      5,000,000     5,000,000     5,000,000
Monet Trust, 2000-1, 5.43%, 12/28/06 ...........................    3/28/2005     30,000,000    30,000,000    30,000,000
New York Life Insurance Co., 5.48%, 11/25/06 ...................    8/25/2006      5,000,000     5,000,000     5,000,000

5.   RELATED PARTY TRANSACTIONS:

     Investment advisory services are provided to the Funds by BB&T. Under the terms of the Investment Advisory Agreement, BB&T is entitled to receive fees based on a percentage of the average daily net assets of the Funds. These fees are accrued daily and payable on a monthly basis and are reflected on the Statements of Operations as "Investment advisory fees". BB&T waived investment advisory fees and certain expenses for the Small Cap Fund and the National Tax-Free Money Market Fund which are not subject to recoupment and are included on the Statements of Operations as "Less expenses waived by the Investment Advisor".

     Information regarding these transactions is as follows for the period ended September 30, 2006:

                                                                  FEE RATE AFTER   FEE RATE AFTER
                                                   CONTRACTURAL     CONTRACTUAL      CONTRACTUAL
                                                     FEE RATE        WAIVERS(1)      WAIVERS(2)*
                                                   ------------   --------------   --------------
Large Cap Fund .................................       0.74%           0.67%            0.70%
Large Cap Growth Fund ..........................       0.74%           0.67%            0.70%
Mid Cap Value Fund .............................       0.74%           0.67%            0.70%
Mid Cap Growth Fund ............................       0.74%           0.67%            0.70%
Small Cap Fund(3) ..............................       1.00%           0.80%            0.80%
International Equity Fund ......................       1.00%           0.90%            0.90%
Special Opportunities Equity Fund ..............       0.80%           0.80%            0.80%
Equity Income Fund .............................       0.70%           0.70%            0.70%
Short U.S. Government Fund .....................       0.60%           0.45%            0.45%
Intermediate U.S. Government Fund ..............       0.60%           0.50%            0.48%
Total Return Bond Fund .........................       0.60%           0.50%            0.48%
Kentucky Intermediate Tax-Free Fund(3) .........       0.60%           0.40%            0.40%
Maryland Intermediate Tax-Free Fund(3) .........       0.60%           0.30%            0.30%
North Carolina Intermediate Tax-Free Fund ......       0.60%           0.45%            0.45%
South Carolina Intermediate Tax-Free Fund(3) ...       0.60%           0.45%            0.45%
Virginia Intermediate Tax-Free Fund ............       0.60%           0.45%            0.45%
West Virginia Intermediate Tax-Free Fund .......       0.45%           0.45%            0.45%
Prime Money Market Fund ........................       0.40%           0.29%            0.29%
U.S. Treasury Money Market Fund ................       0.40%           0.28%            0.26%
National Tax-Free Money Market Fund ............       0.25%            N/A             0.20%
Capital Manager Conservative Growth Fund .......       0.25%           0.00%            0.00%
Capital Manager Moderate Growth Fund ...........       0.25%           0.00%            0.00%
Capital Manager Growth Fund ....................       0.25%           0.00%            0.00%
Capital Manager Equity Fund ....................       0.25%           0.00%            0.00%

* Effective February 1, 2006, BB&T contractually agreed to waive a portion of the investment advisory fee as disclosed in the table above. All contractual investment advisory fee waivers are not subject to recoupment in subsequent fiscal periods.

(1)  For the period October 1, 2005 through January 31, 2006.

(2)  For the period February 1, 2006 through September 30, 2006.

(3) For all or a portion of the fiscal year ended September 30, 2006 BB&T voluntarily waived additional investment advisory fees for the Small Cap Fund, Kentucky Intermediate Tax-Free Fund, Maryland Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund and National Tax-Free Money Market Fund. All voluntary investment advisory fee waivers are not subject to recoupment in subsequent fiscal periods, and may be discontinued at any time.

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

     Pursuant to a Sub-Advisory agreement with BB&T, UBS Global Asset Management (Americas), Inc. ("UBS") serves as the Sub-Advisor to the International Equity Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, Federated Investment Management Company ("Federated") serves as the Sub-Advisor to the Prime Money Market Fund and the National Tax-Free Money Market Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, Scott & Stringfellow, Inc., a wholly owned subsidiary of BB&T Corporation, serves as the Sub-Advisor to the Special Opportunities Equity Fund and the Equity Income Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, Sterling Capital Management LLC, a wholly owned subsidiary of BB&T Corporation, serves as the Sub-Advisor to the Mid Cap Value Fund and the Total Return Bond Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. For their services, Sub-Advisors are entitled to a fee, payable by BB&T.

     BB&T serves the Funds as administrator. BB&T receives compensation for providing administration services at a rate of 0.12% of the BB&T Funds and BB&T Variable Insurance Funds aggregate average daily net assets up to $5 billion and a rate of 0.08% of the aggregate average daily net assets in excess of $5 billion. This fee is accrued daily and payable on a monthly basis. Expenses incurred are reflected on the Statements of Operations as "Administration fees". BB&T voluntarily waived administration fees of $94,547, $111,212, $87,546 and $47,541, respectively, of the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund for the fiscal year ended September 30, 2006. Administration fee waivers are included on the Statements of Operations as "Less expenses waived by the Administrator" and these waivers are not subject to recoupment in subsequent fiscal periods. Pursuant to a Sub-Administration Agreement with BB&T, BISYS Fund Services Ohio, Inc. (BISYS Ohio) serves as sub-administrator to the Funds subject to the general supervision of the Funds' Board of Trustees and BB&T. For these services, BISYS Ohio is entitled to a fee, payable by BB&T. BISYS Ohio is a subsidiary of BISYS Group, Inc.

     BISYS Ohio serves the Funds as fund accountant and transfer agent and receives compensation for providing fund accounting and transfer agency services at a rate of 0.02% (0.01% for each service) of the average daily net assets of each Fund, plus certain out of pocket expenses. Expenses incurred are reflected on the Statements of Operations as "Fund accounting fees" and "Transfer agency fees", respectively.

     Under a Compliance Services Agreement between the Trust and BISYS Ohio (the "CCO Agreement"), BISYS Ohio makes an employee available to serve as the Trusts' Chief Compliance Officer (the "CCO"). Under the CCO Agreement, BISYS Ohio also provides infrastructure and support in implementing the written policies and procedures comprising the Funds' compliance program, including support services to the CCO. For the services provided under the CCO Agreement, the Funds paid BISYS Ohio $100,000 for the reporting period ended September 30, 2006, plus certain out of pocket expenses. Expenses incurred for the Funds are reflected on the Statements of Operations as "Compliance service fees". BISYS Ohio pays the salary and other compensation earned by any such individuals as employees of BISYS Ohio.

     For the year ended September 30, 2006, the Funds' paid $395,077 in brokerage fees to Scott & Stringfellow, Inc., a wholly owned subsidiary of BB&T Corporation, on the execution of purchases and sales of the Funds' portfolio investments.

     Effective November 1, 2005, BB&T Funds Distributor, Inc. ("BBTFDI") serves as distributor to each Fund of the Funds pursuant to a Distribution Agreement (the "Distribution Agreement"). BBTFDI has contractually agreed to waive a portion of the Class A shares distribution fees throughout the year. Effective February 1, 2006 and through January 31, 2007, BBTFDI has contractually agreed to waive 0.25% of the Class A distribution fees of the Funds except for the Mid Cap Value Fund, Mid Cap Growth Fund, West Virginia Intermediate Tax-Free Fund, Prime Money Market Fund and the U.S. Treasury Money Market Fund. BBTFDI waived fees totaling $812,110 of distribution fees for the period ended September 30, 2006. Distribution fee waivers are included in the Statements of Operations as "Less expenses waived by the Distributor" and these waivers are not subject to recoupment in subsequent fiscal periods. Prior to November 1, 2005, BISYS Fund Services LP served as distributor to each Fund of BB&T Funds pursuant to a Distribution Agreement dated October 1, 1993.

     The Funds have adopted a Distribution and Shareholder Services Plan (the "Plan") in accordance with Rule 12b-1 under the 1940 Act. The Plan provides for payments to the distributor of up to 0.50%, 1.00% and 1.00% of the average daily net assets of the Class A Shares, Class B Shares, and Class C Shares, respectively, with exception of the Mid Cap Value Fund, the Mid Cap Growth

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

Fund and the West Virginia Intermediate Tax-Free Fund which receives payments of up to 0.25% of the average daily net assets for Class A. The fees may be used by BBTFDI to pay banks, broker dealers and other institutions, including affiliates of the advisor. As distributor, BBTFDI, is entitled to receive commissions on sales of shares of the Variable Net Asset Value Funds. For the period ended September 30, 2006, BBTFDI received $2,357,878 from commissions earned on sales of shares of the Funds' Variable Net Asset Value Funds. Commissions paid to affiliated broker-dealers during the fiscal year ended September 30, 2006 were $2,132,253.

     The Advisor and/or its affiliates may pay out of their own assets compensation to broker-dealers and other persons for the sale and distribution of the shares and/or for the servicing of the shares. These are additional payments over and above the sales charge (including Rule 12b-1 fees) and service fees paid by the Funds. The payments, which may be different for different financial institutions, will not change the price an investor will pay for shares or the amount that a Fund will receive for the sale of shares.

     Certain Officers and Trustees of the Funds are affiliated with the adviser, the administrator, or the sub-administrator. Such Officers and Trustees receive no compensation from the Funds for serving in their respective roles. Each of the five non-interested Trustees who serve on both the Board and the Audit Committee are compensated $6,000 per quarter and $2,400 for each regularly scheduled meeting, plus reimbursement for certain expenses. During the year ended September 30, 2006, actual Trustee compensation was $174,339 in total.

6.   CONCENTRATION OF CREDIT RISK:

     The Tax-Free Funds invest primarily in debt instruments of municipal issuers in their respective states. The issuers' abilities to meet their obligations may be affected by economic developments in a specific state or region.

7.   LINE OF CREDIT

     U.S. Bank, N.A. has made available a credit facility to the Funds, pursuant to a Credit Agreement (the "Agreement"). The primary purpose of the Agreement is to allow the Funds to avoid security liquidation that BB&T believes are unfavorable to shareholders. Outstanding principal amounts under the Agreement bear interest at an interest rate equal to the Prime Rate minus 2.00%. The Funds did not utilize this Agreement during the period ended September 30, 2006.

8.   FEDERAL INCOME TAX INFORMATION:

     At September 30, 2006, the following Funds have net capital loss carryforwards available to offset future net capital gains, if any, to the extent provided by the Treasury regulations. To the extent that these carryforwards are used to offset future capital gains, it is probable that the gains that are offset will not be distributed to shareholders.

                                                     AMOUNT     EXPIRES
                                                   ----------   -------
Large Cap Growth Fund ..........................   $7,019,454     2011
Small Cap Fund* ................................    7,051,245     2009
Small Cap Fund* ................................    2,350,415     2010
International Equity Fund ......................      636,946     2011
Short U.S. Government Fund .....................      349,217     2008
Short U.S. Government Fund .....................      498,342     2009
Short U.S. Government Fund .....................      118,919     2012
Short U.S. Government Fund .....................    2,094,190     2013
Short U.S. Government Fund .....................    1,246,269     2014
Intermediate U.S. Government Fund ..............      222,709     2013
Intermediate U.S. Government Fund ..............    4,243,104     2014
Total Return Bond Fund .........................    1,527,254     2014
Kentucky Intermediate Tax-Free Fund ............        7,545     2011
Kentucky Intermediate Tax-Free Fund ............        3,794     2014
Maryland Intermediate Tax-Free Fund ............       14,230     2011
Maryland Intermediate Tax-Free Fund ............      113,581     2013
Capital Manager Conservative Growth Fund .......    1,243,302     2012
Capital Manager Conservative Growth Fund .......      164,216     2013

* The amount of these losses that may be utilized are limited to $2,350,415 on annual basis as a result of certain ownership changes in 2006.

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

     The tax character of dividends paid to shareholders during the fiscal year ended September 30, 2006, were as follows:

                                           DISTRIBUTIONS PAID FROM                                     CURRENT YEAR
                                          -------------------------                                   DISTRIBUTIONS       TOTAL
                                            ORDINARY      NET LONG-   TOTAL TAXABLE     TAX EXEMPT     OF EARNINGS    DISTRIBUTIONS
                                             INCOME      TERM GAINS   DISTRIBUTIONS   DISTRIBUTIONS    AND PROFITS        PAID *
                                          -----------   -----------   -------------   -------------   -------------   -------------
Large Cap Fund ........................   $16,180,152   $43,804,755    $59,984,907      $       --       $     --      $59,984,907
Large Cap Growth Fund .................     1,582,511            --      1,582,511              --             --        1,582,511
Mid Cap Value Fund ....................    11,456,392     9,945,224     21,401,616              --             --       21,401,616
Mid Cap Growth Fund ...................     1,262,723    13,009,021     14,271,744              --        188,060       14,459,804
Small Cap Fund ........................       845,622     7,693,220      8,538,842              --         24,778        8,563,620
International Equity Fund .............     2,763,161            --      2,763,161              --             --        2,763,161
Special Opportunities Equity Fund .....     3,037,182     6,658,012      9,695,194              --             --        9,695,194
Equity Income Fund ....................     3,534,406       507,611      4,042,017              --             --        4,042,017
Short U.S. Government Fund ............     4,796,925            --      4,796,925              --             --        4,796,925
Intermediate U.S. Government Fund .....    20,142,563            --     20,142,563              --             --       20,142,563
Total Return Bond Fund ................    22,226,099     2,176,080     24,402,179              --             --       24,402,179
Kentucky Intermediate Tax-Free Fund ...            --            --             --         521,519             --          521,519
Maryland Intermediate Tax-Free Fund ...           106            --            106         326,935             --          327,041
North Carolina Intermediate Tax-Free
   Fund ...............................       104,708       911,150      1,015,858       3,962,871             --        4,978,729
South Carolina Intermediate Tax-Free
   Fund ...............................            --       347,206        347,206         694,356             --        1,041,562
Virginia Intermediate Tax-Free Fund ...            --       447,855        447,855       2,890,792             --        3,338,647
West Virginia Intermediate Tax-Free
   Fund ...............................        15,699       409,576        425,275       2,631,959             --        3,057,234
Prime Money Market Fund ...............    44,000,932            --     44,000,932              --             --       44,000,932
U.S. Treasury Money Market Fund .......    25,302,481            --     25,302,481              --             --       25,302,481
National Tax-Free Money Market Fund ...            --            --             --         267,647             --          267,647
Capital Manager Conservative Growth
   Fund ...............................     2,156,986            --      2,156,986              --             --        2,156,986
Capital Manager Moderate Growth Fund ..     1,857,732            --      1,857,732              --             --        1,857,732
Capital Manager Growth Fund ...........     1,244,704            --      1,244,704              --             --        1,244,704
Capital Manager Equity Fund ...........     1,277,116            --      1,277,116              --             --        1,277,116

     The tax character of dividends paid to shareholders during the fiscal year ended September 30, 2005, were as follows:

                                           DISTRIBUTIONS PAID FROM                                     CURRENT YEAR
                                          -------------------------                                   DISTRIBUTIONS       TOTAL
                                            ORDINARY      NET LONG-   TOTAL TAXABLE     TAX EXEMPT     OF EARNINGS    DISTRIBUTIONS
                                             INCOME      TERM GAINS   DISTRIBUTIONS   DISTRIBUTIONS    AND PROFITS        PAID *
                                          -----------   -----------   -------------   -------------   -------------   -------------
Large Cap Fund ........................   $12,372,558   $        --    $12,372,558      $       --       $     --      $12,372,558
Large Cap Growth Fund .................     1,454,437            --      1,454,437              --             --        1,454,437
Mid Cap Value Fund ....................     2,320,084    59,006,677     61,326,761              --         17,825       61,344,586
Mid Cap Growth Fund ...................            --     1,527,268      1,527,268              --             --        1,527,268
Small Cap Fund ........................     1,794,045       839,331      2,633,376              --          5,259        2,638,635
International Equity Fund .............     2,762,795            --      2,762,795              --        874,327        3,637,122
Special Opportunities Equity Fund .....     1,015,239            --      1,015,239              --             --        1,015,239
Equity Income Fund ....................     1,541,950            --      1,541,950              --             --        1,541,950
Short U.S. Government Fund ............     6,397,474            --      6,397,474              --             --        6,397,474
Intermediate U.S. Government Fund .....    24,780,721     2,537,308     27,318,029              --             --       27,318,029
Total Return Bond Fund ................    15,603,344       894,698     16,498,042              --             --       16,498,042
Kentucky Intermediate Tax-Free Fund ...            --            --             --         489,873             --          489,783
Maryland Intermediate Tax-Free Fund ...            --            --             --         296,788             --          296,788
North Carolina Intermediate Tax-Free
   Fund ...............................         5,069       192,982        198,051       3,991,284             --        4,189,335
South Carolina Intermediate Tax-Free
   Fund ...............................            --       146,124        146,124         709,878             --          856,002
Virginia Intermediate Tax-Free Fund ...         1,568       158,443        160,011       2,884,720             --        3,044,731
West Virginia Intermediate Tax-Free
   Fund ...............................         3,853       555,579        559,432       2,681,496             --        3,240,928
Prime Money Market Fund ...............    20,623,971           296     20,624,267              --             --       20,624,267
U.S. Treasury Money Market Fund .......    17,575,264            --     17,575,264              --             --       17,575,264
Capital Manager Conservative Growth
   Fund ...............................     2,347,405            --      2,347,405              --             --        2,347,405
Capital Manager Moderate Growth
   Fund ...............................     1,436,022            --      1,436,022              --             --        1,436,022
Capital Manager Growth Fund ...........       756,722            --        756,722              --             --          756,722
Capital Manager Equity Fund ...........       242,213            --        242,213              --             --          242,213

----------
* Total Distributions paid may differ from the Statements of Changes in Net Assets because distributions are recognized when actually paid for tax purposes.

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

     As of September 30, 2006, the components of accumulated earnings (deficit) on a tax basis was as follows:

                             UNDISTRIBUTED UNDISTRIBUTED                                                           TOTAL
                                ORDINARY     LONG TERM                             ACCUMULATED    UNREALIZED    ACCUMULATED
                               INCOME/TAX  CAPITAL GAINS ACCUMULATED  DIVIDENDS    CAPITAL AND   APPRECIATION    EARNINGS
                             EXEMPT INCOME    (LOSSES)     EARNINGS    PAYABLE*   OTHER LOSSES  (DEPRECIATION)   (DEFICIT)
                             ------------- ------------- ----------- -----------  ------------  -------------- ------------
Large Cap Fund ............    $6,041,345   $70,414,557  $76,455,902 $  (783,804) $         --   $160,326,236  $235,998,334
Large Cap Growth Fund ......      484,026            --      484,026    (253,153)   (7,019,454)    31,844,053    25,055,472
Mid Cap Value Fund .........    6,958,982     1,115,592    8,074,574    (143,586)           --     18,114,339    26,045,327
Mid Cap Growth Fund ........           --    16,286,520   16,286,520          --            --     20,783,667    37,070,187
Small Cap Fund .............           --     3,598,280    3,598,280     (27,923)   (9,401,660)    13,522,220     7,690,917
International Equity Fund ..      820,876            --      820,876  (1,414,301)     (716,946)    63,129,987    61,819,616
Special Opportunities Equity
   Fund ....................    1,779,078     7,901,155    9,680,233          --            --     37,622,395    47,302,628
Equity Income Fund .........      483,827     2,979,473    3,463,300    (636,097)           --     15,635,465    18,462,668
Short U.S. Government
   Fund ....................      850,380            --      850,380    (272,055)   (8,244,574)      (757,819)   (8,424,068)
Intermediate U.S. Government
   Fund ....................    4,628,534            --    4,628,534  (1,293,561)  (14,952,855)    (4,556,907)  (16,174,789)
Total Return Bond Fund .....    4,328,179            --    4,328,179  (2,137,064)  (10,356,412)      (533,970)   (8,699,267)
Kentucky Intermediate Tax-
   Free Fund ...............       43,896            --       43,896     (38,763)      (80,022)       302,229       227,340
Maryland Intermediate Tax-
   Free Fund ...............       25,627            --       25,627     (26,107)     (143,744)       142,826        (1,398)
North Carolina Intermediate
   Tax-Free Fund ...........      370,719        15,453      386,172    (317,922)           --      3,156,509     3,224,759
South Carolina Intermediate
   Tax-Free Fund ...........       72,147         9,845       81,992     (56,389)           --        526,597       552,200
Virginia Intermediate Tax-
   Free Fund ...............      264,659        25,902      290,561    (232,785)           --      2,512,038     2,569,814
West Virginia Intermediate
   Tax-Free Fund ...........      161,128       188,044      349,172    (216,502)           --      1,752,947     1,885,617
Prime Money Market Fund ....    5,136,281         4,504    5,140,785  (5,135,097)           --             --         5,688
U.S. Treasury Money Market
   Fund ....................    2,497,403            --    2,497,403  (2,497,157)           --             --           246
National Tax-Free Money
   Market Fund .............      261,198            --      261,198    (258,170)           --             --         3,028
Capital Manager Conservative
   Growth Fund .............      669,925            --      669,925    (615,051)   (1,407,518)     5,493,699     4,141,055
Capital Manager Moderate
   Growth Fund .............      610,542       348,321      958,863    (515,660)           --      8,778,167     9,221,370
Capital Manager Growth
   Fund ....................      388,051       951,905    1,339,956    (304,206)           --      6,593,327     7,629,077
Capital Manager Equity
   Fund ....................      160,409     1,535,846    1,696,255    (112,928)           --      5,018,527     6,601,854

* Dividends Payable may differ from the Statements of Assets and Liabilities because distributions are recognized when actually paid for tax purposes.

                                    Continued

BB&T Funds
NOTES TO FINANCIAL STATEMENTS, CONTINUED                      SEPTEMBER 30, 2006

     Under current tax law, capital losses realized after October 31 of a Fund's fiscal year may be deferred and treated as occurring on the first business day of the following fiscal year for tax purposes. The following Funds had deferred post October capital and currency losses, which will be treated as arising on the first business day of the fiscal year ending September 30, 2007:

                                              POST-OCTOBER
                                                 LOSSES
                                              ------------
International Equity Fund .................    $    80,000
Short U.S. Government Fund ................      3,937,637
Intermediate U.S. Government Fund .........     10,487,042
Total Return Bond Fund ....................      8,829,158
Kentucky Intermediate Tax-Free Fund .......         68,683
Maryland Intermediate Tax-Free Fund .......         15,933

     At September 30, 2006 the cost, gross unrealized appreciation and gross unrealized depreciation on securities for federal income tax purposes, were as follows:

                                                                                                     NET
                                                                      TAX            TAX         UNREALIZED
                                                                  UNREALIZED     UNREALIZED     APPRECIATION
                                                   TAX COST      APPRECIATION   DEPRECIATION   (DEPRECIATION)
                                                --------------   ------------   ------------   --------------
Large Cap Fund ..............................   $  690,800,740   $164,421,587   $(4,095,351)    $160,326,236
Large Cap Growth Fund .......................      292,435,343     34,462,311    (2,618,258)      31,844,053
Mid Cap Value Fund ..........................      274,285,432     22,592,005    (4,477,666)      18,114,339
Mid Cap Growth Fund .........................      177,419,024     22,556,307    (1,772,640)      20,783,667
Small Cap Fund ..............................      139,360,425     17,167,389    (3,645,169)      13,522,220
International Equity Fund ...................      190,057,765     68,116,464    (4,991,015)      63,125,449
Special Opportunities Equity Fund ...........      230,135,825     38,091,039      (468,644)      37,622,395
Equity Income Fund ..........................      133,763,507     16,620,702      (985,237)      15,635,465
Short U.S. Government Fund ..................      107,091,582        157,947      (915,766)        (757,819)
Intermediate U.S. Government Fund ...........      306,139,170        486,538    (5,043,445)      (4,556,907)
Total Return Bond Fund ......................      536,325,709      3,565,692    (4,099,662)        (533,970)
Kentucky Intermediate Tax-Free Fund .........       14,050,843        304,637        (2,408)         302,229
Maryland Intermediate Tax-Free Fund .........        9,761,338        145,038        (2,212)         142,826
North Carolina Intermediate Tax-Free Fund ...      104,508,426      3,156,509            --        3,156,509
South Carolina Intermediate Tax-Free Fund ...       18,843,916        527,489          (892)         526,597
Virginia Intermediate Tax-Free Fund .........       74,741,644      2,513,969        (1,931)       2,512,038
West Virginia Intermediate Tax-Free Fund ....       64,031,776      1,753,582          (635)       1,752,947
Prime Money Market Fund .....................    1,370,562,242             --            --               --
U.S. Treasury Money Market Fund .............      650,126,695             --            --               --
National Tax-Free Money Market Fund .........       95,640,945             --            --               --
Capital Manager Conservative Growth Fund ....       56,048,842      6,305,739      (812,040)       5,493,699
Capital Manager Moderate Growth Fund ........       72,028,809     10,048,641    (1,270,474)       8,778,167
Capital Manager Growth Fund .................       55,755,262      8,049,005    (1,455,678)       6,593,327
Capital Manager Equity Fund .................       25,616,926      5,125,518      (106,991)       5,018,527

9. SUBSEQUENT EVENT

     At the August 29, 2006 board meeting, the Board of Trustees approved, subject to shareholders' approval, a fund merger between the Large Cap Fund and the Large Cap Growth Fund, which is scheduled to be completed during the first quarter of 2007.

10. LEGAL AND REGULATORY MATTERS

     On September 26, 2006 BISYS Fund Services, Inc. ("BISYS"), an affiliate of BISYS Fund Services Ohio, Inc. which provides various services to the Funds as described in footnote 5, announced a settlement with the Securities and Exchange Commission ("SEC") regarding the SEC's investigation related to BISYS' past payment of certain marketing and other expenses with respect to certain of its mutual fund clients. Although BISYS has reached a settlement with the SEC, the Funds' management is not aware that any determination has been made as to how the BISYS settlement monies will be distributed. The SEC's examination of BISYS' mutual fund clients and their advisers has not been completed. Accordingly, the Funds' management is currently unable to determine the impact, if any, of such matters on the Funds or the Funds' financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of BB&T Funds:

We have audited the accompanying statements of assets and liabilities of BB&T Funds -- Large Cap Fund, Large Cap Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, Small Cap Fund, International Equity Fund, Special Opportunities Equity Fund, Equity Income Fund, Short U.S. Government Fund, Intermediate U.S. Government Fund, Total Return Bond Fund, Kentucky Intermediate Tax-Free Fund, Maryland Intermediate Tax-Free Fund, North Carolina Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund, Virginia Intermediate Tax-Free Fund, West Virginia Intermediate Tax-Free Fund, Prime Money Market Fund, U.S. Treasury Money Market Fund, National Tax-Free Money Market Fund, Capital Manager Conservative Growth Fund, Capital Manager Moderate Growth Fund, Capital Manager Growth Fund, and Capital Manager Equity Fund (collectively, the Funds), including the schedules of portfolio investments, as of September 30, 2006, and the related statements of operations for the period then ended, the statements of changes in net assets for each of the periods in the two-year period then ended, and the financial highlights for each of the periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2006, by correspondence with the custodian, transfer agent of the underlying funds, or brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of September 30, 2006, the results of their operations for the period then ended, the changes in their net assets for each of the periods in the two-year period then ended, and the financial highlights for each of the periods in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Columbus, Ohio
November 27, 2006

BB&T Funds
OTHER FEDERAL INCOME TAX INFORMATION (UNAUDITED)              SEPTEMBER 30, 2006

     For the fiscal year ended September 30, 2006, certain dividends paid by the Funds may be subject to a maximum tax rate of 15% as provided for by the Jobs and Growth Tax Reconciliation Act of 2003. The Funds intend to designate the maximum amount allowable as taxed at a maximum rate of 15%. Complete information will be reported in conjunction with your 2006 Form 1099-DIV.

     For the period ended September 30, 2006, the following Funds have a qualified dividend income of :

                                                 QUALIFIED
                                                  DIVIDEND
                                                   INCOME
                                                -----------
Large Cap Fund ..............................   $15,068,256
Large Cap Growth Fund .......................     1,582,511
Mid Cap Value Fund ..........................     3,108,892
Mid Cap Growth Fund .........................       303,123
Small Cap Fund ..............................       611,982
Special Opportunities Equity Fund ...........       945,171
Equity Income Fund ..........................     2,713,008
Capital Manager Conservative Growth Fund ....     2,079,158
Capital Manager Moderate Growth Fund ........        59,216
Capital Manager Growth Fund .................        87,689
Capital Manager Equity Fund .................       714,274

     For corporate shareholders, the following percentage of the total ordinary income dividends paid during the fiscal year ended September 30, 2006, qualify for the corporate dividends received deduction for the following Funds:

                                                 DIVIDENDS
                                                 REDUCTION
                                                 DEDUCTION
                                                -----------
Large Cap Fund ..............................      93.13%
Large Cap Growth Fund .......................     100.00%
Mid Cap Value Fund ..........................      27.20%
Mid Cap Growth Fund .........................      24.59%
Small Cap Fund ..............................      72.54%
Special Opportunities Equity Fund ...........      31.15%
Equity Income Fund ..........................      77.04%
Capital Manager Conservative Growth Fund ....      96.25%
Capital Manager Moderate Growth Fund ........       2.63%
Capital Manager Growth Fund .................       5.79%
Capital Manager Equity Fund .................      45.18%

     During the fiscal year ended September 30, 2006, the following Funds declared tax-exempt income distributions:

                                                   AMOUNT
                                                -----------
Kentucky Intermediate Tax-Free Fund .........    $  521,519
Maryland Intermediate Tax-Free Fund .........       326,935
North Carolina Intermediate Tax-Free Fund ...     3,962,871
South Carolina Intermediate Tax-Free Fund ...       694,356
Virginia Intermediate Tax-Free Fund .........     2,890,792
West Virginia Intermediate Tax-Free Fund ....     2,631,959
National Tax-Free Money Market Fund .........       264,647

BB&T Funds
SPECIAL MEETING OF SHAREHOLDERS (UNAUDITED)                   SEPTEMBER 30, 2006

     On November 11, 2005, there was a special meeting of the shareholders of the BB&T Small Cap Fund. The purpose of the meeting was: (1) to approve an amendment to the investment objective of the BB&T Small Cap Fund. A description of the proposal and the number of shares voted is as follows:

     1. Approve an amendment to the investment objective of the Small Cap Fund to seek "long-term capital appreciation" by investing the Fund's assets primarily in a diversified portfolio of equity and equity-related securities of small capitalization companies.

AFFIRMATIVE    AGAINST    ABSTAIN
-----------   ---------   -------
3,070,854       5,170      1,855

     On March 23, 2006, there was a special meeting of the shareholders of the BB&T Small Company Growth Fund and the BB&T Small Cap Fund. The purpose of the meeting was: (1) to consider and act upon a Plan of Reorganization ("Reorganization Plan") adopted by BB&T Funds providing for the transfer of all the assets of the BB&T Small Company Growth Fund in exchange the BB&T Small Cap Fund and the assumption by the BB&T Small Cap Fund of all the liabilities of the BB&T Small Company Growth Fund, followed by the dissolution and liquidation of the BB&T Small Company Growth Fund and the distribution of Shares of the BB&T Small Cap Fund to the shareholders of the BB&T Small Company Growth Fund, and
(2) to transact such other business as may properly come before the Special Meeting or any adjournment thereof. A description of the proposal and the number of shares voted is as follows:

     1. To consider and act upon a Plan of Reorganization ("Reorganization Plan") adopted by BB&T Funds providing for the transfer of all the assets of the BB&T Small Company Growth Fund in exchange the BB&T Small Cap Fund and the assumption by the BB&T Small Cap Fund of all the liabilities of the BB&T Small Company Growth Fund, followed by the dissolution and liquidation of the BB&T Small Company Growth Fund and the distribution of Shares of the BB&T Small Cap Fund to the shareholders of the BB&T Small Company Growth Fund.

AFFIRMATIVE    AGAINST    ABSTAIN
-----------   ---------   -------
2,496,986       2,431      4,552

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

AFFIRMATIVE    AGAINST    ABSTAIN
-----------   ---------   -------
121,024       2,377,025    5,920

OTHER INFORMATION (UNAUDITED)

     A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling 1-800-228-1872; and (ii) on the Securities and Exchange Commission's (the "Commission") website at http://www.sec.gov.

     Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available
(i) without charge, upon request, by calling 1-800-228-1872 and (ii) on the Commission's website at http://www.sec.gov.

     The Funds file complete Schedules of Portfolio Holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds' Forms N-Q are available without charge on the Commission's website at http://www.sec.gov, or may be reviewed and copied at the Commission's Public Reference Roon in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

BOARD CONSIDERATION OF ADVISORY AND SUB-ADVISORY AGREEMENTS (UNAUDITED)

     The Board of Trustees, at a meeting held on August 29, 2006, formally considered the Trust's investment advisory agreement with BB&T Asset Management, Inc. ("BB&TAM" or the "Adviser") with respect to all funds of the Trust and sub-advisory agreements of BB&TAM with Scott & Stringfellow, Inc. ("Scott & Stringfellow"), with respect to the BB&T Special Opportunities Equity Fund and the Equity Income Fund; UBS Global Asset Management (Americas), Inc., with respect to the International Equity Fund; Federated Investment Management Company, with respect to the National Tax-Free Money Market Fund and the Prime Money Market Fund; and Sterling Capital Management LLC ("Sterling Capital"), with respect to the Mid Cap Value Fund and the Total Return Bond Fund (collectively, the "Advisory Agreements"). Scott & Stringfellow, UBS Global Asset Management (Americas), Inc., Federated Investment Management Company and Sterling Capital are referred to as "Sub-Advisers" and, collectively with the Adviser, the "Advisers."

     The Trustees reviewed extensive material in connection with their review of the Advisory Agreements, including data from an independent provider of mutual fund data (as assembled by the Funds' sub-administrator) which included comparisons with industry averages for comparable funds for advisory fees and total fund expenses. The data reflected BB&TAM fee waivers in place, as well as BB&TAM's contractual investment advisory fee levels. The Board was assisted in its review by independent legal counsel, who provided a memorandum detailing the legal standards for review of the Advisory Agreements. The Board received a detailed presentation by BB&TAM, which included a fund-by-fund analysis of performance. Presentations were also provided by each Sub-Adviser. The Board also received fund-by-fund profitability information from the Adviser, Scott & Stringfellow and Sterling Capital. The Board also deliberated outside the presence of management and the Advisers.

     In their deliberations, each Trustee attributed different weights to various factors involved in an analysis of whether each Advisory Agreement should be continued, and no factor alone was considered determinative. The Trustees determined that the overall arrangements between the Trust and the Advisers, as provided in the Advisory Agreements, were fair and reasonable and that the continuance of the Advisory Agreements was in the best interests of each Fund and its shareholders.

     The matters addressed below were considered and discussed by the Trustees in reaching their conclusions.

Nature, Extent and Quality of Services Provided by the Adviser

     The Trustees received and considered information regarding the nature, extent, and quality of the services provided to each Fund under the Advisory Agreements. The Trustees took into account information furnished throughout the year at Trustee meetings, as well as materials furnished specifically in connection with the annual review process. The Trustees considered the background and experience of each Adviser's senior management and the expertise of investment personnel of each Adviser responsible for the day-to-day management of each Fund. The Trustees considered the overall reputation, and the capabilities and commitment of the Advisers to provide high quality service to the Trust, and the Trustees' overall confidence in each Adviser's integrity.

     The Trustees received information concerning the investment philosophy and investment processes applied by the Advisers in managing the Funds. The Trustees also considered information regarding regulatory compliance and compliance with the investment policies of the Funds. The Trustees evaluated the trading practices of Scott & Stringfellow, which engages in affiliated brokerage for a majority of the portfolio trades for the Funds it sub-advises. As part of this evaluation, the Trustees received information regarding safeguards employed, such as prohibitions on principal and cross-agency trades. The Trustees also evaluated the procedures of the Advisers designed to fulfill the Advisers' fiduciary duty to the Funds with respect to possible conflicts of interest, including the Advisers' codes of ethics (regulating the personal trading of its officers and employees).

     Based on their review, the Trustees concluded that, with respect to the quality and nature of services to be provided by the Advisers, the scope of responsibilities was consistent with mutual fund industry norms, and that the quality of the services was wholly acceptable.

Investment Performance

     The Trustees considered performance results of each Fund in absolute terms and relative to each Fund's peer group. It was noted that performance of the equity funds over the last three years had improved considerably over the prior year, although the one-year average percentile had declined. With respect to the fixed income funds, it was noted that the average percentile ranking for one-year performance was generally quite improved over that of the prior year. With respect to the asset allocation funds, it was noted that each asset allocation fund had received a Morningstar rating of at least three stars and was performing in a satisfactory manner.

BOARD CONSIDERATION OF ADVISORY AND SUB-ADVISORY AGREEMENTS (UNAUDITED),
CONTINUED

     In the Trustees' review of performance, long and short-term performance were considered. In conducting their review, the Trustees particularly focused on Funds where performance compared unfavorably with peers over the most recent one year period. The Trustees noted that the performance of each of the International Equity Fund and the Large Cap Growth Fund was lagging, but that the Adviser was seeking to address the situation, either through monitoring, in the case of the International Equity Fund, or consolidation, in the case of the Large Cap Growth Fund.

     After reviewing the performance of each Fund, and taking into consideration the management style, investment strategies, and prevailing market conditions during the prior year and for longer periods, the Trustees concluded that the performance of each of the Funds was generally strong and that in cases where performance issues were encountered, the Adviser was properly addressing the situation.

Cost of Services, Including the Profits Realized by the Advisers and Affiliates

     The Trustees considered peer group comparable information with respect to the advisory fees charged by BB&TAM to each of the Funds, taking into consideration both contractual and actual (i.e., after waiver) fee levels. The Trustees concluded that the investment advisory fees fell within an acceptable range as compared to peer groups, particularly in light of the fee waivers that would be continued in the upcoming year.

     As part of their review, the Trustees considered benefits to the Adviser aside from investment advisory fees. The Trustees reviewed administration fees received by BB&TAM and considered the fallout benefits to BB&TAM such as the research services available to the Adviser by reason of brokerage commissions generated by the Funds' turnover. The Trustees also considered benefits to BB&TAM's affiliates, including brokerage commissions received by Scott & Stringfellow for executing trades on behalf of the Special Opportunities Equity Fund and the Equity Income Fund and sub-advisory fees received by its affiliate, Sterling Capital, for its management of the Mid Cap Value Fund and the Total Return Bond Fund. With respect to Scott & Stringfellow, the Trustees noted that brokerage commissions were paid at a standard commission rate, which was consistent with that used by the Adviser with respect to all equity funds of the Trust and that such brokerage arrangements were considered by the Sub-Adviser to be advantageous.

     Consideration of the reasonableness of advisory fees also took into account, where relevant, the profitability of the Advisers. In determining whether all other investment advisory and sub-advisory fees (collectively, the "investment advisory fees") were reasonable, the Trustees reviewed profitability information provided by the Adviser, Scott & Stringfellow and Sterling Capital with respect to investment advisory services. With respect to such information, the Trustees recognized that such profitability data was generally unaudited and represented an Adviser's own determination of its and its affiliates' revenues from the contractual services provided to the Funds, less expenses of providing such services. Expenses include direct and indirect costs and were calculated using an allocation methodology developed by the Adviser. The Trustees also recognized that it is difficult to make comparisons of profitability from fund investment advisory and sub-advisory contracts, because comparative information is not generally publicly available and is affected by numerous factors. Based on their review, the Trustees concluded that the profitability to BB&TAM and its affiliates as a result of their relationships with the Funds was acceptable. With respect to non-affiliated Sub-Adviser profitability, the Trustees noted that while information regarding the profitability of non-affiliated Sub-Advisers was not available, it also was not helpful in assessing the continuance of the Advisory Agreements. The Board also concluded that the fees under the Advisory Agreements were fair and reasonable, in light of the services and benefits provided to each Fund.

Economies of Scale

     The Trustees also considered whether fee levels reflect economies of scale and whether economies of scale would be produced by the growth of the Trust's assets. The Trustees found that the Adviser over the last two years, had generally reduced fund total expense ratios through contract negotiations and fee waivers. The Trustees found that fee waivers entered into by the Adviser allowed investors to enjoy economies of scale appropriately and concluded that contractual breakpoints would not necessarily be required at this time to assure that future economies of scale, when and if achieved, would be shared with shareholders based on the Adviser's current record of responsible action in this regard.

BB&T Funds
INFORMATION ABOUT TRUSTEES AND OFFICERS (UNAUDITED)

Overall responsibility for the management of the Funds rests with its Board of Trustees' ("Trustees"), who are elected by the Shareholders of the BB&T Funds ("Funds"). The Trustees' elect the officers of the Funds to supervise actively its day-to-day operations. The names of the Trustees', their addresses, birthdate, Term of office and length of time served, principal occupations during the past five years, number of portfolios overseen and directorships held outside of the Funds are set below:

                                                                                                            NUMBER OF
                                                       TERM OF                                             PORTFOLIOS
                                      POSITION(S)      OFFICE/                                               IN FUND
                                       HELD WITH      LENGTH OF             PRINCIPAL OCCUPATION             COMPLEX
    NAME, ADDRESS AND BIRTHDATE       BB&T FUNDS     TIME SERVED          DURING THE PAST 5 YEARS          BY TRUSTEE
----------------------------------   ------------   ------------   -------------------------------------   ----------
Thomas W. Lambeth ................   Trustee,       Indefinite,    From January 2001 to present, Senior        31
700 Yorkshire Road                   Chairman of    8/92 -         Fellow, Z. Smith Reynolds Foundation;
Winston-Salem, NC 27106              the Board of   Present        From 1978 to January 2001, Executive
Birthdate: 1/35                      Trustees                      Director, Z. Smith Reynolds
                                                                   Foundation.

Drew T. Kagan ....................   Trustee        Indefinite,    From December 2003 to present,              31
Montecito Advisors, Inc.                            8/00 -         President and Director, Montecito
810 N. Jefferson St., Ste 101.                      Present        Advisors, Inc; from March 1996 to
Lewisburg, WV 24901                                                December 2003, President, Investment
Birthdate: 2/48                                                    Affiliate, Inc.

Laura C. Bingham .................   Trustee        Indefinite,    From July 1998 to present, President        31
Peace College                                       2/01 -         of Peace College.
Office of the President                             Present
15 East Peace Street
Raleigh, NC 27604-1194
Birthdate: 11/56

Douglas R. Van Scoy ..............   Trustee        Indefinite,    Retired; From November 1974 to July         31
841 Middle St.                                      5/04 -         2001, Deputy Director of Private
Sullivans Island, SC 26481                          Present        Client Group and Senior Executive
Birthday: 11/43                                                    Vice President of Smith Barney
                                                                   (investment banking).

James L. Roberts .................   Trustee        Indefinite,    Retired; From January 1999 to               31
207 Highland Terrace                                11/04 -        December 2003 President, CEO and
Breckenridge, CO 80424                              Present        Director, Covest Bancshares, Inc.
Birthday: 11/42

The following table shows information for trustees who are "interested Persons" of BB&T Funds as defined in the 1940 Act:

                                                       TERM OF
                                      POSITION(S)      OFFICE/
                                       HELD WITH      LENGTH OF             PRINCIPAL OCCUPATION            OVERSEEN
    NAME, ADDRESS AND BIRTHDATE          BB&T        TIME SERVED          DURING THE PAST 5 YEARS            COMPLEX
----------------------------------   ------------   ------------   -------------------------------------   ----------
*Keith F. Karlawish ..............   Trustee and    Indefinite,    From May 2002 to present, President,        31
434 Fayetteville Street, 5th Floor   President      6/06 -         BB&T Asset Management, Inc.; from
Raleigh, NC 27601                                   Present 2/05   1996 to 2002, Senior Vice President
Birthdate: 8/64                                     - Present      and Director of Fixed Income, BB&T
                                                                   Asset Management, Inc.

* Mr. Karlawish is treated by the Funds as an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of the Funds. Mr. Karlawish is an "interested person" because he owns shares of BB&T Corporation and is the President of BB&T Asset Management, Inc., the Adviser.

BB&T Funds
INFORMATION ABOUT TRUSTEES AND OFFICERS (UNAUDITED), CONTINUED

     The following table shows information for officers of BB&T Funds:

                                                       TERM OF
                                      POSITION(S)      OFFICE/
                                       HELD WITH      LENGTH OF             PRINCIPAL OCCUPATION
        NAME AND BIRTHDATE            BB&T FUNDS     TIME SERVED          DURING THE PAST 5 YEARS
----------------------------------   ------------   ------------   -------------------------------------
E.G. Purcell, III ................   Vice           Indefinite,    From 1995 to present, Senior Vice
Birthdate: 1/55                      President      11/00 -        President, BB&T Asset
                                                    Present        Management, Inc. and its
                                                                   predecessors

James T. Gillespie ...............   Vice           Indefinite,    From February 2005 to present,
Birthdate: 11/66                     President      5/02 -         Vice President of BB&T Asset
                                                    Present        Management, Inc.; from 1992 to
                                                                   2005, Director, BISYS Fund
                                                                   Services

Todd M. Miller ...................   Vice           Indefinite,    From June 2005 to Present,
Birthdate: 9/71                      President      8/05 -         Investment Officer and Mutual
                                                    Present        Fund Administrator, BB&T Asset
                                                                   Management, Inc.; from May 1993
                                                                   to May 2005, Manager, BISYS
                                                                   Fund Services

Rodney Ruehle ....................   Anti-Money     Indefinite,    From August 1995 to present,
Birthdate: 4/68                      Laundering     2/06 -         Fund Compliance Officer, BISYS
                                     Officer and    Present        Fund Services
                                     Chief
                                     Compliance
                                     Officer

Troy A. Sheets ...................   Treasurer      Indefinite,    From April 2002 to present, Vice
Birthdate: 5/71                                     5/02 -         President, BISYS Fund Services;
                                                    Present        from September 1993 to April
                                                                   2002, Senior Manager, KPMG
                                                                   LLP

Christopher E. Sabato ............   Assistant      Indefinite     From February 1993 to present,
Birthdate: 12/68                     Treasurer      11/02 -        Vice President, BISYS Fund
                                                    Present        Services

     The Funds' Statement of Additional Information includes information about the Funds' Trustees. To receive your free copy of the Statement of Additional Information, call toll free: 1-800-453-7348.


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ANNUAL REPORT September 30, 2006

INVESTMENT ADVISER
BB&T Asset Management, Inc.
P.O. Box 29575
Raleigh, NC 27626-0575

DISTRIBUTOR
BB&T Funds Distributors, Inc.
3435 Stelzer Road
Columbus, Ohio 43219

LEGAL COUNSEL
Ropes & Gray LLP
One Metro Center
700 12th Street, N.W.
Suite 900
Washington D. C. 20005

TRANSFER AGENT
BISYS Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219

AUDITORS
KPMG LLP
191 W. Nationwide Blvd.
Suite 500
Columbus, OH 43215

11/06